The information in this prospectus supplement and the attached prospectus is not complete and may be changed.  This prospectus supplement and the attached prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated June 21, 2007

Prospectus Supplement to Prospectus Dated February 13, 2007

$480,217,300
(Approximate)(1)

Asset-Backed Certificates, Series 2007-7

GSAA Home Equity Trust 2007-7
Issuing Entity

GS Mortgage Securities Corp.
Depositor

Goldman Sachs Mortgage Company
Sponsor

Wells Fargo Bank, National Association
Master Servicer and Securities Administrator

GreenPoint Mortgage Funding, Inc.
Wells Fargo Bank, National Association
Avelo Mortgage, L.L.C.
Servicers

Consider carefully the Risk Factors beginning on page S-24 in this prospectus supplement and page 2 in the accompanying prospectus.

The certificates will represent interests in GSAA Home Equity Trust 2007-7 and will not represent interests in or obligations of the depositor, the underwriter, the master servicer, the sponsor, the securities administrator, the servicers, the responsible parties, the trustee or any of their respective affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

The following securities are being offered:

Class	Approximate Initial Class Principal Balance(1)	Pass-Through Rate	Type	Ratings (S&P/ Moody’s)
1A1	$160,730,000	Variable(2)	Senior	AAA/Aaa
1A2	$63,151,000	Variable(3)	Senior	AAA/Aaa
2A1	$110,294,000	Variable(4)	Senior	AAA/Aaa
A4(5)	$72,031,000	Variable(6)	Senior/Component	AAA/Aaa
A5(5)	$45,135,000	Variable(7)	Senior/Component	AAA/Aaa
M1	$8,978,000	Variable(8)	Subordinate	AA+/Aa1
M2	$4,611,000	Variable(9)	Subordinate	AA/Aa2
M3	$3,154,000	Variable(10)	Subordinate	AA-/Aa3
M4	$3,155,000	Variable(11)	Subordinate	A+/A1
M5	$1,941,000	Variable(12)	Subordinate	A/A2
M6	$1,699,000	Variable(13)	Subordinate	A-/A3
B1	$2,426,000	Variable(14)	Subordinate	BBB+/Baa1
B2	$2,912,000	Variable(15)	Subordinate	BBB-/Baa3
R	$100	N/A(16)	Senior/Residual	AAA/NR
RC	$100	N/A(16)	Senior/Residual	AAA/NR
RX	$100	N/A(16)	Senior/Residual	AAA/NR

________________________________
Footnotes appear on the following page.
Each class of certificates will receive monthly distributions of interest and/or principal, commencing on July 25, 2007.

Assets of the Issuing Entity—
●     Adjustable-rate Alt-A type mortgage loans secured by first lien mortgages or deeds of trust on residential real estate properties.

Credit Enhancement—
●     Subordination of the subordinate certificates to the senior certificates as described in this prospectus supplement under “Description of the Certificates—Distributions of Interest and Principal”; and
●     Excess interest and overcollateralization as described in this prospectus supplement under “Description of the Certificates—Overcollateralization Provisions.”

Interest Rate Protection—
●     Two interest rate swap agreements with initial notional amounts of approximately $359,924,000 and $110,294,000, respectively, as described in this prospectus supplement under “Description of the Certificates—Interest Rate Swap Agreements.”

Goldman, Sachs & Co., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date.  The proceeds to GS Mortgage Securities Corp. from the sale of the offered certificates (excluding accrued interest) will be approximately [•]% of the class certificate balance of the offered certificates before deducting expenses.  The underwriter’s commission will be the difference between the price it pays to GS Mortgage Securities Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.  GS MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ADMINISTRATION.

Goldman, Sachs & Co.

The date of this prospectus supplement is June [•], 2007.

(1)	Subject to variance of +/- 5%.

(2)
The Class 1A1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Collateral Group I WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”, and (iii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(3)
The Class 1A2 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Collateral Group I WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”, and (iii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(4)
The Class 2A1 certificates will have a pass-through rate equal to the least of (i) Federal Funds Rate plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Collateral Group II WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”, and (iii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(5)
The Class A4 and Class A5 certificates are Component Classes. The Class A4 certificates are comprised of the 1A3 and 2A2 components and the Class A5 certificates are comprised of the 1AMZ and 2AMZ components.  Each Component Class constitutes a single class of certificates. The components comprising each of the Class A4 and Class A5 certificates will not be separately transferable from such class and are not issued separately.  The component balances are as follows:

Certificate Class	Component Designations	Component Balance
A4	1A3	$48,243,000
A4	2A2	$23,788,000
A5	1AMZ	$30,236,000
A5	2AMZ	$14,899,000

(6)
The Class A4 certificates will have a pass-through rate based on their components.  The 1A3 component will have a pass-through rate equal to the least of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Collateral Group I WAC Cap, and (iii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions” and the 2A2 component will have a pass-through rate equal to the least of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Collateral Group II WAC Cap, and (iii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(7)
The Class A5 certificates will have a pass-through rate based on their components.  The 1AMZ component will have a pass-through rate equal to the least of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Collateral Group I WAC Cap, and (iii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions” and the 2AMZ component will have a pass-through rate equal to the least of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable), (ii) the Collateral Group II WAC Cap, and (iii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(8)
The Class M1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(9)
The Class M2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(10)
The Class M3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(11)
The Class M4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(12)
The Class M5 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(13)
The Class M6 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(14)
The Class B1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(15)
The Class B2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [•]% ([•]% after the first distribution date on which the optional clean-up call is exercisable) and (ii) the WAC Cap, as described in this prospectus supplement under “Description of the Certificates—Distributions”.

(16)	The Class R, Class RC and Class RX certificates are not entitled to receive any distributions of interest.

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

We provide information to you about the certificates in two separate documents that progressively provide more detail:  (a) the prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the prospectus provide the pages on which these captions are located.

Capitalized terms used in this prospectus supplement and in the prospectus are either defined in the “Glossary of Terms” beginning on page S-179 of this prospectus supplement, or have the meanings given to them on the page indicated in the “Index” beginning on page 128 of the prospectus.

In this prospectus supplement, the terms “depositor”, “we”, “us” and “our” refer to GS Mortgage Securities Corp.

TABLE OF CONTENTS

SUMMARY INFORMATION	S-7
RISK FACTORS	S-24
THE MORTGAGE LOAN POOL	S-49
General	S-49
The Mortgage Loans	S-52
The Loan Group I Mortgage Loans	S-53
The Loan Group II Mortgage Loans	S-54
The Collateral Group I Mortgage Loans	S-55
The Collateral Group II Mortgage Loans	S-56
Prepayment Premiums	S-57
The Indices	S-57
Wells Fargo Bank, National Association	S-57
Wells Fargo’s Mortgage Loan Programs	S-58
Mortgage Loan Underwriting	S-60
GreenPoint Mortgage Funding, Inc.	S-77
GreenPoint Underwriting Guidelines	S-78
Goldman Sachs Mortgage Conduit Program – (Alt A, first liens)	S-80
Goldman Sachs Mortgage Conduit Underwriting Guidelines	S-81
Credit Scores	S-84
THE MASTER SERVICER	S-84
General	S-84
THE SECURITIES ADMINISTRATOR	S-85
General	S-85
Compensation of the Master Servicer and the Securities Administrator	S-86
Indemnification and Third Party Claims	S-87
Limitation on Liability of the Master Servicer	S-87
Assignment or Delegation of Duties by the Master Servicer; Resignation	S-88
Master Servicer Events of Default; Waiver; Termination	S-89
Assumption of Master Servicing by Trustee	S-90
THE SERVICERS	S-91
General	S-91
Wells Fargo Bank, National Association	S-92
GreenPoint Mortgage Funding, Inc.	S-96
Avelo Mortgage, L.L.C.	S-99
THE SPONSOR	S-101
STATIC POOL INFORMATION	S-102
THE DEPOSITOR	S-102
THE ISSUING ENTITY	S-102
THE CUSTODIANS	S-103
Deutsche Bank National Trust Company	S-103
U.S. Bank National Association	S-103
The Bank of New York Trust Company, National Association	S-104
Wells Fargo Bank, National Association	S-104
THE TRUSTEE	S-104
NIM INSURER	S-105
DESCRIPTION OF THE CERTIFICATES	S-105
Book-Entry Registration	S-108
Definitive Certificates	S-114
Assignment of the Mortgage Loans	S-114
Delivery of Mortgage Loan Documents	S-115
Representations and Warranties Relating to the Mortgage Loans	S-117
Payments on the Mortgage Loans	S-120
Administration Fees	S-121
Distributions	S-122
Priority of Distributions Among Certificates	S-122
Allocation of Principal Payments to Class A Certificates	S-130
Supplemental Interest Trust	S-131
Calculation of One-Month LIBOR	S-131
Calculation of the Federal Funds Rate	S-132
Excess Reserve Fund Account	S-132
Interest Rate Swap Agreements	S-133
Interest Rate Cap Agreements	S-137
Overcollateralization Provisions	S-139
Reports to Certificateholders	S-140
THE AGREEMENTS	S-142
General	S-142
Servicing Standard	S-142
Subservicers	S-143
Servicing and Trustee Fees and Other Compensation and Payment of Expenses	S-143
P&I Advances and Servicing Advances	S-144
Prepayment Interest Shortfalls	S-145
Servicer Reports	S-145
Collection and Other Servicing Procedures	S-146
Hazard Insurance	S-147
Primary Mortgage Insurance	S-148
Optional Repurchase of Delinquent Mortgage Loans	S-148
The Trustee, the Securities Administrator and the Custodians	S-149
Servicer Events of Default	S-149
Rights upon Servicer Event of Default	S-150
Eligibility Requirements for Trustee; Resignation and Removal of Trustee	S-151
Termination; Optional Clean-Up Call	S-151
Certain Matters Regarding the Depositor and the Trustee	S-153
Amendment	S-154
Certain Matters Regarding the Servicers	S-154
PREPAYMENT AND YIELD CONSIDERATIONS	S-155
Structuring Assumptions	S-155
Defaults in Delinquent Payments	S-159
Prepayment Considerations and Risks	S-159
Overcollateralization Provisions	S-161
Subordinated Certificates and the 1AMZ and 2AMZ Components	S-162
Effect on Yields Due to Rapid Prepayments	S-163
Weighted Average Lives of the Offered Certificates	S-163
Decrement Tables	S-163
Effective WAC Cap	S-172
Last Scheduled Distribution Date	S-175
FEDERAL INCOME TAX CONSEQUENCES	S-175

General	S-175
Taxation of Regular Interests	S-176
Status of the Principal Certificates	S-177
The Basis Risk Contract Components	S-178
Other Matters	S-179
Residual Certificates	S-179
STATE AND LOCAL TAXES	S-181
ERISA CONSIDERATIONS	S-181
LEGAL INVESTMENT	S-183
METHOD OF DISTRIBUTION	S-184
LEGAL MATTERS	S-184
RATINGS	S-185
GLOSSARY OF TERMS	S-186

ANNEX I – CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS	I-1
ANNEX II – INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE	II-1
SCHEDULE A – STRUCTURAL AND COLLATERAL TERM SHEET	A-1

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)           in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

SUMMARY INFORMATION

The following summary highlights selected information from this prospectus supplement.  It does not contain all of the information you need to consider in making your investment decision.  To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding.  This summary is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the prospectus.

The Transaction Parties

Sponsor.  Goldman Sachs Mortgage Company, a New York limited partnership with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

Depositor.  GS Mortgage Securities Corp., a Delaware corporation with its principal executive offices at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.

Issuing Entity.  GSAA Home Equity Trust 2007-7.

Trustee.  U.S. Bank National Association, a national banking association.  Its corporate trust office is located at 100 Wall Street, 16th Floor, New York, New York 10005, telephone number (212) 361-4401, attention: GSAA Home Equity Trust 2007-7.  See “The Trustee” in this prospectus supplement.

Custodians.  Deutsche Bank National Trust Company, a national banking association.  Its office is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000.  The Bank of New York Trust Company, National Association, a national banking association, with its custodial office located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number (972) 785-5205, attention GSAA Home Equity Trust 2007-7. U.S. Bank National Association, a national banking association, with its custodial office located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105, attention GSAA Home Equity Trust 2007-7.  Wells Fargo Bank, National Association, a national banking association, with its custodial office located at 1015 10th avenue SE, Minneapolis, Minnesota 55414, and its telephone number is (612) 667-1117, attention GSAA Home Equity Trust 2007-7.  See “The Custodians” in this prospectus supplement.

Master Servicer and Securities Administrator.  Wells Fargo Bank, National Association, a national banking association.  Its principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, telephone number (410) 884-2000, attention: Client Manager - GSAA Home Equity Trust 2007-7, and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, telephone number (410) 884-2000.  See “The Master Servicer” and “The Securities Administrator” in this prospectus supplement.

Servicers.  Wells Fargo Bank, National Association, a national banking association, with its principal servicing office located at 1 Home Campus, Des Moines, Iowa 50328-0001, Avelo Mortgage, L.L.C., a Delaware limited liability company, with its main office located at Avelo Mortgage, L.L.C., 250 E. John Carpenter Freeway, Suite 300, Irving, Texas 75062, telephone number (972) 653-7000, GreenPoint Mortgage Funding, Inc., a New York corporation, with its main office located at 100 Wood Hollow Drive, Novato, California 94945, telephone number (800) 462-2700.  See “The Servicers” in this prospectus supplement.

Originators.  As of the statistical calculation date, approximately 67.18% of the mortgage loans were originated or acquired by Wells Fargo Bank, National Association, a national banking association, approximately 23.75% of the mortgage loans were originated or acquired by GreenPoint Mortgage Funding, Inc., a New York corporation, approximately 9.07% of the mortgage loans were acquired through the Goldman Sachs Mortgage Conduit Program, a Goldman Sachs Mortgage Company residential mortgage loan conduit program.  Pursuant to the residential mortgage loan conduit program, the sponsor purchases mortgage loans originated by the original loan sellers if the mortgage loans generally satisfy the sponsor’s underwriting guidelines.  See “The Mortgage Loan Pool— Wells Fargo’s Mortgage Loan Programs—Mortgage Loan Underwriting”, “—GreenPoint Mortgage Funding, Inc. Underwriting Guidelines” and “—Goldman Sachs Mortgage Conduit Program” in this prospectus supplement.

Responsible Parties.  Each of Wells Fargo Bank, National Association and GreenPoint Mortgage Funding, Inc. (each, together with Goldman Sachs Mortgage Company, a “responsible party”) has made certain representations and warranties with respect to their respective mortgage loans.  Additionally, Goldman Sachs Mortgage Company will make certain representations and warranties with respect to the mortgage loans, including the mortgage loans in the Goldman Sachs Mortgage Conduit Program.

[THIS COLUMN HAS BEEN INTENTIONALLY LEFT BLANK]

The following diagram illustrates the various parties involved in the transaction and their functions, as of the statistical calculation date:

The Offered Certificates

The GSAA Home Equity Trust 2007-7 will issue the Asset-Backed Certificates, Series 2007-7.  Sixteen classes of the certificates – the Class 1A1, Class 1A2, Class 2A1, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2, Class R, Class RC and Class RX certificates – are being offered to you by this prospectus supplement and are sometimes referred to as the “offered certificates” in this prospectus supplement.  The Class R, Class RC and Class RX certificates are sometimes referred to as the “residual certificates” in this prospectus supplement.  The offered certificates (other than the residual certificates) are sometimes referred to as the “principal certificates” in this prospectus supplement.  The Class A4 and Class A5 certificates are component classes and are sometimes referred to as the “component classes” in this prospectus supplement.  The Class A4 certificates are comprised of the 1A3 and 2A2 components and the Class A5 certificates are comprised of the 1AMZ and 2AMZ components.  The Class 1A1, Class 1A2, Class A4 (to the extent of the 1A3 component) and Class A5 (to the extent of the 1AMZ component) certificates are sometimes referred to as the “Class 1A certificates” in this prospectus supplement and will be paid primarily from the collateral group I mortgage loans.  The Class 2A1, Class A4 (to the extent of the 2A2 component) and Class A5 (to the extent of the 2AMZ component) certificates are sometimes referred to as the “Class 2A certificates” in this prospectus supplement and, together with the Class R, Class RC and Class RX certificates, will be paid primarily from the collateral group II mortgage loans.  The Class 1A1, Class 1A2 and Class A4 (to the extent of the 1A3 component) certificates are sometimes referred to as the “Class 1A supersenior certificates” in this prospectus supplement.  The Class 2A1 and Class A4 (to the extent of the 2A2 component) certificates are sometimes referred to as the “Class 2A supersenior certificates” in this prospectus supplement.  The Class 1A and Class 2A certificates are sometimes referred to as the “Class A certificates” in this prospectus supplement.  The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates will be paid from all of the mortgage loans in the issuing entity.

The Other Certificates

The issuing entity will also issue two other classes of certificates –Class X and Class P certificates – that are not being offered by this prospectus supplement.

The Class X certificates will represent the right to certain excess interest payments and any overcollateralization for the principal certificates.  The Class X certificates initially evidence an interest of approximately 1.05% of the stated principal balance of the mortgage loans in the issuing entity.

The Class P certificates will have a $100 notional certificate balance and will not be entitled to distributions in respect of principal or interest.  The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

The certificates will represent undivided interests in the assets of the issuing entity, which consist primarily of the mortgage loans.

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates:

*  Principal distributions to the Class R, Class RC and Class RX certificates will be distributed concurrently.  The residual certificates will not be entitled to any distributions of interest.

** Principal distributions to the Class 1A certificates will be made concurrently to the Class 1A supersenior certificates (and among the Class 1A supersenior certificates will generally be distributed sequentially to the Class 1A1 certificates, the Class 1A2 certificates and the 1A3 component, in that order) and the 1AMZ component, allocated pro rata based on their respective class certificate balances, until their respective class certificate balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class 1A certificates will be distributed sequentially to the Class 1A1 certificates, the Class 1A2 certificates, the 1A3 component and the 1AMZ component, in that order, until their respective class certificate balances have been reduced to zero.

*** Principal distributions to the Class 2A certificates will be made concurrently to the Class 2A supersenior certificates (and among the Class 2A supersenior certificates will generally be distributed sequentially to the Class 2A1 certificates and the 2A2 component, in that order) and the 2AMZ component, allocated pro rata based on their respective class certificate balances, until their respective class certificate balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class 2A certificates will be distributed sequentially to the Class 2A1 certificates, the 2A2 component and the 2AMZ component, in that order, until their respective class certificate balances have been reduced to zero.

Closing Date

On or about June 28, 2007.

Cut-off Date

June 1, 2007.

Statistical Calculation Date

 All statistical information regarding the mortgage loans in this prospectus supplement is based on the stated principal balances of the mortgage loans as of the statistical calculation date of May 1, 2007, unless otherwise specified in this prospectus supplement.

Distribution Date

Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in July 2007, to the holders of record on the preceding record date.

Last Scheduled Distribution Date

The last scheduled distribution date for distributions on each class of certificates is the distribution date in July 2037.  See “Prepayment and Yield Considerations—Last Scheduled Distribution Date” in this prospectus supplement.

Record Date

The record date for the offered certificates (other than the residual certificates) for any distribution date will be the business day preceding the related distribution date, unless the certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs.  The record date for the residual certificates will be the last business day of the month preceding the month in which the related distribution date occurs.

Pass-Through Rates

The pass-through rate for each class of principal certificates (other than Class 2A1 certificates) will be equal to the sum of one-month LIBOR plus a fixed margin, subject to one or more caps on those pass-through rates, and the pass-through rate for the Class 2A1 certificates will be equal to the sum of the Federal Funds Rate plus a fixed margin, subject to one or more caps on that pass-through rate, as more fully described in this prospectus supplement under “Description of the Certificates—Distributions”.  The margins will increase after the first distribution date on which the optional clean-up call is exercisable, as described under “Description of the Certificates—Distributions of Interest and Principal” and “The Agreements—Termination; Optional Clean-Up Call” in this prospectus supplement.  Interest will accrue on the principal certificates on the basis of a 360 day year and the actual number of days elapsed in the applicable interest accrual period.

Interest Accrual Period

The interest accrual period for the principal certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

The residual certificates will not be entitled to any distributions of interest.

Distribution Priorities

Distributions on the certificates will be made on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the master servicer, servicers, trustee, securities administrator, custodians and other issuing entity expenses) and will be made to the classes of certificates in the following order of priority:

(a)           to the holders of each class of principal certificates and to the supplemental interest trust (which is described under “Interest Rate Swap Agreements” below) in the following order of priority:

(i)           to the supplemental interest trust, the sum of (x) all net swap payment amounts and (y) any swap termination payment owed to the swap provider other than a defaulted swap termination payment owed to the swap provider, if any;

(ii)           concurrently, (x) from the portion of available funds allocable to interest remittance amounts on the collateral group I mortgage loans, to the Class 1A certificates (including associated components), their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, allocated pro rata based on their respective entitlements to those amounts and (y) from the portion of available funds allocable to interest remittance amounts on the collateral group II mortgage loans, to the Class 2A certificates (including associated components), their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, allocated pro rata based on their respective entitlements to those amounts (provided, that if such funds allocable to either group of mortgage loans are insufficient to make the related payments set forth above, any such funds allocable to the other group remaining after making the related payments set forth above will be available to cover that shortfall);

(iii)           from any remaining interest remittance amounts, to the Class M certificates, sequentially, in ascending numerical order, their related accrued certificate interest for that distribution date; and

(iv)           from any remaining interest remittance amounts, to the Class B certificates, sequentially, in ascending numerical order, their related accrued certificate interest for that distribution date;

(b)           (i)                 on each distribution date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of principal certificates and residual certificates then entitled to distributions of principal as set forth below, an amount equal to the portion of available funds allocated to the principal distribution amount (as further described in “Description of the Certificates—Distributions of Interest and Principal”) in the following order of priority:

(A)                 concurrently, to the Class R, Class RC and Class RX certificates, pro rata, from principal payments related to the collateral group II mortgage loans, until their respective class certificate balances have been reduced to zero;

(B)                 to the Class A certificates, in the following order of priority:

concurrently,

(1)           from principal distribution amounts allocable to the collateral group I mortgage loans, concurrently, to the Class 1A supersenior certificates and the 1AMZ component, allocated pro rata, until their respective class certificate balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class 1A certificates will be allocated sequentially, to the Class 1A1 certificates, the Class 1A2 certificates, the 1A3 component and the 1AMZ component, in that order, until their respective class certificate balances have been reduced to zero.  Principal distributions to the Class 1A supersenior certificates pursuant to this subclause (1) will be allocated sequentially to the Class 1A1 certificates, the Class 1A2 certificates and the 1A3 component, in that order, until their respective class certificate balances have been reduced to zero.

(2)           from principal distribution amounts allocable to the collateral group II mortgage loans, concurrently, to the Class 2A supersenior certificates and the 2AMZ component, allocated pro rata, until their respective class certificate balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class 2A certificates will be allocated sequentially, to the Class 2A1 certificates, the 2A2 component and the 2AMZ component, in that order, until their respective class certificate balances have been reduced to zero.  Principal distributions to the Class 2A supersenior certificates pursuant to this subclause (2) will be allocated sequentially to the Class 2A1 certificates and the 2A2 component, in that order, until their respective class certificate balances have been reduced to zero.

(C)                 from any remaining principal distribution amounts, to the Class M certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero; and

(D)                 from any remaining principal distribution amounts, to the Class B certificates, sequentially, in ascending numerical order, until their respective class certificate balances have been reduced to zero;

(ii)           on each distribution date (x) on or after the Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of principal certificates then entitled to distribution of principal as set forth below, an amount equal to the portion of available funds allocated to the principal distribution amount in the following order of priority:

(A)                 to the Class A certificates, in the following order of priority:

concurrently,

(1)           to the Class 1A certificates, in each case, in an aggregate amount equal to the lesser of the portion of the principal distribution amounts allocable to the collateral group I mortgage loans and the allocable portion for the Class 1A certificates of the principal distribution entitlement for the Class A certificates (as further described in “Description of the Certificates—Distributions of Interest and Principal”), concurrently, to the Class 1A supersenior certificates and the 1AMZ component, allocated pro rata, until their respective class certificate balances have been reduced to zero.  Principal distributions to the Class 1A supersenior certificates pursuant to this subclause (1) will be allocated sequentially to the Class 1A1 certificates, the Class 1A2 certificates and the 1A3 component, in that order, until their respective class certificate balances have been reduced to zero.

(2)           to the Class 2A certificates, in each case, in an aggregate amount equal to the lesser of the portion of the principal distribution amounts allocable to the collateral group II mortgage loans and the allocable portion for the Class 2A certificates of the principal distribution entitlement for the Class A certificates (as further described in “Description of the Certificates—Distributions of Interest and Principal”), concurrently, to the Class 2A supersenior certificates and the 2AMZ component, allocated pro rata, until their respective class certificate balances have been reduced to zero.  Principal distributions to the Class 2A supersenior certificates pursuant to this subclause (2) will be allocated sequentially to the Class 2A1 certificates and the 2A2 component, in that order, until their respective class certificate balances have been reduced to zero.

(B)                 from any remaining principal distribution amount, to the Class M certificates, sequentially, in ascending numerical order, in each case, the lesser of the remaining portion of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in “Description of the Certificates—Distributions of Interest and Principal”), until their respective class certificate balances have been reduced to zero; and

(C)                 from any remaining principal distribution amount, to the Class B certificates, sequentially, in ascending numerical order, in each case, the lesser of the remaining portion of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in “Description of the Certificates— Distributions of Interest and Principal”), until their respective class certificate balances have been reduced to zero;

(iii)           any available funds remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

(A)                 if and to the extent that the interest remittance amounts distributed pursuant to clause (i) above were insufficient to make the full distributions in respect of interest set forth in such clause, (x) to the holders of each class of the Class A certificates, any unpaid accrued certificate interest for that distribution date and any unpaid accrued interest shortfall amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M and Class B certificates, any unpaid accrued certificate interest for that distribution date, in the order of priority for such classes set forth in clause (i) above;

(B)                 to the Class M certificates, sequentially, in ascending numerical order, any unpaid interest shortfall amount for those classes;

(C)                 to the Class B certificates, sequentially, in ascending numerical order, any unpaid interest shortfall amount for those classes;

(D)                 to the excess reserve fund account, the amount of any basis risk payment (as defined in the “Glossary of Terms” in this prospectus supplement) (without regard to net swap receipt amounts) for that distribution date;

(E)                 from funds on deposit in the excess reserve fund account with respect to that distribution date (not including any payments under the interest rate cap agreements), an amount equal to any basis risk carry forward amount (as defined in the “Glossary of Terms” in the prospectus supplement) with respect to the principal certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class A certificates being allocated pro rata as further described in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement;

(F)                 from any Class 2A1 interest rate cap payments (as defined in the “Glossary of Terms” in this prospectus supplement) from the Class 2A1 interest rate cap agreement on deposit in the excess reserve fund account with respect to that Distribution Date, first, to the Class 2A1 certificates, up to their unpaid remaining basis risk carry forward amount and second, from any remaining Class 2A1 interest rate cap payments from the Class 2A1 interest rate cap agreement after the distributions to the Class 2A1 certificates, such remaining amount is required to be distributed as set forth in the master servicing and trust agreement;

(G)                 from any Class A5 interest rate cap payments (as defined in the “Glossary of Terms” in this prospectus supplement) from the Class A5 interest rate cap agreement on deposit in the excess reserve fund account with respect to that Distribution Date, first, to the Class A5 certificates, up to their unpaid remaining basis risk carry forward amount and second, from any remaining Class A5 interest rate cap payments from the Class A5 interest rate cap agreement after the distributions to the Class A5 certificates, such remaining amount is required to be distributed as set forth in the master servicing and trust agreement;

(H)                 to the supplemental interest trust, the amount of any defaulted swap termination payment owed to the swaps provider;

(I)                 to the Class X certificates, any amounts as set forth in the master servicing and trust agreement; and

(J)                 to the holders of the residual certificates, any remaining amount as set forth in the master servicing and trust agreement.

Notwithstanding the foregoing allocation of principal to the Class A certificates from and after the distribution date on which the aggregate class certificate balances of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates and the overcollateralized amount have been reduced to zero, any principal distributions allocated to the Class A certificates are required to be allocated pro rata to the Class A certificates, until their respective class certificate balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions (i) to the Class 1A supersenior certificates and 1AMZ component will be allocated sequentially to the Class 1A supersenior certificates and the 1AMZ component, in that order, until their respective class certificate balances have been reduced to zero and (ii) to the Class 2A supersenior certificates and 2AMZ component will be allocated sequentially to the Class 2A supersenior certificates and the 2AMZ component, in that order, until their respective class certificate balances have been reduced to zero.

In addition, if, on any distribution date, the class certificate balances of any of the Class 1A or Class 2A certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on such distribution date and the amount of those principal distributions each subsequent distribution date will be distributed to the Class A certificates remaining outstanding in accordance with the applicable distribution priorities in clause (b)(i)(B) or (b)(ii)(A) above, as applicable, until their respective class certificate balances have been reduced to zero.

On each distribution date, the securities administrator will be required to distribute to the holders of the Class P certificates all amounts representing prepayment premiums in respect of the mortgage loans received by the servicers during the related prepayment period and remitted to the securities administrator.

“Stepdown Date” is defined in the “Glossary of Terms” included in this prospectus supplement and generally means the earlier to occur of (a) the date on which the aggregate class certificate balances of the Class A certificates have been reduced to zero and (b) the later to occur of (i) the distribution date in July 2010 and (ii) the first distribution date following the distribution date on which the Credit Enhancement Percentage (as defined in the “Glossary of Terms” in this prospectus supplement) for the Class A certificates is greater than or equal to 14.00% of the aggregate stated principal balance of the mortgage loans for that distribution date after giving effect to the distribution on such distribution date.

“Trigger Event” is defined in the “Glossary of Terms” included in this prospectus supplement and generally means with respect to any distribution date, the circumstances in which (i) the rolling three month average percentage of the mortgage loans that are sixty (60) days delinquent or more or (ii) the aggregate amount of realized losses incurred since the cut-off date, in each case, exceeds the applicable percentages described in the definition of “Trigger Event” included in the “Glossary of Terms.”

“Sequential Trigger Event” is defined in the “Glossary of Terms” included in this prospectus supplement and generally means, a Sequential Trigger Event is in effect on any distribution date if (x) on any distribution date before the 37th distribution date the aggregate amount of realized losses incurred since the cut-off date through the last day of the related prepayment period divided by the aggregate stated principal balance of the mortgage loans as of the cut-off date exceeds 0.550% or (y) on any distribution date on or after the 37th distribution date, a Trigger Event is in effect.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the principal certificates consists solely of:

•
amounts available from the mortgage loans after all payments of interest and principal on the principal certificates have been made, and all amounts required to be paid to the swap provider have been made,

•	an initial overcollateralization amount of approximately 1.05% of the stated principal balance of the mortgage loans as of the cut-off date,

•
the use of excess interest, after taking into account certain payments received or paid by the issuing entity under the interest rate swap agreements described below, to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization,

•	the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates, and

•	the allocation of losses on the mortgage loans to the most subordinate classes of certificates then outstanding.

Interest Rate Swap Agreements

On the closing date, the securities administrator on behalf of the supplemental interest trust, which is a separate trust that is part of the asset pool under the master servicing and trust agreement, will enter into two interest rate swap agreements with Barclays Bank PLC (the “swap provider”):

•	the Federal Funds swap agreement, and

•	the LIBOR swap agreement.

The Federal Funds Swap Agreement

Under the Federal Funds swap agreement, with respect to the first 29 distribution dates the supplemental interest trust will pay to the swap provider a fixed payment at a rate of [•]% (on an actual/360 basis) per annum and the swap provider will pay to the supplemental interest trust a floating payment at the Federal Funds Rate (as defined in “Glossary of Terms” herein) (on an actual/360 basis) (as determined pursuant to such interest rate swap agreement), in each case calculated on a scheduled notional amount.  To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first 29 distribution dates, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 29 distribution dates, the swap provider will owe a net payment to the supplemental interest trust on the business day preceding that distribution date.  The Federal Funds swap agreement is scheduled to terminate following the distribution date in November 2009.

The LIBOR Swap Agreement

Under the LIBOR swap agreement, with respect to the first 77 distribution dates the supplemental interest trust will pay to the swap provider a fixed payment at a rate of [•]% (on an actual/360 basis) per annum and the swap provider will pay to the supplemental interest trust a floating payment at a rate of one-month LIBOR (on an actual/360 basis) (as determined pursuant to such interest rate swap agreement), in each case calculated on a scheduled notional amount.  To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first 77 distribution dates, amounts otherwise available for payments on the certificates will be applied on that distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 77 distribution dates, the swap provider will owe a net payment to the supplemental interest trust on the business day preceding that distribution date.  The LIBOR swap agreement is scheduled to terminate following the distribution date in November 2013.

Any net amounts received by or paid out from the supplemental interest trust under the interest rate swap agreements will either increase or reduce the amount available to make payments on the certificates, as described under “Description of the Certificates—Supplemental Interest Trust” in this prospectus supplement.

For further information regarding the interest rate swap agreements, see “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

Interest Rate Cap Agreements

Class 2A1 Interest Rate Cap Agreement

The Class 2A1 certificates will have the benefit of an interest rate cap agreement, provided by Barclays Bank PLC, as the cap provider, to cover certain shortfalls in interest to the Class 2A1 certificates that may result from the pass-through rates on those certificates being limited by a cap.  The Class 2A1 interest rate cap agreement will not benefit any of the offered certificates other than the Class 2A1 certificates.  All obligations of the depositor or the issuing entity under the Class 2A1 interest rate cap agreement will be paid on or prior to the closing date.  For further information regarding the Class 2A1 interest rate cap agreement, see “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

Class A5 Interest Rate Cap Agreement

The Class A5 certificates will have the benefit of an interest rate cap agreement, provided by Barclays Bank PLC, as the cap provider, to cover certain shortfalls in interest to the Class A5 certificates that may result from the pass-through rates on those certificates being limited by a cap.  The Class A5 interest rate cap agreement will not benefit any of the offered certificates other than the Class A5 certificates.  All obligations of the depositor or the issuing entity under the Class A5 interest rate cap agreement will be paid on or prior to the closing date.  For further information regarding the Class A5 interest rate cap agreement, see “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

The Mortgage Loans

The mortgage loans to be included in the issuing entity will be conventional Alt-A type, adjustable-rate mortgage loans secured by first lien mortgages or deeds of trust on residential real properties.  All of the mortgage loans were purchased by the sponsor from Wells Fargo Bank, National Association, GreenPoint Mortgage Funding, Inc. and various other mortgage loan sellers through the Goldman Sachs Mortgage Conduit Program.

On the closing date, the sponsor will transfer the mortgage loans to the depositor and the issuing entity will acquire the mortgage loans from the depositor.  The aggregate stated principal balance of the mortgage loans as of the statistical calculation date was approximately $487,880,097.

The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 359 months as of the statistical calculation date, and have the following approximate characteristics:

Selected Aggregate Mortgage
Loan Pool Data(1)

Stated Principal Balance:	$487,880,097
Number of Mortgage Loans:	1,067
Average Stated Principal Balance:	$457,245
Percentage of Interest Only Loans:	86.10%
Weighted Average Gross Interest Rate:	6.697%
Weighted Average Net Interest Rate(2):	6.439%
Non-Zero Weighted Average Current FICO Score:	724
Weighted Average Original LTV Ratio:	74.40%
Weighted Average Combined Original LTV Ratio:	80.90%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll(3):	75
Weighted Average Gross Margin(3):	2.52%
Weighted Average Gross Maximum Lifetime Rate(3):	11.77%
Percentage of Loans with Silent Seconds:	43.73%
Non-Zero Weighted Average Debt-to-Income Ratio:	38.00%
Percentage of Loans with Mortgage Insurance:	6.47%

___________________
(1)	All weighted averages calculated in this table are percentages of stated principal balances as of the statistical calculation date.
(2)	The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.
(3)	Represents the weighted average of the adjustable-rate mortgage loans.

For purposes of calculating principal and interest distributions on the Class A certificates, in each case as further described in this prospectus supplement, the mortgage loans have been divided into two sets of groups.  The first, designated as “loan group I mortgage loans” and “loan group II mortgage loans”, and the second, designated as “collateral group I mortgage loans” and “collateral group II mortgage loans”.  The characteristics of the mortgage loans and the distributions allocable to each group are described under “The Mortgage Loan Pool” in this prospectus supplement.

After an initial fixed rate period, the interest rate on all of the mortgage loans will adjust semi-annually or annually on each adjustment date to equal the sum of six-month LIBOR, one-year LIBOR and one-year CMT as applicable, and the gross margin for that mortgage loan, in each case, subject to periodic and lifetime limitations.  See “The Mortgage Loan Pool—The Indices” in this prospectus supplement.

The first adjustment date generally will occur only after an initial period of approximately one (1) to ten (10) years after origination.

For additional information regarding the mortgage loans, see “The Mortgage Loan Pool” in this prospectus supplement.

Servicing of the Mortgage Loans

The mortgage loans will be primarily serviced or subserviced by Wells Fargo Bank, National Association, GreenPoint Mortgage Funding, Inc. and Avelo Mortgage, L.L.C.  As of the statistical calculation date, Wells Fargo Bank, National Association will service or subservice approximately 67.18% of the mortgage loans, GreenPoint Mortgage Funding, Inc. will service or subservice approximately 23.75% of the mortgage loans, and Avelo Mortgage, L.L.C. will service or subservice approximately 9.07% of the mortgage loans.  Each servicer will be obligated to service and administer the applicable mortgage loans on behalf of the issuing entity, for the benefit of the certificateholders.  See “The Servicers” in this prospectus supplement.

Wells Fargo Bank, National Association will function as the master servicer and will be required to monitor the performance of the servicers pursuant to the master servicing and trust agreement.  See “The Master Servicer” in this prospectus supplement.

Wells Fargo Bank, National Association, acting as the securities administrator, may perform certain functions and services on behalf of the trustee, which are described in this prospectus supplement.  See “The Agreements” in this prospectus supplement.

The depositor, or an affiliate of the depositor, will retain certain rights relating to the servicing of certain of the mortgage loans, including the right to terminate certain of the servicers at any time, without cause.  See “The Servicers—General” in this prospectus supplement.

Optional Termination of the Trust

The depositor, at its option, may request the master servicer to solicit no fewer than three (3) bids for the sale of all of the mortgage loans and REO properties on any distribution date when the aggregate stated principal balance of all of the mortgage loans is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date.  The master servicer will accommodate any such request at its sole discretion.  Notwithstanding the foregoing, in no event shall the purchase or sale price, as applicable, be less than Par Value (as defined in the “Glossary of Terms” in this prospectus supplement).  The proceeds of any such purchase or sale of the property of the issuing entity will be distributable to each outstanding class of the principal certificates in retirement thereof, up to an amount equal to the aggregate outstanding class certificate balance thereof plus accrued interest.

NIM Insurer

After the Closing Date, the Depositor or an affiliate may establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class X Certificates.  Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities.  The insurer or insurers issuing any such financial guaranty insurance policies will have a number of rights under the master servicing and trust agreement that will limit and otherwise affect the rights of the holders of the offered certificates.  See “NIM Insurer” in this prospectus supplement.

Advances

Each servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance) serviced by it, unless such servicer reasonably believes in good faith that the cash advances cannot be repaid from future payments or other collections on the applicable mortgage loans.  The master servicer, acting as backup servicer, will advance its own funds to make P&I advances if a servicer fails to do so (unless the master servicer deems such advances to be nonrecoverable) as required under the master servicing and trust agreement.  These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee scheduled interest and principal payments or insure against losses.  No servicer (or master servicer (as successor servicer), trustee (as successor master servicer) or any other successor master servicer, as applicable) will be obligated to make any advances of principal on any real estate owned property.

Denominations

The offered certificates will be issued in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in an amount less than $50,000.

Master Servicing, Servicing and Trustee Fees

The master servicer is entitled with respect to each mortgage loan to a monthly master servicing fee which will be remitted to the master servicer by the securities administrator from amounts on deposit in the distribution account.  The master servicing fee will be an amount equal to the investment income earned on stated principal balance amounts on deposit in the distribution account during the master servicer float period and paid to the master servicer as compensation for its activities under the master servicing and trust agreement.

The securities administrator will receive, as compensation for its services, a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account, after payment of the trustee fee.

Each servicer is entitled to a monthly servicing fee with respect to each mortgage loan serviced by it, which will be retained by such servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account.  As of the statistical calculation date, the servicing fee will be an amount equal to interest at one-twelfth of a rate equal to 0.250% on the stated principal balance of each mortgage loan.

The trustee is entitled to a trustee fee, which will be remitted to the trustee by Wells Fargo Bank, National Association from compensation received in its capacity as master servicer and securities administrator.

Optional Repurchase of Delinquent Mortgage Loans

The depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is ninety (90) days or more delinquent or has experienced an “early payment default” as described in this prospectus supplement under “The Agreements—Optional Repurchase of Delinquent Mortgage Loans.”

Required Repurchases or Substitutions of Mortgage Loans

If, with respect to any mortgage loan any of the representations and warranties made by any responsible party are breached in any material respect as of the date made, or there exists any uncured material document defect, such responsible party will be obligated to repurchase, or, substitute for, as applicable, the mortgage loan as further described in this prospectus supplement under “Description of the Certificates—Delivery of Mortgage Loan Documents” and  “—Representations and Warranties Relating to Mortgage Loans”

If a mortgagor with respect to a mortgage loan fails to make its first payment after the date that mortgage loan was purchased by the sponsor from the responsible party, the master servicer on behalf of the trustee may direct the applicable responsible party to repurchase that mortgage loan as further described in this prospectus supplement under “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans.”

ERISA Considerations

Subject to the conditions described under “ERISA Considerations” in this prospectus supplement, the offered certificates (other than the residual certificates) may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.  Sales of the Class R, Class RC and Class RX certificates to such plans or retirement arrangements are prohibited.

In making a decision regarding investing in any class of principal certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreements as discussed under “ERISA Considerations” in this prospectus supplement.

Federal Tax Aspects

Sidley Austin llp acted as tax counsel to GS Mortgage Securities Corp. and is of the opinion that:

•	portions of the issuing entity will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes;

•	the principal certificates and the Class X certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC;

•	the Class RC certificates will represent the beneficial ownership of the residual interest in one or more lower-tier REMICs;

•	the Class R certificates will represent the beneficial ownership of the residual interest in the upper-tier REMIC formed pursuant to the master servicing and trust agreement;

•	the Class RX certificates will represent the beneficial ownership of the residual interest in another trust REMIC; and

•
the rights of the principal certificates to receive payments of basis risk carry forward amounts will represent, for federal income tax purposes, separate contractual rights coupled with REMIC regular interests within the meaning of Treasury regulation §1.860G-2(i).

Legal Investment

The Class A, Class M1, Class M2, Class M3, Class R, Class RC and Class RX certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended – commonly known as SMMEA – so long as those certificates are rated in one of the two highest rating categories by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or another nationally recognized statistical rating organization.  The Class M4, Class M5, Class M6, Class B1 and Class B2 certificates will not constitute “mortgage related securities” for purposes of SMMEA.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates.  You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.  See “Risk Factors—Your Investment May Not Be Liquid” in this prospectus supplement and “Legal Investment” in this prospectus supplement and in the prospectus.

Ratings

In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc.:

Class	S&P	Moody’s
1A1	AAA	Aaa
1A2	AAA	Aaa
2A1	AAA	Aaa
A4	AAA	Aaa
A5	AAA	Aaa
M1	AA+	Aa1
M2	AA	Aa2
M3	AA-	Aa3
M4	A+	A1
M5	A	A2
M6	A-	A3
B1	BBB+	Baa1
B2	BBB-	Baa3
R	AAA	NR
RC	AAA	NR
RX	AAA	NR

A security rating is not a recommendation to buy, sell or hold securities.  These ratings may be lowered or withdrawn at any time by any of the rating agencies.

RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS.  IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS DISCUSSED BELOW AND UNDER THE HEADING “RISK FACTORS” IN THE PROSPECTUS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

ALL PERCENTAGES OF MORTGAGE LOANS IN THIS “RISK FACTORS” SECTION ARE PERCENTAGES OF THE STATED PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE STATISTICAL CALCULATION DATE OF May 1, 2007, UNLESS OTHERWISE INDICATED.

Less Stringent UnderwritingStandards and the Resultant Potential for Delinquencies onthe Mortgage Loans Could Lead to Losses on Your Certificates

The mortgage loans were made, in part, to mortgagors who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources.  These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the certificateholders may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of mortgagors.

The underwriting standards used in the origination of the mortgage loans held by the issuing entity are generally less stringent than those of Fannie Mae or Freddie Mac.  As a result of this less stringent approach to underwriting, the mortgage loans purchased by the issuing entity may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Geographic Concentration of the Mortgage Loans in Particular Jurisdictions May Result in Greater Losses If Those JurisdictionsExperience Economic Downturns

Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally.  Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration.  This may subject the mortgage loans held by the issuing entity to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

All Mortgage Loans

California	Florida
53.50%	7.51%

New York
5.53%

Group I Mortgage Loans

California	Florida
71.16%	5.33%

Group II Mortgage Loans

California	Florida
44.41%	8.63%

New York
7.26%

Collateral Group I Mortgage Loans

California	Florida
57.98%	6.95%

Collateral Group II Mortgage Loans

California	Florida
44.41%	8.63%

New York
7.26%

Because of the relative geographic concentration of the mortgaged properties within the certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified.  For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.  Approximately 53.50% of the mortgage loans are secured by mortgaged properties that are located in California.  Property in California may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

Further, the concentration of the mortgage loans in one or more states will have a disproportionate effect on certificateholders if the regulatory authorities in any those states take actions against the related originator or the servicer that impairs the issuing entity’s ability to realize on those mortgage loans. See “—Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” above.

In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments.  If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

The concentration of mortgage loans with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time.  Principal payments may affect the concentration levels.  Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties.  Because principal payments on the mortgage loans are payable to the subordinated certificates at a slower rate than principal payments are made to the Class A certificates, the subordinated certificates are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Effect on Yields Caused by Prepayments, Defaults and Losses

Mortgagors may prepay their mortgage loans in whole or in part at any time.  Principal payments also result from repurchases due to conversions of adjustable-rate loans to fixed-rate loans, breaches of representations and warranties or the exercise of an optional termination right.  A prepayment of a mortgage loan generally will result in a prepayment on the certificates.  We cannot predict the rate at which mortgagors will repay their mortgage loans.  We cannot assure you that the actual prepayment rates of the mortgage loans included in the issuing entity will conform to any historical prepayment rates or any forecasts of prepayment rates described or reflected in any reports or studies relating to pools of mortgage loans similar to the types of mortgage loans included in the issuing entity.

If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans.  Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans may decrease.  The mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

As of the statistical calculation date, approximately 14.01% of the loan group I mortgage loans, approximately 11.83% of the loan group II mortgage loans, approximately 12.94% of the collateral group I mortgage loans and approximately 11.83% of the collateral group II mortgage loans require the mortgagor to pay a prepayment premium in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six (6) months to forty-two (42) months after the mortgage loan was originated.  A prepayment premium may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

The responsible parties (Wells Fargo Bank, National Association, GreenPoint Mortgage Funding, Inc. and Goldman Sachs Mortgage Company) may be required to repurchase mortgage loans from the issuing entity in the event certain breaches of their respective representations and warranties occur or certain material document defects occur and have not been cured.  In addition, the depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is ninety (90) days or more delinquent or has experienced an “early payment default.”  These purchases will have the same effect on the holders of the principal certificates as a prepayment of those mortgage loans.

The depositor, at its option, may request the master servicer to solicit no fewer than three (3) bids for the sale of all of the mortgage loans and REO properties on any distribution date when the aggregate stated principal balance of all of the mortgage loans is equal to or less than 10% of the aggregate stated principal balance of all of the mortgage loans as of the cut-off date.  The master servicer will accommodate any such request at its sole discretion.  The proceeds of any such purchase or sale will be distributable to each outstanding class of principal certificates in retirement thereof, up to an amount equal to the aggregate outstanding class certificate balance thereof, plus accrued interest.

Borrowers may be solicited by the sponsor and/or its affiliates for refinance which may cause the loans to prepay in a manner faster than had the sponsor and/or affiliates not solicited the borrowers for refinance. The sponsor and/or its affiliates may at their discretion implement general or targeted programs to solicit certain mortgagors of the mortgage loans, including the mortgage loans held by the issuing entity. While such programs will not specifically target the mortgage loans held by the issuing entity, they may have the effect of accelerating the prepayment of the mortgage loans and in some cases, reducing the average credit or collateral quality of the mortgage loans remaining in the mortgage pool.

If the rate of default or the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, will result in an earlier return of principal to the principal certificates and will influence the yield on the principal certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the principal certificates.

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the principal certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required overcollateralization level.  An earlier return of principal to the holders of the principal certificates as a result of the overcollateralization provisions will influence the yield on the principal certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the principal certificates.

The multiple class structure of the principal certificates causes the yield of certain classes of the principal certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans.  Because distributions of principal will be made to the classes of principal certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of principal certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.  In particular, the subordinated certificates (the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates) do not receive any portion of the amount of principal payable to the principal certificates prior to the distribution date in July 2010 (unless the aggregate class certificate balance of the Class A certificates has been reduced to zero).  Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the subordinated certificates may continue to receive no portion of the amount of principal then payable to the principal certificates (unless the aggregate class certificate balance of the Class A certificates has been reduced to zero).  The weighted average lives of the subordinated certificates will therefore be longer than would otherwise be the case.  The effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of certificates may be lowered in the future.  This would probably reduce the value of those certificates.  No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans.  Substantially all of the mortgage loans have been originated within six (6) months prior to their sale to the issuing entity.  As a result, the issuing entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 certificates, and, to a lesser degree, the holders of the Class B1 and Class B2 certificates, will receive regular payments of interest and principal.  However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans.  If delinquencies or defaults occur on the mortgage loans, none of the master servicer, each servicer or any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Risks Relating to the of Subordination of the 1AMZ Component to the Class 1A SuperseniorCertificates, and the 2AMZ Component to the Class 2A SuperseniorCertificates

The 1AMZ component is entitled to receive distributions of interest and principal concurrently with Class 1A supersenior certificates on a pro rata basis and the 2AMZ component is entitled to receive distributions of interest and principal concurrently with the Class 2A supersenior certificates on a pro rata basis.  In addition, each of the 1AMZ component and the 2AMZ component are supported by the subordination of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates.  However, (i) the 1AMZ component will not receive any principal distributions until the class certificate balance of the Class 1A supersenior certificates has been reduced to zero, and (iii) the 2AMZ component will not receive any principal distributions until the class certificate balance of the Class 2A supersenior certificates has been reduced to zero, in the following applicable circumstances:

•
if, on any distribution date before the 37th distribution date the aggregate amount of realized losses incurred since the cut-off date through the last day of the related prepayment period divided by the aggregate stated principal balance of the mortgage loans as of the cut-off date exceeds 0.550%; or

•	if, on any Distribution Date on or after the 37th Distribution Date, a Trigger Event is in effect.

The allocations described above will increase the risk that shortfalls in principal on the mortgage loans will be borne by the 1AMZ components and 2AMZ components, as applicable.  If such shortfalls are borne by the 1AMZ components and 2AMZ components, the yield to investors on those certificates or components will be adversely affected.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on Your Certificates

When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month.  However, principal prepayments will only be passed through to the certificateholders once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer.  In the event the timing of any voluntary prepayments in full or in part would cause there to be less than one full month’s interest, at the applicable net mortgage interest rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the applicable servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with those voluntary principal prepayments in full or in part and thirty (30) days’ interest on the prepaid mortgage loan, but in the case of certain servicers, only to the extent of one-half of the applicable monthly servicing fee for the related distribution date.

If any servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the certificates.  In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from types of voluntary prepayments specified herein for which the applicable servicer is not required to make a compensating interest payment or involuntary payments.  See “The Agreements—Prepayment Interest Shortfalls” in this prospectus supplement.  Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

Payments in Full of a Balloon Loan Depends on the Borrower’sAbility to Refinance the Balloon Loan or Sell the Mortgaged Property

Approximately 0.86% of the mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity.  Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property.  The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the level of available interest rates at the time of sale or refinancing;

•	the borrower's equity in the related mortgaged property;

•	the financial condition of the mortgagor;

•	tax laws;

•	prevailing general economic conditions; and

•	the availability of credit for single family real properties generally.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than the Mortgage Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in the issuing entity.  Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates.  If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain the Required Level of Overcollateralization

The weighted average of the interest rates on the mortgage loans is expected to be higher than the pass-through rates on the principal certificates.  Interest on the mortgage loans, aftertaking into account certain payments received or paid by the  issuing entity pursuant to the interest rate swap agreements, is expected to generate more interest than is needed to pay interest owed on the principal certificates and to pay certain fees and expenses of the issuing entity.  Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans.  After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans will be used to maintain the overcollateralization at the required level determined as described in this prospectus supplement.  We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization.  The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate.

Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest.  In the event of a partial prepayment, the mortgage loan will be generating less interest.

Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the principal certificates.

The weighted average of the pass-through rates for the principal certificates may increase as a result of changes in the one-month LIBOR index on which the pass-through rate of each of the principal certificates (other than the Class 2A1 certificates) is determined, as a result of changes in the Federal Funds Rate on which the pass-through rate of the Class 2A1 certificates is determined, or as a result of increases in the pass-through rates for the principal certificates after the first distribution date on which the optional clean-up call is exercisable.  Any increase in the amount of interest required to be applied to pay interest on the principal certificates will reduce the amount of excess interest available to absorb losses or to maintain the required level of overcollateralization.

All of the mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the principal certificates.  In addition, the first adjustment of the interest rates for the mortgage loans will occur after an initial period of: in the case of approximately 0.03% of the mortgage loans, approximately one (1) year after the date of origination; in the case of approximately 0.19% of the mortgage loans, approximately two (2) years after the date of origination; in the case of approximately 1.80% of the mortgage loans, approximately three (3) years after the date of origination; in the case of approximately 64.72% of the mortgage loans, approximately five (5) years after the date of origination; in the case of approximately 9.25% of the mortgage loans, approximately seven (7) years after the date of origination; and in the case of approximately 24.00% of the mortgage loans, approximately ten (10) years after the date of origination.  As a result, the pass-through rates on the principal certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the principal certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the principal certificates.  The pass-through rates on the principal certificates cannot exceed the weighted average interest rate of the mortgage loan pool less fees and expenses, adjusted for payments to the swap provider.

As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rates on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines.  In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.  The pass-through rates on the offered certificates cannot exceed the weighted average net interest rate of the mortgage loan pool or, if applicable, the mortgage loans in the related collateral group, less fees and expenses.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Investors in the offered certificates, and particularly the Class B1 and Class B2 certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of Interest Rates andOther Factors on thePass-Through Rates of theOffered Certificates

Each of the principal certificates (other than the Class 2A1 certificates) accrue interest at a pass-through rate based on one- month LIBOR plus a specified margin, and the Class 2A1 certificates accrue interest at a pass-through rate based on the Federal Funds Rate plus a specified margin.  Each pass-through rate is subject to certain limitations based, in part, on the weighted average of the net interest rates on the mortgage loans adjusted for net payments to the swap provider. A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates.  Some of these factors are described below.

As of the statistical calculation date, the interest rates on the mortgage loans are based on a six-month LIBOR index with respect to 35.67% of the mortgage loans, a one-year LIBOR index with respect to approximately 24.27% of the mortgage loans and a one-year CMT index with respect to approximately 40.05% of the mortgage loans.  All of these mortgage loans have periodic, minimum and maximum limitations on adjustments to their interest rates, and will have the first adjustment to their interest rates from one (1) to ten (10) years after the origination of those mortgage loans.  As a result of the limit on the pass-through rates for the principal certificates, the principal certificates may accrue less interest than they would accrue if their pass-through rates were based solely on one-month LIBOR plus the specified margins, or solely on the Federal Funds Rate plus the specified margin, as applicable.

The one-month LIBOR, six-month LIBOR index and the one-year LIBOR index may change at different times and in different amounts than the pass-through rates on the certificates.  As a result, it is possible that interest rates on certain of the mortgage loans may decline while the pass-through rates on the principal certificates are stable or rising.  It is also possible that the interest rates on the mortgage loans and the pass-through rates for the principal certificates may decline or increase during the same period, but that the pass-through rates on the principal certificates may decline more slowly or increase more rapidly.

The pass-through rates for the principal certificates adjust monthly and are subject to maximum interest rate caps based on the weighted average net interest rate of the mortgage loans in the related group while the interest rates on the majority of mortgage loans adjust less frequently.  Consequently, the limit on the pass-through rates for the principal certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the principal certificates are more likely to be limited.

If the pass-through rates on the principal certificates (other than the residual certificates) are limited for any distribution date due to a cap based on the weighted average net interest rates of all or a portion of the mortgage loans (adjusted for net payments to the swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the principal certificates and the payment of certain fees and expenses of the issuing entity.  However, we cannot assure you that these funds will be sufficient to fully cover these shortfalls.  See “Description of the Certificates—Distributions of Interest and Principal,” “—Supplemental Interest Trust” and “—Interest Rate Swap Agreements” in this prospectus supplement.

The Weighted Average Lives of, and the Yields to Maturity on, the SubordinatedCertificates are Sensitive toMortgagor Defaults and Losses on the MortgageLoans

The weighted average lives of, and the yields to maturity on, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption.  The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations.  In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the class certificate balances of the Class B2, Class B1, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 certificates, in that order.  As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case.

Once a realized loss on a mortgage loan is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount and the holder of the certificate will not be entitled to reimbursements for such lost interest or principal even if funds are available for reimbursement, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they have been liquidated.  Any such funds will be allocated to the Class X certificates to the extent provided in the master servicing and trust agreement.

Unless the aggregate class certificate balances of the Class A certificates have been reduced to zero, the subordinated certificates will not be entitled to any principal distributions until July 2010 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels.  As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time.  As a result of the longer weighted average lives of the subordinated certificates, the holders of those certificates have a greater risk of suffering a loss on their investments.  Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for those certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans.  Because distributions of principal will be made to the holders of those certificates according to the priorities described in this prospectus supplement, the yield to maturity on the classes of subordinated certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes.  The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreements, the Class X certificates or a class of principal certificates with a lower payment priority.  Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Finally, the effect on the market value of the subordinated certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

Delinquent Mortgage Loans in the Issuing Entity CouldIncrease the Possibility of Losses Suffered By the Issuing Entity

As of the cut-off date, 0.07% of the mortgage loans were 30 to 59 days delinquent.  As a result, the mortgage loan pool may bear more risk than a pool of mortgage loans without delinquencies. It is possible that a delinquent mortgage loan will never become current or, if it does become current, that the mortgagor may become delinquent again.

As a result of these factors, the mortgage loans may have increased delinquencies and losses as compared to other mortgage pools.  To the extent not otherwise covered by credit enhancement, such increased delinquencies and losses may result in the reduction of amounts available for distribution on your certificates.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.  Approximately 19.23% of the loan group I mortgage loans, 0.89% of the loan group II mortgage loans, 10.19% of the collateral group I mortgage loans and 0.89% of the collateral group II mortgage loans had original loan-to-value ratios in excess of 80%.  Although substantially all of the mortgage loans with original loan-to-value ratios in excess of 80% have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those mortgage loans.

Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Risks Related to Simultaneous Second Liens and Other Borrower Debt

While all of the mortgage loans that are included in the issuing entity are first lien loans, at the time of origination certain of the originators also made second lien loans to the same borrowers that will not be included in the issuing entity.  In addition, other borrowers whose loans are included in the issuing entity may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics included in the issuing entity.  Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the mortgage loans in the issuing entity may be affected by associated second lien loans.

Your Yield Will be Affected by the Interest-Only Feature of Some of the Mortgage Loans

Approximately 15.18%, 4.48% and 66.45% of the mortgage loans have an initial interest-only period of 5, 7 and 10 years, respectively.  During this period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize.  In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period.  As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance.  In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans.  Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant.  Any resulting delinquencies and losses, to the extent not covered by the applicable credit enhancement described in this prospectus supplement, will be allocated to the principal certificates in reverse order of seniority.

The use of mortgage loans with an initial interest-only period have increased in popularity in the mortgage marketplace, but historical performance data for interest-only mortgage loans is limited as compared to performance data for mortgage loans that amortize from origination.  The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination.  In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case.  In addition, the failure by the related mortgagor to build equity in the mortgaged property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as “predatory lending” practices.  Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging mortgagors excessive fees, imposing higher interest rates than the mortgagor’s credit risk warrants and failing to adequately disclose the material terms of loans to the mortgagors.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators.  In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid).  In particular, an originator’s failure to comply with certain requirements of federal and state laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

Each responsible party has represented that each mortgage loan originated or acquired by it is in compliance with applicable federal, state and local laws and regulations.  In addition, each responsible party has also represented to the effect that no mortgage loan is considered (a) a “high cost” mortgage loan under the Home Ownership and Equity Protection Act of 1994, or (b) a “high cost home,” “threshold,” “predatory” or “covered” loan (excluding “covered home loans” as defined under clause (1) of the definition of “covered home loans” in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws.  In the event of a breach of any of such representations, the applicable responsible party will be obligated to cure such breach or repurchase or replace the affected mortgage loan and the issuing entity will be reimbursed for any and all costs, losses and damages associated with any violation of applicable state, federal or local anti-predatory or anti-abusive laws and regulations in the manner and to the extent described in this prospectus supplement.

The Responsible Parties May Not Be Able to Repurchase Defective Mortgage Loans

Each responsible party has made various representations and warranties related to the mortgage loans.  Those representations are summarized in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this prospectus supplement.

If a responsible party fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then such responsible party would be required to repurchase the defective mortgage loan.  It is possible that such responsible party may not be capable of repurchasing any defective mortgage loans, for financial or other reasons.  The inability of such responsible party to repurchase defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses.  As a result, shortfalls in the distributions due on the certificates could occur.

The Sponsor and its Affiliates May Have Conflicts of Interest

Recent developments in the subprime mortgage market have led to a deterioration in the financial performance of many Alt-A and subprime loan originators. Due to these developments affecting these subprime loan originators, certain conflicts of interest may exist or may arise as a result of transactions or relationships that the sponsor and its affiliates may have or may enter into in the future with one or more of the loan originators and servicers.

In taking any actions or engaging in other transactions with those loan sellers, the sponsor and its affiliates are not required to take into account the effect of such actions or transactions on the issuing entity or the certificateholders. Among other things, the sponsor and its affiliates may purchase, as principal, loans originated or sold by such loan sellers that are not included in the issuing entity, and may seek to enforce against such loan sellers any remedies they may have if an early payment default or breach of representation and warranty occurs with respect to such other loans. The sponsor or its affiliates may provide secured or unsecured financing to one or more loan sellers, and may seek to enforce remedies against such loan seller if an event of default occurs in respect of that financing. The sponsor and its affiliates will not have any obligation to account to the issuing entity for any amounts they collect in respect of any loans, financing or other transactions they may have with any loan seller, and the sponsor and its affiliates will have no obligation to pursue any claims against such loan sellers on behalf of the issuing entity or with respect to loans included in the issuing entity.

Interest Rate Swap Agreements and Interest Rate Cap Agreements are Subject to Counterparty Risk

The certificates represent an interest in a supplemental interest trust which contains two interest rate swap agreements and certain of the certificates will receive the benefit of two interest rate cap agreements.  These agreements will require the swap provider and the cap provider to make certain payments for the benefit of the holders of the principal certificates.  To the extent that payments on the principal certificates depend in part on payments to be received under the interest rate swap agreements and the interest rate cap agreements, the receipt of those payments on such certificates will be subject to the credit risk of the swap provider and the cap provider.  See “Description of the Certificates—Interest Rate Swap Agreements” and “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

The Credit Rating of the Swap Provider and the Cap Provider Could Affect the Rating of the Offered Certificates

The short-term unsecured obligations of the swap provider and the cap provider will have, as of the closing date, a credit rating of not less than “P-1” from Moody’s Investors Service, Inc. and a credit rating of not less than “A-1+” from Standard & Poor’s Ratings Services, a division of The McGraw Hill-Companies, Inc. and the long-term obligations of the swap provider and the cap provider will have, as of the closing date, a credit rating of not less than “Aa1” from Moody’s Investors Service, Inc. and a credit rating of not less than “AA” from Standard & Poor’s Ratings Services, a division of The McGraw Hill-Companies, Inc.  The ratings on the principal certificates are dependent in part upon the credit ratings of the swap provider and the cap provider.  If a credit rating of the swap provider and the cap provider is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the related agreements or other actions meeting the applicable rating agency criteria are not taken, the ratings of the affected classes of offered certificates may be qualified, reduced or withdrawn.  As a result, the value and marketability of the offered certificates may be adversely affected.  See “Description of the Certificates—Interest Rate Swap Agreements” and “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

Effect on Yields Due to Rapid Prepayments; No Assurance of Amounts Received Under the Interest Rate Swap Agreements

Any payment payable to the swap provider under the terms of the interest rate swap agreements will reduce amounts available for distribution to certificateholders, and may reduce the pass- through rates on the principal certificates.  In addition, certain swap termination payments arising under the interest rate swap agreements are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.  Under the terms of the interest rate swap agreements, the supplemental interest trust may owe a termination payment to the swap provider even if the supplemental interest trust is not the defaulting party.  Any amounts received under the interest rate swap agreements will be applied as described in this prospectus supplement to pay with respect to the principal certificates, interest shortfalls, maintain overcollateralization and cover losses.  However, no swap related payments will remain in the supplemental interest trust unless the floating payment owed by the swap provider for a distribution date exceeds the fixed payment owed to the swap provider for that distribution date.  This will not occur except in a period where one-month LIBOR (as determined pursuant to the LIBOR swap agreement) exceeds [•]% or where the Federal Funds Rate (as determined pursuant to the Federal Funds swap agreement) exceeds [•]%, as applicable.  We cannot assure you that any amounts will be received under the interest rate swap agreements, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain required overcollateralization.

External Events May Increase the Risk of Loss on the Mortgage Loans

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status.  It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase.  To the extent that a member of the military, or a member of the armed forces reserves or National Guard who are called to active duty, is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law, will apply.  Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable.  This may result in interest shortfalls on the mortgage loans, which, in turn will be allocated first to excess interest on the mortgage loans for the related distribution date, and thereafter to reduce the accrued interest on the principal certificates on a pro rata basis.  Any such allocation to the accrued interest on your certificates will result in a reduction in the yield on your certificates.  None of the depositor, the sponsor, the underwriter, any responsible party, the master servicer, any servicer, the trustee, the securities administrator or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation.  See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act and the California Military and Veterans Code” in the prospectus.

The Certificates Are Obligations of the Issuing Entity Only

The certificates will not represent an interest in or obligation of the depositor, the sponsor, the underwriter, the servicers, the  master servicer, the trustee, the responsible parties, the securities administrator or any of their respective affiliates.  Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the underwriter, the master servicer, the securities administrator, the sponsor, the servicers, the trustee, the responsible parties or any of their respective affiliates.  Proceeds of the assets included in the issuing entity will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the sponsor, the underwriter, the servicers, the master servicer, the securities administrator, the trustee, the responsible parties or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Your Investment May Not Be Liquid

The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so.  We cannot assure you that such a secondary market will develop or, if it develops, that it will continue.  Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield.  The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future.  Illiquidity means that there may not be any purchasers for the certificates you may purchase.  Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity.  You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors.  Illiquidity can have a severely adverse effect on the prices of securities.

The Class M4, Class M5, Class M6, Class B1 and Class B2 certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.  Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in those certificates, thereby limiting the market for those certificates.  If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the Class M4, Class M5, Class M6, Class B1 and Class B2 certificates.  You should consult your own tax, legal and financial advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those certificates.  See “Legal Investment” in this prospectus supplement and in the prospectus.

Recently, the Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults; Increased Use of New Mortgage Loan Products by Borrowers May Result in Higher Levels of Delinquencies and Losses Generally

In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford.  Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term.  There is little historical data with respect to these new mortgage loan products especially during a period of increased delinquencies or defaults for such mortgage loan products.  Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed levels anticipated by you.

Recently, the subprime mortgage loan market has experienced increasing levels of delinquencies and defaults, and we cannot assure you that this will not continue.  The increased levels of delinquencies and defaults, as well as a deterioration in general real estate market conditions, have also resulted generally in loan originators being required to repurchase an increasingly greater number of mortgages loans pursuant to early payment default and representation and warranty provisions in their loan sale agreements.  This has led to a deterioration in the financial performance of many subprime loan originators, and in some cases, has caused certain loan originators to cease operations.  Any such deterioration could adversely affect the ability of a loan originator to repurchase or substitute for mortgage loans as to which a material breach of representation or warranty exists or to service mortgage loans.  Although the mortgage loans held by the issuing entity are not regarded as subprime, the originators of the mortgage loans generally participate in the subprime market, and there is also no assurance that these adverse trends will not directly affect other nonprime mortgage products, such as the mortgage loans.  In light of the foregoing, you should consider the heightened risk associated with purchasing the offered certificates, and that your investment in the certificates may perform worse than you anticipate.

The Ratings on Your Certificates Could Be Reduced or Withdrawn

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change.  No person or entity is obligated to maintain the ratings at their initial levels.  If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Value of Collateral Securing Cooperative Loans May Diminish in Value

Certain of the mortgage loans may be cooperative loans.  In such cases, the cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building.  The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.  Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative’s apartment building.  The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building.  If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements.  In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity.  The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing.  A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a issuing entity including cooperative loans, the collateral securing the cooperative loans.  See “Legal Aspects of the Mortgage Loans – General – Cooperative Loans” in the prospectus.

Bankruptcy of the Depositor or the Sponsor may Delay or Reduce Collections on the Loans

The depositor and the sponsor may be eligible to become debtors under the United States Bankruptcy Code.  If either the depositor or the sponsor were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity.  If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to the certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders.  The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity (the “transfers”) are treated as true sales, rather than pledges, of the mortgage assets.

The transactions contemplated by this prospectus supplement and the prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges.  The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or the sponsor.  In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

However, there can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage assets.  Any request by the debtor (or any of its creditors) for such a recharacterization of the transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates.  Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the certificates could result.

Servicing Fee May be Insufficient to Engage Replacement Master Servicer or Servicer

Because the fees payable to the master servicer and the servicers may be based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement master servicer or replacement servicers to accept a successor appointment.

The Offered Certificates May Not Be Suitable Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date.  The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Risks Related to the Class R, Class RC and Class RX Certificates

The holders of the residual certificates must include the taxable income or loss of the related REMIC in determining their federal taxable income.  Prospective investors are cautioned that the residual certificateholders’ REMIC taxable income and the tax liability associated with the residual certificates may be substantial during certain periods, in which event the holders of the residual certificates must have sufficient sources of funds to pay such tax liability.  Other than an initial distribution on the first distribution date, it is not anticipated that the residual certificateholders will receive distributions from the issuing entity.

Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the residual certificates will be treated as “excess inclusion” income, resulting in (i) the inability of those holders to use net operating losses to offset such income, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the Class R certificates will be considered to be “non-economic residual interests,” with the result that transfers of them would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax.  Nevertheless, the transferee affidavit used for transfers of both classes of residual certificates will require the transferee to affirm that it (i) historically has paid its debts as they come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificates in excess of cash flows generated by them, (iii) intends to pay taxes associated with holding the residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit.  The transferor must certify in writing to the securities administrator that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false.  In addition, Treasury regulations provide alternatives for either paying the transferee of the residual certificates a formula specified minimum price or transferring the residual certificates to an eligible corporation under certain conditions in order to meet the safe harbor against the possible disregard of such transfer.  Finally, residual certificates generally may not be transferred to a person who is not a U.S. person unless the income on those residual certificates is effectively connected with the conduct of a U.S. trade or business and the transferee furnishes the transferor and the securities administrator with an effective Internal Revenue Service Form W-8ECI.  See “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests—Non-Recognition of Certain Transfers for Federal Income Tax Purposes” in the prospectus.

An individual, trust or estate that holds residual certificates (whether the residual certificates are held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to such residual certificates but may be subject to limitations or disallowance of deductions for servicing fees on the loans and other administrative expenses properly allocable to such residual certificates in computing such holder’s regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability.  The master servicing and trust agreement will require that any such gross income and such fees and expenses will be allocable to holders of the residual certificates in proportion to their respective ownership interests.  See “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests” and “—Special Considerations for Certain Types of Investors—Individuals and Pass-Through Entities” in the prospectus.  In addition, some portion of the purchaser’s basis, if any, in residual certificates may not be recovered until termination of the trust fund.  Furthermore, Treasury regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of residual certificates.  Any transferee of residual certificates receiving such consideration should consult its tax advisors regarding these regulations.  See “Federal Income Tax Consequences—Special Considerations for Certain Types of Investors—Disposition of Residual Certificates” in the prospectus.  Due to the special tax treatment of residual interests, the effective after-tax return of the residual certificates may be significantly lower than would be the case if the residual certificates were taxed as debt instruments and could be negative.

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THE MORTGAGE LOAN POOL

The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the stated principal balances of the mortgage loans as of the statistical calculation date, which is May 1, 2007, unless otherwise specified in this prospectus supplement.  The mortgage loan principal balances that are transferred to the trust will be the stated principal balances as of a cut-off date of June 1, 2007.  With respect to the mortgage loan pool, some scheduled principal amortization will occur, and some unscheduled principal amortization may occur from the statistical calculation date to the cut-off date and from the cut-off date to the closing date.  Moreover, certain mortgage loans included in the mortgage loan pool as of the statistical calculation date may not be included in the final mortgage loan pool because they may prepay in full prior to the cut-off date, or they may be determined not to meet the eligibility requirements for the final mortgage loan pool.  In addition, certain other mortgage loans may be included in the final mortgage loan pool.  As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the statistical calculation date as presented in this prospectus supplement, although such variance should not be material.  In addition, the final mortgage loan pool may vary plus or minus 5.00% from the statistical calculation pool of mortgage loans described in this prospectus supplement.

General

The issuing entity will primarily consist of approximately 1,067 conventional, Alt-A type, adjustable-rate, first lien residential mortgage loans with original terms to maturity from their first scheduled payment due date of not more than 30 years, having an aggregate stated principal balance of approximately $487,880,097 as of the statistical calculation date.  These mortgage loans have been divided into two sets of loan groups:  (1) “Loan Group I Mortgage Loans”, consisting of 398 mortgage loans having an aggregate stated principal balance of approximately $165,797,207 as of the statistical calculation date and “Loan Group II Mortgage Loans”, consisting of 669 mortgage loans having an aggregate stated principal balance of approximately $322,082,890 as of the statistical calculation date; and (2) “Collateral Group I Mortgage Loans”, consisting of distributions from 100% of the Loan Group I Mortgage Loans and 50% of each Loan Group II Mortgage Loan representing approximately $326,838,652 aggregate principal balance as of the Statistical Calculation Date, and “Collateral Group II Mortgage Loans”, consisting of distributions from 50% of each Loan Group II Mortgage Loan representing approximately $161,041,445 aggregate principal balance as of the Statistical Calculation Date.  Approximately 67.18% of the mortgage loans (the “Wells Fargo Mortgage Loans”) were acquired by the sponsor, Goldman Sachs Mortgage Company (“GSMC”), an affiliate of the Depositor, from Wells Fargo Bank, National Association (“Wells Fargo”), approximately 23.75% of the mortgage loans (the “GreenPoint Mortgage Loans”) were acquired by the sponsor, GSMC from GreenPoint Mortgage Funding, Inc. (“GreenPoint”) and approximately 9.07% of the mortgage loans (the “Conduit Mortgage Loans”) were acquired by GSMC from various other mortgage loan sellers under the Goldman Sachs Mortgage Conduit Program (the “Conduit Program”).

GSMC purchases mortgage loans from pre-approved counterparties on a periodic basis.  If practicable, GSMC will select mortgage loans originated by a single originator for inclusion in a particular transaction.  GSMC purchased mortgage loans from Wells Fargo on May 30, 2007 and from GreenPoint on March 27, 2007, May 21, 2007 and June 4, 2007, after conducting due diligence on the mortgage loan portfolios offered.  GSMC selected all of the mortgage loans that were purchased from such originators on the above dates that had not been paid-off since such mortgage loans had been purchased for inclusion in the issuing entity.  GSMC purchases mortgage loans through the Conduit Program on a continuous basis.

The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement.  See “—Wells Fargo Mortgage Loan Program—Mortgage Loan Underwriting” and “—Goldman Sachs Mortgage Conduit Underwriting Guidelines” below.  In general, because such underwriting guidelines generally do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

All of the mortgage loans in the issuing entity are adjustable-rate mortgage loans.  Substantially all of the mortgage loans have scheduled monthly payment due dates on the first day of the month.  Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Generally, the mortgage loans accrue interest at a fixed rate during an initial period from their respective dates of origination and thereafter provide for adjustment of their interest rate on a semi-annual or annual interest rate adjustment date (the “Adjustment Date”) based on an index.  The interest rates on the mortgage loans are based on a Six-Month LIBOR Loan Index, One-Year CMT Loan Index or One-Year LIBOR Loan Index (each, an “Index”).  See “—The Indices” below.  The first adjustment for approximately 0.03% of the mortgage loans will occur after an initial period of approximately one (1) year following origination; in the case of approximately 0.19% of the mortgage loans will occur after an initial period of approximately two (2) years following origination; in the case of approximately 1.80% of the mortgage loans will occur after an initial period of approximately three (3) years following origination; in the case of approximately 64.72% of the mortgage loans will occur after an initial period of approximately five (5) years following origination; in the case of approximately 9.25% of the mortgage loans will occur after an initial period of approximately seven (7) years following origination; and in the case of approximately 24.00% of the mortgage loans will occur after an initial period of approximately ten (10) years following origination.  On each Adjustment Date for a mortgage loan, the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the applicable Index and a fixed percentage amount (the “Gross Margin”). However, the interest rate on each such mortgage loan will not increase or decrease by more than a fixed percentage as specified in the related mortgage note (the “Periodic Cap”) on any related Adjustment Date, except in the case of the first Adjustment Date, and will not exceed a specified maximum interest rate over the life of the mortgage loan (the “Maximum Rate”) or be less than a specified minimum interest rate over the life of the mortgage loan (the “Minimum Rate”).  The Periodic Caps for the adjustable-rate mortgage loans are:

•	1.000% for approximately 30.05% of the mortgage loans; and

•	2.000% for approximately 69.95% of the mortgage loans.

The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the “Initial Cap”), which ranges from 2.00% to 6.00% for all of the mortgage loans.  Effective with the first monthly payment due on each mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted.  Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the interest rate on each such mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described in this prospectus supplement.  See “—The Indices” below.  The mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

In general, each mortgage loan contains a “due-on-sale” clause which the applicable servicer will exercise unless prohibited from doing so by applicable law or unless such exercise would impair or threaten to impair any recovery under the related PMI policy (as defined below), if any.

All of the mortgage loans are secured by first mortgages, deeds of trust or similar security instruments creating first liens on residential properties primarily consisting of one- to four-family dwelling units, individual condominium units or individual units in planned unit developments.

Pursuant to its terms, each mortgage loan, other than a loan secured by a townhouse, cooperative or a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.  Generally, a cooperative or a condominium association is responsible for maintaining hazard insurance covering the entire building.

As of the statistical calculation date, approximately 19.23% of the Loan Group I Mortgage Loans, approximately 0.89% of the Loan Group II Mortgage Loans, approximately 10.19% of the Collateral Group I Mortgage Loans and approximately 0.89% of the Collateral Group II Mortgage Loans had original loan-to-value ratios in excess of 80%.  The “loan-to-value ratio” or “LTV” of a mortgage loan at any time is generally, unless otherwise provided in the applicable underwriting guidelines, the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value or its review appraisal value (as determined pursuant to the underwriting guidelines) at the time of sale or (b) in the case of a refinancing or modification of a mortgage loan, the appraised value of the mortgaged property at the time of the refinancing or modification.  Approximately 90.81% of the mortgage loans with loan-to-value ratios in excess of 80% are covered by loan level, primary mortgage insurance.  Primary mortgage insurance (sometimes referred to as “PMI”) will provide limited protection against losses on defaulted mortgage loans as it provides effective coverage down to a loan-to-value ratio of 80%.  The mortgage insurance policies are provided by GE (approximately 0.04%), PMI (approximately 5.46%), MGIC (approximately (0.20%), Triad (approximately 0.27%), Republic (approximately 0.09%), Radian (approximately 0.19%) and UGIC (approximately 0.21%).  Each servicer is required to maintain or cause the borrower to maintain coverage under each primary mortgage insurance policy and pay all related premiums, at its own expense, until such time as the insurance expires.

Approximately 15.38%, 4.10% and 65.14% of the Loan Group I Mortgage Loans have an interest-only term of 5, 7 and 10 years, respectively, approximately 15.07%, 4.68% and 67.12% of the Loan Group II Mortgage Loans have an interest-only term of 5, 7 and 10 years, respectively, approximately 15.23%, 4.38% and 66.12% of the Collateral Group I Mortgage Loans have an interest-only term of 5, 7 and 10 years, respectively, and approximately 15.07%, 4.68% and 67.12% of the collateral group II mortgage loans have an interest-only term of 5, 7 and 10 years, respectively.

Except for approximately 0.86% of the mortgage loans that are balloon loans, all of the mortgage loans are fully amortizing.

Approximately 86.10% of the mortgage loans provide for payments of interest-only for a period of ranging from five (5) to ten (10) years following origination.

The Mortgage Loans

The pool of mortgage loans had the following approximate aggregate characteristics as of the statistical calculation date(1):

Stated Principal Balance:	$487,880,097
Number of Mortgage Loans:	1,067
Average Stated Principal Balance:	$457,245
Percentage of Interest-Only Mortgage Loans:	86.10%
Weighted Average Gross Interest Rate:	6.697%
Weighted Average Net Interest Rate(2):	6.439%
Non-Zero Weighted Average Current FICO Score:	724
Weighted Average Original LTV Ratio:	74.40%
Weighted Average Combined Original LTV Ratio:	80.90%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll(3):	75
Weighted Average Gross Margin(3):	2.52%
Weighted Average Gross Maximum Lifetime Rate(3):	11.77%
Percentage of Mortgage Loans with Silent Seconds:	43.73%
Non-Zero Weighted Average Debt-to-Income Ratio:	38.00%
Percentage of Loans with Mortgage Insurance:	6.47%
___________________
(1)	All weighted averages calculated in this table are based on stated principal balances as of the statistical calculation date.
(2)	The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.
(3)	Represents the weighted average of the adjustable-rate mortgage loans.

The stated principal balances of the mortgage loans range from approximately $45,560.74 to approximately $2,899,000.00.  The mortgage loans had an average stated principal balance of approximately $457,244.70.

The weighted average loan-to-value ratio at origination of the mortgage loans is approximately 74.40% and approximately 7.12% of the mortgage loans have loan-to-value ratios at origination exceeding 80%.

All of the mortgage loans are secured by first liens.

No more than approximately 0.71% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

As of the statistical calculation date, one (1) of the mortgage loans was 30 to 59 days delinquent.  This mortgage loan had an aggregate scheduled balance of approximately $326,400.00 and represent approximately 0.07% of the mortgage pool as of the cut-off date.  A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.

The tables on Schedule A set forth certain statistical information with respect to the aggregate mortgage loan pool.  Due to rounding, the percentages shown may not precisely total 100.00%.

The Loan Group I Mortgage Loans

The Loan Group I Mortgage Loans had the following approximate aggregate characteristics as of the statistical calculation date(1):

Stated Principal Balance:	$165,797,207
Number of Mortgage Loans:	398
Average Stated Principal Balance:	$416,576
Percentage of Interest-Only Mortgage Loans:	84.63%
Weighted Average Gross Interest Rate:	6.734%
Weighted Average Net Interest Rate(2):	6.461%
Non-Zero Weighted Average Current FICO Score:	724
Weighted Average Original LTV Ratio:	79.79%
Weighted Average Combined Original LTV Ratio:	88.86%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll(3):	72
Weighted Average Gross Margin(3):	2.54%
Weighted Average Initial Rate Cap(3):	5.06%
Weighted Average Periodic Rate Cap(3):	1.69%
Weighted Average Gross Maximum Lifetime Rate(3):	11.82%
Percentage of Mortgage Loans with Silent Seconds:	52.09%
Non-Zero Weighted Average Debt-to-Income Ratio:	42.79%
Percentage of Loans with Mortgage Insurance:	17.89%

___________________
(1)	All weighted averages calculated in this table are based on stated principal balances as of the statistical calculation date.
(2)	The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.
(3)	Represents the weighted average of the adjustable-rate mortgage loans in the applicable loan group.

The stated principal balances of the Loan Group I Mortgage Loans range from approximately $50,850.00 to approximately $2,000,000.00.  The Loan Group I Mortgage Loans had an average stated principal balance of approximately $416,575.90.

The weighted average loan-to-value ratio at origination of the Loan Group I Mortgage Loans is approximately 79.79% and approximately 19.23% of the Loan Group I Mortgage Loans have loan-to-value ratios at origination exceeding 80.00%.

All of the Loan Group I Mortgage Loans are secured by first liens.

No more than approximately 1.21% of the Loan Group I Mortgage Loans are secured by mortgaged properties located in any one zip code area.

As of the statistical calculation date, one (1) of the Loan Group I Mortgage Loans was 30 to 59 days delinquent.  This mortgage loan had an aggregate scheduled balance of approximately $326,400.00 and represent approximately 0.20% of the mortgage pool as of the cut-off date.  A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.

The tables on Schedule A set forth certain statistical information with respect to the Loan Group I Mortgage Loans.  Due to rounding, the percentages shown may not precisely total 100.00%.

The Loan Group II Mortgage Loans

The Loan Group II Mortgage Loans had the following approximate aggregate characteristics as of the statistical calculation date(1):

Stated Principal Balance:	$322,082,890
Number of Mortgage Loans:	669
Average Stated Principal Balance:	$481,439
Percentage of Interest-Only Mortgage Loans:	86.86%
Weighted Average Gross Interest Rate:	6.678%
Weighted Average Net Interest Rate(2):	6.427%
Non-Zero Weighted Average Current FICO Score:	723
Weighted Average Original LTV Ratio:	71.63%
Weighted Average Combined Original LTV Ratio:	76.80%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll(3):	76
Weighted Average Gross Margin(3):	2.51%
Weighted Average Initial Rate Cap(3):	5.05%
Weighted Average Periodic Rate Cap(3):	1.71%
Weighted Average Gross Maximum Lifetime Rate(3):	11.75%
Percentage of Mortgage Loans with Silent Seconds:	39.42%
Non-Zero Weighted Average Debt-to-Income Ratio:	35.90%
Percentage of Loans with Mortgage Insurance:	0.59%

___________________
(1)	All weighted averages calculated in this table are based on stated principal balances as of the statistical calculation date.
(2)	The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.
(3)	Represents the weighted average of the adjustable-rate mortgage loans in the applicable loan group.

The stated principal balances of the Loan Group II Mortgage Loans range from approximately $45,560.74 to approximately $2,899,000.00.  The Loan Group II Mortgage Loans had an average stated principal balance of approximately $481,439.30.

The weighted average loan-to-value ratio at origination of the Loan Group II Mortgage Loans is approximately 71.63% and 0.89% of the Loan Group II Mortgage Loans have loan-to-value ratios at origination exceeding 80.00%.

All of the Loan Group II Mortgage Loans are secured by first liens.

No more than approximately 1.07% of the Loan Group II Mortgage Loans are secured by mortgaged properties located in any one zip code area.

As of the statistical calculation date, all of the Loan Group II Mortgage Loans were current.  A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.

The tables on Schedule A set forth certain statistical information with respect to the Loan Group II Mortgage Loans.  Due to rounding, the percentages shown may not precisely total 100.00%.

The Collateral Group I Mortgage Loans

The Collateral Group I Mortgage Loans had the following approximate aggregate characteristics as of the statistical calculation date(1):

Stated Principal Balance(2):	$326,838,652
Number of Mortgage Loans(3):	1,067
Average Stated Principal Balance:	$446,196
Percentage of Interest-Only Mortgage Loans:	85.73%
Weighted Average Gross Interest Rate:	6.706%
Weighted Average Net Interest Rate(4):	6.444%
Non-Zero Weighted Average Current FICO Score:	724
Weighted Average Original LTV Ratio:	75.77%
Weighted Average Combined Original LTV Ratio:	82.92%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll(5):	74
Weighted Average Gross Margin(5):	2.53%
Weighted Average Initial Rate Cap(5):	5.05%
Weighted Average Periodic Rate Cap(5):	1.70%
Weighted Average Gross Maximum Lifetime Rate(5):	11.78%
Percentage of Mortgage Loans with Silent Seconds:	45.85%
Non-Zero Weighted Average Debt-to-Income Ratio:	39.12%
Percentage of Loans with Mortgage Insurance:	9.37%

___________________
(1)	All weighted averages calculated in this table are based on stated principal balances as of the statistical calculation date.
(2)
Principal balance totals are calculated using 100% of the principal balance of the Group I Mortgage Loans and 50% of the principal balance of each Group II Mortgage Loan.  Weighted averages are calculated using 100% of the principal balance of the Group I Mortgage Loans and 50% of the principal balance of each Group II Mortgage Loan.

(3)	Number of mortgage loans represents the total number of the mortgage loans that are contributing, in whole or in part, to this collateral group.
(4)	The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.
(5)	Represents the weighted average of the adjustable-rate mortgage loans in the applicable loan group.

The stated principal balances of the Collateral Group I Mortgage Loans range from approximately $45,560.74 to approximately $2,899,000.00.  The Collateral Group I Mortgage Loans had an average stated principal balance of approximately $446,196.

The weighted average loan-to-value ratio at origination of the Collateral Group I Mortgage Loans is approximately 75.77% and 10.19% of the Collateral Group I Mortgage Loans have loan-to-value ratios at origination exceeding 80.00%.

All of the Collateral Group I Mortgage Loans are secured by first liens.

No more than approximately 0.70% of the Collateral Group I Mortgage Loans are secured by mortgaged properties located in any one zip code area.

As of the statistical calculation date, one (1) of the Collateral Group I Mortgage Loans was 30 to 59 days delinquent.  This mortgage loan had an aggregate scheduled balance of approximately $326,400.00 and represent approximately 0.10% of the mortgage pool as of the cut-off date.  A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.

The tables on Schedule A set forth certain statistical information with respect to the Collateral Group I Mortgage Loans.  Due to rounding, the percentages shown may not precisely total 100.00%.

The Collateral Group II Mortgage Loans

The Collateral Group II Mortgage Loans had the following approximate aggregate characteristics as of the statistical calculation date(1):

Stated Principal Balance(2):	$161,041,445
Number of Mortgage Loans(3):	669
Average Stated Principal Balance:	$481,439
Percentage of Interest-Only Mortgage Loans:	86.86%
Weighted Average Gross Interest Rate:	6.678%
Weighted Average Net Interest Rate(4):	6.427%
Non-Zero Weighted Average Current FICO Score:	723
Weighted Average Original LTV Ratio:	71.63%
Weighted Average Combined Original LTV Ratio:	76.80%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll(5):	76
Weighted Average Gross Margin(5):	2.51%
Weighted Average Initial Rate Cap(5):	5.05%
Weighted Average Periodic Rate Cap(5):	1.71%
Weighted Average Gross Maximum Lifetime Rate(5):	11.75%
Percentage of Mortgage Loans with Silent Seconds:	39.42%
Non-Zero Weighted Average Debt-to-Income Ratio:	35.90%
Percentage of Loans with Mortgage Insurance:	0.59%

___________________
(1)	All weighted averages calculated in this table are based on stated principal balances as of the statistical calculation date.
(2)
Principal balance totals are calculated using 50% of the principal balance of each Group II Mortgage Loan.  Weighted averages are calculated using 50% of the principal balance of each Group II Mortgage Loan.

(3)	Number of mortgage loans represents the total number of the mortgage loans that are contributing, in whole or in part, to this collateral group.
(4)	The weighted average net interest rate is equal to the weighted average gross interest rate less the Expense Fee Rate.
(5)	Represents the weighted average of the adjustable-rate mortgage loans in the applicable loan group.

The stated principal balances of the Collateral Group II Mortgage Loans range from approximately $45,560.74 to approximately $2,899,000.00.  The Collateral Group II Mortgage Loans had an average stated principal balance of approximately $481,439.30.

The weighted average loan-to-value ratio at origination of the Collateral Group II Mortgage Loans is approximately 71.63% and 0.89% of the Collateral Group II Mortgage Loans have loan-to-value ratios at origination exceeding 80.00%.

All of the Collateral Group II Mortgage Loans are secured by first liens.

No more than approximately 1.07% of the Collateral Group II Mortgage Loans are secured by mortgaged properties located in any one zip code area.

As of the statistical calculation date, all of the Collateral Group II Mortgage Loans were current.  A mortgage loan will be considered past due if the payment due on the related contractual payment date is not received by the immediately succeeding contractual payment date.

The tables on Schedule A set forth certain statistical information with respect to the Collateral Group II Mortgage Loans.  Due to rounding, the percentages shown may not precisely total 100.00%.

Prepayment Premiums

Under the terms of the related mortgage notes, as of the statistical calculation date, approximately 14.01% of the Loan Group I Mortgage Loans, approximately 11.83% of the Loan Group II Mortgage Loans, approximately 12.94% of the Collateral Group I Mortgage Loans and approximately 11.83% of the Collateral Group II Mortgage Loans, each by aggregate unpaid principal balance, provide for payment by the mortgagor of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal.  Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six (6) months to forty-two (42) months from the date of origination of such mortgage loan, or during the penalty period, as described in this prospectus supplement.  The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note.  No mortgage loan imposes a Prepayment Premium for a term in excess of forty-two (42) months.  Prepayment Premiums collected from mortgagors, other than any Prepayment Premiums waived or retained by any servicer as permitted by the applicable servicing agreement, will be paid to the holders of the Class P certificates and will not be available for payment to the Principal Certificates.

The servicers may waive, modify or vary any term of any applicable mortgage loan, including any Prepayment Premium, if, in the applicable servicer’s determination, that waiver or modification is not materially adverse to the issuing entity, and in certain cases, subject to the consent of the issuing entity or as otherwise set forth in the servicing agreements.  The Master Servicer, except in its capacity as successor servicer, may not waive, modify or vary any term of any mortgage loan.

The Indices

Each mortgage loan has an interest rate that adjusts based on an Index.  The One-Year LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for one year U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the “One-Year LIBOR Loan Index”).  The Six-Month LIBOR Loan Index will be calculated using the arithmetic mean of the London Interbank Offered Rate quotations for six month U.S. Dollar-denominated deposits as of the date that is twenty-five or forty-five days before the applicable Adjustment Date (the “Six-Month LIBOR Loan Index”).  The One-Year CMT Loan Index is the weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity of one year (the “One-Year CMT Loan Index”).  The One-Year CMT Loan Index will be generally determined forty-five days before the applicable Adjustment Date.  In the event an Index is no longer available, the servicer will select a substitute Index in accordance with the applicable mortgage loan.

The information below has been provided by Wells Fargo Bank, National Association.

Wells Fargo Bank, National Association

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

(1)
Fixed rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Prime” mortgage loans (“Alt-A Prime Fixed Rate Loans”);

(2)
Adjustable rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Prime” mortgage loans (“Alt-A Prime Adjustable Rate Loans”);

(3)
Fixed rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Minus” mortgage loans (“Alt-A Minus Fixed Rate Loans”); and

(4)
Adjustable rate mortgage loans having original terms to maturity of approximately ten years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank’s underwriting guidelines for “Alt-A Minus” mortgage loans (“Alt-A Minus Adjustable Rate Loans”).

From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors.  The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different “asset types” set forth in the table:

	2004		2005		2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Alt-A Prime Fixed-Rate Loans	1,982	$364,734,875	2,445	$556,193,433	5,320	$1,209,020,397
Alt-A Prime Adjustable-Rate Loans*	0	$0.00	0	$0.00	1,220	$420,962,607
Alt-A Minus Fixed-Rate Loans	10,506	$1,711,167,964	24,630	$4,499,161,624	23,218	$4,343,902,519
Alt-A Minus Adjustable-Rate Loans	12,876	$2,858,098,653	8,143	$1,772,154,001	1,413	$293,559,837
___________________________

*
All of the mortgage loans previously reported under “Alt-A Prime Adjustable Rate Loans” for 2004 and 2005 were “prime” investment property mortgage loans.  In 2006, Wells Fargo Bank changed the classification of “prime” investment property mortgage loans so that such mortgage loans are classified with other adjustable rate mortgage loans originated under Wells Fargo Bank’s “prime” underwriting guidelines and are now reported under that “asset type” for all periods shown.

Wells Fargo’s Mortgage Loan Programs

Mortgage Loan Production Sources

Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, correspondent and centralized production offices located throughout many states in the United States, the District of Columbia and several of the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

The following are Wells Fargo Bank’s primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from Wells Fargo Bank’s Private Mortgage Banking division (including referrals from or originations by the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the “Joint Ventures”) and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators (“Correspondents”). See “—Acquisition of Mortgage Loans from Correspondents” below.  The relative contribution of each of these sources to Wells Fargo Bank’s origination business, measured by the volume of loans generated, tends to fluctuate over time.

Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank’s partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

A majority of Wells Fargo Bank’s corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer’s providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank’s acquisition of mortgage loans from other originators. Also among Wells Fargo Bank’s corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

Acquisition of Mortgage Loans from Correspondents

In order to qualify for participation in Wells Fargo Bank’s mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank’s underwriting guidelines or the standards of a pool insurer and represent that each loan was underwritten in accordance with Wells Fargo Bank standards or the standards of a pool insurer and (v) utilize the services of qualified appraisers.

The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. With respect to Alt-A Minus Mortgage Loans, the contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents (“Delegated Underwriting”), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents’ representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank’s post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents’ compliance with Wells Fargo Bank’s underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank’s program standards or the standards of a pool insurer. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank’s general or alternative underwriting standards.

Mortgage Loan Underwriting

The Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank’s “general” underwriting standards, (ii) Wells Fargo Bank’s “retention program,” (iii) Wells Fargo Bank’s modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program, (iv) the underwriting standards of a pool insurer and (v) the underwriting standards of participants in Wells Fargo Bank’s non-agency conduit program.

General

The underwriting functions of Wells Fargo Bank are performed in offices throughout many states in the United States, the District of Columbia, and several of the territories of the United States. Wells Fargo Bank may not elect to delegate underwriting authority to any broker or correspondent. Wells Fargo Bank employs loan credit underwriters to scrutinize the applicant’s credit profile and to evaluate whether an impaired credit history is a result of adverse circumstances or a continuing inability or unwillingness to meet credit obligations in a timely manner.  Personal circumstances such as divorce, family illnesses or deaths and temporary job loss due to layoffs and corporate downsizing will often impair the credit record of certain borrowers.

Wells Fargo Bank’s underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant’s credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant’s financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With -respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant’s credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower’s means of support and the borrower’s credit history. Wells Fargo Bank’s guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process. Except as described below, the Mortgage Loans will be underwritten by or on behalf of Wells Fargo Bank generally in accordance with the standards and procedures described herein.

Wells Fargo Bank may supplement the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac’s Loan Prospector, Fannie Mae’s Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. For “prime” borrowers, such objective measures are then used to evaluate loan applications and assign each application a “Mortgage Score”.

The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower’s credit patterns are then considered in order to derive a “FICO Score” which indicates a level of default probability over a two-year period.

The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank’s underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf (“contract underwriters”) make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent may not be reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See “—Acquisition of Mortgage Loans from Correspondents” above.

Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant’s ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower’s payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant’s payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant’s present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank’s underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower’s employer, employer sponsored web sites, or third party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant’s employer or by means of the applicant’s most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with “full documentation.” In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including non-occupant co-mortgagors, are combined and considered as a unit.

In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower’s credit history, a borrower’s liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower’s Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable rate mortgage loans, the interest rate used to determine a mortgagor’s total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down Loans, the ratio is determined by including in the applicant’s total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the mortgagor as a result of the subsidy agreement or the buy-down agreement. In the case of interest only mortgage loans, no principal payment is considered in determining the mortgagor's total debt for purposes of such ratio, however, under certain circumstances the interest rate used may be higher than the actual interest rate on the mortgage loan.   In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank’s Private Mortgage Banking division, qualifying income may be based on an “asset dissipation” approach under which future income is projected from the assumed liquidation of a portion of the applicant’s specified assets. In evaluating an application with respect to a “non-owner-occupied” property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a “second home,” which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner’s principal residence), Wells Fargo Bank will include projected rental income net of certain mortgagor obligations and other assumed expenses or loss from such property to be included in the applicant’s monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two- to four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower’s ability to repay the mortgage loan.

Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a “Home Asset ManagementSM Account Loan”). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the Debt-to-Income Ratio, and the combined amount of primary and secondary loans will be used to calculate the Combined Loan-to-Value Ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

Mortgage Loans will generally not have had at origination a Loan-to-Value Ratio in excess of 95%. The “Loan-to-Value Ratio” or “LTV” is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than 360 days prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for “equity take out” purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation)(“RELS”), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party.  The “Combined Loan-to-Value Ratio” or “CLTV” is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan or (b) the total available amount of any home equity line of credit originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property.

No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of appraisal (or, where applicable, on the dates of appraisal updates) of the related Mortgage Loans. The appraisal of any Mortgaged Property reflects the individual appraiser’s judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data. If residential real estate values generally or in particular geographic areas decline such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties become equal to or greater than the values of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry and those now experienced in Wells Fargo Bank’s servicing portfolios. In addition, adverse economic conditions generally, in particular geographic areas or industries, or affecting particular segments of the borrowing community (such as mortgagors relying on commission income and self-employed mortgagors) and other factors which may or may not affect real property values, including the purposes for which the Mortgage Loans were made and the uses of the Mortgaged Properties, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses.

Wells Fargo Bank originates mortgage loans pursuant to its general underwriting guidelines with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the “Prime Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Prime Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:

Prime Coverage Percentages

Loan-to-Value Ratios	Category I Prime Mortgage Loans	Category II Prime Mortgage Loans

95.01% to 97.00%	30%	25%
90.01% to 95.00%	30%	25%
85.01% to 90.00%	25%	12%
80.01% to 85.00%	12%	6%

“Category I Prime Mortgage Loans” includes fixed rate Mortgage Loans with terms to maturity of 25 or 30 years, Balloon Loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate Mortgage Loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.

“Category II Prime Mortgage Loans” includes fixed rate Mortgage Loans with terms to maturity of 10, 15 or 20 years.

In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association (“ALTA”) title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

Role of Loan Underwriter Discretion

On a case-by-case basis, a Wells Fargo Bank loan underwriter may make the determination that the prospective borrower warrants loan parameters beyond the general underwriting criteria described above or the specific criteria applicable to Alt-A Mortgage Loans described below based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, Loan-to-Value Ratio, Debt-to-Income Ratio, long-term stability of employment and/or residence, credit scores, verified cash reserves or reduction in overall monthly expenses.  For example, Wells Fargo Bank permits Debt-to-Income Ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank’s underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

Retention Program

A borrower with at least one mortgage loan serviced by Wells Fargo Bank may be eligible for Wells Fargo Bank’s retention program. Provided such a borrower is current in his or her mortgage payment obligations, Wells Fargo Bank may permit a refinancing of one or more of the borrower’s mortgage loans that are serviced by Wells Fargo Bank or another servicer to a current market interest rate without applying any significant borrower credit or property underwriting standards. As a result, borrowers who qualify under the retention program may not need to demonstrate that their current total monthly debt obligation in relation to their monthly income level does not exceed a certain ratio; Wells Fargo Bank may not obtain a current credit report for the borrower or apply a new FICO Score to the refinanced loan; and the borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the retention program. A borrower may participate in this retention program through a refinancing of one or more of his or her existing mortgage loans by either replacing any such loan with a new mortgage loan at a current market interest rate or, in the case of a mortgage loan that had been originated or purchased by Wells Fargo Bank, by executing a modification agreement under which the interest rate on the existing mortgage loan is reduced to a current market rate.

Wells Fargo Bank may also apply the retention program to its existing borrowers who obtain new purchase money mortgage loans secured by primary residences where the initial principal balance of the new loan would not exceed 150% of the original principal balance of the previous loan.  Borrowers may be pre-approved under this program if they have a satisfactory payment history with Wells Fargo Bank as well as a satisfactory FICO Score. Wells Fargo Bank may waive verifications of borrower income and assets under this program and may not impose any limitation on the ratio of a borrower’s current total debt obligation in relation to current monthly income. A new appraisal will be obtained with respect to the residence securing the new purchase money mortgage loan.

Alt-A Mortgage Loans

The underwriting standards applicable to mortgage loans under Wells Fargo Bank’s “alternative” mortgage loan underwriting program permit different underwriting criteria as compared to Wells Fargo Bank’s general underwriting criteria, additional types of mortgaged properties or categories of borrowers such as “foreign nationals” without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, “Foreign National Loans”), and include certain other less restrictive parameters. Generally, relative to the “general” underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum Combined Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for “equity take out” refinancing, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower financing a primary residence and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance.

On July 10, 2006, Wells Fargo Bank implemented new expanded financing solutions for underwriting their “alternative” mortgage loans (the “EFA Program”).  Under the EFA Program, mortgage loans are divided into two general categories, “Alt-A Prime” and “Alt-A Minus” and such mortgage loans, “Alt-A Prime Mortgage Loans” and “Alt-A Minus Mortgage Loans.”  Borrower and mortgage loan characteristics will determine whether a mortgage loan falls within the Alt-A Prime or Alt-A Minus category.  The differences between these categories are discussed herein.  All “alternative” mortgage loans originated by Wells Fargo Bank on and after July 10, 2006 were originated under the EFA Program guidelines.  Unless otherwise specified, the descriptions contained herein are applicable to loans originated before and after the implementation of the EFA Program.

For mortgage loans originated under the EFA Program, if the property is a second home or investment property, the borrower is not permitted to finance more than six one-to-four family residences (including the borrower’s  primary residence) with Wells Fargo Bank.  If the property is a primary residence, there is no limitation on the number of one-to-four family residences that a borrower may finance with Wells Fargo Bank.

Alt-A Mortgage Loans will generally not have had at origination a Loan-to-Value in excess of 100%. Generally, Wells Fargo Bank originates Alt-A Prime Loans with Loan-to-Value Ratios in excess of 80% with the requirement to obtain primary mortgage insurance and Alt-A Minus Mortgage Loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. Generally, for Alt-A Prime Loans the primary insurance is paid by the borrower and for Alt-A Minus Mortgage Loans the primary mortgage insurance is paid by Wells Fargo Bank.  In cases where primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loans as set forth in the following table (the “Alt-A Coverage Percentage”) will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the mortgagor or other persons involved in the origination thereof) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

The Alt-A Coverage Percentages generally required by Wells Fargo Bank for Alt-A Mortgage Loans at various levels of Loan-to-Value Ratios and documentation types are as follows:

Alt-A Coverage Percentages

Loan-to-Value Ratios	Documentation Types	Category I Alt-A Mortgage Loans	Category II Alt-A Mortgage Loans
97.01% to 100.00%	Full documentation	35%	35% for Alt-A Minus 30% for Alt-A Prime
95.01% to 97.00%	Full documentation	30%	25%
90.01% to 95.00%	All documentation levels	30%	25%
85.01% to 90.00%	All documentation levels	25%	12%
80.01% to 85.00%	All documentation levels	12%	6%

“Category I Alt-A Mortgage Loans” includes Mortgage Loans with terms to maturity in excess of 20 years.

“Category II Alt-A Mortgage Loans” includes Mortgage Loans with terms to maturity of less than or equal to 20 years.

Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum down payment of only 3% is required, Alt-A Mortgage Loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage (“3% Solution Loans”).  In addition, under a program available to eligible borrowers who meet certain underwriting criteria and for which program no down payment is required, Alt-A Mortgage Loans may be originated with Loan-to-Value Ratios of 100%; provided that the property related to such Mortgage Loans is a single unit primary residence.

With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

In connection with its Alt-A Minus program in effect prior to July 10, 2006, Wells Fargo Bank established classifications with respect to the credit profile of the applicant, and each loan was placed into one of thirteen credit levels denoted as “F9 through F1,” with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum Loan-to-Value Ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally were restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower Loan-to-Value Ratios than applicants with more favorable credit profiles. Except for loans originated under the “No Ratio” program, the maximum total Debt to Income Ratio for each credit level is generally 50%. “Debt-to-Income Ratio” is the ratio, expressed as a percentage, of (i) the amount of the monthly debt obligations (including the proposed new housing payment and related expenses such as, but not limited to, property taxes and insurance) over (ii) the mortgagor’s gross monthly income, as of the origination of the Mortgage Loan.  Subject to the consideration of certain compensating factors, the general criteria used by Wells Fargo Bank’s underwriting staff in classifying loan applicants were as follows:

Credit Level	Existing Mortgage History	Documentation Type	FICO Score(1)	Maximum Combined Loan to Value Ratio(2)
F9	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	700 or higher	95% CLTV @ LTV < 95%
F8	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No documentation	660-699	95% CLTV @ LTV <95%
F7	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No documentation	620-659	95% CLTV @ LTV <95%
F6	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	700 or higher	95% CLTV @ LTV <95%
F6 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	700 or higher	95% CLTV @ LTV <80%
F5	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	660-699	95% CLTV @ LTV <95%
F5 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	660-699	95% CLTV @ LTV <80%
F4	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	640-659	95% CLTV @ LTV <95%
F4 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	640-659	95% CLTV @ LTV <80%
F3	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	620-639	95% CLTV @ LTV <95%
F3 Stated Reduced	1 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of one 30-day late payment in the last 12 months	Stated with option of verification of assets; maximum Debt-to-Income Ratio of 50%	620-639	95% CLTV @ LTV <80%
F2	2 x 30; Mortgage or rent payments no more than 30 days late at application time and a maximum of two 30-day late payments in the last 12 months	No Ratio with option of verification of assets	600 or higher	95% CLTV @ LTV <95%
F1	0 x 30; Mortgage or rent payments no more than 30 days late at application time and no 30-day late payments in the last 12 months	No Ratio with option of verification of assets	620-659	95% CLTV @ LTV <95%

(1)	Lower of two, middle of three FICO Scores used. If only one FICO Score is obtained, then that score is used.

(2)
The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan.  100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

For the purpose of assigning (a) the credit levels designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) were counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank used the foregoing categories and characteristics as guidelines only.

The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program before July 10, 2006 had loan terms of 15, 20 or 30 years and fully amortize over such terms and the principal amounts generally ranged from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally did not originate or acquire any Mortgage Loans under the Alt-A Minus program before July 10, 2006 for which the Loan-to-Value Ratio at origination exceeded 100% or for which the Combined Loan-to-Value Ratio at origination exceeded 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program before July 10, 2006 are generally secured by single-family detached residences, condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner. It was Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program before July 10, 2006. Wells Fargo Bank, may have, however, accepted mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

The Alt-A Minus program before July 10, 2006 includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

Under the EFA Program, Wells Fargo Bank revised its underwriting program to include expanded credit score requirements and Loan-to-Value Ratios and Combined Loan-to-Value Ratios, higher loan amounts and more documentation types and property types.  The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program include the following: Fixed Rate Loans with terms of 15, 20 or 30 years which fully amortize over such terms; 30 and 40-year Balloon Loans; and various types of Adjustable Rate Loans. There is no minimum loan amount for Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program (except for Correspondent Loans, which have a minimum loan amount of $50,000) and the maximum loan amounts are $6,000,000 for Alt-A Prime and $4,000,000 for Alt-A Minus.

Wells Fargo Bank implemented more conservative underwriting criteria with respect to Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007.  As a result of the changes implemented, underwriting criteria applicable to a Mortgage Loan may differ depending on the channel through which the loan was originated.  Wells Fargo Bank originates loans through (a) its wholesale channel, which is comprised of third-party mortgage brokers who originate mortgage loans pursuant to Wells Fargo Bank’s underwriting standards (such mortgage loans, “Wholesale Loans,”), (b) its retail channel, which is comprised of a network of branch offices (such mortgage loans, “Retail Loans”) and (c) its Correspondents (such mortgage loans, “Correspondent Loans”).  Unless otherwise specified herein, the descriptions of the underwriting criteria apply to loans originated through all origination channels.

To be eligible for Alt-A Prime, a borrower must have (i) a minimum FICO Score of 680 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60 days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no rolling late payments.  To be eligible for Alt-A Minus, a borrower must have (i) a minimum FICO Score of 620 provided that Wholesale and Correspondent Loans originated under any documentation program other than the Full documentation program must have a minimum FICO Score of 640 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60-days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no more than six rolling late payments for delinquencies no longer than 30 days.  Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the EFA Program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the Combined Loan-to-Value Ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program are generally secured by single-family detached residences, planned unit developments, condotels, condominium units, unwarrantable condominium units or two-to four-family residences, and such properties may or may not be occupied by the owner; provided however, that for Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, First Time Home Buyers are limited to one- or two-unit primary residences. It is Wells Fargo Bank’s policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the EFA Program. However, Wells Fargo Bank will accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.  A “First Time Home Buyer” is a borrower who has not had an ownership interest in a property in the last 36 months.

The EFA program includes No Ratio Loans with a borrower’s option to verify assets, Stated Loans with a borrower’s option to verify assets, Full Documentation Loans and No Documentation Loans.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Prime and Alt-A Minus Mortgage Loans relating to one to four family residences, condominiums and units within planned unit developments that are originated under the EFA Program:

Credit Level	Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan to Value Ratio(1)	Maximum Combined Loan to Value Ratio(1)
Alt-A Prime	Full Documentation	Owner occupied	$6,000,000	100%	100%
Alt-A Prime	Full Documentation	Second home	$6,000,000(2)	95%	100%
Alt-A Prime	Full Documentation	Non-owner occupied	$4,000,000	90%	100%
Alt-A Prime	Stated with option of verification of assets	Owner occupied	$6,000,000	95%	100%
Alt-A Prime	Stated with option of verification of assets	Second home	$6,000,000(2)	90%	90%
Alt-A Prime	Stated with option of verification of assets	Non-owner occupied	$4,000,000	90%	90%
Alt-A Prime	No Ratio with option of verification of assets	Owner occupied	$4,000,000	95%	100%
Alt-A Prime	No Ratio with option of verification of assets	Second home	$4,000,000(2)	90%	90%
Alt-A Prime	No Ratio with option of verification of assets	Non-owner occupied	$3,000,000	90%	90%
Alt-A Prime	No Documentation	Owner occupied	$3,000,000	95%	95%
Alt-A Prime	No Documentation	Second home	$3,000,000	80%	80%
Alt-A Prime	No Documentation	Non-owner occupied	$1,000,000	75%	75%
Alt-A Minus	Full Documentation	Owner occupied(3)	$4,000,000	100%	100%
Alt-A Minus	Full Documentation	Second home(3)	$4,000,000	95%	100%
Alt-A Minus	Full Documentation	Non-owner occupied	$3,000,000	80%/85%(4)	100%
Alt-A Minus	Stated with option of verification of assets	Owner occupied(3)	$4,000,000	95%	100%
Alt-A Minus	Stated with option of verification of assets	Second home(3)	$2,000,000	90%	90%
Alt-A Minus	Stated with option of verification of assets	Non-owner occupied	$2,000,000	80%/85%(4)	90%
Alt-A Minus	No ratio with option of verification of assets	Owner occupied(3)	$4,000,000	95%	100%
Alt-A Minus	No ratio with option of verification of assets	Second home(3)	$2,000,000(2)	90%	90%
Alt-A Minus	No ratio with option of verification of assets	Non-owner occupied	$1,000,000	80%/85%(4)	90%
Alt-A Minus	No Documentation	Owner occupied(3)	$2,000,000	95%	95%

Credit Level	Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan to Value Ratio(1)	Maximum Combined Loan to Value Ratio(1)
Alt-A Minus	No Documentation	Second home(3)	$2,000,000(2)	75%	75%
Alt-A Minus	No Documentation	Non-owner occupied	$750,000	75%	75%

_________________________________

(1)
The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the purpose of the mortgage loan and the type of mortgaged property. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.  In addition, the maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007 that are considered higher risk transactions are subject to downward adjustment.

(2)	The maximum loan amounts are subject to downward adjustment based upon certain factors including property type and purpose of the mortgage loan.

(3)
For Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, three- to four-unit owner occupied and three- to four-unit second homes must be originated under the Full documentation program. For Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, non-owner occupied three- to four-unit properties can be originated with all documentation types.

(4)
For Alt-A Minus Mortgage Loans with loan applications taken on or after February 16, 2007, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio is 80% for Wholesale and Correspondent Loans and 85% for Retail Loans.

The following loan purposes are permitted for one to four family residences, condominiums and units within planned unit developments: purchase, rate/term refinance and cash-out refinance.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Prime and Alt-A Minus Mortgage Loans relating to cooperative units that are originated under the EFA Program:

Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan-to-Value Ratio(1)	Maximum Combined Loan-to-Value Ratio(1)
Full Documentation	Owner occupied	$1,000,000	80%	80%
Full Documentation	Second home	$1,000,000	80%	80%
Full Documentation	Non-owner occupied	$1,000,000	80%	80%
Stated with option of verification of assets	Owner occupied	$1,000,000	75%	75%
Stated with option of verification of assets	Second home	$1,000,000	75%	75%
Stated with option of verification of assets	Non-owner occupied	$1,000,000	75%	75%
No Ratio with option of verification of assets	Owner occupied	$1,000,000	70%	N/A

Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan-to-Value Ratio(1)	Maximum Combined Loan-to-Value Ratio(1)
No Ratio with option of verification of assets	Second home	$1,000,000	70%	N/A
No Ratio with option of verification of assets	Non-owner occupied	$1,000,000	70%	N/A

_________________________________

(1)
The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.  Secondary financing is only available for full documentation and stated documentation with option of verification of assets.

The following loan purposes are permitted for cooperative units: purchase and rate/term refinance.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios for the Alt-A Prime and Alt-A Minus Mortgage Loans relating to condotels that are originated under the EFA Program:

Documentation Type	Occupancy Type	Maximum Loan Amount	Maximum Loan-to-Value Ratio(1)
Full Documentation	Owner occupied	$1,000,000	80%
Full Documentation	Second home	$1,000,000	80%
Full Documentation	Non-owner occupied	$1,000,000	80%
Stated with option of verification of assets	Owner occupied	$1,000,000	75%
Stated with option of verification of assets	Second home	$1,000,000	75%
Stated with option of verification of assets	Non-owner occupied	$1,000,000	75%
No Ratio with option of verification of assets	Owner occupied	$1,000,000	70%
No Ratio with option of verification of assets	Second home	$1,000,000	70%
No Ratio with option of verification of assets	Non-owner occupied	$1,000,000	70%

_________________________________

(1)
The maximum Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount.  Secondary financing is not available for condotels.

The following loan purposes are permitted for condotels: purchase and rate/term refinance.

The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for the Alt-A Prime and Alt-A Minus Mortgage Loans for which the borrower is a foreign national that are originated under the EFA Program:

Documentation Type	Occupancy Type(1)	Maximum Loan Amount	Maximum Loan-to-Value Ratio(2)	Maximum Combined Loan-to-Value Ratio(2)
Full Documentation	Owner occupied	$1,000,000	80%	80%
Full Documentation	Second home	$1,000,000	80%	80%
Stated with option of verification of assets	Owner occupied	$1,000,000	75%	75%
Stated with option of verification of assets	Second home	$1,000,000	75%	75%
No Ratio with option of verification of assets(3)	Owner occupied	$1,000,000	75%	75%
No Ratio with option of verification of assets(3)	Second home	$1,000,000	75%	75%

_________________________________

(1)
Property types permitted include one to four family residence, condominiums and units within planned unit developments; provided however, that three and four family residences are not permitted for second homes.

(2)
The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount. In addition, the Combined Loan-to-Value Ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related first lien Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the first lien Mortgage Loan.  Secondary financing is only available for full documentation and stated documentation with option of verification of assets. The maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios are reduced by 5% for borrowers without a FICO Score.

(3)	Borrowers with no FICO Score are not eligible for No Ratio with option of verification of assets.

The following loan purposes are permitted for mortgage loans for which the borrower is a foreign national: purchase and rate/term refinance.

Borrowers who satisfy certain guidelines regarding credit history may have been approved under the “No Ratio” documentation program (such Mortgage Loans, “No Ratio Loans”) or under the “No Documentation” program (such Mortgage Loans, “No Documentation Loans”). In the case of No Ratio Loans, the borrower’s would not have been required to provide any information in the loan application regarding their income nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower’s expected monthly housing debt or total monthly debt obligations to the borrower’s monthly income. In connection with such No Ratio program, the borrower has the option to verify assets and certain minimum “cash reserves” are required.  Under the No Ratio program, for Alt-A Minus Mortgage Loans with loan application taken on or after February 16, 2007 (i) the borrower must be self employed, (ii) if the property is non-owner occupied, the assets of the borrower must be verified, (iii) housing payment history is required for First Time Home Buyers and (iv) (a) if the mortgage loan is a Wholesale or Correspondent Loan and the borrower has a FICO Score of 620-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 80%, (b) if the mortgage loan is a Retail Loan and the borrower has a FICO Score of 640-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% and (c) if the borrower has a FICO Score of 680 or higher, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% for Wholesale and Correspondent Loans and 90% for Retail Loans.  In the case of the No Documentation program, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of the No Documentation program, borrowers would not have been required to provide any information in their loan application regarding their income or assets. For Mortgage Loans with loan applications taken on or after February 16, 2007, the No Documentation program is not available for Alt-A Minus Mortgage Loans.

In the case of the “Stated” documentation program (such Mortgage Loans, “Stated Loans”), the borrower’s income would not have been verified and the borrower has the option to verify assets and certain minimum “cash reserves” are required. Under the Stated program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined at the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s income as determined at the discretion of the loan underwriter.  Under the Stated documentation program, for Alt-A Minus Mortgage Loans with loan application taken on or after February 16, 2007 (i) the borrower must be self employed, (ii) if the property is non-owner occupied, the assets of the borrower must be verified and (iii) (a) if the mortgage loan is a Wholesale or Correspondent Loan and the borrower has a FICO Score of 620-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 80%, (b) if the mortgage loan is a Retail Loan and the borrower has a FICO Score of 640-679, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% and (c) if the borrower has a FICO Score of 680 or higher, the maximum Loan-to-Value Ratio and Combined Loan-to-Value Ratio permitted is 85% for Wholesale and Correspondent Loans and 90% for Retail Loans.

In connection with its Alt-A Minus program in effect prior to July 10, 2006, in certain circumstances borrowers who did not qualify for other reduced documentation programs may have qualified for the “Stated Reduced” documentation program (such Mortgage Loans, “Stated Reduced Loans”). Maximum Loan-to-Value Ratios are lower under the Stated Reduced program than for other reduced documentation programs. In the case of the Stated Reduced documentation program, the borrower’s income would not have been verified, the borrower’s assets may have been verified and certain minimum “cash reserves” required. Under the Stated Reduced program the borrower’s employment, income sources and assets must be stated on the signed loan application. The borrower’s income as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter. Similarly, the borrower’s assets as stated must be reasonable for the borrower’s occupation as determined in the discretion of the loan underwriter.  The Stated Reduced program is not available for any mortgage loans originated under the guidelines of the EFA Program.

In the case of the “Full Documentation” program (such Mortgage Loans, “Full Documentation Loans”), all sections of the mortgage loan application must be complete with borrower’s employment, income and assets.  A minimum of two years of continuous employment or source of income must be disclosed for each borrower.  Generally, self-employed borrowers should have at least a two year history in the same business in the same market area and must provide previous year’s W-2 and current pay stub with year-to-date earnings or, if unavailable, must provide previous year’s tax return.  For loans originated under the Full Documentation program, a verbal verification of employment is required and assets must be disclosed, documented and verified.  In addition, Full Documentation Loans are subject to a maximum Debt-to-Income Ratio of 55%.

Wells Fargo Bank’s underwriting of every Alt-A Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of a credit review.  In addition, Wells Fargo Bank’s underwriting of every Alt-A Mortgage Loan submitted consists of a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review irrespective of the Loan-to-Value Ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, each Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

Wells Fargo Home Mortgage (“WFHM”), a division of Wells Fargo Bank, has implemented more conservative underwriting criteria with respect to nonprime loans with loan applications taken on and after February 16, 2007 (such changes, the “February Guideline Changes”) and April 2, 2007 and April 6, 2007 (such changes, the “April Guideline Changes”).  The February Guideline Changes are described above.  The April Guideline Changes are described below.  Some of the Mortgage Loans included in the mortgage pool may not have been originated pursuant to the February Guideline Changes or April Guideline Changes.  WFHM did not re-underwrite such  Mortgage Loans in the mortgage pool pursuant to the February Guideline Changes or April Guideline Changes and therefore is unable to determine with certainty which Mortgage Loans would not have been originated if the February Guideline Changes or April Guideline Changes were in effect with respect to such Mortgage Loans at the date of the loan application.  However, WFHM expects that a significant number of such Mortgage Loans in the mortgage pool may not have been originated by WFHM if the February Guideline Changes or April Guideline Changes were in effect with respect to such Mortgage Loans at the date of the loan application.

The April Guideline Changes included changes to minimum FICO scores required, eligibility of borrowers with bankruptcy or foreclosure history, eligibility of first time home buyers, minimum Loan-to-Value Ratios and Combined Loan-to-Value Ratios, certain reserve requirements and minimum loan amounts.  For Alt-A Minus Loans that are Correspondent Loans, the following changes were made: (i) maximum Loan-to-Value Ratios and Combined Loan-to-Value Ratios for all types of Correspondent Loans were reduced to 95%, (ii) first time home buyers are required to show satisfactory payment history and (iii) certain reserve requirements must be met for loans originated under (a) the full documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 90%, (b) the stated income documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 80% and (c) all documentation levels if the loan amount is over $450,000.  For Alt-A Minus Loans that are Retail Loans (i) for investment properties and second homes, minimum loan amounts apply, (ii) the minimum FICO score required for loans with Loan-to-Value Ratios and Combined Loan-to-Value Ratios of 100% was raised to 640 (an increase of 40 points), and (iii) for investment properties (a) if the purpose is equity take out refinance, the borrower must show a history of property ownership for twelve months and (b) a borrower is permitted a maximum of two purchases or re-financings in the prior twelve months.  For Alt-A Minus Loans that are Correspondent Loans, Retail Loans, and Wholesale Loans, the following changes were made: (i) certain reserve requirements must be met for loans originated under (a) the full documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 90%, (b) the stated income documentation program with Loan-to-Value Ratios and Combined Loan-to-Value Ratios over 80% and (c) all documentation levels if the loan amount is over $450,000, and (ii) first time home buyers must show satisfactory payment history.

As with all underwriting criteria, the foregoing are guidelines for the loan underwriter and variations from the guidelines may occur at the discretion of the loan underwriter based on the existence of sufficient compensating factors to warrant the variance.  WFHM regularly examines its underwriting criteria and may enact further changes from time to time.

The information below has been provided by GreenPoint Mortgage Funding, Inc.

GreenPoint Mortgage Funding, Inc.

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation (“Capital One”).  Capital One is listed on the New York Stock Exchange under the symbol “COF”. GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans.  GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint.  GreenPoint also originates loans through its retail and correspondent lending divisions.  Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences.  GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has originated residential mortgage loans of substantially the same type as the Mortgage Loans since its formation in October 1999, when it acquired the assets and liabilities of Headlands Mortgage Company.

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The following table sets forth, by number and dollar amount of mortgage loans, GreenPoint’s residential mortgage loan production for the periods indicated.

Residential Mortgage Loan Production Table

Loan Type	2004	2005	2006	2007 Q1

Alt A and Specialty
Number of Loans	65,284	67,707	58,917	11,294
Dollar Volume	$14,579,659,658	$19,148,814,451	$18,105,817,619	$3,544,372,390
Percent Adjustable	67%	84%	81%	75%
Percent of Total Dollar Volume	37%	45%	50%	52%

Agency
Number of Loans	10,975	12,408	11,508	2,910
Dollar Volume	$2,188,737,211	$2,746,779,129	$2,623,218,142	$698,314,790
Percent Adjustable	3%	1%	2%	0%
Percent of Total Dollar Volume	6%	7%	7%	10%

Jumbo
Number of Loans	53,522	41,614	29,502	4,624
Dollar Volume	$17,667,106,136	$14,899,732,857	$11,073,921,037	$1,849,050,671
Percent Adjustable	84%	74%	76%	64%
Percent of Total Dollar Volume	44%	35%	30%	27%

Heloc and Seconds
Number of Loans	83,902	82,258	67,566	10,412
Dollar Volume	$5,374,039,738	$5,450,355,355	$4,601,708,216	$703,730,605
Percent Adjustable	97%	95%	79%	67%
Percent of Total Dollar Volume	14%	13%	13%	10%

Number of Loans	213,683	203,987	167,493	29,240
Dollar Volume	$39,809,542,743	$42,245,681,792	$36,404,665,013	$6,795,468,456
Average Loan Amount	$186,302	$207,100	$217,350	$232,403
Non-Purchase Transactions	52%	51%	57%	62%
Adjustable Rate Loans*	75%	76%	74%	63%
*% of total loan production based on dollar volume

GreenPoint Underwriting Guidelines

Generally, the GreenPoint underwriting guidelines are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Exceptions to the guidelines are permitted where compensating factors are present.  The GreenPoint underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines.  GreenPoint’s underwriting guidelines are applied in accordance with applicable federal and state laws and regulations.

In assessing a prospective borrower’s creditworthiness, GreenPoint may use FICO® credit scores. FICO credit scores are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO credit scores range from approximately 300 to approximately 850, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.

In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios (“LTV”), and are determined on a loan-by-loan basis. The ratios generally are limited to 40% but may be extended to 50% with adequate compensating factors, such as disposable income, reserves, higher FICO credit score, or lower LTV’s.  Each mortgage loan has a required amount of reserves, with the minimum being three months of principal, interest, taxes and insurance for full documentation loans. Depending on the LTV and occupancy types, these reserve requirements may be increased to compensate for the additional risk.

As part of its evaluation of potential borrowers, GreenPoint generally requires a description of the borrower’s income. If required by its underwriting guidelines, GreenPoint obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Employment verification may be obtained through analysis of the prospective borrower’s recent pay stubs and/or W-2 forms for the most recent two years or relevant portions of the borrower’s most recent two years’ tax returns, or from the prospective borrower’s employer, wherein the employer reports the borrower’s length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

GreenPoint acquires or originates many mortgage loans under “limited documentation” or “no documentation” programs. Under limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

Periodically, the data used by GreenPoint to underwrite mortgage loans may be obtained by an approved loan correspondent. In those instances, the initial determination as to whether a mortgage loan complies with GreenPoint’s underwriting guidelines may be made by such loan correspondent. In addition, GreenPoint may acquire mortgage loans from approved correspondent lenders under a program pursuant to which GreenPoint delegates to the correspondent the obligation to underwrite the mortgage loans to GreenPoint’s standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by GreenPoint before acquisition of the mortgage loan, and the correspondent represents to GreenPoint that its underwriting standards have been met. After purchasing mortgage loans under those circumstances, GreenPoint conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including GreenPoint’s prior experience with the correspondent lender and the results of the quality control review process itself.

In determining the adequacy of the property as collateral, an independent appraisal is generally made of each property considered for financing.  All appraisals are required to conform the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation.  Each appraisal must meet the requirements of Fannie Mae and Freddie Mac.  The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property is in a good condition and verify that construction, if new, has been substantially completed.  The appraisal generally will have been based on prices obtained on recent sales of comparable properties determined in accordance with Fannie Mae and Freddie Mac guidelines.  In certain cases, an analysis based on income generated by the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.  GreenPoint’s Underwriting Guidelines require that the underwriters be satisfied that the value of the property being financed supports, and will continue to support, the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

GreenPoint may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the limitation that the combined Loan-to-Value Ratio may not exceed 100%. GreenPoint’s underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than GreenPoint, whether at origination of the mortgage loan or thereafter.

Generally, each mortgage with an LTV at origination of greater than 80% is covered by a primary mortgage insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac.  The policy provides coverage in the amount equal to a specified percentage multiplied by the sum of the remaining principal balance of the related mortgage loan, the accrued interest on it and the related foreclosure expenses.  The specified coverage percentage is, generally, 12% for LTV’s between 80.01% and 85.00%, 25% for LTV’s between 85.01% and 90% and 30% for LTV’s between 90.01% and 95%.  However, under certain circumstances, the specified coverage levels for these mortgage loans may vary from the foregoing.  No primary mortgage insurance policy will be required with respect to any mortgage loan if maintaining the policy is prohibited by applicable law, after the date on which the related LTV is 80% or less, or where, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value.

GreenPoint requires title insurance on all of its mortgage loans secured by first liens on real property. In addition, GreenPoint requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.  GreenPoint also requires flood insurance to be maintained on the mortgaged property if and to the extent such insurance is required by applicable law or regulation.

Goldman Sachs Mortgage Conduit Program – (Alt A, first liens)

General

The information set forth below has been provided by GSMC.

GSMC acquires its mortgage loans through two primary channels: (i) its conduit program, pursuant to which it acquires mortgage loans from various banks, savings and loan associations, mortgage bankers and other mortgage loan originators and purchasers of mortgage loans in the secondary market and (ii) bulk acquisitions in the secondary market. GSMC will acquire mortgage loans secured by first or second liens on the related mortgaged properties.

Substantially all of the mortgage loans acquired by GSMC through its conduit program were acquired generally in accordance with the underwriting criteria described in this section.  In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines.  In such instances GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

Goldman Sachs Mortgage Conduit Underwriting Guidelines

The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than the underwriting standards established by Fannie Mae or Freddie Mac.  The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, credit and payment histories, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae or Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or Freddie Mac.  In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant information about the prospective borrower with respect to the borrower’s assets, liabilities, income (except as described below), credit history, employment history and personal information.  In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report typically summarizes the borrower’s past credit experience with lenders and other debtors, including available public records such as bankruptcy.  Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts.  The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings.  Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process.  Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower’s monthly income (when verified or stated) will be sufficient to enable the borrower to meet their monthly obligations on the mortgage loan (including taxes and insurance) and their other non housing obligations (such as installment and revolving loans). Generally, the ratio of total monthly obligations divided by total monthly gross income is less than or equal to 50%, with exceptions on a case-by-case basis.  The exceptions are determined on the basis of various underwriting criteria, often including the amount of liquid assets available to the borrower after origination, and the borrower’s prior credit history and demonstrated payment capacity.

In addition to its “full” documentation program, loans acquired by GSMC through its conduit program may also be originated under the following documentation programs: “alt doc,” “stated income/verified assets”, “stated income/stated assets”, “no ratio”, ”no income/verified assets” and “no doc”.  These documentation programs are designed to streamline the underwriting process.

The “alt doc”, “stated income/verified assets”, “stated income/stated asset”, “no ratio”, ”no income/verified assets” and “no doc” programs generally require less documentation and verification than do “full” documentation programs.

Generally, the “full” documentation program requires information with respect to the borrower’s income and assets (i.e., standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories).  However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements).  Generally, under “full” documentation programs at least two years of income documentation is provided. Assets and employment history must also be verified by the originating lender.

Generally, the “alt doc” documentation program requires similar information with respect to the borrower’s income as a “full” documentation program.  However, under “alt doc” documentation programs a minimum of 12 months of income documentation and 24 months of employment history must be provided. Bank statements may be used to verify income. Assets must be verified through documentation by the originating lender.

Generally, under the “stated income/stated asset” program, the borrower’s income is stated on the credit application but not verified by the originator.  However, 24 months of employment history must be verified by the originating lender and assets must be verified through documentation.

Generally, under the “stated income/stated assets” program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower’s stated employment.  However, employment history must be verified by the originating lender.

Generally, under the “no ratio” program, the borrower’s income is neither stated on the credit application nor verified by the originator.  However, employment history must be verified by the originating lender and assets must be verified through documentation.

Generally, under the “no income/verified assets” program, the borrower’s income is neither stated nor verified. The current and prior source of income (i.e., employer) is neither stated nor verified. Assets are both stated and verified through documentation.

Generally, under the “no doc” program, the borrower’s income and assets are neither stated on the credit application nor verified by the originator.  The underwriting for mortgage loans originated under a “no doc” program may be based primarily or entirely on the appraised value of the mortgaged property and the loan-to-value ratio at origination as well as on the payment history and credit score of the related borrower.  Employment history is neither stated nor verified by the originating lender.

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The following charts summarize GSMC’s maximum loan-to-value ratio requirements under its various documentation programs:

Full Documentation and Alternative Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum FICO Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
680	97%	100%	95%	100%	90%	90%
640	95	100	95	100	90	90
620	90	100	80	100	80	100
600	75	80	75	80	75	80
580	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types and loan amount.

Stated Income with Verified Assets Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum FICO Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
680	95%	100%	75%	90%	85%	85%
660	90	100	75	90	85	85
620	90	100	80	100	80	100
600	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.

Stated Income with Stated Assets / No Ratio with Verified Assets/ No Income with Verified Assets Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum FICO Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
680	95%	100%	80%	100%	80%	100%
660	85	100	80	100	80	95
640	85	100	75	95	80	95
620	85	100	75	95	N/A	N/A
600	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.

No Documentation

	Owner Occupied		2nd Home		Non-Owner Occupied
Minimum FICO Score	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)	Maximum LTV(1)	Maximum CLTV(1)
720	95%	95%	80%	95%	80%	95%
700	90	90	80	95	80	95
660	75	80	80	95	80	95
620	80	95	80	95	N/A	N/A
600	N/A	N/A	N/A	N/A	N/A	N/A

(1)	The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash-out refinances and debt consolidations, certain property types, and loan amount.

An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan.  All appraisals must be on forms acceptable to Fannie Mae and/or Freddie Mac and conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation.  Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator.  Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Credit Scores

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a mortgagor’s creditworthiness (the “Credit Scores”).  Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the mortgagor’s probability of default.  The Credit Score is based on a mortgagor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.  Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.  However, a Credit Score purports only to be a measurement of the relative degree of risk a mortgagor represents to a lender, i.e., a mortgagor with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score.  Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent.  In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan.  Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the mortgagor’s past credit history.  Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the mortgagor.  There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

The tables on Schedule A to this prospectus supplement set forth certain information as to the Credit Scores of the related mortgagors for the mortgage loans obtained in connection with the origination of each mortgage loan.

The Master Servicer
General

The information has been provided by Wells Fargo Bank, National Association (“Wells Fargo”).  None of the Depositor, the sponsor, the underwriter, the responsible parties, the servicers or the Trustee, the Custodians or any of their respective affiliates has made any independent investigation of such information.

Wells Fargo will act as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”) under the master servicing and trust agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  A diversified financial services company with approximately $482 billion in assets, 23+ million customers and 158,000+ employees as of December 31, 2006, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The Depositor, the Sponsor, the responsible parties and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates.  Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo acts as Master Servicer pursuant to the master servicing and trust agreement.  The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicers under the terms of their respective servicing agreements.  In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers.  The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the master servicing and trust agreement and the servicing agreements. In addition, upon the occurrence of certain Servicer Events of Default under the terms of any servicing agreement, the Master Servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer.  Wells Fargo has been engaged in the business of master servicing since June 30, 1995.  As of December 31, 2006, Wells Fargo was acting as Master Servicer for approximately 1427 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $748,854,000,000.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For information, with respect to the Master Servicer’s liability under the master servicing and trust agreement and any indemnification that the Master Servicer will be entitled to from the issuing entity, see “—Indemnification and Third Party Claims” in this prospectus supplement.

THE SECURITIES ADMINISTRATOR
General

The information has been provided by Wells Fargo.  None of the Depositor, the sponsor, the underwriter, the responsible parties, the servicers or the Trustee, the Custodians or any of their respective affiliates has made any independent investigation of such information.

Under the terms of the master servicing and trust agreement, Wells Fargo also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports.  As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust.  Wells Fargo has been engaged in the business of securities administration since June 30, 1995.  As of December 31, 2006, Wells Fargo was acting as securities administrator with respect to more than $1,006,418,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo's assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo's data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

Compensation of the Master Servicer and the Securities Administrator

As compensation for its activities as Master Servicer under the master servicing and trust agreement, the Master Servicer will be entitled to receive the master servicing fee which will be an amount equal to the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account during the master servicing float period (as defined in the master servicing and trust agreement) and paid to the Master Servicer as compensation for its activities under the master servicing and trust agreement.  In the event the Master Servicer assumes the duties of any servicer under the applicable servicing agreement, it shall be entitled to receive, as compensation, the servicing fees, if any, and other compensation that would have been payable to such servicer under the related servicing agreement.  The Securities Administrator will receive, as compensation for its services, a portion of the interest or investment income earned by it on amounts deposited in, or credited to, the distribution account, after payment of the Trustee fee.

Under the terms of the master servicing and trust agreement, the Securities Administrator may withdraw from the distribution account:  (i) any investment income payable to the Master Servicer; (ii) amounts necessary to reimburse itself, the Master Servicer or the servicer for any previously unreimbursed advances and any advance that the Master Servicer deems to be nonrecoverable from the applicable mortgage loan proceeds; (iii) an aggregate annual amount to indemnify the Master Servicer and itself for amounts due under the terms of the master servicing and trust agreement; (iv) amounts in respect of reimbursements to which the Master Servicer or any servicer is entitled in accordance with the terms of the master servicing and trust agreement or the servicing agreements, as applicable, subject to the limit on such amounts described below under “—Indemnification and Third Party Claims”; and (v) any other amounts permitted to be withdrawn under the terms of the master servicing and trust agreement.  The Master Servicer will be required to pay all ordinary expenses incurred by it in connection with its activities as Master Servicer without reimbursement.

The Master Servicer will be required to pay the costs associated with monitoring the servicers without any right of reimbursement, except as set forth in the related servicing agreement or master servicing and trust agreement.  The Master Servicer will also be required to pay the costs of terminating any servicer, appointing a successor servicer or the costs of transferring servicing to the Master Servicer, and will be entitled to be reimbursed for those costs by the successor servicer and/or the terminated servicer pursuant to the terms of the master servicing and trust agreement.  To the extent such servicing transfer costs are not paid by the terminated servicer or the successor servicer, the Master Servicer shall be reimbursed by the issuing entity for out-of-pocket costs associated with the transfer of servicing of any of the mortgage loans from a servicer to the Master Servicer or to any other successor servicer.

Indemnification and Third Party Claims

The Master Servicer will be required to indemnify the Depositor, the Securities Administrator, the Trustee and the issuing entity and hold each of them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a material breach of the Master Servicer’s representations and warranties set forth in the master servicing and trust agreement.  The enforcement of the obligation of the Master Servicer to indemnify the Depositor, the Securities Administrator, the Trustee and the issuing entity constitutes the sole remedy of the Depositor, the Securities Administrator and the Trustee in the event of a breach of the Master Servicer’s representations and warranties.  Such indemnification shall survive termination of the Master Servicer under the master servicing and trust agreement or the termination of the master servicing and trust agreement.  Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made by the Master Servicer in the master servicing and trust agreement shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Securities Administrator or the Trustee or notice of such breach by any one of such parties to the other parties.

The Master Servicer will be required to indemnify the Depositor, the Securities Administrator, the Trustee and the issuing entity, and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liability, fees and expenses that they may sustain as a result of the Master Servicer’s willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard for its obligations and duties under the master servicing and trust agreement.  The Depositor, the Securities Administrator and the Trustee will be required to immediately notify the Master Servicer if a claim is made by a third party under the master servicing and trust agreement or any of the mortgage loans which entitles the Depositor, the Securities Administrator, the Trustee or the issuing entity to indemnification by the Master Servicer under the master servicing and trust agreement.  The Master Servicer will be obligated to assume the defense of any such claim and pay all expenses in connection with the claim, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim.

The issuing entity will be obligated to indemnify the Master Servicer and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Master Servicer may incur or sustain in connection with, arising out of or related to the master servicing and trust agreement, the mortgage loan purchase agreements assigned to the issuing entity, any agreement assigning any of the servicing agreements to the issuing entity or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the Master Servicer’s representations and warranties in the master servicing and trust agreement or (ii) the Master Servicer’s willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under any such agreement.  The Master Servicer shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account.  Amounts available to pay indemnified cost and expenses may also be applied to reimburse the Master Servicer for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefore or from other sources described in “—Compensation of the Master Servicerand the Securities Administrator” above.

Limitation on Liability of the Master Servicer

Neither the Master Servicer nor any of its directors, officers, employees or agents will be under any liability to the Trustee, the issuing entity, the Depositor, the Securities Administrator, the servicers or the certificateholders for any action taken, or for refraining from the taking of any action in good faith, or for errors in judgment.  However, the Master Servicer shall remain liable for its willful misfeasance, bad faith, negligence or reckless disregard in the performance of its duties under the master servicing and trust agreement.  The Master Servicer will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the mortgage loans in accordance with the master servicing and trust agreement and that, in the opinion of the Master Servicer, may involve it in any expenses or liability.  However, the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect of the master servicing and trust agreement and the rights and duties of the parties to that agreement and the interests of the certificateholders under that agreement.  In the event of any litigation regarding the Master Servicer’s duties, the legal expenses and costs of such action and any liability resulting from such action shall be borne by the issuing entity.

The Master Servicer will not be liable for any acts or omissions of any servicer except to the extent that damages or expenses are incurred as a result of such acts or omissions and such damages and expenses would not have been incurred but for the negligence, willful misfeasance, bad faith or recklessness of the Master Servicer in supervising, monitoring and overseeing the obligations of such servicer.

Assignment or Delegation of Duties by the Master Servicer; Resignation

The Master Servicer will not be permitted to assign or transfer any of its rights, benefits or privileges under the master servicing and trust agreement to any other entity, or delegate to or subcontract with, or authorize or appoint any other entity to perform any of the duties, covenants or obligations to be performed by the Master Servicer.  However, the Master Servicer will have the right to sell and assign its rights and delegate to any qualified entity its duties and obligations to be performed and carried out as the Master Servicer with the prior written consent of the Depositor (which consent shall not be unreasonably withheld) and upon delivery to the Trustee and the Depositor of a letter from each rating agency to the effect that such action shall not result in a downgrade, qualification or withdrawal of the ratings assigned to any of the certificates, and in compliance with the other requirements set forth in the master servicing and trust agreement.  If the duties of the Master Servicer are transferred to a successor master servicer, the fees and other compensation payable to the Master Servicer under the master servicing and trust agreement shall thereafter be payable to such successor master servicer, but in no event shall exceed the compensation payable to the predecessor Master Servicer.

Any entity into which the Master Servicer may be merged or consolidated, or any entity resulting from any merger, conversion, other change in form to which the Master Servicer shall be a party, or any entity which succeeds to the business of the Master Servicer, will become the successor to the Master Servicer, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  However, the successor to the Master Servicer must be an entity (or have an affiliate) that is qualified and approved to service mortgage loans by Fannie Mae and Freddie Mac and shall have a net worth of not less than $25,000,000.

The Master Servicer will not be permitted to resign unless the Master Servicer’s duties under the master servicing and trust agreement are no longer permissible under applicable law or are in material conflict under applicable law with other activities carried on by it and such conflict cannot be cured.  Any resignation of the Master Servicer shall be evidenced by an opinion of counsel prepared by counsel to the Master Servicer and delivered to the Trustee.  No such resignation will become effective until the Trustee assumes, or a successor master servicer reasonably satisfactory to the Trustee and the Depositor assumes, the Master Servicer’s responsibilities and obligations under the master servicing and trust agreement.

Master Servicer Events of Default; Waiver; Termination

Under the terms of the master servicing and trust agreement, each of the following shall constitute a “Master Servicer Event of Default” by the Master Servicer:

(a)           the failure by the Master Servicer to cause to be deposited in the distribution account any amounts received by it from any servicer or required to be made by it under the terms of the master servicing and trust agreement, which failure continues unremedied for a period of two (2) business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer;

(b)           the failure by the Master Servicer to duly observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer set forth in the master servicing and trust agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and Trustee by holders of certificates evidencing at least 25% of the voting rights;

(c)           a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of sixty (60) days;

(d)           the Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or relating to all or substantially all of its property;

(e)           the Master Servicer admits in writing of its inability to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations for three (3) business days;

(f)           except as otherwise set forth in the master servicing and trust agreement, the Master Servicer attempts to assign its responsibilities under the master servicing and trust agreement or to delegate all or any portion of its duties under that agreement without the consent of the Trustee, the Securities Administrator and the Depositor; or

(g)           the indictment of the Master Servicer for the taking of any action by the Master Servicer, any of its affiliates, directors or employees that constitutes fraud or criminal activity in the performance of its obligations under the master servicing and trust agreement, in each case, where such action materially and adversely affects the ability of the Master Servicer to perform its obligations under the master servicing and trust agreement (subject to the condition that such indictment is not dismissed within ninety (90) days).

By written notice, the Trustee may, with the consent of a majority of certificateholders, and shall if directed by a majority of certificateholders, waive any default by the Master Servicer in the performance of its obligations under the master servicing and trust agreement and its consequences.  Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Default arising from that default shall be deemed to have been remedied for every purpose under the master servicing and trust agreement.

So long as a Master Servicer Event of Default remains uncured, the Trustee may, and upon the request of the holders of certificates representing at least 51% of the voting rights shall, by notice in writing to the Master Servicer terminate the Master Servicer for cause.  Upon the termination of the Master Servicer, the Master Servicer shall prepare, execute and deliver to any successor entity designated by the Trustee any and all documents and other instruments related to the performance of its duties under the master servicing and trust agreement and any mortgage files related to any pool of mortgage loans with respect to which it acts as a successor servicer, in each case, at the Master Servicer’s expense.  The Master Servicer shall cooperate with the Trustee and such successor master servicer to effectively transfer its duties under the master servicing and trust agreement.

Assumption of Master Servicing by Trustee

In the event the Master Servicer can no longer function in that capacity under the master servicing and trust agreement, and no successor master servicer has accepted appointment as provided for in the master servicing and trust agreement, the Trustee shall become the successor master servicer and assume all of the rights and obligations of the Master Servicer under the master servicing and trust agreement and under each servicing agreement under which the Master Servicer is acting as servicer.  The Trustee, as successor master servicer, or any other successor master servicer appointed by the Trustee shall be deemed to have assumed all of the Master Servicer’s rights, duties and obligations under the master servicing and trust agreement pursuant to which the Master Servicer has assumed the duties of a servicer, to the same extent as if such agreements had been assigned to the Trustee, as successor master servicer, or any other successor master servicer, except that the Master Servicer shall not thereby be relieved of any liability or obligation under the master servicing and trust agreement or any servicing agreement accruing prior to its replacement as Master Servicer, and the Master Servicer will be required to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities under any such agreement.  To the extent the terminated Master Servicer fails to reimburse the Trustee for all such costs and expenses incurred as a result of the Trustee’s assumption of the Master Servicer’s obligations, duties and responsibilities under the master servicing and trust agreement, the Trustee will be entitled to be reimbursed from the trust fund and the Master Servicer shall reimburse the trust fund to the same extent.

If the Master Servicer has resigned or been terminated, upon the request of the Trustee (but at the expense of the Master Servicer), the Master Servicer will be required to deliver to any successor master servicer all documents and records relating to each servicing agreement and the related mortgage loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each servicing agreement to any successor party.

THE SERVICERS

General

As of the statistical calculation date, Wells Fargo will act as a servicer for approximately 67.18% of the mortgage loans, GreenPoint will act as a servicer for approximately 23.75% of the mortgage loans, and Avelo Mortgage, L.L.C. (“Avelo”) will act as a servicer for approximately 9.07% of the mortgage loans.  No servicer will have any custodial responsibility for the issuing entity’s assets.

Although the Depositor is selling the mortgage loans to the issuing entity on the closing date, with respect to certain of the mortgage loans, the Depositor or an affiliate of the Depositor has retained the right to terminate certain of the servicers of those mortgage loans without cause and transfer the servicing to a third party.  The mortgage loans affected by this right will be serviced by Avelo and represent approximately 9.07% of the aggregate principal balance of the mortgage loans.  Should the Depositor choose to do so, the transfer must meet certain conditions set forth in the master servicing and trust agreement, including that the Depositor must provide thirty (30) days’ notice, the terminated servicer must be reimbursed for any unreimbursed monthly advances, servicing fees and any related expenses, and the replacement servicer must be qualified to service mortgage loans for Fannie Mae or Freddie Mac.  Any such successor must be reasonably acceptable to the Master Servicer, and requires the receipt of confirmation from the rating agencies that the transfer of the servicing of these mortgage loans will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

If a servicer is terminated pursuant to the master servicing and trust agreement, the terminated servicer will be obligated to pay all of its own out-of-pocket costs and expenses at its own expense to transfer the servicing files to a successor servicer and it will be obligated to pay certain reasonable out-of-pocket costs and expenses of a servicing transfer incurred by parties other than the terminated servicer but it will not be entitled to reimbursement from the trust fund. In the event the terminated servicer defaults in its obligations to pay such costs, the successor servicer will be obligated to pay such costs but will be entitled to reimbursement for such costs from the trust fund or the Securities Administrator will pay such costs from the trust fund.

The information contained in this prospectus supplement with regard to the servicers has been provided by them.  None of the Depositor, the sponsor, the Master Servicer, the Securities Administrator, the underwriter, the Custodians or the Trustee or any of their respective affiliates has made any independent investigation of such information.  The servicers will be required to service the mortgage loans in accordance with the applicable servicing agreement, each of which will be assigned to the issuing entity pursuant to an assignment, assumption and recognition agreement.  See “The Agreements” in this prospectus supplement.

We cannot assure you that the delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the delinquency, foreclosure and loan loss experience set forth in the tables below for each of the servicers, if any.  The statistics shown in the tables below represent the delinquency and foreclosure experience for specified mortgage loan servicing portfolios only for the periods presented, whereas the aggregate delinquency and foreclosure experience on the mortgage loans included in the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.  In particular, the investors should note that newly originated loans will not be added to the mortgage loan pool, and the mortgage loan pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the statistics in the tables below are compiled.  Accordingly, the actual delinquency, foreclosure and loss percentages with respect to the mortgage loan pool may be substantially higher than those indicated in the tables below.  It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the servicers.  In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool.  Therefore, we cannot predict to what degree the actual delinquency, foreclosure and loan loss experience on the mortgage loans will correspond to the statistical information set forth below.

The information below has been provided by Wells Fargo Bank, National Association.

Wells Fargo Bank, National Association

Servicing Experience

Wells Fargo Bank, N.A. (“Wells Fargo Bank”) is an indirect, wholly-owned subsidiary of Wells Fargo & Company.  Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.  Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans.  Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974.  These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO Property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers.  As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

Wells Fargo Bank’s servicing portfolio of residential mortgage loans (which includes Alt-A Prime Fixed Rate Loans, Alt-A Prime Adjustable Rate Loan, Alt-A Minus Fixed Rate Loans and Alt-A Minus Adjustable Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006.

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Wells Fargo Bank currently services Alt-A Prime Mortgage Loans in the same manner as it services mortgage loans originated pursuant to its “prime” underwriting guidelines. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of first lien, non-subprime, residential mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

As of		As of		As of
December 31, 2004(1)		December 31, 2005(1)		December 31, 2006(2)
No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans	No. of Loans	Aggregate Unpaid Principal Balance of Loans
498,174	$166,028,382,042	634,103	$229,014,862,911	646,723	$258,646,782,192

___________________________________

(1)	Includes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for Alt-A Minus Mortgage Loans.

(2)	Excludes mortgage loans originated pursuant to Wells Fargo Bank’s underwriting guidelines for Alt-A Minus Mortgage Loans.

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Wells Fargo Bank currently services Alt-A Minus Mortgage Loans in the same manner as it services first lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime First Lien Loans”) and second lien mortgage loans originated pursuant to its “subprime” underwriting guidelines (such mortgage loans, “Subprime Second Lien Loans”).  The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Subprime First Lien Loans, Subprime Second Lien Loans and Alt-A Minus Mortgage Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

	As of		As of		As of
	December 31, 2004		December 31, 2005		December 31, 2006
Asset Type	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans	No. of Loans	Aggregate Original Principal Balance of Loans
Subprime First Lien Loans	134,893	$19,592,490,281	173,411	$26,214,367,714	190,395	$29,252,542,517
Subprime Second Lien Loans	*	*	9,116	353,218,934	18,483	711,917,795
Alt-A Minus Mortgage Loans**	—	—	—	—	62,351	11,088,435,185

____________________

*	Wells Fargo Bank did not have a material servicing portfolio of Subprime Second Lien Loans as of the dates indicated.

**	Prior to 2006, Wells Fargo Bank included Alt-A Minus Mortgage Loans in its servicing portfolio of non-subprime mortgage loans as described in the preceding table.

Servicing Procedures

Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system.  Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans.  Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property.  Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit (“VRU”) to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments.  Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer.  Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency.  For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate.  The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel.  Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication.  Attorney timeline performance is managed using quarterly report cards.  The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system.  Bankruptcy filing and release information is received electronically from a third-party notification vendor.

Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

Wells Fargo Bank, in its capacity as servicer, has delivered its 2006 assessment of compliance under Item 1122 of Regulation AB.  In its assessment, Wells Fargo Bank reported that it had complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB as of and for the year ended December 31, 2006 with respect to the primary servicing of residential mortgage loans by its Wells Fargo Home Mortgage Division, except for the following:

(i)
For certain loans originated by third parties and sub-serviced by Wells Fargo Bank or for which servicing rights were acquired on a bulk-acquisition basis, Wells Fargo Bank determined it provided incomplete data to some third parties who use such data to calculate delinquency ratios and determine the status of loans with respect to bankruptcy, foreclosure or real estate owned.  The incomplete reporting only affected securitizations that included delinquent loans.  Instead of the actual due date being provided for use in calculating delinquencies, the date of the first payment due to the security was provided.  Wells Fargo Bank subsequently included additional data in the monthly remittance reports, providing the actual borrower due date and unpaid principal balance, together with instructions to use these new fields if such monthly remittance reports are used to calculate delinquency ratios.

(ii)
Wells Fargo Bank determined that, as required by certain servicing agreements, it did not provide mortgage loan purchasers with prior notifications of intent to foreclose.  While mortgage loan purchasers received monthly delinquency status reports that listed loans in foreclosure, such reports were received after such loans had been referred to an attorney.  A new process is being implemented to send such notifications if contractually required, unless an mortgage loan purchaser opts out in writing.

The information below has been provided by GreenPoint Mortgage Funding, Inc.

GreenPoint Mortgage Funding, Inc.

GreenPoint Mortgage Funding, Inc., a New York corporation (“GreenPoint”), is an indirect, wholly-owned subsidiary of Capital One Financial Corporation (“Capital One”).  Capital One is listed on the New York Stock Exchange under the symbol “COF”. GreenPoint was formerly an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., which was merged into Capital One on December 1, 2006.

GreenPoint is engaged in the mortgage banking business, and as part of that business, originates, acquires, sells and services mortgage loans.  GreenPoint originates loans primarily through its wholesale division, which works with a nationwide network of independent mortgage brokers, each of which must be approved by GreenPoint.  GreenPoint also originates loans through its retail and correspondent lending divisions.  Mortgage loans originated by GreenPoint are secured primarily by one-to-four family residences.  GreenPoint’s executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

GreenPoint has been servicing residential mortgage loans since its formation in October 1999 when it acquired the assets and liabilities of Headlands Mortgage Company.  GreenPoint is an approved mortgage loan servicer for Fannie Mae and Freddie Mac and is licensed to service mortgage loans in each state where a license is required based on the conduct of its servicing business.  In its capacity as servicer, GreenPoint will be responsible for servicing the mortgage loans in accordance with the terms set forth in the applicable servicing agreement.

GreenPoint sells substantially all of the mortgage loans it originates or acquires.  In connection with such sales, GreenPoint sometimes continues to service the loans it sells, and sometimes transfers the servicing to loan purchasers.  The relative proportions in which GreenPoint sells and transfers servicing for loans vary to a significant degree depending on a number of factors, including market conditions.  As of March 31, 2007, December 31, 2006, December 31, 2005 and December 31, 2004, GreenPoint provided servicing for mortgage loans with an aggregate principal balance of approximately $48.1 billion, $49.6 billion, $50 billion, and $42.6 billion, respectively, of which approximately 71.2%, 66.8%, 66.6%, and 65.6%, respectively, are being serviced for unaffiliated persons.

GreenPoint has established standard policies for the servicing of mortgages. Servicing includes, but is not limited to:  (i) collecting, aggregating and remitting mortgage loan payments; (ii) accounting for principal and interest; (iii) holding escrow funds for future payment of taxes and insurance; (iv) making inspections as required of the mortgaged properties; (v) preparation of tax related information in connection with mortgage loans; (vi) management of delinquent mortgage loans (including mortgage loans of borrowers who have declared bankruptcy); (vii) loss mitigation efforts; (viii) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and (ix) generally administering mortgage loans, for which it receives servicing fees.

GreenPoint provides billing statements monthly with respect to mortgage loans. The statement includes payment details and payment application information and specifies the next payment due.  GreenPoint monitors adjustable rate mortgage loans to capture changes to the applicable index.  GreenPoint processes all rate changes and sends written notification to affected borrowers prior to the effective payment date.

When a borrower fails to make a payment on a mortgage loan, GreenPoint attempts to cure the default by contacting the borrower by phone. In most cases, defaults are cured promptly. Pursuant to GreenPoint’s servicing procedures, GreenPoint generally mails to the borrower a notice of intent to foreclose after the loan becomes 45 days past due (two payments due but not received) and, generally within 45 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property.  Foreclosure proceedings are terminated if the delinquency is cured.  Mortgage loans to borrowers who declare bankruptcy may be restructured by bankruptcy courts in accordance with law and with a view to maximizing recovery of the loans.

Once foreclosure is initiated by GreenPoint, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, GreenPoint determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

If foreclosed, the mortgaged property is sold at a public sale and may be purchased by GreenPoint.  After foreclosure, GreenPoint may liquidate the mortgaged property and charge-off any balance which was not recovered through liquidation proceeds.

Servicing administration, collection practices and charge-off policies with respect to mortgage loans are generally consistent with industry practices, but may change over time in accordance with, among other things, GreenPoint’s business judgment, servicing requirements, changes in the servicing portfolio and applicable laws and regulations.

Foreclosure and Delinquency Experience

Historically, a variety of factors, including the appreciation of real estate values, have limited GreenPoint’s foreclosure and delinquency experience on its portfolio of serviced mortgage loans.  There can be no assurance that factors beyond the control of GreenPoint, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate.  A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.  If the real estate market and economy were to decline, GreenPoint may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

The following table summarizes the delinquency experience for all the mortgage loans originated and serviced by GreenPoint.  The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

GreenPoint Mortgage Funding, Inc.

Overall Mortgage Portfolio Delinquency and Foreclosure Experience

(dollars in thousands)

	At December 31,						At March 31,
	2004		2005		2006		2007
	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio	Number of Loans	Percent of Servicing Portfolio
Total Portfolio*	286,698	3.41%	289,304	3.74%	281,502	4.29%	276,733	4.18%

Period of Delinquency
30-59 days	4,931	1.72%	6,065	2.10%	6,591	2.34%	5,592	2.02%
60-89 days	1,333	0.46%	1,626	0.56%	1,718	0.61%	1,676	0.61%
90 days or more	1,799	0.63%	2,138	0.74%	2,462	0.87%	2,666	0.96%

Total Delinquencies (excluding Foreclosures)**	8,063	2.81%	9,829	3.40%	10,771	3.83%	9,934	3.59%

Foreclosures Pending	1,709	0.60%	988	0.34%	1,262	0.45%	1,642	0.59%

*	The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed or charged off.
**	Percentages may not total properly due to rounding.

Avelo Mortgage, L.L.C.

Avelo provided the information under this subheading “—Avelo Mortgage, L.L.C.”

General

Avelo, a Delaware limited liability company, is a wholly-owned subsidiary of Archon Group, L.P., which is a subsidiary of The Goldman Sachs Group, Inc., a publicly traded Delaware Corporation (NYSE:  GS).  Avelo is an affiliate of the depositor and the sponsor.  Avelo began mortgage loan servicing operations by boarding loans in December 2005, and activated its first mortgage loans in January 2006.

Experience and Procedures of Avelo

Currently, Avelo’s servicing portfolio largely consists of non-prime fixed-rate and adjustable-rate, first and second-lien conventional mortgage loans.  Avelo’s servicing system, REALServicing, is able to service virtually any type of mortgage loan product.  In addition to conventional products, Avelo also services interest-only products, option ARMs, flex payment option ARMs and mortgage loans with amortization periods of up to forty (40) years.

The REALServicing system is Avelo’s core loan servicing system.  It provides loan level detail of the mortgage accounts and interacts with all of Avelo’s related systems such as its customer service interactive voice response unit and customer service website.

All mortgage loans are serviced according to Avelo’s life of loan credit risk management strategy, which was developed primarily for the servicing of non-prime mortgage loans.  The risk of delinquency and loss associated with non-prime loans requires active communication with borrowers.  Avelo attempts to mitigate this risk by: (i) using technology to provide employees with extensive data on the loan and borrower; (ii) placing an introductory call to borrowers; (iii) using a predictive dialer to create calling campaigns for delinquent loans; and (iv) making account information and payment solutions available to borrowers online.  Contact with borrowers is initiated through outbound telephone campaigns, monthly billing statements, and direct mail.  This contact is tailored to reflect the borrower’s payment habits, loan risk profile, and loan status.

Outsourcing of non-customer servicing functions has allowed Avelo to maintain a high standard of performance at reduced costs.  Avelo has successfully outsourced various functions, including but not limited to, escrow management, lockbox, and REO tracking.

During the second month of delinquency (generally 45 days delinquent), with no resolution pending, a breach notice outlining the required timeframe for curing the default will be sent to the related borrower.  The Default Management Department continues active collection and loss mitigation functions that may offer the borrower relief through different alternatives designed to resolve the delinquency over time.

A pre-foreclosure review is performed concurrently with the activities of the Default Management Department, and the file prepared for referral to local counsel to begin the foreclosure process.  Avelo’s goal is to avoid foreclosure, where possible, and the Loss Mitigation Department continues servicing activities throughout the foreclosure process.

Delinquent accounts not resolved through collection and loss mitigation activities in most cases will be foreclosed in accordance with State and local laws.  The foreclosure process and local counsel are monitored for compliance and performance.  Properties acquired through foreclosure are managed through an outsourcing relationship with a national provider of REO management services. Avelo closely manages the service provider for key factors such as price-to-value ratio, days-on-market, and inventory turnover.

Size, Composition and Growth of Avelo’s Portfolio of Serviced Assets

Currently, Avelo’s servicing portfolio consists of prime and non-prime, fixed and adjustable-rate, first and second-lien conventional mortgage loans.  Avelo’s servicing portfolio was established starting in December 2005 and has experienced significant relative growth since then.  As of May 31, 2007, Avelo is servicing approximately $14.5 billion of mortgage loans.

Avelo Rating Information

Avelo has been approved as a select servicer for S&P and is in the process of obtaining a rating from Moody’s.  In addition, Avelo is approved as a servicer for Fannie Mae and Freddie Mac .

Changes to Avelo’s Policies and Procedures

Avelo has formulated and will continue to update its servicer policies and procedures.  Avelo’s servicer policies and procedures comply with state law and are in conformity with standard mortgage banking practices.

The Sponsor and/or its affiliates may at their discretion implement general or targeted programs to solicit certain mortgagors of the mortgage loans, including the mortgage loans held by the issuing entity. While such programs will not specifically target the mortgage loans held by the issuing entity, they may have the effect of accelerating the prepayment of the mortgage loans and in some cases, reducing the average credit or collateral quality of the mortgage loans remaining in the mortgage pool.

Avelo’s Compliance with Applicable Regulation AB Servicing Criteria

Avelo assessed its compliance with the applicable Regulation AB Servicing Criteria for the period from February 24, 2006 through December 31, 2006 and identified a material instance of non-compliance with the servicing criterion set forth in Item 1122(d)(2)(vii) of Regulation AB. Specifically, for a period of time, Avelo did not prepare reconciliations for all asset-backed securities related bank accounts within 30 calendar days after the bank statement cut-off date, or as such other number of days as specified in the transaction agreements and reconciling items were not resolved within 90 days of their original identification or such other number of days as specified in the transaction agreements; however, it must be recognized that Avelo was a start-up company servicing its first loans in January of 2006, with the servicing of securitized loans commencing on February 24, 2006. As of the date of the audit, all bank account reconciliations were current. No issues were found or arose from the delay in reconciling the bank accounts.

THE SPONSOR

The sponsor is GSMC, a New York limited partnership.  GSMC is the parent of the Depositor and an affiliate of the underwriter, the Swap Provider and Avelo. GSMC was formed in 1984.  Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS).  GSMC’s executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000.  GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale.  In addition, GSMC provides warehouse and repurchase financing to mortgage lenders.  GSMC does not service loans.  Instead GSMC contracts with another entity to service the loans on its behalf.  GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

GSMC has been active as a sponsor in the securitization market since 2001.  As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the Depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

As of December 31, 2005, GSMC has sponsored the securitization of approximately $100.9 billion of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, “scratch and dent” and re-performing loans, among others.

GSMC has been the sponsor of securitizations backed by subprime mortgage loans since 2002.  The following table describes the approximate volume of Alt-A mortgage loan securitizations sponsored by GSMC since 2004.

Year	Approximate Volume
2004	$3.8 billion
2005	$10.4 billion
2006	$20.5 billion

GSMC acquires residential mortgage loans in two contexts:

(a)           through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

(b)           through conduit purchases.

Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller.  GSMC’s review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks.  The scope of the loan due diligence will depend on the credit quality of the mortgage loans.

The underwriting guideline review considers mortgage loan origination processes and systems.  In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers’ ability to provide loan-level data.  In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

STATIC POOL INFORMATION

Information concerning the sponsor’s prior residential mortgage loan securitizations involving Alt-A mortgage loans secured by first lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.gs.com/staticpoolinfo.  On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five (5) years or, since the applicable securitization closing date if the applicable securitization closing date occurred less than five (5) years from the date of this prospectus supplement.  Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Wells Fargo Bank, National Association is available online at http://www.gs.com/staticpoolinfo.  The information on this website with respect to Wells Fargo Bank, National Association has been provided by Wells Fargo Bank, National Association.  Each of these mortgage loan securitizations or vintage pools is unique, and the characteristics of each securitized mortgage loan pool or vintage pool varies from each other as well as from the mortgage loans to be included in the issuing entity that will issue the certificates offered by this prospectus supplement.  In addition, the performance information relating to the prior securitizations or vintage pools described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates.  Therefore, the performance of these prior mortgage loan securitizations or vintage pools is likely not to be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

In the event any changes or updates are made to the information available on the website, the Depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the Depositor at 85 Broad Street, New York, New York 10004, Attention:  Jennifer Cohen, telephone number (212) 357-2280.

In addition, the information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this prospectus supplement, the accompanying prospectus or the Depositor’s registration statement.

For the reasons stated above, the performance of those prior mortgage loan securitizations or vintage pools is likely not to be indicative of the future performance of the mortgage loans to be included in the issuing entity related to this offering.

THE DEPOSITOR

The depositor is GS Mortgage Securities Corp., a Delaware corporation (the “Depositor”).  The Depositor is a wholly-owned subsidiary of the sponsor, and is an affiliate of the underwriter, the Swap Provider and Avelo.  The Depositor will not have any business operations other than securitizing mortgage assets and related activities.

THE ISSUING ENTITY

In connection with the issuance of the certificates, GSAA Home Equity Trust 2007-7, the issuing entity, will be formed by the Depositor on the closing date pursuant to the master servicing and trust agreement.  The issuing entity will be a New York common law trust and U.S. Bank National Association (“U.S. Bank”) will serve as Trustee of the issuing entity and act on behalf of the issuing entity as required under the master servicing and trust agreement, as the issuing entity will not have any directors, officers or employees and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates.  The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2007.

Since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws.  Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.”

THE CUSTODIANS

Deutsche Bank, U.S. Bank National Association (“U.S. Bank”), The Bank of New York Trust Company, National Association (“BNY”) and Wells Fargo will each act as a custodian (each, a “Custodian”) for the mortgage loans under the master servicing and trust agreement.

Deutsche Bank National Trust Company

The office of Deutsche Bank in its capacity as Custodian is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, telephone number (714) 247-6000.

Deutsche Bank shall segregate and maintain continuous custody of all mortgage documents constituting the Custodial File in its possession in secure and fire resistant facilities in accordance with customary standards for such custody.  Deutsche Bank will not physically segregate the mortgage files from other mortgage files in Deutsche Bank’s custody but they will be kept in shared facilities.  However, Deutsche Bank’s proprietary document tracking system will show the location within Deutsche Bank’s facilities of each mortgage file and will show that the mortgage loan documents are held on behalf of the issuing entity.

U.S. Bank National Association

The principal office of U.S. Bank in its capacity as a Custodian is located at 1133 Rankin Street, Suite 100, St. Paul, Minnesota 55116, telephone number (651) 695-6105.

U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007.  As of March 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. U.S. Bank has provided corporate trust services since 1924.

As Custodian, U.S. Bank is responsible for holding 87 mortgage files on behalf of the Trustee.  U.S. Bank will hold the mortgage files in its custodial vaults, which are located in St. Paul, Minnesota and Rocklin, California.  The mortgage files are tracked electronically to identify that they are held by U.S. Bank pursuant to the master servicing and trust agreement.  U.S. Bank uses a barcode tracking system to track the location of, and owner or secured party with respect to, each file that it holds as Custodian, including the mortgage files held on behalf of the Trustee.  As of March 31, 2007, U.S. Bank holds approximately 7,544,000 document files for approximately 980 entities and has been acting as a Custodian for approximately 21 years.

The Bank of New York Trust Company, National Association

The principal office of BNY in its capacity as a Custodian is located at 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062, telephone number (972) 785-5205.

BNY segregates files for which it acts as Custodian by group on its automated data system and maintains continuous custody of all the mortgage files received by it in secure and fire resistant facilities in accordance with customary standards for such custody.

Wells Fargo Bank, National Association

The principal office of Wells Fargo in its capacity as a Custodian is located at 1015 10th Avenue SE, Minneapolis, Minnesota 55414, telephone number (612) 667-1117.

Wells Fargo is acting as Custodian of the mortgage loan files pursuant to the master servicing and trust agreement.  In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders.  Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo has been engaged in the mortgage document custody business for more than 25 years.  Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah.  As of December 31, 2006, Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.  For further information regarding the activities of the Custodians, see “Description of the Certificates—Delivery of Mortgage Loan Documents” in this prospectus supplement.

Each of the above Custodians will act as a Custodian of the mortgage loan files pursuant to the master servicing and trust agreement.  Each Custodian will be responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the certificateholders.

The Trustee

U.S. Bank National Association (“U.S. Bank”) will act as Trustee.  U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $221 billion as of March 31, 2007.  As of March 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,498 branch offices in 24 states and had over 50,000 employees.  A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities.  The Master Servicing and Trust will be administered from U.S. Bank’s corporate trust office located at 100 Wall Street, 16th Floor, New York, New York 10005.

U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2007, U.S. Bank was acting as trustee with respect to over 81,000 issuances of securities with an aggregate outstanding principal balance of over $2.2 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

As of March 31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 727 issuances of Sub-Prime MBS securities with an outstanding aggregate principal balance of approximately $363,524,800,000.00.

The Trustee will perform administrative functions on behalf of the issuing entity and for the benefit of the certificateholders pursuant to the terms of the master servicing and trust agreement.  The Trustee’s duties are limited solely to its express obligations under the master servicing and trust agreement which generally include: (i) reviewing resolutions, certificates, statements, opinions, reports, documents, orders or other instruments; (ii) executing any interest rate swap agreement; (iii) appointing any co-trustee or separate trustee; (iv) executing and delivering to the applicable servicer any request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the mortgage (as furnished by such servicer); (v) terminating any Custodian; (vi) providing any notifications of default; (vii) waiving any permitted defaults; and (viii) all other administrative functions as set forth under the master servicing and trust agreement.  See “The Agreements” in this prospectus supplement.

NIM INSURER

After the Closing Date, the Depositor or an affiliate may establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class X Certificates.  Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities.  The insurer or insurers issuing these financial guaranty insurance policies are referred to in this Prospectus Supplement as the “NIM Insurer.”  Any NIM Insurer will have a number of rights under the master servicing and trust agreement that will limit and otherwise affect the rights of the holders of the Offered Certificates.

These rights may include any one or more of the foregoing and will continue for so long as the NIM Insurer has obligations, or is owned any amounts, with respect to the net interest margin securities: the right to cause or prevent the termination of a Servicer in the event of a Servicer Event of Default or the Master Servicer in the event of a Master Servicer Event of Default; a prior right of consent to any waiver by certificateholders or the Trustee or Master Servicer, as applicable, of any such event of default; a prior right of consent to the appointment of any replacement Servicer or Master Servicer; a prior right of consent to any replacement for the Trustee, any Custodian or the Securities Administrator; a prior right of consent to amendments of the master trust and servicing agreement; the right to prevent any exercise of the optional clean-up call as described under “The Agreements—Termination; Optional Clean Up Call”; and certain oversight and consent rights with respect to the Servicers and the servicing of defaulted Mortgage Loans or REO Properties.

The references to the NIM Insurer in this prospectus supplement apply only if the net interest margin securities are so insured.  Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the Offered Certificates.

DESCRIPTION OF THE CERTIFICATES

On the closing date, the issuing entity will be created and the Depositor will cause the issuing entity to issue the certificates.  The certificates will be issued in eighteen classes, the Class 1A1, Class 1A2, Class 2A1, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2, Class X, Class P, Class R, Class RC and Class RX certificates.  Only the Class 1A1, Class 1A2, Class 2A1, Class A4, Class A5, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, Class B2, Class R, Class RC and Class RX certificates (collectively, the “Offered Certificates”) will be offered under this prospectus supplement.  The Class R, Class RC and Class RX certificates are sometimes referred to as the “Residual Certificates” in this prospectus supplement.  The Offered Certificates (other than the Residual Certificates) are sometimes referred to as the “Principal Certificates” in this prospectus supplement.  The Class A4 and Class A5 certificates are component classes and are sometimes referred to as the “Component Classes” in this prospectus supplement.  Each Component Class constitutes a single class of certificates.  The Components comprising each of the Class A4 and Class A5 certificates will not be separately transferable from such class and are not issued separately.  The Class 1A1, Class 1A2, Class A4 (to the extent of the 1A3 component) and Class A5 (to the extent of the 1AMZ component) certificates are sometimes referred to as the “Class 1A Certificates” in this prospectus supplement.  The Class 2A1, Class A4 (to the extent of the 2A2 component) and Class A5 (to the extent of the 2AMZ component) certificates are sometimes referred to as the “Class 2A Certificates” in this prospectus supplement.  The Class 1A and Class 2A Certificates are sometimes referred to as the “Class A Certificates” in this prospectus supplement.  The certificates will collectively represent the entire undivided ownership interest in the asset pool created and held under the master servicing and trust agreement, subject to the limits and priority of distribution provided for in that agreement.

The asset pool will consist of:

•	the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

•	such assets as from time to time are identified as REO property and related collections and proceeds;

•	assets that are deposited in the accounts, and invested in accordance with the master servicing and trust agreement;

•	two interest rate swap agreements; and

•	an interest rate cap agreement for the benefit of the Class 2A1 certificates.

The Class R, Class RC and Class RX certificates each will be issued as a single certificate in definitive form in a principal amount of $100.

The Principal Certificates will be issued and available only in book-entry form, in minimum denominations of $50,000 initial principal amount and integral multiples of $1 in excess of $50,000, except that one certificate of each class may be issued in an amount less than $50,000.  For information regarding the issuance of certificates in book-entry form, see “Description of the Certificates—Book-Entry Registration” in this prospectus supplement.

Voting rights will be allocated among holders of the Principal Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.  The Class X and Class P certificates will initially be held by Goldman, Sachs & Co.

The Class 1A1, Class 1A2, Class A4 (to the extent of the 1A3 component) and Class A5 (to the extent of the 1AMZ component) certificates will be paid primarily from the Collateral Group I Mortgage Loans.  The Class 2A1, Class A4 (to the extent of the 2A2 component), Class A5 (to the extent of the 2AMZ component), Class R, Class RC and Class RX certificates will be paid primarily from the Collateral Group II Mortgage Loans.  The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates will be paid from all of the mortgage loans.

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The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates:

*  Principal distributions to the Class R, Class RC and Class RX certificates will be distributed concurrently.  The residual certificates will not be entitled to any distributions of interest.

** Principal distributions to the Class 1A certificates will be made concurrently to the Class 1A Supersenior Certificates (and among the Class 1A supersenior certificates will generally be distributed sequentially to the Class 1A1 certificates, the Class 1A2 certificates and the 1A3 component, in that order) and the 1AMZ component, allocated pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class 1A certificates will be distributed sequentially to the Class 1A1 certificates, the Class 1A2 certificates, the 1A3 component and the 1AMZ component, in that order, until their respective Class Certificate Balances have been reduced to zero.

*** Principal distributions to the Class 2A certificates will be made concurrently to the Class 2A Supersenior Certificates (and among the Class 2A Supersenior Certificates will generally be distributed sequentially to the Class 2A1 certificates and the 2A2 component, in that order) and the 2AMZ component, allocated pro rata based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero; with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class 2A certificates will be distributed sequentially to the Class 2A1 certificates, the 2A2 component and the 2AMZ component, in that order, until their respective Class Certificate Balances have been reduced to zero.

Book-Entry Registration

The Principal Certificates are sometimes referred to in this prospectus supplement as “book-entry certificates.”  Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company (“DTC”), in the United States, Clearstream Banking, société anonyme (“Clearstream”) or the Euroclear Bank (“Euroclear”), as operator of the Euroclear System, in Europe.  Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC.  The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members.  All references in this prospectus supplement to the certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.  DTC also facilitates the post-trade settlement among DTC participants (“Direct Participants”) of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts.  This eliminates the need for physical movement of securities.  Direct Participants include both U.S. and non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (“NSCC”, “FICC” and “EMCC”, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participant”).  The DTC Rules applicable to its Participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com and www.dtc.org.

The book-entry certificates will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate.  If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue.  Each entry will initially be registered in the name of DTC’s partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories.  Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories that in turn will hold such positions in customers’ securities accounts in the depositories’ names on the books of DTC.  DTC has no knowledge of the actual Beneficial Owners (as defined below) of the certificates.  Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate or note representing such certificate.  Unless and until physical certificates are issued, it is anticipated that the only “Certificateholder” will be Cede & Co., as nominee of DTC.  Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

An owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”), that maintains the beneficial owner’s account for such purpose.  In turn, the Financial Intermediary’s ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the Financial Intermediary, if the Beneficial Owner’s Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

Purchases of securities under the DTC system must be made by or through DTC Participants, which will receive a credit for the securities on DTC’s records.  The ownership interest of each actual purchaser of each certificate (“Beneficial Owner”) is in turn to be recorded on the DTC Participant’s records.  Beneficial Owners will not receive written confirmation from DTC of their purchase.  Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect Participant through which the Beneficial Owner entered into the transaction.  Transfers of ownership interests in the certificates are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners.  Beneficial Owners will not receive certificates representing their ownership interests in the certificates, except in the event that use of book-entry system for the certificates is discontinued.

Beneficial Owners that are not Direct Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Direct Participants and Indirect Participants.  In addition, beneficial owners will receive all distributions of principal and interest from the Securities Administrator or a paying agent on behalf of the Trustee, through DTC Direct Participants.  DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners.  Beneficial Owners will not be recognized by the Trustee, the Securities Administrator or any paying agent as holders of the certificates, and Beneficial Owners will be permitted to exercise the rights of the holders of the certificates only indirectly through DTC and its Direct Participants.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC.  If less than all of the certificates within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the certificates unless authorized by a Direct Participant in accordance with DTC’s Procedures.  Under its procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date.  The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts certificates are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book-entry certificates from the Securities Administrator through DTC and DTC Direct Participants.  While the book-entry certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the certificates.  DTC is required to receive and transmit distributions allocable to principal and interest with respect to the certificates.  Direct Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to the certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.  Accordingly, although Beneficial Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the certificates.

Beneficial Owners will not receive or be entitled to receive physical certificates for the certificates referred to as “Definitive Securities” (the “Definitive Securities”), except under the limited circumstances described below.  Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of the certificates only through Direct Participants and Indirect Participants by instructing such Direct Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such certificates, which account is maintained with their respective Direct Participants or Indirect Participants.  Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited.  Similarly, the Direct Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between Participants will occur in accordance with DTC rules.  Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository.  Clearstream holds securities for its Participants.  Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities.  Transactions may be settled through Clearstream in many currencies, including United States dollars.  Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depository, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier in Luxembourg.  Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash.  The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”).  The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries.  Non-participants of Euroclear may hold and transfer book-entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book-entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear (the “Terms and Conditions”) and the related Operating Procedures of the Euroclear System and applicable Belgian law.  All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.  Euroclear Bank Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

The Securities Administrator is responsible for making payments and distributions on the book-entry securities to Cede & Co.  DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct Participants in accordance with DTC’s normal procedures.  Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent.  Each such Indirect Participant will be responsible for disbursing funds to the Beneficial Owners that it represents.

Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC.  DTC’s practice is to credit Direct Participant’s accounts upon DTC’s receipt of funds and corresponding detail information from the Securities Administrator or its agent, on payable date in accordance with their respective holdings shown on DTC’s records.  Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the Securities Administrator to Cede & Co., as nominee of DTC.  Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary.  Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities.  In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry securities of such Beneficial Owners are credited directly or are credited indirectly through Indirect Participants.

Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the master servicing and trust agreement on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

Physical certificates representing a security will be issued to Beneficial Owners only upon the events specified in the related Agreement.  Such events may include the following:

•
we (or DTC) advise the Trustee and the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the Securities Administrator is unable to locate a qualified successor, or

•
we notify the Trustee, the Securities Administrator and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

Upon the occurrence of any of the events specified in the related agreement, the Securities Administrator will be required to notify all Participants of the availability through DTC of physical certificates.  Upon delivery of the certificates or notes representing the certificates, the Securities Administrator will issue the securities in the form of physical certificates, and thereafter the Securities Administrator will recognize the holders of such physical certificates as certificateholders.  Thereafter, distributions of principal of and interest on the certificates will be made by the Securities Administrator or a paying agent on behalf of the Securities Administrator directly to certificateholders in accordance with the procedures listed in this prospectus supplement and in the master servicing and trust agreement.  The final distribution of any security (whether physical certificates or certificates registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such certificates on the final distribution date at such office or agency as is specified in the notice of final payment to certificateholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The Master Servicer, the Securities Administrator, the issuing entity and the Trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

The Residual Certificates will be issued as definitive certificates.  The Principal Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the Securities Administrator or the Depositor is unable to locate a qualified successor or (b) the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator will be required to notify all participants of the availability through DTC of definitive certificates.  Upon delivery of definitive certificates, the Securities Administrator will reissue the book-entry certificates as definitive certificates to beneficial owners.  Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the Securities Administrator directly to holders of definitive certificates in accordance with the procedures set forth in the master servicing and trust agreement.

Definitive certificates will be transferable and exchangeable at the offices of the Securities Administrator, its agent or the certificate registrar designated from time to time for those purposes.  As of the closing date, the Securities Administrator designates the offices of its agent located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes.  No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

Pursuant to certain agreements described below, each responsible party sold their respective mortgage loans, without recourse, to GSMC.  In addition, GSMC also acquired the Conduit Mortgage Loans from various other mortgage loan sellers through the Conduit Program.  GSMC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the Depositor on the closing date.  Pursuant to the master servicing and trust agreement, the Depositor will sell, without recourse, to the issuing entity, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date.  Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date.  However, GSMC will not convey to the Depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments), received on each such mortgage loan on or prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

GSMC will also convey to the Depositor:

•
certain rights of GSMC with respect to the GreenPoint Mortgage Loans under the amended and restated master mortgage loan purchase agreement, between the GreenPoint and GSMC and certain rights of GSMC under the amended and restated servicing agreement between GreenPoint and GSMC, pursuant to an assignment, assumption and recognition agreement;

•
certain rights of GSMC with respect to the Wells Fargo Mortgage Loans under the second amended and restated master seller’s warranties and servicing agreement between Wells Fargo and GSMC and certain rights of GSMC under such agreement, pursuant to an assignment, assumption and recognition agreement; and

•
certain rights of GSMC with respect to the Conduit Mortgage Loans under the related master loan purchase agreements, in each case between the related mortgage loan seller and GSMC, pursuant to an assignment, assumption and recognition agreement.

Delivery of Mortgage Loan Documents

In connection with the sale, transfer, assignment or pledge of the mortgage loans to the issuing entity, the Depositor will cause to be delivered to the applicable Custodian, on or before the closing date, certain documents listed below with respect to each mortgage loan held by it, which documents constitute the mortgage file.  Such documents will constitute the mortgage file with respect to each mortgage loan and will include, but are not limited to:

(a)           the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(b)           except with respect to any Conduit Mortgage Loan, the original of any guaranty executed in connection with the mortgage note (if any);

(c)           the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company or closing attorney;

(d)           except with respect to each MERS Designated Mortgage Loan, or as otherwise set forth in the master servicing and trust agreement, the intervening mortgage assignment(s), or copies (with respect to certain of the mortgage loans) certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee which assignment may, at the originator’s option, be combined with the assignment referred to in clause (e) below;

(e)           except with respect to each MERS Designated Mortgage Loan, an original mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments (with respect to certain of the mortgage loans), of each mortgage from the last endorsee in blank;

(f)           originals, or certified copies in the case of the Conduit Mortgage Loans, of all assumption, modification, consolidation and extension agreements, if provided, in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed;

(g)           an original or duplicate lender’s title insurance policy; and

(h)           any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

Pursuant to the master servicing and trust agreement, each Custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note (item (a) above) with respect to each of the applicable mortgage loans, with any exceptions noted.  Each Custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each applicable mortgage file within ninety (90) days after the closing date and to deliver a certification generally to the effect that, as to each mortgage loan listed in the applicable schedule of mortgage loans:

•	all documents required to be reviewed by it pursuant to the master servicing and trust agreement are in its possession;

•	each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

•
based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

•	each mortgage note has been endorsed as provided in the master servicing and trust agreement.

If a Custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the applicable schedule of mortgage loans, such Custodian is required to promptly notify the applicable responsible party, the applicable servicer and the Depositor in writing.  The applicable responsible party, the applicable servicer or the Depositor, as the case may be, will be required to use reasonable efforts to cause to be remedied any material defect in a document constituting part of a mortgage file of which it is so notified by the applicable Custodian, except as set forth in the applicable mortgage loan purchase agreement.  If, however, within the time period specified in the related mortgage loan purchase agreement between GSMC and the applicable responsible party after the earlier of either discovery by or notice to the Depositor of such defect, such responsible party has not caused the defect to be remedied, such responsible party will be required to repurchase such mortgage loan at a price equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of such repurchased mortgage loan and being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the issuing entity in connection with any violation of any predatory or abusive lending law; provided, that the obligation of each responsible party to repurchase such mortgage loan at a repurchase price will be subject to the applicable mortgage loan purchase agreement.  The obligations of each applicable responsible party to cure such breach or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible party respecting a material breach of any such representation or warranty available to the holders of the certificates, the Depositor, the servicers, the Master Servicer, the Securities Administrator and the Trustee.

Representations and Warranties Relating to the Mortgage Loans

Pursuant to the applicable mortgage loan purchase agreement, seller’s warranties and servicing agreement or mortgage loan purchase agreement, each of the responsible parties made certain representations and warranties to GSMC as of the applicable Original Sale Date regarding the mortgage loans transferred by it, which are summarized below.  Pursuant to the applicable assignment agreement, GSMC will represent and warrant that nothing has occurred or failed to occur between the applicable Original Sale Date and the closing date that would cause those representations and warranties to be incorrect in any material respect.  In addition, GSMC will make certain representations and warranties regarding the mortgage loans, including the Conduit Mortgage Loans, directly to the issuing entity, as of the closing date.  The representations and warranties relating to the mortgage loans include, but are not limited to:

(a)           none of the mortgage loans are thirty (30) days or more delinquent as of the cut-off date related to the date the mortgage loan was sold to GSMC;

(b)           to the best of the responsible party’s knowledge, there are no delinquent taxes, governmental assessments, insurance premiums, water, sewer and municipal charges (with respect to certain of the mortgage loans) affecting the mortgaged property;

(c)           the terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been or will be recorded, if necessary to protect the interests of the purchaser.  No mortgagor has been released, in whole or in part;

(d)           the mortgage loan is not subject to any right of rescission, set-off, counterclaim or defense, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect to the mortgage loan;

(e)           pursuant to the terms of the mortgage, all buildings upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

(f)           any requirements of any federal, state or local law applicable to the mortgage loan have been complied with;

(g)           the mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation or rescission;

(h)           the mortgage is a valid, subsisting and enforceable first lien on the mortgaged property, including all buildings on the mortgaged property and all improvements on the mortgaged property and replacements (with respect to certain of the mortgage loans) made at any time with respect to the mortgaged property.  The lien of the mortgage is subject only to:

(i)           the lien of current real property taxes and assessments not yet due and payable;

(ii)           covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in documents delivered to the originator of the mortgage loan; and

(iii)           other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

(i)           The mortgage note and the mortgage executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of its maker enforceable in accordance with its terms;

(j)           Except where such policies are not generally available in the jurisdiction where the mortgaged property is located, the mortgage loan is covered by an American Land Title Association lender’s title insurance policy, or other generally acceptable form of policy or insurance, and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, as to the first priority lien with respect to mortgage loans, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clause (i), (ii) or (iii) of paragraph (h) above;

(k)           Except as identified, there is no default, breach or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and the applicable responsible party has not waived any default, breach or event which would permit acceleration;

(l)           The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure.  There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property or the right to foreclose the mortgage;

(m)           To the best of the responsible party’s knowledge, (1) the mortgaged property is lawfully occupied under applicable law and (2) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy have been made or obtained from the appropriate authorities (with respect to certain of the mortgage loans);

(n)           The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

(o)           To the best of the responsible party’s knowledge, there is no proceeding pending for the total or partial condemnation of the mortgaged property.  As of the date of origination, the mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended;

(p)           The mortgage file contains an appraisal of the related mortgaged property by an appraiser, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan;

(q)           None of the mortgage loans is considered (1) a “high cost” mortgage loan under the Home Ownership and Equity Protection Act of 1994, or (2) a “high cost home,” “threshold,” “predatory” or “covered” loan  (excluding “covered home loans” as defined under clause (1) of the definition of “covered home loans” in the New Jersey Home Ownership Security Act of 2002) under applicable state, federal or local laws (with respect to certain of the mortgage loans);

(r)           Either no mortgagor was required to purchase any credit insurance product as a condition of obtaining the extension of credit or no proceeds from the mortgage loan were used to purchase any such credit insurance; and

(s)           The origination and collection practices used by the applicable responsible party with respect to the mortgage loans have been in all respects in accordance with accepted servicing practices.

Upon the discovery by a servicer, the Depositor or the Trustee that any of the representations and warranties contained in the applicable mortgage loan purchase agreement, seller’s warranties and servicing agreement or any representation and warranties contained in the representations and warranties agreement, have been breached in any material respect as of the date made, with the result that value of, or the interests of the issuing entity in the related mortgage loan were materially and adversely affected, the party discovering such breach will be required to give prompt written notice to the other parties.  Subject to certain provisions of those agreements, within no more than ninety (90) days (sixty (60) days or thirty (30)  in the case of certain responsible parties, as specified in the applicable mortgage loan purchase agreement) of the earlier to occur of the applicable responsible party’s discovery of or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

•	use its best efforts to promptly cure such breach in all material respects;

•
purchase such mortgage loan at a repurchase price at least equal to the Stated Principal Balance of the mortgage loans, plus all related accrued and unpaid interest through the last day of the month in which the repurchase occurs, less amounts received or advanced in respect of the repurchased mortgage loan being held in the collection account for distribution in the month of repurchase, plus any costs or damages incurred by the issuing entity in connection with any violation of any predatory or abusive lending law; or

•
with respect to certain responsible parties, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred.  With respect to all of the mortgage loans, GSMC has the option to, but is not obligated to, substitute a qualified mortgage loan or loans for a mortgage loan as to which a breach has occurred.

The repurchase price with respect to such mortgage loan will be required to be deposited into the collection account after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the collection account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

In addition, each of the responsible parties is obligated to indemnify the Depositor, the Master Servicer, the Securities Administrator, the related servicer and the Trustee for any third party claims arising out of a breach by such applicable responsible party of representations or warranties regarding the mortgage loans.  The obligations of such responsible parties to cure such breach or to substitute or repurchase any mortgage loan and to indemnify for such breach constitute the sole remedies against such responsible parties respecting a material breach of any such representation or warranty to the holders of the certificates, the Depositor, the applicable servicer, the Master Servicer, the Securities Administrator and the Trustee.

In the event of a material breach of any of the representations and warranties of GSMC, GSMC will be required to cure or repurchase the affected mortgage loan in the same manner described above for a material breach of a representation or warranty of a responsible party.  The obligations of GSMC to cure such breach or repurchase any mortgage loan constitute the sole remedies against GSMC respecting a material breach of any such representations or warranties to the holders of the certificates, the servicers, the Master Servicer, the Securities Administrator and the Trustee.

Payments on the Mortgage Loans

Each servicing agreement provides that the servicer is required to establish and maintain a separate collection account which is to be maintained at a federally insured depository institution acceptable to the Rating Agencies.  The servicing agreements may permit the related servicer to direct any depository institution maintaining the applicable collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

Each servicer is obligated to deposit or cause to be deposited in the applicable collection account within no more than two (2) business days (48 hours or one (1) business day in the case of certain servicers, as applicable) after receipt, amounts representing the payments and other collections received by it on or with respect to the mortgage loans serviced by it after the cut-off date, other than in respect of monthly payments on such mortgage loans due and accrued on each such mortgage loan up to and including any due date occurring prior to the cut-off date.  Such amounts include, but are not limited to:

•	all payments received on account of principal, including prepayments of principal on the related mortgage loans;

•	all payments received on account of interest, net of the servicing fee, on the related mortgage loans;

•
all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, and all Condemnation Proceeds and Liquidation Proceeds; and

•	all other amounts required to be deposited in the collection account pursuant to the applicable servicing agreement.

No servicer will be permitted to commingle funds in the collection account with any other funds or assets.

Pursuant to the master servicing and trust agreement, the Securities Administrator will be obligated to establish a distribution account in the name of the Securities Administrator as paying agent for the benefit of the certificateholders.  The Master Servicer will be required to deposit or cause to deposited the funds required to be remitted by each servicer on each Servicer Remittance Date.

The funds required to be remitted by each servicer on each Servicer Remittance Date will be equal to the sum, without duplication, of:

•	all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;

•	all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

•	all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

•	any other amounts required to be placed in the collection account by the servicer pursuant to the applicable servicing agreement,

but excluding the following:

(a)           for any mortgage loan with respect to which the applicable servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

(b)           amounts received on a particular mortgage loan with respect to which the applicable servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

(c)           for such Servicer Remittance Date, the applicable aggregate servicing fee;

(d)           all net income from eligible investments that are held in the collection account for the account of the applicable servicer;

(e)           all amounts actually recovered by the applicable servicer in respect of late fees, assumption fees and similar fees;

(f)           for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

(g)           certain other amounts which are reimbursable to the servicers, as provided in the servicing agreements; and

(h)           all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

The amounts described in clauses (a) through (h) above may be withdrawn by the applicable servicer from the collection accounts on or prior to each Servicer Remittance Date.

Administration Fees

As described under the definition of “Available Funds” included in the “Glossary of Terms” in this prospectus supplement, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the master servicing fee, servicing fee and trustee fee payable on each mortgage loan.  On each Distribution Date, the Master Servicer, the Securities Administrator, the servicers, the Custodians, the Trustee, and any others receiving payment of fees or expenses, will be entitled to their fee and expenses prior to the certificateholders receiving any distributions.  The master servicing fee, servicing fees and trustee fee for any Distribution Date for any mortgage loan will be an amount equal to the master servicing fee rate, the servicing fee rates or the trustee fee rate, as applicable, on the Stated Principal Balance of such mortgage loan.  The following table identifies the per annum fee rate applicable in calculating the master servicing fee, the servicing fee and the trustee fee as of the statistical calculation date:

Fee	Per annum Fee Rate
Master Servicing Fee	The investment income earned on amounts on deposit in the distribution account during the master servicing float period (as described in the master servicing and trust agreement)
Servicing Fee	0.250%
Trustee Fee	An amount remitted to the Trustee by Wells Fargo from compensation received in its capacity as Securities Administrator

Distributions

Distributions on the certificates will be required to be made by the Securities Administrator on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in July 2007 (each, a “Distribution Date”), to the persons in whose names the certificates are registered on the related Record Date.

Distributions on each Distribution Date will be made by wire transfer by authorized personnel in immediately available funds to the account of the Certificateholder at a bank or other depository institution having appropriate wire transfer facilities as directed by that Certificateholder in its written wire instructions provided to the Securities Administrator or if no wire instructions are provided then by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register.  However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the Securities Administrator designated from time to time for those purposes.  Initially, the Securities Administrator designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for these purposes.

Priority of Distributions Among Certificates

As more fully described in this prospectus supplement, distributions on the certificates will be made on each Distribution Date from Available Funds and will be made to the classes of certificates in the following order of priority:

(1)           to the Supplemental Interest Trust, Net Swap Payment Amounts and any Swap Termination Payments owed to the swap provider other than a Defaulted Swap Termination Payment;

(2)           to interest on each class of Principal Certificates, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(3)           to principal on the classes of Principal Certificates and Residual Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(4)           to unpaid interest on the classes of Principal Certificates in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”;

(5)           to deposit into the Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amount;

(6)           any Defaulted Swap Termination Payment to the Supplemental Interest Trust;

(7)           certain amounts of interest and principal to the Class X certificates; and

(8)           any remaining amounts to the Residual Certificates;

in each case, subject to certain limitations set forth below under “—Distributions of Interest and Principal.”

(a)
for the Class 1A1 certificates equal to the least of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group I WAC Cap (as defined below) and (iii) the WAC Cap (as defined below);

(b)
for the Class 1A2 certificates equal to the least of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group I WAC Cap (as defined below) and (iii) the WAC Cap (as defined below);

(c)
for the Class 2A1 certificates equal to the least of (i) Federal Funds Rate plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group II WAC Cap (as defined below) and (iii) the WAC Cap (as defined below);

(d)	for the Class A4 certificates, a pass-through rate based on the 1A3 and 2A2 components;

(e)	for the Class A5 certificates, a pass-through rate based on the pass-through rates of the 1AMZ and 2AMZ components;

(f)
for the 1A3 component equal to the least of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group I WAC Cap and (iii) the WAC Cap (as defined below);

(g)
for the 1AMZ component equal to the least of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group I WAC Cap and (iii) the WAC Cap (as defined below);

(h)
for the 2A2 component equal to the least of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group II WAC Cap and (iii) the WAC Cap (as defined below);

(i)
for the 2AMZ component equal to the least of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group II WAC Cap and (iii) the WAC Cap (as defined below);

(j)
for the Class M1 certificates equal to the lesser of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

(k)
for the Class M2 certificates equal to the lesser of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

(l)
for the Class M3 certificates equal to the lesser of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

(m)
for the Class M4 certificates equal to the lesser of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

(n)
for the Class M5 certificates equal to the lesser of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

(o)
for the Class M6 certificates equal to the lesser of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

(p)
for the Class B1 certificates equal to the lesser of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below);

(q)
for the Class B2 certificates equal to the lesser of (i) One-Month LIBOR plus [•]% ([•]% after the first Distribution Date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap (as defined below); and

The “WAC Cap” for any Distribution Date will be a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the mortgage loans (as adjusted for any principal paid in respect of a mortgage loan that was distributed as principal on a prior Distribution Date in each case, less the Expense Fee Rate if necessary) in effect at the beginning of the related Due Period on the mortgage loans, and (B) Net Swap Receipt Amounts, if any, less Net Swap Payment Amounts if any, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period multiplied by 12.

The “Collateral Group I WAC Cap” for any Distribution Date will be a per annum rate equal to the lesser of the WAC Cap and the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the Collateral Group I Mortgage Loans (as adjusted for any principal paid in respect of a mortgage loan that was distributed as principal on a prior Distribution Date in each case, less the Expense Fee Rate for loan group I if necessary) in effect at the beginning of the related Due Period on the mortgage loans, and (B) Net Swap Receipt Amounts, if any, less Net Swap Payment Amounts if any, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period multiplied by 12.

The “Collateral Group II WAC Cap” for any Distribution Date will be a per annum rate equal to the lesser of the WAC Cap and the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average of the interest rates on the Collateral Group II Mortgage Loans (as adjusted for any principal paid in respect of a mortgage loan that was distributed as principal on a prior Distribution Date in each case, less the Expense Fee Rate for loan group II if necessary) in effect at the beginning of the related Due Period on the mortgage loans, and (B) Net Swap Receipt Amounts, if any, less Net Swap Payment Amounts if any, divided by the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period multiplied by 12.

On each Distribution Date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount.  The “Principal Distribution Amount” for each Distribution Date will equal the sum of (i) the Basic Principal Distribution Amount for that Distribution Date and (ii) the Extra Principal Distribution Amount for that Distribution Date.

Distributions will be determined in part based on the performance of individual loan groups and for such purpose any Net Swap Payment Amounts or Net Swap Receipt Amounts will be allocated between loan groups based on the respective aggregate principal balances of the mortgage loans in each loan group.

On each Distribution Date, the Securities Administrator will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

(a)           to the holders of each class of Principal Certificates and to the Supplemental Interest Trust in the following order of priority:

(i)           to the Supplemental Interest Trust, the sum of (x) all net Swap Payment Amounts and (y) any Swap Termination Payment owed to the Swap Provider other than a Defaulted Swap Termination Payment owed to the Swap Provider, if any;

(ii)           concurrently,

(A) from the Interest Remittance Amount related to the Collateral Group I Mortgage Loans, to the Class 1A certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class 1A certificates, allocated pro rata based on their entitlement to those amounts; and

(B) from the Interest Remittance Amount related to the Collateral Group II Mortgage Loans, to the Class 2A certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class 2A certificates, allocated pro rata based on their entitlement to those amounts;

provided, that if the Interest Remittance Amount for either group of mortgage loans is insufficient to make the related payments set forth in clause (A) or (B) above, any Interest Remittance Amount relating to the other group of mortgage loans remaining after making the related payments set forth in clause (A) or (B) above will be available to cover that shortfall;

(iii)           from any remaining Interest Remittance Amounts, to the Class M Certificates, sequentially, in ascending numerical order, the related Accrued Certificate Interest for each such class for that Distribution Date; and

(iv)           from any remaining Interest Remittance Amounts, to the Class B Certificates sequentially, in ascending numerical order, the related Accrued Certificate Interest for each such class for that Distribution Date;

(b)           (i)           on each Distribution Date (x) prior to the Stepdown Date or (y) with respect to which a Trigger Event is in effect, to the holders of the class or classes of Principal Certificates and Residual Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

(A)           concurrently, to the Class R, Class RC and Class RX certificates, pro rata, from principal payments related to the Collateral Group II Mortgage Loans, until their respective Class Certificate Balances have been reduced to zero;

(B)           to the Class A Certificates, allocated among those classes as described under “—Allocation of Principal Payments to Class A Certificates” below, until their respective Class Certificate Balances have been reduced to zero; and

(C)           sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

(ii)           on each Distribution Date (x) on and after the Stepdown Date and (y) as long as a Trigger Event is not in effect, to the holders of the class or classes of Principal Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

(A)           to the Class A Certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under “—Allocation of Principal Payments to Class A Certificates” below, until their respective Class Certificate Balances have been reduced to zero;

(B)           to the Class M1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (b)(ii)(A) above and (y) the Class M1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(C)           to the Class M2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (b)(ii)(A) above and to the Class M1 certificates in clause (b)(ii)(B) above and (y) the Class M2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(D)           to the Class M3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (b)(ii)(A) above, to the Class M1 certificates in clause (b)(ii)(B) above and to the Class M2 certificates in clause (b)(ii)(C) above and (y) the Class M3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(E)           to the Class M4 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (b)(ii)(A) above, to the Class M1 certificates in clause (b)(ii)(B) above, to the Class M2 certificates in clause (b)(ii)(C) above and to the Class M3 certificates in clause (b)(ii)(D) above and (y) the Class M4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(F)           to the Class M5 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (b)(ii)(A) above, to the Class M1 certificates in clause (b)(ii)(B) above, to the Class M2 certificates in clause (b)(ii)(C) above, to the Class M3 certificates in clause (b)(ii)(D) above and to the Class M4 certificates in clause (b)(ii)(E) above and (y) the Class M5 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(G)           to the Class M6 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (b)(ii)(A) above, to the Class M1 certificates in clause (b)(ii)(B) above, to the Class M2 certificates in clause (b)(ii)(C) above, to the Class M3 certificates in clause (b)(ii)(D) above and to the Class M4 certificates in clause (b)(ii)(E) above and to the Class M5 certificates in clause (b)(ii)(F) above and (y) the Class M6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(H)           to the Class B1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (b)(ii)(A) above, to the Class M1 certificates in clause (b)(ii)(B) above, to the Class M2 certificates in clause (b)(ii)(C) above, to the Class M3 certificates in clause (b)(ii)(D) above, to the Class M4 certificates in clause (b)(ii)(E) above, to the Class M5 certificates in clause (b)(ii)(F) above and to the Class M6 certificates in clause (b)(ii)(G) above and (y) the Class B1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

(I)           to the Class B2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clause (b)(ii)(A) above, to the Class M1 certificates in clause (b)(ii)(B) above, to the Class M2 certificates in clause (b)(ii)(C) above, to the Class M3 certificates in clause (b)(ii)(D) above, to the Class M4 certificates in clause (b)(ii)(E) above, to the Class M5 certificates in clause (b)(ii)(F) above, to the Class M6 certificates in clause (b)(ii)(G) above and to the Class B1 certificates in clause (b)(ii)(H) above and (y) the Class B2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

(iii)           any Available Funds remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

(A)           if and to the extent that the Interest Remittance Amounts distributed pursuant to clause (i) above were insufficient to make the full distributions in respect of interest set forth in such clause, (x) to the holders of each class of the Class A Certificates, any unpaid Accrued Certificate Interest and any Unpaid Interest Amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M and Class B Certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in clause (i) above;

(B)           to the holders of the Class M1 certificates, any Unpaid Interest Amount for that class;

(C)           to the holders of the Class M2 certificates, any Unpaid Interest Amount for that class;

(D)           to the holders of the Class M3 certificates, any Unpaid Interest Amount for that class;

(E)           to the holders of the Class M4 certificates, any Unpaid Interest Amount for that class;

(F)           to the holders of the Class M5 certificates, any Unpaid Interest Amount for that class;

(G)           to the holders of the Class M6 certificates, any Unpaid Interest Amount for that class;

(H)           to the holders of the Class B1 certificates, any Unpaid Interest Amount for that class;

(I)           to the holders of the Class B2 certificates, any Unpaid Interest Amount for that class;

(J)           to the Excess Reserve Fund Account, the amount of any Basis Risk Payment (without regard to Net Swap Receipt Amounts) for that Distribution Date;

(K)           from funds on deposit in the Excess Reserve Fund Account with respect to that Distribution Date (not including any Interest Rate Cap Payments), an amount equal to any Basis Risk Carry Forward Amount with respect to the Principal Certificates for that Distribution Date in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates and in the case of the Component Classes, among the related Components, with the allocation to the Class A Certificates being allocated pro rata based on their Class Certificate Balances;  provided, that, if for any Distribution Date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amount for any of the Class A Certificates or any Component is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amount that would have been allocated to that Class A Certificate or Component for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates (and with respect to the Component Classes, to the related Components) to the extent the other Class A Certificates (or Components) have any remaining unpaid Basis Risk Carry Forward Amounts;

(L)           from any Class 2A1 Interest Rate Cap Payments from the Class 2A1 Interest Rate Cap Agreement on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, first, to the Class 2A1 certificates, up to their unpaid remaining Basis Risk Carry Forward Amount and second, from any remaining Class 2A1 Interest Rate Cap Payments from the Class 2A1 Interest Rate Cap Agreement after the distributions to the Class 2A1 certificates, such remaining amount is required to be distributed as set forth in the master servicing and trust agreement;

(M)           from any Class A5 Interest Rate Cap Payments from the Class A5 Interest Rate Cap Agreement on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, first, to the Class A5 certificates, up to their unpaid remaining Basis Risk Carry Forward Amount and second, from any remaining Class A5 Interest Rate Cap Payments from the Class A5 Interest Rate Cap Agreement after the distributions to the Class A5 certificates, such remaining amount is required to be distributed as set forth in the master servicing and trust agreement;

(N)           to the Supplemental Interest Trust, the amount of any Defaulted Swap Termination Payment owed to the Swap Provider;

(O)           to the Class X certificates, those amounts as set forth in the master servicing and trust agreement; and

(P)           to the holders of the Class R, Class RC and Class RX certificates, any remaining amount as set forth in the master servicing and trust agreement.

On each Distribution Date, the Securities Administrator will be required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received by the servicers during the related Prepayment Period and remitted to the Securities Administrator.

If on any Distribution Date, after giving effect to all distributions of principal as described above and allocations of payments from the Supplemental Interest Trust to pay principal as described under “—Supplemental Interest Trust” below, the aggregate Class Certificate Balance of the Principal Certificates exceeds the sum of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, the Class Certificate Balance of the applicable Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates will be reduced, in inverse order of seniority (beginning with the Class B2 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero.  That reduction is referred to as an “Applied Realized Loss Amount.”  In the event Applied Realized Loss Amounts are allocated to any of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 or Class B2 certificates, their Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution.  Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable class of certificates).  Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related Distribution Date.

On any Distribution Date, any shortfalls resulting from the application of the Servicemembers Civil Relief Act or other similar state statute and any prepayment interest shortfalls not covered by Compensating Interest (as further described in “The Agreements —Prepayment Interest Shortfalls” in this prospectus supplement) will be allocated first to excess interest on the mortgage loans for the related Distribution Date and thereafter as a reduction to the Accrued Certificate Interest for the Principal Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that Distribution Date.  The holders of the Principal Certificates will not be entitled to reimbursement for the allocation of any of those shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

All principal distributions to the holders of the Class A Certificates on any Distribution Date will be allocated between the Class 1A Certificate Group (i.e., the Class 1A1, Class 1A2, Class A4 (to the extent of the 1A3 component) and Class A5 (to the extent of the 1AMZ component) certificates) and the Class 2A Certificate Group (i.e., the Class 2A1, Class A4 (to the extent of the 2A2 component) and Class A5 (to the extent of the 2AMZ component) certificates) based on the Class A Principal Allocation Percentage applicable to each Class A Certificate Group for that Distribution Date.  However, if the Class Certificate Balances of the certificate classes and the principal balances of the Components in either Class A Certificate Group are reduced to zero, then the remaining amount of principal distributions distributable to the Class A Certificates on that Distribution Date, and the amount of those principal distributions distributable on all subsequent Distribution Dates, will be distributed to the Class A Certificates in the other Class A Certificate Group remaining outstanding in accordance with the principal allocation priorities set forth below.

Any payments of principal to the Class 1A Certificate Group will be made first from payments relating to the Collateral Group I Mortgage Loans and any payments of principal to the Class 2A Certificate Group will be made first from payments relating to the Collateral Group II Mortgage Loans.

Any principal distributions allocated to the Class 1A Certificate Group are required to be distributed concurrently, to the Class 1A Supersenior Certificates and the 1AMZ component, allocated pro rata, until their respective Class Certificate Balances have been reduced to zero. However, so long as a Sequential Trigger Event is in effect, principal distributions to the Class 1A Supersenior Certificates and the 1AMZ Components will be allocated sequentially, to the Class 1A1 certificates, Class 1A2 certificates, the 1A3 component and the 1AMZ component, in that order, until their respective Class Certificate Balances have been reduced to zero.  Principal distributions to the Class 1A Supersenior Certificates pursuant to this paragraph will be allocated sequentially to the Class 1A1 certificates, the Class 1A2 certificates and the 1A3 Components, in that order, until their respective Class Certificate Balances have been reduced to zero.

Any principal distributions allocated to the Class 2A Certificate Group are required to be distributed concurrently, to the Class 2A Supersenior Certificates and the 2AMZ component, allocated pro rata, until their respective Class Certificate Balances have been reduced to zero.  However, so long as a Sequential Trigger Event is in effect, principal distributions to the Class 2A Supersenior Certificates and the 2AMZ component will be allocated sequentially, to the Class 2A1 certificates, the 2A2 component and the 2AMZ component, in that order, until their respective Class Certificate Balances have been reduced to zero.  Principal distributions to the Class 2A Supersenior Certificates pursuant to this paragraph will be allocated sequentially to the Class 2A1 certificates and the 2A2 component, in that order, until their respective Class Certificate Balances have been reduced to zero.

Notwithstanding the foregoing, in the event that the Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A Certificates, based on their respective Class Certificate Balances, except that so long as a Sequential Trigger Event is in effect principal allocated to the (i) Class 1A Supersenior Certificates and the 1AMZ component will instead be allocated sequentially, to the Class 1A Supersenior Certificates and the 1AMZ component, in that order, until their respective principal balances have been reduced to zero and (ii) Class 2A Supersenior Certificates and the 2AMZ component will instead be allocated sequentially, to the Class 2A Supersenior Certificates and the 2AMZ component, in that order, until their respective principal balances have been reduced to zero.  Principal distributions to the Class 1A Supersenior Certificates pursuant to this paragraph will be allocated concurrently to the Class 1A1 certificates, the Class 1A2 certificates and the 1A3 Components until their respective Class Certificate Balances have been reduced to zero and principal distributions to the Class 2A Supersenior Certificates pursuant to this paragraph will be allocated concurrently to the Class 2A1 certificates and the 2A2 component until their respective Class Certificate Balances have been reduced to zero.

Supplemental Interest Trust

On any Distribution Date, Swap Termination Payments, Net Swap Payment Amounts owed to the Swap Provider and Net Swap Receipt Amounts for that Distribution Date under either interest rate swap agreement will be deposited into a trust account established by the Securities Administrator and held by a separate trust (the “Supplemental Interest Trust”) as part of the asset pool held under the master servicing and trust agreement.  Funds in the Supplemental Interest Trust will be distributed in the following order of priority:

(a)           to the Swap Provider, the sum of (x) all Net Swap Payment Amounts and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, to the Swap Provider, if any, owed for that Distribution Date;

(b)           to the certificateholders, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts as described in clause (a) of “—Distributions of Interest and Principal” above, to the extent unpaid from other Available Funds;

(c)           to the certificateholders, to pay principal as described in clause (b)(i) and clause (b)(ii) of “—Distributions of Interest and Principal” above, but only to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount as a result of current or prior Realized Losses not previously reimbursed, after giving effect to payments and distributions from other Available Funds;

(d)           to the certificateholders, to pay Unpaid Interest Amounts and Basis Risk Carry Forward Amounts as described in clauses (iii)(A) through (iii)(J) of “—Distributions of Interest and Principal” above, to the extent unpaid from other Available Funds (including funds on deposit in the Excess Reserve Fund Account);

(e)           to the Swap Provider, any Defaulted Swap Termination Payment owed to the Swap Provider for that Distribution Date; and

(f)           to the holders of the Class X certificates, any remaining amounts.

The Supplemental Interest Trust will not be an asset of any Trust REMIC.

Calculation of One-Month LIBOR

On each LIBOR Determination Date, the Securities Administrator will be required to determine One-Month LIBOR for the next Interest Accrual Period for the Principal Certificates (other than the Class 2A1 certificates).  The establishment of One-Month LIBOR on each such date by the Securities Administrator and its calculation of the interest rate applicable to each class of Principal Certificates (other than the Class 2A1 certificates) for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Calculation of the Federal Funds Rate

On each Federal Funds Calculation Date, the Securities Administrator will be required to determine the Federal Funds Rate for the related Interest Accrual Period for the Class 2A1 certificates.  The establishment of the Federal Funds Rate on each such date by the Securities Administrator and its calculation of the interest rate applicable to the Class 2A1 certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding.

Excess Reserve Fund Account

The “Basis Risk Payment” for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts for that date.  However, with respect to any Distribution Date, the payment cannot exceed the amount otherwise distributable on the Class X certificates or payable from the Supplemental Interest Trust.

If, on any Distribution Date, the Pass-Through Rate for any class of Principal Certificates is based upon the Collateral Group I WAC Cap, the Collateral Group II WAC Cap or the WAC Cap, as applicable, the sum of (x) the excess, if any, of (i) the amount of interest that class of certificates would have been entitled to receive on that Distribution Date had the Pass-Through Rate not been subject to the applicable cap, over (ii) the amount of interest that class of certificates received on that Distribution Date based on its capped Pass-Through Rate and (y) the unpaid portion of any such excess described in clause (x) from prior Distribution Dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to those caps) is the “Basis Risk Carry Forward Amount” for those classes of certificates.

Any Basis Risk Carry Forward Amount on any class of certificates will be paid on that Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account and the Supplemental Interest Account, with respect to such Distribution Date (each as described in this prospectus supplement).  In the event any class of certificates is no longer outstanding, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates.

In the event the Class Certificate Balance of any class of Principal Certificates is reduced because of Applied Realized Loss Amounts (and is not subsequently increased as a result of any Subsequent Recoveries), the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available for distribution, except to the extent that the Class Certificate Balance is increased as a result of any Subsequent Recovery.  The ratings on the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Pursuant to the master servicing and trust agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established, to be held in trust as part of the trust fund, by the Securities Administrator.  The Excess Reserve Fund Account will not be an asset of any Trust REMIC.  Funds in the Excess Reserve Fund Account will be held in trust for the regular certificateholders for the uses and purposes set forth in the master servicing and trust agreement.  Holders of the Principal Certificates will be entitled to receive payments, to the extent described in this prospectus supplement, from the Excess Reserve Fund Account pursuant to the master servicing and trust agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates.  Amounts on deposit in the Excess Reserve Fund Account will not be invested.  The Excess Reserve Fund Account is required to be funded from amounts that would otherwise be paid to the Class X certificates.  Any distribution by the Securities Administrator from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date.  Any Basis Risk Carry Forward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Supplemental Interest Trust in the priority specified in “—Supplemental Interest Trust” above.

Interest Rate Swap Agreements

On the closing date, the Securities Administrator on behalf of the Supplemental Interest Trust will enter into two interest rate swap agreements with Barclays Bank PLC (the “Swap Provider”): the LIBOR swap agreement and the Federal Funds swap agreement.  The Swap Provider is a public limited company registered in England and Wales under number 1026167.  The liability of the members of Barclays Bank PLC is limited.  It has its registered head office at 1 Churchill Place, London, E14 5HP. Barclays Bank PLC was incorporated on August 7, 1925 under the Colonial Bank Act 1925 and on October 4, 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967.  Pursuant to The Barclays Bank Act 1984, on January 1, 1985, Barclays Bank was re-registered as a public limited company and its name was changed from “Barclays Bank International Limited” to “Barclays Bank PLC”.

Barclays Bank PLC and its subsidiary undertakings (taken together, the “Group”) is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services.  The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

The short term unsecured obligations of Barclays Bank PLC are rated A-1+ by Standard & Poor’s, P-1 by Moody’s and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor’s, Aa1 by Moody’s and AA+ by Fitch Ratings Limited.

Based on the Group’s audited financial information for the year ended December 31, 2006, the Group had total assets of £996,503 million (2005: £924,170 million), total net loans and advances of £313,226 million (2005: £300,001 million), total deposits of £336,316 million (2005: £313,811 million), and total shareholders’ equity of £27,106 million (2005: £24,243 million) (including minority interests of £1,685 million (2005: £1,578 million)).  The profit before tax of the Group for the year ended December 31, 2006 was £7,197 million (2005: £5,311 million) after impairment charges on loans and advances, other credit provisions and on available for sale assets of £2,154 million (2005: £1,571 million). The financial information in this paragraph is extracted from the audited Annual Report of the Group for the year ended December 31, 2006.

The Significance Percentage (as defined below) of interest rate swap agreements and interest rate cap agreements will be less than 10% as of the closing date.  The Significance Percentage is calculated by reference to the “Significance Estimate” of each such agreement which is determined based on a reasonable good faith estimate of maximum probable exposure represented by such agreement made in substantially the same manner as that used in the sponsor’s internal risk management process in respect of similar instruments.  The “Significance Percentage” is the percentage that the amount of the significance estimate represents of the aggregate class certificate balance of the applicable certificates.

Under the Federal Funds swap agreement, with respect to the first twenty-nine (29) Distribution Dates, the Supplemental Interest Trust will pay to the Swap Provider fixed payments at a rate of [•]% (on an actual/360 basis) per annum, and the Swap Provider will pay to the Supplemental Interest Trust, floating payments at a rate of the Federal Funds Rate (on an actual/360 basis) (as determined pursuant to the Federal Funds swap agreement), in each case calculated on a scheduled notional amount set forth on Annex II to this prospectus supplement.  To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first twenty-nine (29) Distribution Dates, amounts otherwise available to certificateholders will be applied on such Distribution Date to make a net payment to the Swap Provider thus reducing the amount available to make payments on the certificates, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first twenty-nine (29) Distribution Dates, the Swap Provider will owe a net payment to the Supplemental Interest Trust on the Business Day preceding such Distribution Date and the amount received by the Supplemental Interest Trust under the Federal Funds swap agreement will increase the amount available to make payments on the certificates.

Under the LIBOR swap agreement, with respect to the first seventy-seven (77) Distribution Dates, the Supplemental Interest Trust will pay to the Swap Provider fixed payments at a rate of [•]% (on an actual/360 basis) per annum, and the Swap Provider will pay to the Supplemental Interest Trust, floating payments at a rate of One-Month LIBOR (on an actual/360 basis) (as determined pursuant to the interest rate swap agreement), in each case calculated on a scheduled notional amount set forth on Annex II to this prospectus supplement.  To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first seventy-seven (77) Distribution Dates, amounts otherwise available to certificateholders will be applied on such Distribution Date to make a net payment to the Swap Provider thus reducing the amount available to make payments on the certificates, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first seventy-seven (77) Distribution Dates, the Swap Provider will owe net payment to the Supplemental Interest Trust on the Business Day preceding such Distribution Date and the amount received by the Supplemental Interest Trust under the LIBOR swap agreement will increase the amount available to make payments on the certificates.

To the extent a net payment is owed to the Swap Provider on any Distribution Date as the combined result of the payments described in the two preceding paragraphs, that payment is referred to as a “Net Swap Payment Amount” and to the extent a net payment is owed to the Supplemental Interest Trust by the Swap Provider on any Distribution Date as the combined result of the payments described in the two preceding paragraphs, that payment is referred to as a “Net Swap Receipt Amount”.

All net payments due to the Swap Provider under the interest rate swap agreements will be paid by the Supplemental Interest Trust, which will receive distributions from Available Funds on each applicable Distribution Date in accordance with the priority of payments described under “—Distributions of Interest and Principal” above.  Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider shall be paid on a senior basis on each applicable Distribution Date in accordance with the priority of payments, and any Defaulted Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Provider will be paid by the Supplemental Interest Trust from distributions received from the Securities Administrator on a subordinated basis.  However, to the extent any payments are received by the Supplemental Interest Trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced shall have first priority to those payments over certificateholders, the Master Servicer and Securities Administrator acting as the trustee of the Supplemental Interest Trust, and the Supplemental Interest Trust will pay to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the Supplemental Interest Trust) that is being replaced immediately upon receipt.  See“—Distributions of Interest and Principal” above.

A “Swap Termination Payment” is a termination payment required to be made by either the Supplemental Interest Trust or the Swap Provider pursuant to either interest rate swap agreement as a result of an early termination of such interest rate swap agreement.

Either interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement.  Events of Default under the interest rate swap agreements include, among other things, the following:

•	failure to pay;

•	bankruptcy and insolvency events; and

•	a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreements.

Early termination events under the interest rate swap agreements include, among other things:

•
illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under such interest rate swap agreements or guaranty, as applicable);

•
a tax event (which generally relates to the Swap Provider of any interest rate swap agreement receiving a payment under such interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax);

•
a tax event upon merger (which generally relates to the Swap Provider receiving a payment under any interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger); and

•	upon the exercise of the Optional Clean-up Call.

“Defaulted Swap Termination Payment” means any termination payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to either interest rate swap agreement as a result of an event of default under such interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality, a tax event or a tax event upon merger of the Swap Provider) with respect to which the Swap Provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).

In addition to the termination events specified above, it will be an additional termination event under the interest rate swap agreements, (such event, a "Swap First Trigger Ratings Termination Event") if (x) any of the rating agencies downgrades the Swap Provider (or its guarantor) below the First Trigger Ratings Threshold and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

(a) within the time period specified in the interest rate swap agreements with respect to such downgrade, the Swap Provider (or its guarantor) transfers the interest rate swap agreements, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate swap agreements are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreements;

(b) within the time period specified in the interest rate swap agreements with respect to such downgrade, the Swap Provider (or its guarantor) collateralizes its exposure to the issuing entity pursuant to the ISDA Credit Support Annex entered into on the closing date by the Swap Provider and the issuing entity (the "Swap ISDA Credit Support Annex"); or

(c) within the time period specified in the interest rate swap agreements with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the First Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement.

It will also be an additional termination event under the interest rate swap agreements (such event a "Swap Second Trigger Ratings Termination Event") if (x) any of the rating agencies downgrades the Swap Provider (or its guarantor) below the Second Trigger Ratings Threshold or the Swap Provider (or its guarantor) has its rating by S&P or Moody's withdrawn and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies): (1) within the time period specified in the interest rate swap agreements with respect to such downgrade, the Swap Provider (or its guarantor) at its sole cost and expense transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate swap agreements are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement; or (2) within the time period specified in the interest rate swap agreements with respect to such downgrade, the obligations of the Swap Provider (or its guarantor) under the interest rate swap agreements are guaranteed by a person or entity that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement. Within the time period specified in the interest rate swap agreement and pending compliance with (1) or (2), the Swap Provider (or its guarantor) will be required to collateralize its exposure to the issuing entity pursuant to the Swap ISDA Credit Support Annex.

Finally, it shall also be an additional termination event under the interest rate swap agreements if the Depositor determines at any time that it is required for purpose of compliance with Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”), to provide any financial data relating to the Swap Provider.  If such determination is made, the Swap Provider will be permitted a reasonable period of time to select a successor Swap Provider at the sole cost and expense of the terminated Swap Provider.  If no such successor is provided, the Swap Provider will be required to pay any applicable Defaulted Provider Swap Termination Payment.

If the Supplemental Interest Trust is unable to obtain a substitute interest rate swap agreement in the event that any interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of such interest rate swap agreement or a substitute interest rate swap agreement.

On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the Supplemental Interest Trust may, with the consent of the Swap Provider, assign or transfer all or a portion of any interest rate swap agreement, (ii) the Swap Provider may, subject to certain limitations on assignment set forth in the applicable interest rate swap agreement, assign its obligations under such interest rate swap agreement to any institution, (iii) the interest rate swap agreements may be amended and/or (iv) the interest rate swap agreements may be terminated or replaced.

The Federal Funds swap agreement is scheduled to terminate by its terms following the distribution date in November 2009 and the LIBOR swap agreement is scheduled to terminate by its terms following the distribution date in November 2013 and upon termination of either interest rate swap agreement no further amounts will be paid to the Swap Provider by the Supplemental Interest Trust and no further amounts will be paid to the Supplemental Interest Trust by the Swap Provider under such interest rate swap agreement.

Interest Rate Cap Agreements

The issuing entity will have the benefit of two interest rate cap agreements: the Class 2A1 interest rate cap agreement for the benefit of the Class 2A1 certificates (the “Class 2A1Interest Rate Cap Agreement”) and the Class A5 interest rate cap agreement for the benefit of the Class A5 certificates (the “Class A5 Interest Rate Cap Agreement” and, together with the Class 2A1 Interest Rate Cap Agreement, the “Interest Rate Cap Agreements”).  The Interest Rate Cap Agreements will be provided by Barclays Bank PLC (the “Cap Provider”).  For information with respect to the Cap Provider, see “—Interest Rate Swap Agreements” in this prospectus supplement.  All obligations of the Depositor under the Interest Rate Cap Agreements will be paid on or prior to the closing date.

Class 2A1 Interest Rate Cap Agreement

On the business day prior to each Distribution Date occurring in or after January 2009, the Cap Provider will be obligated under the Class 2A1 Interest Rate Cap Agreement to pay to the trustee, for deposit into the excess reserve fund account, an amount equal to the product of (a) the number of basis points by which the One-Month LIBOR (determined in accordance with the Interest Rate Cap Agreement) exceeds the strike rate percentage set forth on the interest rate cap agreement schedule attached as Annex IV to this prospectus supplement, (b) $25,576,000 and (c) the actual number of days in the applicable Interest Accrual Period divided by 360.  Amounts, if any, payable under the Class 2A1 Interest Rate Cap Agreement with respect to the first thirty-eight (38) Distribution Dates occurring on or after the Distribution Date in January 2009 will be used to cover Basis Risk Carry Forward Amounts on the Class 2A1 Certificates, if the Pass-Through Rates on that class is limited for any of the first thirty-eight (38) Distribution Dates occurring on or after the Distribution Date in January 2009 due to the cap on its Pass-Through Rate.  The Cap Provider’s obligations under the Interest Rate Cap Agreement will terminate following the Distribution Date in February 2012.  The Class 2A1 Interest Rate Cap Agreement will not benefit any of the Offered Certificates other than the Class 2A1 certificates.

Class A5 Interest Rate Cap Agreement

On the business day prior to each Distribution Date occurring in or after November 2008, the Cap Provider will be obligated under the Class A5 Interest Rate Cap Agreement to pay to the trustee, for deposit into the excess reserve fund account, an amount equal to the product of (a) the number of basis points by which the One-Month LIBOR (determined in accordance with the Interest Rate Cap Agreement) exceeds the strike rate percentage set forth on the interest rate cap agreement schedule attached as Annex V to this prospectus supplement, (b) $8,278,000 and (c) the actual number of days in the applicable Interest Accrual Period divided by 360.  Amounts, if any, payable under the Class A5 Interest Rate Cap Agreement with respect to the first forty-two (42) Distribution Dates occurring on or after the Distribution Date in November 2008 will be used to cover Basis Risk Carry Forward Amounts on the Class A5 Certificates, if the Pass-Through Rates on that class is limited for any of the first forty-two (42)  Distribution Dates occurring on or after the Distribution Date in November 2008 due to the cap on its Pass-Through Rate.  The Cap Provider’s obligations under the Interest Rate Cap Agreement will terminate following the Distribution Date in April 2012.  The Class A5 Interest Rate Cap Agreement will not benefit any of the Offered Certificates other than the Class A5 certificates.

Termination Provisions

In addition to certain termination events specified in the Interest Rate Cap Agreements, it will be an additional termination event under any Interest Rate Cap Agreement, (such event, an "Interest Rate Cap First Trigger Ratings Termination Event") if (x) any Rating Agency downgrades the Cap Provider (or its guarantor) below the First Trigger Ratings Threshold and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the Rating Agencies):

(1) within the time period specified in such Interest Rate Cap Agreement with respect to such downgrade, the Cap Provider (or its guarantor) transfers such Interest Rate Cap Agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under such Interest Rate Cap Agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the Interest Rate Cap Agreement;

(2) within the time period specified in the Interest Rate Cap Agreement with respect to such downgrade, the Cap Provider (or its guarantor) collateralizes its exposure to the issuing entity pursuant to the ISDA Credit Support Annex entered into on the closing date by the Cap Provider and the issuing entity (the "Interest Rate Cap ISDA Credit Support Annex"); or

(3) within the time period specified in the Interest Rate Cap Agreement with respect to such downgrade, the obligations of the Cap Provider (or its guarantor) under the Interest Rate Cap Agreement are guaranteed by a person or entity that satisfies the First Trigger Ratings Threshold, subject to certain other conditions set forth in the Interest Rate Cap Agreement.

It will also be an additional termination event under any Interest Rate Cap Agreement (such event an "Interest Rate Cap Second Trigger Ratings Termination Event") if (x) any of the rating agencies downgrades the Cap Provider (or its guarantor) below the Second Trigger Ratings Threshold or the Cap Provider (or its guarantor) has its rating by S&P or Moody's withdrawn and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the Rating Agencies):

(1) within the time period specified in such Interest Rate Cap Agreement with respect to such downgrade, the Cap Provider (or its guarantor) at its sole cost and expense transfers the Interest Rate Cap Agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under such Interest Rate Cap Agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in such Interest Rate Cap Agreement; or

(2) within the time period specified in such Interest Rate Cap Agreement with respect to such downgrade, the obligations of the Cap Provider (or its guarantor) under such Interest Rate Cap Agreement are guaranteed by a person or entity that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in such Interest Rate Cap Agreement.  Within the time period specified in such Interest Rate Cap Agreement and pending compliance with (1) or (2), the Cap Provider (or its guarantor) will be required to collateralize its exposure to the issuing entity pursuant to the Interest Rate Cap ISDA Credit Support Annex.

Finally, it shall also be an additional termination event under the Interest Rate Cap Agreements if the Depositor determines at any time that it is required for purpose of compliance with Regulation AB, to provide any financial data relating to the Cap Provider.  If such determination is made, the Cap Provider will be permitted a reasonable period of time to select a successor Cap Provider at the sole cost and expense of the terminated Cap Provider.  If no such successor is provided, the Cap Provider will be required to pay any applicable Defaulted Provider Cap Termination Payment.

On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the issuing entity may, with the consent of the Cap Provider, assign or transfer all or a portion of any Interest Rate Cap Agreement, (ii) the Cap Provider may, subject to certain limitations on assignment set forth in the applicable Interest Rate Cap Agreement, assign its obligations under such Interest Rate Cap Agreement to any institution, (iii) any Interest Rate Cap Agreement may be amended and/or (iv) any Interest Rate Cap Agreement may be terminated or replaced.

The Interest Rate Cap Agreements will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Provider are limited to those specifically set forth in the Interest Rate Cap Agreements.

Overcollateralization Provisions

The Total Monthly Excess Spread, if any, on any Distribution Date may be applied as an accelerated payment of principal of the Principal Certificates, to the limited extent described below.  Any such application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal would have the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans.  The portion, if any, of the Available Funds not required to be distributed to holders of the Principal Certificates as described above on any Distribution Date or paid to the Supplemental Interest Trust as described above on any Distribution Date will be paid as set forth in the master servicing and trust agreement and will not be available on any future Distribution Date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Basis Risk Carry Forward Amounts.

With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the mortgage loans for that Distribution Date over (b) the aggregate Class Certificate Balance of the Principal Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that Distribution Date) is the “Overcollateralized Amount” as of that Distribution Date.  The master servicing and trust agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Overcollateralized Amount exceeds the Overcollateralized Amount as of that Distribution Date (the excess is referred to as an “Overcollateralization Deficiency”).  Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an “Extra Principal Distribution Amount.”  The required level of the Overcollateralized Amount with respect to a Distribution Date is the “Specified Overcollateralized Amount” and is set forth in the definition of Specified Overcollateralized Amount in the “Glossary of Terms” in this prospectus supplement.  As described above, the Specified Overcollateralized Amount may, over time, decrease, subject to certain floors and triggers.  If a Trigger Event occurs, the Specified Overcollateralized Amount may not “step down.”  Total Monthly Excess Spread will then be applied to the payment in reduction of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event is in effect (to the extent necessary to maintain the Overcollateralized Amount at the Specified Overcollateralized Amount).

In the event that a Specified Overcollateralized Amount is permitted to decrease or “step down” on a Distribution Date in the future, or in the event that an Excess Overcollateralized Amount otherwise exists, the master servicing and trust agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will be distributed to the holders of the Class X certificates on that Distribution Date (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) until the Excess Overcollateralized Amount is reduced to zero.  This has the effect of decelerating the amortization of the Principal Certificates relative to the amortization of the mortgage loans, and of reducing the related Overcollateralized Amount.  With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on that Distribution Date over (b) the Specified Overcollateralized Amount is the “Excess Overcollateralized Amount” with respect to that Distribution Date.  If, on any Distribution Date, the Excess Overcollateralized Amount is, or, after taking into account all other distributions to be made on that Distribution Date, would be, greater than zero (i.e., the related Overcollateralized Amount is or would be greater than the related Specified Overcollateralized Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Principal Certificates on that Distribution Date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts or Basis Risk Carry Forward Amounts to the Principal Certificates) in an amount equal to the lesser of (x) the Excess Overcollateralized Amount and (y) the Net Monthly Excess Cash Flow (referred to as the “Overcollateralization Reduction Amount” for that Distribution Date).  The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the Principal Certificates and all net amounts required to be paid to the Swap Provider on that Distribution Date.

Reports to Certificateholders

On each Distribution Date the Securities Administrator will be required to make available to the Depositor and each holder of a Principal Certificate a distribution report, based on information provided to the Securities Administrator by the Master Servicer and the servicers, containing the following information:

•	the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;

•
the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account and the Supplemental Interest Trust on such Distribution Date;

•
if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account and the Supplemental Interest Trust;

•	the Class Certificate Balance of each class of certificates and the notional amount of the Class P certificates after giving effect to the distribution of principal on such Distribution Date;

•	the aggregate Stated Principal Balance of the mortgage loans for the following Distribution Date;

•	the amount of the expenses and fees paid to or retained by the servicers, the master servicer or the securities administrator with respect to such Distribution Date

•	the amount of the expenses and fees paid to the Master Servicer or Securities Administrator with respect to such Distribution Date;

•	the Pass-Through Rate for each such class of certificates with respect to such Distribution Date;

•
the amount of P&I advances included in the distribution on such Distribution Date and the aggregate amount of P&I advances reported by the servicers (and the Master Servicer, the Trustee as successor master servicer and any other successor master servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

•
the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

•
with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date preceding such Distribution Date;

•	the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

•	whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event and the 60 Day+ Rolling Average Percentage);

•	the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

•
in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

•	the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

•	the Overcollateralized Amount and Specified Overcollateralized Amount;

•	Prepayment Premiums collected by or paid by the servicers;

•	the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

•	the amount distributed on the Class X and Class P certificates;

•	the amount of any Subsequent Recoveries for such Distribution Date;

•	the Record Date for such Distribution Date;

•	updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term; and

•	information concerning servicer modifications.

The Securities Administrator will provide the monthly distribution report via the Securities Administrator’s internet website which will initially be located at https://www.ctslink.com (assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-866-846-4526).  The Securities Administrator will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the issuing entity through the EDGAR system.  Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and requesting a copy.  As a condition to accessing the Securities Administrator’s internet website, the Securities Administrator may require registration and the acceptance of a disclaimer.  The Securities Administrator will not be liable for the dissemination of information in accordance with the master servicing and trust agreement.

Any materials filed with the Securities and Exchange Commission in conjunction with this issuance may be read and copied at the Securities and Exchange Commission’s Public Reference Room at 450 Fifth Street, N.W., Washington, DC  20549.  Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The issuing entity’s annual reports, monthly reports, current reports and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act (15 U.S.C. 78m(a) or 78o(d) may also be obtained at the Securities and Exchange Commission’s internet site located at http://www.sec.gov.  Such filings will be made under the name of the issuing entity and under the Securities and Exchange Commission file number 333-132809-[•].

The Securities Administrator will also be entitled to rely on but will not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party).

The Agreements

General

This section summarizes certain provisions of the servicing agreements and the master servicing and trust agreement.  In addition, a description of the responsibilities and rights of the Master Servicer can be found under the heading “The Master Servicer” in this prospectus supplement.

Servicing Standard

Wells Fargo, GreenPoint and Avelo will act as the primary servicers of the mortgage loans under their respective servicing agreements.  See “The Servicers” in this prospectus supplement.

In servicing the mortgage loans, the servicers will be required to use the same care as they customarily employ in servicing and administering similar mortgage loans for their own account in accordance with customary mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans where such practices do not conflict with the requirements of the servicing agreements, and in accordance with the terms of the master servicing and trust agreement.

Subservicers

Each servicer may enter into subservicing agreements with subservicers for the servicing and administration of the related mortgage loans.  The terms of any subservicing agreement may not be inconsistent with any of the provisions of the master servicing and trust agreement unless such subservicer complies with all servicing requirements set forth in the applicable servicing agreement.  Any subservicing agreement will include the provision that such agreement may be immediately terminated by the Depositor or the Master Servicer without fee, in accordance with the terms of the master servicing and trust agreement, in the event that such servicer, for any reason, is no longer the servicer of the mortgage loans (including termination due to a Servicer Event of Default (as defined below)).

Each servicer will remain obligated and primarily liable to the issuing entity for the servicing and administering of the related mortgage loans in accordance with the provisions of the master servicing and trust agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if such servicer alone were servicing and administering the mortgage loans.  Each servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether such servicer’s compensation is sufficient to pay the subservicer fees.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

As compensation for its activities as a servicer under the related servicing agreement, each servicer is entitled to receive a servicing fee with respect to each mortgage loan serviced by it, which fee will be retained by such servicer or payable monthly from amounts on deposit in the applicable collection account.  The servicing fee is required to be an amount equal to one-twelfth of the servicing fee rate for the applicable mortgage loan on the outstanding principal balance of such mortgage loan.  As of the statistical calculation date, the servicing fee will be equal to 0.250% per annum with respect to approximately 100.00% of the mortgage loans.  See “Administration Fees” in this prospectus supplement.  In addition, each servicer may be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption fees, escrow account benefits, modification fees, reinstatement fees or similar items (other than Prepayment Premiums).  Each servicer may also be entitled to withdraw from the applicable collection account or any related escrow account any net interest or other income earned on deposits in the applicable collection account or escrow account, as the case may be.  Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the applicable servicing agreement and is not entitled to reimbursement for such expenses, except as specifically provided in that agreement.

As compensation for its activities as Trustee under the master servicing and trust agreement, the Trustee will be entitled to the Trustee fee which will be remitted to the Trustee by the Securities Administrator in the manner and amount as set forth under the master servicing and trust agreement.  The Trustee fee will be an amount which will be remitted to the Trustee by Wells Fargo from compensation received in its capacity as Master Servicer and Securities Administrator.  See “Administration Fees” in this prospectus supplement.

P&I Advances and Servicing Advances

Each servicer is required to make P&I Advances on the related Servicer Remittance Date with respect to each mortgage loan it services, subject to such servicer’s determination in its good faith business judgment that such advance would be recoverable.  Such P&I Advances by any servicer are reimbursable to such servicer subject to certain conditions and restrictions, and are intended to provide both sufficient funds for the payment of principal and interest to the holders of the certificates.  Notwithstanding such servicer’s determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, such servicer will be entitled to reimbursement for that advance from any amounts in the applicable collection account.  The Master Servicer (including the Trustee as successor master servicer and any other successor master servicer, if applicable), acting as backup servicer, will advance its own funds to make P&I Advances if the applicable servicer fails to do so, subject to its own recoverability determination and as required under the master servicing and trust agreement.  No servicer (nor the Master Servicer, as successor servicer, the Trustee as successor master servicer or any other successor master servicer, if applicable) will be obligated to make any advances of principal on any REO property.  See “Description of the Certificates—Payments on the Mortgage Loans” in this prospectus supplement.

Each servicer is required to advance amounts with respect to the mortgage loans serviced by it, subject to its determination that such advance would be recoverable and constitutes reasonable “out-of-pocket” costs and expenses relating to:

•	the maintenance, preservation, restoration, inspection and protection of the mortgaged property;

•	enforcement or judicial proceedings, including foreclosures;

•	the execution and recording of instruments of satisfaction, deeds of reconveyance or assignments of mortgage to the extent not recoverable from the related mortgagor; and

•	certain other customary amounts described in the servicing agreements.

These servicing advances by the servicers (and the Master Servicer as successor servicer and any successor master servicer (including the Trustee), if applicable) are reimbursable to the applicable party subject to certain conditions and restrictions set forth in the servicing agreements or the master servicing and trust agreement.  In the event that, notwithstanding the applicable advancing party’s good faith determination at the time the servicing advance was made that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the advancing party will be entitled to reimbursement for that advance from any amounts in the applicable collection account.

Each servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may recover P&I Advances and servicing advances to the extent permitted by the master servicing and trust agreement or the servicing agreements.  This reimbursement may come from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicers from the mortgagor or otherwise relating to the mortgage loan.  In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer (and the Master Servicer and any successor master servicer (including the Trustee), if applicable) may be reimbursed for such advance from any amounts in the applicable collection account.

No servicer (or Master Servicer or any successor master servicer (including the Trustee), if applicable) will be required to make any P&I Advance or servicing advance which would be a nonrecoverable P&I Advance or nonrecoverable servicing advance.  A P&I Advance or servicing advance is “nonrecoverable” if, in the reasonable good faith business judgment of the applicable servicer (or the Master Servicer or any successor master servicer (including the Trustee), if applicable) (as stated in an officer’s certificate delivered to the Trustee), such P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Prepayment Interest Shortfalls

In the event of any voluntary principal prepayment in full or in part on any mortgage loan (excluding any payments made upon liquidation of any mortgage loan) during any Prepayment Period, the related servicer will be obligated to remit from its own funds, to the Master Servicer, who will deposit in the distribution account, compensating interest, without any right of reimbursement, for those shortfalls in interest collections resulting from such voluntary principal prepayments.  The amount of compensating interest payable by each servicer (“Compensating Interest”) will be equal to the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments and thirty (30) days’ interest on the related mortgage loans, but only to the extent of its servicing fee, or half its servicing fee in the case of certain of the servicers, for the related Distribution Date.

Servicer Reports

As set forth in the servicing agreements, the assignment, assumption and recognition agreements and the master servicing and trust agreement, as applicable, on a date preceding the applicable Distribution Date, each servicer is required to deliver to the Securities Administrator (or as set forth in the related assignment, assumption and recognition agreement or servicing agreement, as applicable) a servicer remittance report setting forth the information necessary for the Securities Administrator to make the distributions set forth under “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement and containing the information to be included in the distribution report delivered by the Securities Administrator for that Distribution Date.  In addition, each servicer and the Master Servicer will be required to deliver to the Securities Administrator, the Trustee and the Depositor an annual report relating to the mortgage loans and the mortgaged properties as well as an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the applicable servicing agreement and the master servicing and trust agreement has been made under the supervision of the officer and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the applicable servicing agreement, assignment assumption and recognition agreement or master servicing and trust agreement, as applicable, throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.  The Securities Administrator will provide these reports to certificateholders, at the expense of the requesting Certificateholder, who make written requests to receive such information.

Each year, commencing in March 2008, on or prior to a date to be specified in the applicable servicing agreement or the master servicing and trust agreement, as applicable, each servicer and the Master Servicer (and to the extent applicable, the Securities Administrator and the Custodians, for so long as the Depositor is required to file annual reports on Form 10-K on behalf of the issuing entity under the Securities Exchange Act of 1934) will be required to deliver to the Depositor and the Securities Administrator a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB (17 CFR 229.112) applicable to such party, that contains the following:

(a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)            the party’s assessment of compliance with the applicable servicing criteria as of and for the period ending the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d)            a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria as of the end of and for the period ending the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

You may obtain copies of these statements and reports without charge upon written request to the Depositor at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

Each servicer will be responsible for making reasonable efforts to collect all payments called for under the related mortgage loans and will, consistent with the applicable servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans.  If permitted under the applicable servicing agreement, a servicer may be permitted to waive any assumption fees or late payment charges; provided, however, if in such servicer’s reasonable and prudent determination such waiver is not materially adverse to the issuing entity.  Each servicer will be required to proceed diligently to collect payments due on any mortgage loan serviced by it in the event any payment is delinquent beyond the applicable grace period.

Each servicer will be required to act with respect to mortgage loans serviced by it that are in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the applicable servicing agreement.  These procedures may, among other things, result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the mortgagor under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the mortgagor of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan.  These procedures are intended to maximize recoveries on a net present value basis on these mortgage loans.

Each servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan serviced by it.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the applicable servicer will be obligated (or, if permitted in the applicable underlying servicing agreement, use its “best efforts”) to accelerate the maturity of the mortgage loan unless it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable requirements.  If the applicable servicer reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause, such servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by any servicer for entering into an assumption or modification agreement will be retained by such servicer as additional servicing compensation.

Hazard Insurance

Each servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy which contains a standard mortgagee’s clause with coverage in a minimum amount as set forth in the applicable servicing agreement.  As set forth above, all amounts collected by the servicers under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property, released to the borrower in accordance with the applicable servicer’s normal servicing procedures or as further set forth in the applicable servicing agreement, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the applicable collection account.  The ability of each servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such servicer by a borrower.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other weather related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Primary Mortgage Insurance

With respect to the mortgage loans that are covered by a primary mortgage insurance policy on the closing date, each servicer is required to maintain in full force and effect a primary mortgage insurance policy.  Each servicer is required to pay or cause the mortgagor to pay the premium on such policy on a timely basis.  No servicer is permitted to take any action which would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of such servicer would have been covered by the policy.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to the servicing agreements, the applicable servicer is required to promptly notify the insurer under the related primary mortgage insurance policy, if any, of such assumption or substitution of liability in accordance with the terms of such primary mortgage insurance policy and will take all actions which may be required by the insurer as a condition to the continuation of coverage under the primary mortgage insurance policy.  If a primary mortgage insurance policy is terminated as a result of such assumption or substitution of liability, the applicable servicer is required to obtain a replacement primary mortgage insurance policy.

In connection with its activities as servicer, each servicer is required to prepare and present claims to the insurer under any primary mortgage insurance policy in a timely fashion in accordance with the terms of that primary mortgage insurance policy and, in this regard, to take such action as would be necessary to permit recovery under any primary mortgage insurance policy respecting a defaulted mortgage loan.  Any amounts collected by a servicer under any primary mortgage insurance policy are required to be deposited in the applicable collection account, subject to withdrawal pursuant to the related servicing agreement.

With respect to the Conduit Mortgage Loans, the applicable servicer shall cause to be maintained on each mortgaged property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with accepted servicing practices.

Optional Repurchase of Delinquent Mortgage Loans

Certain of the servicers, in accordance with the applicable servicing agreement, will be required to foreclose upon, or otherwise reasonably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the applicable servicer, no satisfactory arrangements can be made for the collection of delinquent payments.  In connection with such foreclosure or other conversion, such servicers will follow such practices as it deems necessary or advisable and as are in keeping with such servicer’s general loan servicing activities and in accordance with the applicable servicing agreement.  However, such servicer will not expend its own funds in connection with such foreclosure or other conversion or restoration of any property unless such servicer believes such foreclosure or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by such servicer.

The Depositor has the option, but is not obligated, to purchase from the issuing entity any mortgage loan that is ninety (90) days or more delinquent subject to certain terms and conditions set forth in the master servicing and trust agreement.  In addition, certain mortgage loan sellers may have agreed to repurchase any mortgage loan they sold if the mortgagor fails to make its first, or in some cases, second or third payment after the mortgage loan was purchased from such seller (an "early payment default"). The Depositor will not assign to the issuing entity any rights it may have to require a mortgage loan seller to make such repurchases.  However, the Depositor will have the option, but is not obligated, to purchase from the issuing entity any mortgage loan that experiences an early payment default (whether or not such mortgage loan is 90 days or more delinquent).  The Depositor may exercise that option up to 180 days after the early payment default occurs, or later if it has made a claim which has not yet been resolved with the mortgage loan seller within the initial 180 day period.  The issuing entity will have no right to require the Depositor or any mortgage loan seller to repurchase any mortgage loan as a result of an early payment default.  The purchase price for any mortgage loans repurchased by the Depositor as described above will be 100% of the unpaid principal balance of the mortgage loan, plus all related accrued and unpaid interest, and the amount of any unreimbursed servicing advances made by the applicable servicer related to the mortgage loan.

The Trustee, the Securities Administrator and the Custodians

The Securities Administrator will act as certificate registrar of the certificates.  The Depositor and the servicers and their respective affiliates may maintain other banking relationships in the ordinary course of business with the Trustee and the Securities Administrator.  A copy of the master servicing and trust agreement may be inspected at the corporate trust office of the Securities Administrator located at 9062 Old Annapolis Road, Columbia, Maryland 21045.  Certificates may be surrendered at its office for certificate transfer services located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services - GSAA 2007-7, or at such other address(es) as the Securities Administrator may designate from time to time by notice to the certificateholders, the Depositor, the Master Servicer and the servicers.  The master servicing and trust agreement provides that the Trustee, the Securities Administrator and the Custodians and any officer, employee or agent of the Trustee, the Securities Administrator and the Custodians will be indemnified by the issuing entity and will be held harmless against any loss, liability or expense incurred by the Trustee, the Securities Administrator and each Custodian arising out of their obligations under the master servicing and trust agreement, other than incurred by reason of willful misfeasance or negligence in the performance of its respective duties under the master servicing and trust agreement and interest rate swap agreement.

Servicer Events of Default

An event of default (“Servicer Event of Default”) under a servicing agreement will occur if:

(a)           the related servicer fails to remit any required payments under the servicing agreement, which failure continues unremedied for the period of time specified in the servicing agreement after the Securities Administrator or the Master Servicer notifies such servicer of such failure;

(b)           the related servicer fails to observe or perform in any material respect any covenant or agreement in the applicable servicing agreement, which failure continues unremedied for a period of thirty (30) days (sixty (60) days with regard to certain of the mortgage loans) after the date on which notice of such failure, requiring the failure to be remedied, shall have been given to such servicer by the Master Servicer or the Securities Administrator (the date of delivery of such notice, the “Notice Date”); provided, however, that in the case of a failure that cannot be cured within thirty (30) days (or sixty (60) days, as applicable) after the Notice Date, where applicable the cure period may be extended if such servicer can demonstrate to the reasonable satisfaction of the Trustee, the Master Servicer or the Securities Administrator that the failure can be cured and such servicer is diligently pursuing remedial action;

(c)           the related servicer fails to maintain its license to do business in any jurisdiction where any mortgaged property is located and such license is required (and in the case of certain servicers, such failure continues unremedied for a period of thirty (30) days;

(d)           certain events occur relating to the insolvency, readjustment of debt or similar proceedings involving a servicer which are not discharged or stayed within thirty (30) days (sixty (60) days in the case of the applicable servicer sub-servicing the Conduit Mortgage Loans and one other servicer) or the related servicer takes certain actions indicating its insolvency;

(e)           the related servicer admits in writing its inability to pay its obligations as they become due (and in the case of certain servicers, voluntarily suspend payment of its obligations or cease its normal business operations for three (3) Business Days);

(f)           the related servicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the mortgaged properties are located for more than thirty (30) days after receiving notice from any person thereof;

(g)           with respect to certain servicers under the applicable servicing agreement, any reduction, withdrawal or qualification of the servicing credit of any servicer by any rating agency which results in the inability of such servicer to act as a primary or special servicer for any mortgage-backed or asset-backed transaction rated or to be rated by any such rating agency;

(h)           the related servicer attempts to assign the applicable servicing agreement or its rights to servicing compensation or its servicing responsibilities except as permitted in the applicable servicing agreement;

(i)           with respect to certain servicers under the applicable servicing agreements, such servicer ceases to have a minimum net worth of $25,000,000 as determined in accordance with the Financial Accounting Standards Board’s generally accepted accounting principles;

(k)           the related servicer fails to provide certain annual certifications in accordance with, and as further described under, the applicable servicing agreement;

(l)           the related servicer fails to deliver certain data in accordance with, and as further described under, the applicable servicing agreement; or

(m)           with respect to certain servicers under the applicable servicing agreements, such servicer ceases to be approved by either Fannie Mae or Freddie Mac as a mortgage loan servicer for more than 30 days.

Rights upon Servicer Event of Default

So long as a Servicer Event of Default under any servicing agreement remains unremedied, the Master Servicer may, and, at the direction of holders of certificates evidencing not less than a majority of the voting rights of the certificates shall, terminate all of the rights and obligations of the applicable servicer, in its capacity as servicer, under the applicable servicing agreement.  In the event any servicer is terminated and the Master Servicer has not appointed a successor servicer, the Master Servicer will become the successor servicer and succeed to all the authority, power, responsibilities and duties of such servicer under the applicable servicing agreement (other than any obligation to repurchase any mortgage loan) and will be entitled to similar compensation arrangements.  In the event the Master Servicer is unable to appoint a successor servicer, the Master Servicer may petition a court of competent jurisdiction for the appointment of a mortgage loan servicing institution, acceptable to the rating agencies, having a net worth of at least $25 million and that is a Fannie Mae/Freddie Mac-approved servicer in good standing, to act as successor to the related servicer under the applicable servicing agreement.  Any successor servicer will be entitled to the same servicing compensation as the predecessor servicer.  In addition, certificateholders evidencing at least 66% of the voting rights of the certificates affected by a Servicer Event of Default may waive such Servicer Event of Default.  However, a Servicer Event of Default with respect to any servicer’s obligation to make P&I Advances or any other Servicer Event of Default that would materially adversely affect any non-consenting Certificateholder may be waived only by all certificateholders affected by such Servicer Event of Default.

Any successor to any servicer as servicer of the mortgage loans will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required during the term of its service as a servicer, to maintain in force the insurance policy or policies that the applicable servicer is required to maintain.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

The Trustee must be a corporation, banking association or other association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers.  The Trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates.  In case at any time the Trustee ceases to be eligible, the Trustee will resign immediately in the manner and with the effect as specified below.

The Trustee may at any time resign as trustee by giving written notice of resignation to the Depositor, the Master Servicer, the Securities Administrator and each rating agency not less than sixty (60) days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements.  If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within thirty (30) days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee ceases to meet the eligibility requirements and fails to resign after written request by the Depositor, or if at any time the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee.

The holders of certificates entitled to a majority of the voting rights and the Depositor may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

Termination; Optional Clean-Up Call

On any Distribution Date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, the Depositor may request the Master Servicer to solicit bids in a commercially reasonable manner for the purchase of, the mortgage loans and all other property of the issuing entity on a non-recourse basis with no representations or warranties of any nature whatsoever (such event, the “Auction Call”).  The Master Servicer will accommodate any such request at its sole discretion.  To effectuate such sale, the Master Servicer or its designee shall make reasonable efforts to sell all of the property of the trust fund for its fair market value in a commercially reasonable manner and on commercially reasonable terms, which will include the good faith solicitation of competitive bids to prospective purchasers that are recognized broker/dealers for assets of this type.  The Trustee, as directed by the Depositor or Master Servicer, will sell all of the property of the trust fund to the entity with the highest bid received by the Master Servicer from the closed bids solicited by the Master Servicer or its designee; provided, that, (i) the sale price will not be less than Par Value as certified by the Depositor, (ii) the Master Servicer must receive bids from no fewer than three (3) prospective purchasers (which may include the majority Class X Certificateholder) and (iii) such sale price will be deposited with the Master Servicer prior to the Distribution Date following the month in which such value is determined.  The proceeds of such purchase or sale of the issuing entity property (other than an amount equal to the excess, if any, of the proceeds of the purchase or sale over Par Value (such excess, the “Fair Market Value Excess”) will be distributed to the holders of the Principal Certificates in accordance with the order of priorities set forth under “Distribution of the Certificates—Distributions” in this prospectus supplement.  Any Fair Market Value Excess received in connection with the purchase of the mortgage loans and REO properties will be distributed as provided in the master servicing and trust agreement.  The Master Servicer will be reimbursed for its costs, including expenses associated with engaging an agent, from the trust fund, if the auction is not successful, and from the proceeds of the successful sale before the proceeds are distributed to certificateholders.

Except to the extent provided above with regard to allocating any Fair Market Value Excess, the proceeds of such a sale will be treated as a prepayment of the mortgage loans for purposes of distributions to certificateholders.  Accordingly, the sale of the mortgage loans and REO properties as a result of the exercise by the Depositor of its option to request the Master Servicer to solicit bids therefor will result in the final distribution on the certificates on the related Distribution Date.

The issuing entity also is required to terminate upon either the later of:  (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by any servicer); or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the master servicing and trust agreement; provided, however, that in no event will the issuing entity established by the master servicing and trust agreement terminate later than twenty-one (21) years after the death of the last surviving lineal descendant of the person named in the master servicing and trust agreement.

The master servicing and trust agreement requires the Securities Administrator to send a notice of final distribution to the applicable certificateholders in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than the funds in the collection account.  The Securities Administrator will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution.  Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made and (d) that the record date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

Upon final deposit with respect to the issuing entity and the receipt by the Securities Administrator and the Custodians of a request for release of the mortgage loan files, the Master Servicer will be required to direct the Custodians to promptly release the applicable mortgage loan files.

Upon presentation and surrender of the certificates, the Securities Administrator will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the Master Servicer, the Securities Administrator, the Trustee and the Custodians pursuant to the master servicing and trust agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected Certificateholder does not surrender certificates for cancellation within six (6) months after the date specified in the notice of final distribution, the Securities Administrator will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution.  If within six (6) months after the second notice all the applicable certificates have not been surrendered for cancellation, the Securities Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity.  If within one (1) year after the second notice all certificates have not been surrendered for cancellation, the Class RC certificateholders will be entitled to all unclaimed funds and other assets of the issuing entity.

Certain Matters Regarding the Depositor and the Trustee

The master servicing and trust agreement will provide that none of the Depositor, the Trustee or any of their directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the master servicing and trust agreement, or for errors in judgment, except that neither the Depositor nor the Trustee will be protected against liability arising from any breach of representations or warranties made by it, or from any liability which may be imposed by reason of the Depositor’s or the Trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the master servicing and trust agreement.

The Depositor, the Trustee and any director, officer, employee or agent of the Depositor or the Trustee will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the master servicing and trust agreement or the certificates, or any other unanticipated or extraordinary expenses, other than any loss, liability or expense incurred by reason of the Depositor’s or the Trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the master servicing and trust agreement.

Neither the Depositor nor the Trustee is obligated under the master servicing and trust agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability.  However, in accordance with the provisions of the master servicing and trust agreement, each of the Depositor and the Trustee, may undertake any action it deems necessary or desirable in respect of (i) the rights and duties of the parties to the master servicing and trust agreement and (ii) with respect to actions taken by the Depositor, the interests of the Trustee and the certificateholders.  In the event the Depositor or the Trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the Depositor and the Trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

Amendment

The master servicing and trust agreement may be amended from time to time by the parties to the agreement by written agreement, without notice to, or consent of, the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the master servicing and trust agreement or in any servicing agreement, which may be inconsistent with any other provision, to add to the duties of the parties to the master servicing and trust agreement or to conform the master servicing and trust agreement to the prospectus and this prospectus supplement provided to investors with the initial offering of the certificates.  The master servicing and trust agreement may also be amended to add or modify any other provisions with respect to matters or questions arising under the master servicing and trust agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the master servicing and trust agreement; provided, that such action will not adversely affect in any material respect the interest of any Certificateholder, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the Securities Administrator or the Trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

The master servicing and trust agreement may be amended from time to time by the parties to the agreement and holders of certificates evidencing percentage interests aggregating not less than 66⅔% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the master servicing and trust agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any class of certificates without the consent of the holders of that class, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66⅔% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

Certain Matters Regarding the Servicers

Except as provided in the servicing agreements, no servicer may assign its servicing agreement or, if applicable, the servicing under such servicing agreement, or delegate all or any portion of its rights or duties under such servicing agreement, or sell or otherwise dispose of all of its property or assets.

No servicer may resign from its obligations and duties under the applicable servicing agreement except by mutual consent of such servicer and the Master Servicer (as provided in the master servicing and trust agreement) or upon the determination that its duties are no longer permitted under applicable law and such incapacity cannot be cured by such servicer.  Any such determination permitting the resignation of any servicer must be evidenced by an opinion of counsel delivered to the Trustee, the Securities Administrator and the Master Servicer and in form and substance acceptable to the Trustee, the Securities Administrator and the Master Servicer.  No such resignation shall become effective until a successor has assumed such servicer’s responsibilities and obligations in the manner provided in the applicable servicing agreement.

With respect to certain of the mortgage loans, the related servicing agreements provide that any company into which a servicer is merged or consolidated will succeed automatically to the duties of that servicer, so long as such entity is a Fannie Mae and Freddie Mac approved servicer.

Without in any way limiting the generality of the foregoing and, except in the case of certain mergers, if any servicer either assigns its rights under the applicable servicing agreement or the servicing responsibilities under the applicable servicing agreement or delegates all or any portion of its duties under the applicable servicing agreement or sells or otherwise disposes of all or substantially all of its property or assets, then the Master Servicer will have the right to terminate the applicable servicing agreement upon notice to the related servicer.

Except as described herein under “The Servicers—General”, the Master Servicer is prohibited from terminating any servicer without cause.

Each servicing agreement provides that neither the applicable servicer nor any of its directors, officers, employees or agents will have any liability to the issuing entity for any action taken or for refraining from taking any action in good faith pursuant to the applicable servicing agreement, or for errors in judgment.  However, this provision will not protect a servicer or any such person against any breach of warranties or representations made in the applicable servicing agreement, or failure to perform its obligations in compliance with any standard of care set forth in such agreement or any other liability which would otherwise be imposed under such agreement.  No servicer is under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duty to service the mortgage loans in accordance with the applicable servicing agreement and which in its opinion may involve it in any expense or liability.  However, each servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect of the applicable servicing agreement and the rights and duties of the parties to it.  In such event, such servicer will be entitled to reimbursement from the issuing entity of the reasonable legal expenses and costs of such action.  Additionally, the issuing entity will be required to indemnify the servicers for certain liabilities, costs and expenses incurred by the servicers as set forth in the servicing agreements.

Prepayment and Yield Considerations

Structuring Assumptions

The prepayment model used in this prospectus supplement represents an assumed rate of prepayment (“Prepayment Assumption”) each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans.  The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans.  With respect to the mortgage loans, the 100% Prepayment Assumption assumes a constant prepayment rate (“CPR”) of approximately 30% per annum.

Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables.  Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables.  In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which collectively are the structuring assumptions (the “Structuring Assumptions”):

•	the closing date for the certificates occurs on June 28, 2007;

•
distributions on the certificates are made on the 25th day of each month, commencing in July 2007, regardless if such day is a Business Day, in accordance with the priorities described in this prospectus supplement;

•
the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable Prepayment Assumption as stated in the table under the heading “Prepayment Scenarios” under “—Decrement Tables” below;

•	prepayments include thirty (30) days’ interest on the related mortgage loan;

•	the optional termination is not exercised (except with respect to the weighted average life to call where a 10% optional clean-up call is assumed);

•	the Specified Overcollateralized Amount is as specified in this prospectus supplement;

•
(a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the related Index (subject to the applicable periodic cap and applicable maximum rate), (b) the Six-Month LIBOR Loan Index remains constant at [•]%, the One-Year LIBOR Loan Index remains constant at [•]% and the One-Year CMT Index remains constant at [•]% and (c) the scheduled monthly payment on the mortgage loans is adjusted in the month immediately following the next rate Adjustment Date to equal a fully amortizing payment (in some cases, following the interest-only period);

•	One-Month LIBOR remains constant at [•]%;

•	the Federal Funds Rate remains constant at [•]%;

•	no Swap Termination Payments are paid or received by the issuing entity;

•	the Expense Fee Rate on the mortgage loans is as specified in this prospectus supplement;

•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

•
scheduled payments on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

•	the initial Class Certificate Balance of each class of Offered Certificates is as set forth on the cover page of this prospectus supplement;

•	interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement; and

•	the assumed mortgage loans have the approximate characteristics described below:

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Group	Principal Balance ($)	Cut-off Date Gross Mortgage Rate (%)(2)	Cut-off Date Net Mortgage Rate (%)(2)	Cut-off Date Expense Fee Rate (%)(2)	On and After 1st Reset Date Expense Fee Rate (%)(2)	Remaining Term to Maturity (Months)(2)	Remaining Amortization Term (Months)(1)(2)	Original IO Period (Months)(2)	Loan Age (Months)(2)	Index	Gross Margin (%)(2)	First Reset (Months)(2)	Gross Lifetime Maximum Rate (%)(2)	Gross Floor Rate (%)(2)	Initial Periodic Cap (%)(2)	Periodic Cap (%)(2)	Rate Adjustment Frequency (Months)(2)

________________________
(1)	With respect to the assumed mortgage loans with an interest-only period the remaining amortization period will not commence until the interest-only period has ended.
(2)	Weighted average.

Defaults in Delinquent Payments

The yield to maturity of the Offered Certificates, and particularly the Subordinated Certificates, will be sensitive to defaults on the mortgage loans.  If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated.  Except to the extent of any Subsequent Recoveries, holders of the Offered Certificates will not receive reimbursement for Applied Realized Loss Amounts applied to their certificates.  In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity.  There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.  Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the applicable collateral group or groups.  The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases pursuant to the optional clean-up call, as described in this prospectus supplement.  Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums.  The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans.  See “The Mortgage Loan Pool” in this prospectus supplement.

Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans.  Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments.  The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans.  Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions.  In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans.  Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease.  No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment.  For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to “lock in” a lower interest rate.  The existence of the applicable Periodic Cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings.  In addition, ARMs may be subject to delinquency and loss experience because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date.  ARMs may be subject to greater rates of prepayments as they approach their initial Adjustment Dates as borrowers seek to avoid changes in their monthly payments.  In addition, all of the ARMs will not have their initial Adjustment Date until one (1) to ten (10) years after their origination.  The prepayment experience of these adjustable mortgage loans may differ from that of the other ARMs.  Such adjustable mortgage loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the adjustable mortgage loans as borrowers seek to avoid changes in their monthly payments.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation.  In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity.  The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

When a mortgagor prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month.  Absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover prepayment interest shortfalls resulting from voluntary principal prepayments in full or in part), a shortfall will occur in the amount due to certificateholders since the certificateholders are generally entitled to receive a full month of interest.  Also, when a mortgagor prepays a mortgage loan in part together with the scheduled payment for a month on or after the related due date, the principal balance of the mortgage loan is reduced by the amount in excess of the scheduled payment as of that due date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a prepayment, the remaining deficiency will be allocated first to excess interest on the mortgage loans for the related Distribution Date and thereafter to the Principal Certificates, pro rata, according to the amount of interest to which each class of Principal Certificates would otherwise be entitled, in reduction of that amount.

The Pass-Through Rate for each class of Principal Certificates may be calculated by reference to the net interest rates of the mortgage loans.  If the mortgage loans bearing higher interest rates, either through higher margins or an increase in the applicable Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case.  In addition, the Pass-Through Rates for the Principal Certificates are based on One-Month LIBOR other than the Class 2A1 certificates which are based on the Federal Funds Rate.  Changes in One-Month LIBOR or the Federal Funds Rate may not correlate with changes in the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index or the One-Year CMT Loan Index.  It is possible that a decrease in the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index or the One-Year CMT Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR or the Federal Funds Rate.  If the sum of, or an increased level of, One-Month LIBOR or the Federal Funds Rate plus the applicable pass-through margin for a class or classes of Principal Certificates were to be higher than the Collateral Group I WAC Cap, the Collateral Group II WAC Cap or the WAC Cap, as applicable, the Pass-Through Rates on the related Principal Certificates would be lower than otherwise would be the case.  If the Pass-Through Rate on any class of Principal Certificates, calculated without reference to the WAC Cap were to be higher than the WAC Cap, the Pass-Through Rate on those Principal Certificates would be lower than otherwise would be the case.  Although holders of the Principal Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account, there is no assurance that those funds will be available or sufficient for those purposes.  The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Although holders of the Principal Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available in the Excess Reserve Fund Account and to the extent available for payment from the Supplemental Interest Trust, there is no assurance that those funds will be available or sufficient for those purposes.  The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

The operation of the overcollateralization provisions of the master servicing and trust agreement will affect the weighted average lives of the Principal Certificates and consequently the yields to maturity of those certificates.  If at any time the Overcollateralized Amount is less than the Specified Overcollateralized Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal until the Overcollateralized Amount equals the Specified Overcollateralized Amount.  This would reduce the weighted average lives of those certificates.  The actual Overcollateralized Amount may change from Distribution Date to Distribution Date producing uneven distributions of Total Monthly Excess Spread.  There can be no assurance that the Overcollateralized Amount will never be less than the Specified Overcollateralized Amount.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Principal Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payment Amounts and Net Swap Receipt Amounts.  Mortgage loans with higher net mortgage rates will contribute more interest to the Total Monthly Excess Spread.  Mortgage loans with higher net mortgage rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates.  Any disproportionate prepayments of mortgage loans with higher net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Principal Certificates.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Principal Certificates may vary significantly over time and from class to class.

Subordinated Certificates and the 1AMZ and 2AMZ Components

The Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates provide credit enhancement for the certificates that have a higher payment priority, and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates may absorb losses on the mortgage loans.  The weighted average lives of, and the yields to maturity on, the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates, will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans.  If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on that assumption.  Realized losses on the mortgage loans will reduce the Class Certificate Balance of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a Distribution Date, exceed the aggregate Stated Principal Balances of the mortgage loans.  As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes of certificates than would otherwise be the case.

The Principal Distribution Amount to be made to the holders of the Principal Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan.  If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Principal Certificates, thus reducing the amount of the overcollateralization.  If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss.  In addition, the Subordinated Certificates will not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full).  Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of realized losses on the applicable mortgage loans is consistent with such holder’s expectations.  Because of the disproportionate distribution of principal to the senior certificates, depending on the timing of realized losses, the Subordinated Certificates may bear a disproportionate percentage of the realized losses on the mortgage loans.

For all purposes, the Class B2 certificates will have the lowest payment priority of any class of Subordinated Certificates.

If a Sequential Trigger Event is in effect, (i) the 1AMZ component will not receive any principal distributions until the Class Certificate Balance of the Class 1A Supersenior Certificates has been reduced to zero, and (ii) the 2AMZ component will not receive any principal distributions until the Class Certificate Balance of the Class 2A Supersenior Certificates has been reduced to zero.  Thus, each of the 1AMZ and 2AMZ components may bear a disproportionate percentage of the shortfalls in principal on the mortgage loans.

Effect on Yields Due to Rapid Prepayments

Any Net Swap Payment Amount payable to the Swap Provider under the terms of either interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the Principal Certificates.  This could adversely affect the yield to maturity on your certificates.

Weighted Average Lives of the Offered Certificates

The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “—Prepayment Considerations and Risks” above and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases.  However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates.  See “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class.  Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates.  Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity.  For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see “—Decrement Tables” below.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Principal Certificates that would be outstanding after each of the Distribution Dates shown at various constant percentages of the applicable Prepayment Assumption and the corresponding weighted average lives of those classes.  The tables have been prepared on the basis of the Structuring Assumptions.  It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable Prepayment Assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate.  Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable Prepayment Assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the Structuring Assumptions.

Prepayment Scenarios

	SCENARIO I	SCENARIO II	SCENARIO III	SCENARIO IV	SCENARIO V
Percentage of Prepayment Assumption	0%	75%	100%	125%	150%

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Percent of Initial Class Certificate Balance Outstanding(1)

	Class 1A1 PREPAYMENT SCENARIO					Class 1A2 PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2)(3)

(1)	Rounded to the nearest whole percentage.
(2)
The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
*	Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class 2A1 PREPAYMENT SCENARIO					Class A4 PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2)(3)

(1)	Rounded to the nearest whole percentage.
(2)
The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
*	Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class A5 PREPAYMENT SCENARIO					Class M1 PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
June 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2)(3)

(1)	Rounded to the nearest whole percentage.
(2)
The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
*	Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class M2 PREPAYMENT SCENARIO					Class M3 PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
June 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2)(3)

(1)	Rounded to the nearest whole percentage.
(2)
The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
*	Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class M4 PREPAYMENT SCENARIO					Class M5 PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
June 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2)(3)

(1)	Rounded to the nearest whole percentage.
(2)
The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
*	Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class M6 PREPAYMENT SCENARIO					Class B1 PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
June 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2)(3)

(1)	Rounded to the nearest whole percentage.
(2)
The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
*	Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

Percent of Initial Class Certificate Balance Outstanding(1)

	Class B2 PREPAYMENT SCENARIO
DISTRIBUTION DATE	I	II	III	IV	V
Initial Percentage	100	100	100	100	100
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
June 2037
Weighted Average Life to Maturity (years)(2)
Weighted Average Life to Call (years)(2)(3)

(1)	Rounded to the nearest whole percentage.
(2)
The weighted average life of any class of certificates is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificates to the related Distribution Date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
*	Indicates an outstanding principal balance greater than 0.00% and less than 0.50% of the original principal balance.

Effective WAC Cap

The information in the following table has been prepared in accordance with the Structuring Assumptions except for the following:

•	One-Month LIBOR, Six-Month LIBOR Loan Index, One-Year LIBOR Loan Index, One-Year CMT Loan Index and the Federal Funds Rate remain constant at 20.00%;

•	prepayments on the mortgage loans occur at 100% of the Prepayment Assumption (i.e., Scenario III); and

•	Net Swap Receipts, if any, are included in the Effective WAC Cap calculation and are weighted by the class certificate balance of the Principal Certificates.

It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the Prepayment Assumption or at any other constant percentage.  There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans or the WAC Cap on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.  The following table is based on initial marketing structure and spreads.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

Period	Distribution Date	WAC Cap (%)	Group I Cap (%)	Group II Cap (%)
1	7/25/2007	21.22593	21.22593	21.21319
2	8/25/2007	20.34587	20.34587	20.33477
3	9/25/2007	20.05617	20.05617	20.04508
4	10/25/2007	19.94491	19.94491	19.93379
5	11/25/2007	19.49379	19.49379	19.48303
6	12/25/2007	19.39526	19.39526	19.38415
7	1/25/2008	18.95181	18.95181	18.94106
8	2/25/2008	18.68847	18.68847	18.67772
9	3/25/2008	18.80056	18.80056	18.78908
10	4/25/2008	18.17639	18.17639	18.16564
11	5/25/2008	18.10925	18.10925	18.09815
12	6/25/2008	17.68317	17.68317	17.67243
13	7/25/2008	17.62784	17.62784	17.61675
14	8/25/2008	17.20802	17.20802	17.19728
15	9/25/2008	16.97694	16.97694	16.96621
16	10/25/2008	16.93889	16.93889	16.92798
17	11/25/2008	16.52767	16.52767	16.51711
18	12/25/2008	16.50012	16.50012	16.48921
19	1/25/2009	16.09420	16.09420	16.08365
20	2/25/2009	15.88323	15.88323	15.87268
21	3/25/2009	16.30346	16.30346	16.29178
22	4/25/2009	15.47249	15.47249	15.46195
23	5/25/2009	15.47608	15.47608	15.46242
24	6/25/2009	15.08152	15.08152	15.06830
25	7/25/2009	15.08926	15.08926	15.07561
26	8/25/2009	14.69867	14.69867	14.68545
27	9/25/2009	14.51221	14.51221	14.49899
28	10/25/2009	14.53426	14.53426	14.52078
29	11/25/2009	14.15071	14.15071	14.13677
30	12/25/2009	14.18148	14.18148	14.16708
31	1/25/2010	13.80146	13.80146	13.78752
32	2/25/2010	13.63296	13.63296	13.61940
33	3/25/2010	14.13672	14.13672	14.12250
34	4/25/2010	13.30431	13.30431	13.29147
35	5/25/2010	13.41524	13.41524	13.39042
36	6/25/2010	13.07100	13.07100	13.05951
37	7/25/2010	13.12606	13.12606	13.11418
38	8/25/2010	13.00305	13.00305	12.99193
39	9/25/2010	12.85963	12.85963	12.84866
40	10/25/2010	12.92961	12.92961	12.91845
41	11/25/2010	12.59362	12.59362	12.57986
42	12/25/2010	12.67376	12.67376	12.66212
43	1/25/2011	12.32815	12.32815	12.31689
44	2/25/2011	12.19708	12.19708	12.18620
45	3/25/2011	12.74779	12.74779	12.73575
46	4/25/2011	11.94032	11.94032	11.92944
47	5/25/2011	12.02669	12.02669	12.01545
48	6/25/2011	11.69203	11.69203	11.68115
49	7/25/2011	11.78253	11.78253	11.77129
50	8/25/2011	11.45173	11.45173	11.44085
51	9/25/2011	11.33448	11.33448	11.32360
52	10/25/2011	11.43383	11.43383	11.42418
53	11/25/2011	11.10844	11.10844	11.09910
54	12/25/2011	11.20836	11.20836	11.19871
55	1/25/2012	10.88656	10.88656	10.87722
56	2/25/2012	10.78192	10.78192	10.76870
57	3/25/2012	11.14621	11.14621	11.11732
58	4/25/2012	11.02999	11.02999	11.00794
59	5/25/2012	13.76185	13.76185	13.59780
60	6/25/2012	13.53940	13.53940	13.39072
61	7/25/2012	13.75563	13.75563	13.60197
62	8/25/2012	13.33779	13.33779	13.18906
63	9/25/2012	13.23905	13.23905	13.09029
64	10/25/2012	13.45934	13.45934	13.30560
65	11/25/2012	13.04532	13.04532	12.89651
66	12/25/2012	13.26802	13.26802	13.11421
67	1/25/2013	12.85631	12.85631	12.70743
68	2/25/2013	12.76365	12.76365	12.61474
69	3/25/2013	13.69317	13.69317	13.52828
70	4/25/2013	12.58114	12.58114	12.43217
71	5/25/2013	12.80966	12.80966	12.65595
72	6/25/2013	12.40292	12.40292	12.25413
73	7/25/2013	12.63279	12.63279	12.47901
74	8/25/2013	12.22789	12.22789	12.07904
75	9/25/2013	12.14161	12.14161	11.99273
76	10/25/2013	12.37378	12.37378	12.21990
77	11/25/2013	11.97445	11.97445	11.82199
78	12/25/2013	9.85395	9.85395	9.69637
79	1/25/2014	9.53606	9.53606	9.38353
80	2/25/2014	9.53604	9.53604	9.38348
81	3/25/2014	10.70269	10.70269	10.43464
82	4/25/2014	9.88897	9.88897	9.76137
83	5/25/2014	10.31142	10.31142	10.19972
84	6/25/2014	9.98361	9.98361	9.87794
85	7/25/2014	10.31640	10.31640	10.20717
86	8/25/2014	9.98362	9.98362	9.87788
87	9/25/2014	9.98362	9.98362	9.87784
88	10/25/2014	10.31642	10.31642	10.20706
89	11/25/2014	9.98363	9.98363	9.87776
90	12/25/2014	10.31642	10.31642	10.20698
91	1/25/2015	9.98363	9.98363	9.87768
92	2/25/2015	9.98363	9.98363	9.87764
93	3/25/2015	11.05331	11.05331	10.93591
94	4/25/2015	9.98363	9.98363	9.87756
95	5/25/2015	10.31642	10.31642	10.20676
96	6/25/2015	9.98363	9.98363	9.87746
97	7/25/2015	10.31641	10.31641	10.20666
98	8/25/2015	9.98362	9.98362	9.87737
99	9/25/2015	9.98361	9.98361	9.87731
100	10/25/2015	10.31639	10.31639	10.20650
101	11/25/2015	9.98360	9.98360	9.87721
102	12/25/2015	10.31637	10.31637	10.20639
103	1/25/2016	9.98358	9.98358	9.87710
104	2/25/2016	9.98357	9.98357	9.87704
105	3/25/2016	10.67207	10.67207	10.55815
106	4/25/2016	9.98354	9.98354	9.87692
107	5/25/2016	10.31631	10.31631	10.20609
108	6/25/2016	9.98351	9.98351	9.87679
109	7/25/2016	10.31628	10.31628	10.20595
110	8/25/2016	9.98348	9.98348	9.87666
111	9/25/2016	9.98346	9.98346	9.87659
112	10/25/2016	10.31622	10.31622	10.20574
113	11/25/2016	9.98342	9.98342	9.87645
114	12/25/2016	10.31617	10.31617	10.20559
115	1/25/2017	9.99397	9.99397	9.89234
116	2/25/2017	9.99395	9.99395	9.89226
117	3/25/2017	11.06609	11.06609	10.95206
118	4/25/2017	9.99722	9.99722	9.89208
119	5/25/2017	11.50168	11.50168	11.47232
120	6/25/2017	11.14724	11.14724	11.13317

Last Scheduled Distribution Date

The last scheduled Distribution Date for distributions on each class of Principal Certificates is the Distribution Date in July 2037.  The last scheduled Distribution Date for each class of Offered Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero.  The last scheduled Distribution Dates for all classes other than the Residual Certificates have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan other than those mortgage loans with original amortization terms of 40 years and maturing 40 years from their origination.  The last scheduled Distribution Dates for the Residual Certificates have been calculated as the Distribution Date occurring in the month following the latest maturity date of any mortgage loan.

Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the last scheduled Distribution Date.  The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans.  See “—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Certificates” above and “Yield and Prepayment Considerations” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change and any change may apply retroactively.  The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.  Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.  References in this section and in the “ERISA Considerations” section of this prospectus supplement to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.

General

The master servicing and trust agreement provides that certain segregated asset pools within the issuing entity (exclusive, among other things, of the assets held in the Excess Reserve Fund Account, the Interest Rate Cap Agreements, the Supplemental Interest Trust and certain other accounts specified in the master servicing and trust agreement and each servicing agreement and the right of each class of Principal Certificates to receive Tax Basis Risk Carry Forward Amounts, as defined below) will comprise one or more REMICs (the “Trust REMICs”) organized in a tiered REMIC structure.  Each class of Principal Certificates and the Class X certificates represent (exclusive of the right to receive Tax Basis Risk Carry Forward Amounts, as defined below) a regular interest (a “Regular Interest”) in a Trust REMIC.  The Class R certificates will represent ownership of the sole class of residual interest in the upper-tier REMIC, the Class RC certificates will represent ownership of the sole class of residual interest in each lower-tier REMIC and the Class RX certificates will represent ownership of the sole class of residual interest in a separate Trust REMIC.  In addition, each class of the Principal Certificates will represent a beneficial interest in the right to receive payments from the Excess Reserve Fund Account and the Supplemental Interest Trust.  Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

Upon the issuance of the Principal Certificates, Sidley Austin llp will deliver its opinion to the effect that, assuming compliance with the master servicing and trust agreement and each servicing agreement, for federal income tax purposes, the Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests

A holder of a class of Principal Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of Regular Interests in the related Trust REMIC.  In addition, the master servicing and trust agreement provides that each holder of a Principal Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the “Basis Risk Contracts”) representing the right to receive Tax Basis Risk Carry Forward Amounts (as defined below) from the Excess Reserve Fund Account and the Supplemental Interest Trust.  The Regular Interest component of a Principal Certificate will be entitled to receive interest and principal payments at the times and in the amounts (exclusive of any Tax Basis Risk Carry Forward Amounts, as defined below) equal to those made on the Principal Certificate to which it corresponds, except that: (i) the maximum interest rate of the Regular Interest component will equal the lesser of the Collateral Group I WAC Cap or Collateral Group II WAC Cap, as applicable, and the WAC Cap in the case of the Class A Certificates and Components, or the WAC Cap in the case of the Class M and Class B Certificates, in each case computed for this purpose: (a) by subtracting any net payment received by the Supplemental Interest Trust under either Interest Rate Swap Agreement, (b) by adjusting any net payment made by the Supplemental Interest Trust under either Interest Rate Swap Agreement to the amount that would have been paid pursuant to the interest rate swap agreements if their notional balances were limited to the principal balance of the mortgage loans, (c) by adjusting any net payment made by the Supplemental Interest Trust under the LIBOR Interest Rate Swap Agreement to the amount that would have been paid if the fixed rate payable under that Swap Agreement were limited to the weighted average of the interest rates on the Group I or Group II mortgage loans (for purposes of calculating the Collateral Group I WAC Cap or Collateral Group II WAC Cap) or of aggregate of the mortgage loans (for purposes of calculating the WAC Cap), respectively, and (d) by adjusting any net payment made by the Supplemental Interest Trust under the Federal Funds Interest Rate Swap Agreement to the amount that would have been paid if the fixed rate payable under that Swap Agreement were limited to the excess of: (I) the weighted average of the interest rates on Collateral Group I or Collateral Group II mortgage loans (for purposes of calculating the adjusted Collateral Group I WAC Cap or Collateral Group II WAC Cap) or of aggregate of the mortgage loans (for purposes of calculating the WAC Cap), respectively, over (II)(A) the product of the amount calculated in clause (i)(c) above and 12, (B) divided by the principal balance in respect of the mortgage loans (the “REMIC Cap”), (ii) Basis Risk Carry Forward Amounts will be deemed to include the excess, if any, of Accrued Certificate Interest in respect of any Class of Principal Certificates over the interest accrued at the related REMIC Cap for such Distribution Date (“Tax Basis Risk Carry Forward Amounts”) and (iii)(a) any Swap Termination Payment, and (b) any excess of the pass through rate of any Class of Principal Certificates calculated by substituting its respective REMIC Cap for each of the lesser of the Collateral Group I WAC Cap or Collateral Group II WAC Cap, as applicable, and the WAC Cap in the case of the Class A Certificates and Components, or the WAC Cap in the case of the Class M and Class B Certificates, over its respective Pass-Through Rate, will be treated as being payable first from Net Monthly Excess Cashflow and second from amounts distributed on the Regular Interests.  As a result of the foregoing, the amount of distributions on the Regular Interest component of a Principal Certificate may exceed the actual amount of distributions on the Principal Certificate.

A holder of a Principal Certificate must allocate its purchase price for the Principal Certificate between its components—the Regular Interest component and the Basis Risk Contract component.  To the extent the Basis Risk Contract component has significant value, the Regular Interest component will, in the case of the Principal Certificates, be viewed as having been issued with lesser premium or an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount).  See “Federal Income Tax Consequences—Treatment by the REMIC of OID, Market Discount, and Amortizable Premium” in the prospectus.

Upon the sale, exchange, or other disposition of a Principal Certificate, the holder must allocate the amount realized between the components of the Principal Certificate based on the relative fair market values of those components at the time of sale.  Assuming that a Principal Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences—Gain or Loss on Disposition”.

Interest on the Regular Interest component of a Principal Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting.  In addition, the Regular Interest components of the Principal Certificates could be considered to have been issued with OID.  See “Federal Income Tax Consequences—Treatment by the REMIC of OID, Market Discount, and Amortizable Premium” in the prospectus.  The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the related Prepayment Assumption, as set forth under “Prepayment and Yield Considerations—Structuring Assumptions” in this prospectus supplement.  No representation is made that the mortgage loans will prepay at such a rate or at any other rate.  OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Principal Certificates

The Regular Interest components of the Principal Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association,” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the issuing entity, exclusive of the Excess Reserve Fund Account and the Supplemental Interest Trust, would be so treated.  In addition, to the extent the Regular Interest component of a Principal Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT.  The Regular Interest component of a Principal Certificate also will be treated as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.  The Basis Risk Contract components of the Principal Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code, as real estate assets under Section 856(c)(5)(B) of the Code, or as “qualified mortgages under Section 860G(a)(3) of the Code.

The Basis Risk Contract Components

The following discussion assumes that the rights of the holders of the Principal Certificates under the Basis Risk Contract will be treated as rights under a notional principal contract rather than as a partnership for federal income tax purposes.  If these rights were treated as representing the beneficial interests in an entity taxable as a partnership for federal income tax purposes, then there could be different tax timing consequences to all such certificateholders and different withholding tax consequences on payments of Tax Basis Risk Carry Forward Amounts to holders of the Principal Certificates who are non-U.S. Persons.  Prospective investors in the Principal Certificates are encouraged consult their tax advisors regarding their appropriate tax treatment.

As indicated above, a portion of the purchase price paid by a holder to acquire a Principal Certificate will be attributable to the Basis Risk Contract component of such certificate.  As of the closing date, the Basis Risk Contract components are expected to have an insubstantial value relative to the Regular Interest components.  The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component.  Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract.  Under the level constant interest method, the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate.  Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a Principal Certificate.

Any Tax Basis Risk Carry Forward Amounts paid to a holder from the Excess Reserve Fund Account or the Supplemental Interest Trust will be treated as periodic payments on an interest rate cap contract.  To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the related Basis Risk Contract component, such excess is ordinary income.  Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year.  In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the Principal Certificates to which it relates as a result of certain Swap Termination Payments or as a result of the REMIC Cap exceeding the Collateral Group I WAC Cap or Collateral Group II WAC Cap, as applicable, or the WAC Cap, on any Distribution Date, will be treated as having been received by the beneficial owners of such Principal Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Basis Risk Contract.  Such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Basis Risk Contract for such taxable year.  Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction.  Alternatively, such payments by beneficial owners of the Principal Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreements.

A beneficial owner’s ability to recognize a net deduction with respect to the Basis Risk Contract component of a Principal Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business).  Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.  Further, a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner’s alternative minimum tax liability.  Because a beneficial owner of a Principal Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a Principal Certificate may have income that exceeds cash distributions on the Principal Certificate, in any period over the term of the Principal Certificate.  As a result, the Principal Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above.  Subject to the foregoing, if for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Federal Income Tax Consequences—Backup Withholding” and “—Taxation of Certain Foreign Holders of Debt Instruments” in the prospectus.

Residual Certificates

The holders of the Residual Certificates must include the taxable income of the related REMIC in their federal taxable income.  The Residual Certificates will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding.  Prospective investors are cautioned that the Residual Certificates’ REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability.  Furthermore, it is anticipated that all or a substantial portion of the taxable income of the related REMIC includible by the holders of the Residual Certificates will be treated as “excess inclusion” income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the related REMIC, (ii) the treatment of such income as “unrelated business taxable income” to certain holders who are otherwise tax exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

The Class R certificates will be considered to represent “noneconomic residual interests,” with the result that transfers would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax.  Nevertheless, all classes of Residual Certificates are subject to certain restrictions on transfer.  See “Federal Income Tax Consequences—Tax Treatment of REMIC Regular Interests and Other Debt Instruments,” and “—Tax Treatment of REMIC Residual Interests” in the prospectus.

An individual, trust or estate that holds a Residual Certificate (whether such certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing fees on the mortgage loans and other administrative expenses of the related REMIC in computing such holder’s regular tax liability, and may be not be able to deduct such fees or expenses to any extent in computing such holder’s alternative minimum tax liability.  Unless required otherwise by applicable authority, it is anticipated that such expenses will be allocated to the holder of the Class RC certificates in respect of the residual interest in the Lower Tier REMIC.  In addition, some portion of a purchaser’s basis, if any, in a Residual Certificate may not be recovered until termination of the related REMIC.  Furthermore, regulations have been issued concerning the federal income tax consequences of any consideration paid to a transferee on a transfer of the Residual Certificates, including any “safe harbor” payment described in the prospectus.  See “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests—Non-Recognition of Certain Transfers for Federal Income Tax Purposes,” and “—Tax Treatment of REMIC Residual Interests” in the prospectus.  Any transferee receiving consideration with respect to a Residual Certificate is encouraged to consult its tax advisors.

Due to the special tax treatment of residual interests, the effective after tax return of the Residual Certificates may be significantly lower than would be the case if the Residual Certificates were taxed as debt instruments, or may be negative.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service (the “Temporary regulations”) have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a foreign person (or subject to withholding tax) until paid or distributed.  The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities.  The new rules also provide that excess inclusions are United States sourced income.  The timing rules apply to a particular residual interest and a particular foreign person, if the first allocation of income from the residual interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

Under the Temporary regulations, in the case of REMIC residual interests held by a foreign person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a foreign person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the foreign person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the Temporary regulations, excess inclusions allocated to a foreign person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax.  In addition, in the case of excess inclusions allocable to a foreign person as a partner, the Temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee’s money or property and knows the facts giving rise to the payment.

Prospective purchasers of the residual interests are encouraged to consider the effective after tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences.  See “Federal Income Tax Consequences—Tax Treatment of REMIC Residual Interests” in the prospectus.

STATE AND LOCAL TAXES

The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state, local or other jurisdiction.  Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, “Plans”) and on persons who bear certain relationships to such Plans.  See “ERISA Considerations” in the prospectus.

The U.S. Department of Labor (the “DOL”) has granted to Goldman, Sachs & Co., the underwriter, an administrative exemption (the “Exemption”) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.  The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund.  The Exemption was amended by Prohibited Transaction Exemption (“PTE”) 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met.  The Exemption will apply to the acquisition, holding and resale of the Offered Certificates, other than the Residual Certificates (such certificates, the “ERISA Eligible Certificates”) by a Plan (subject to the discussion below concerning the interest rate swap agreements), provided that specific conditions (certain of which are described below) are met.

Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

(1)  The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(2)  The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Moody’s or S&P;

(3)  The Trustee is not an affiliate of any other member of the Restricted Group (as defined below) other than an underwriter;

(4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates.  The sum of all payments made to and retained by the Depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans.  The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer’s services under the master servicing and trust agreement, and reimbursement of the servicer’s reasonable expenses in connection with its services; and

(5)  The Plan investing in the ERISA Eligible Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Moreover, the Exemption would provide relief from certain self dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan’s investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust.  This relief is not available to Plans sponsored by the Depositor, the underwriter, the Trustee, any of the servicers, the Swap Provider, any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the “Restricted Group”).

Except as provided below with respect to the interest rate swap agreements, the Depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met.  In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the issuing entity fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

The rating of a certificate may change.  If a class of certificates no longer has a rating of at least “BBB-” or its equivalent from at least one rating agency, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

The interest rate swap agreements do not meet all of the requirements for an “eligible swap” under the Exemption and have not been included in the issuing entity, and consequently any interest in the interest rate swap agreements are not eligible for the exemptive relief available under the Exemption.  For ERISA purposes, an interest in a class of ERISA Eligible Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to any interest rate swap agreement and (ii) the rights and obligations under any interest rate swap agreement.  A Plan’s purchase and holding of an ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code with respect to a Plan’s receipt of payments derived from the interest rate swap agreements unless an exemption is available.

Accordingly, as long as any interest rate swap agreement and the Supplemental Interest Trust are in effect, no Plan or other person using plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless, in addition to satisfying the requirements of the Exemption, such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions by independent “qualified professional asset managers”), PTCE 91-38 (for transactions by bank collective investment funds), PTCE 90-1 (for transactions by insurance company pooled separate accounts), PTCE 95-60 (for transactions by insurance company general accounts) or PTCE 96-23 (for transactions effected by “in-house asset managers”) or similar exemption under similar law (collectively, the “Investor-Based Exemptions”).  It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions.  Plan fiduciaries should consult their legal counsel concerning these issues.  As long as any interest rate swap agreement and the Supplemental Interest Trust are in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, will be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the ERISA Eligible Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements.  However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or Section 4975 of the Code.

Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of ERISA Eligible Certificates.  Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as any interest rate swap agreement and Supplemental Interest Trust are in effect, one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.

The Residual Certificates may not be purchased by or transferred to a Plan or any other person investing “plan assets” of any Plan.  Each person that acquires an interest in a Residual Certificate will be required to represent that it is not investing on behalf of or with plan assets of a Plan.  Accordingly, the preceding discussion does not purport to discuss any considerations under ERISA or the Code with respect to the purchase, acquisition or resale of the Residual Certificates.

LEGAL INVESTMENT

The Class A, Class M1, Class M2, Class M3, Class R, Class RC and Class RX certificates will constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as those certificates are rated in one of the two highest rating categories by Moody’s, or S&P or another nationally recognized statistical rating organization.  The Class M4, Class M5, Class M6, Class B1 and Class B2 certificates will not constitute “mortgage related securities” for purposes of SMMEA and, as a result the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

Except as to the status of the Class A, Class M1, Class M2, Class M3, Class R, Class RC and Class RX certificates as “mortgage related securities,” no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether, and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION

The Depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the Offered Certificates.  An underwriting agreement between the Depositor and the underwriter governs the sale of the Offered Certificates.  The aggregate proceeds (excluding accrued interest) to the Depositor from the sale of the Offered Certificates, before deducting expenses estimated to be approximately $[•] million will be approximately [•]% of the Class Certificate Balance of the Offered Certificates.  Under the underwriting agreement, the underwriter has agreed to take and pay for all of the Offered Certificates.  The underwriter will distribute the Offered Certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The difference between the purchase price for the Offered Certificates paid to the Depositor and the proceeds from the sale of the Offered Certificates realized by the underwriter will constitute underwriting discounts and commissions.

The Offered Certificates are a new issue of securities with no established trading market.  The Depositor has been advised by the underwriter that the underwriter intends to make a market in the Offered Certificates but is not obligated to do so and may discontinue market making at any time without notice.  No assurance can be given as to the liquidity of the trading market for the Offered Certificates.

The Depositor has agreed to indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933.

The underwriter is an affiliate of GSMC, the Depositor and Avelo.

LEGAL MATTERS

The validity of the certificates and certain federal income tax matters will be passed upon for the Depositor and the underwriter by Sidley Austin llp, New York, New York.

RATINGS

In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”):

Class	S&P	Moody’s
1A1	AAA	Aaa
1A2	AAA	Aaa
2A1	AAA	Aaa
A4	AAA	Aaa
A5	AAA	Aaa
M1	AA+	Aa1
M2	AA	Aa2
M3	AA-	Aa3
M4	A+	A1
M5	A	A2
M6	A-	A3
B1	BBB+	Baa1
B2	BBB-	Baa3
R	AAA	NR
RC	AAA	NR
RX	AAA	NR

A securities rating addresses the likelihood of the receipt by a Certificateholder of distributions on the mortgage loans.  The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates.  The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield.  Explanations of the significance of such ratings may be obtained from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.  Each security rating should be evaluated independently of any other security rating.  S&P and Moody’s will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding.  In the event that the ratings initially assigned to any of the Offered Certificates by S&P or Moody’s are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

GLOSSARY OF TERMS

The following terms have the meanings given below when used in this prospectus supplement.

“Accrued Certificate Interest” means, for each class of Principal Certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such Distribution Date at the related Pass-Through Rate, as reduced by that class’s or component’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes, as described in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Adjustment Date” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Applied Realized Loss Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“ARM” means an adjustable-rate mortgage loan.

“Available Funds” means, with respect to any Distribution Date, the sum of the following amounts, to the extent received by the Securities Administrator on behalf of the Trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the Depositor, the Master Servicer, the servicers, the Securities Administrator, the Custodians and the Trustee, if any, payable with respect to that Distribution Date:  (i) the aggregate amount of monthly payments on the mortgage loans due on the due date in the related Due Period and received by the servicers on or prior to the related Determination Date, after deduction of the related servicing fees in respect of prior Distribution Dates and the other components of the Expense Fee Rate for that Distribution Date, together with any related P&I Advances for that Distribution Date, (ii) certain unscheduled payments in respect of the mortgage loans received by the servicers during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds and net Liquidation Proceeds, excluding Prepayment Premiums, (iii) Compensating Interest payments in respect of prepayment interest shortfalls for that Distribution Date, (iv) the proceeds from repurchases of mortgage loans received and any Substitution Adjustment Amounts received in connection with the substitution of a mortgage loan with respect to that Distribution Date, and (v) all proceeds received with respect to any Optional Clean-Up Call.  The holders of the Class P certificates will be entitled to all Prepayment Premiums received by the issuing entity in respect of the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Principal Certificates.

“Avelo” means Avelo Mortgage, L.L.C., a Delaware limited liability company, and its successors.

“Basic Principal Distribution Amount” means, with respect to any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount for that Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for that Distribution Date.

“Basis Risk Carry Forward Amount” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this prospectus supplement.

“Basis Risk Contracts” has the meaning set forth in “Federal Income Tax Consequences—Taxation of Regular Interests” in this prospectus supplement.

“Basis Risk Payment” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this prospectus supplement.

“Cap Provider” has the meaning set forth in “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

“Class 1A Certificate Group” means the Class 1A1 and Class 1A2 certificates, the Class A4 certificates to the extent of the 1A3 component and the Class A5 certificates to the extent of the 1AMZ component, collectively.

“Class 2A Certificate Group” means the Class 2A1 certificates, the Class A4 certificates to the extent of the 2A2 component and the Class A5 certificates to the extent of the 2AMZ component, collectively.

“Class2A1 Interest Rate Cap Agreement” has the meaning set forth in “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

“Class 2A1Interest Rate Cap Payment” means with respect to the Class 2A1 Interest Rate Cap Agreement and in connection with the first thirty-eight (38) Distribution Dates on or after the Distribution Date in January 2009, the amount, if any, equal to the product of (a) the number of basis points by which One-Month LIBOR exceeds the strike rate on the schedule attached as Annex II to this prospectus supplement, (b) $25,576,000, and (c) the actual number of days in the applicable Interest Accrual Period divided by 360.

“Class A” means the Class 1A1, Class 1A2, Class 2A1, Class A4 (1A3 and 2A2 components) and Class A5 (1AMZ and 2AMZ components) certificates, collectively.

“Class A Certificate Group” means any of the Class 1A Certificate Group or the Class 2A Certificate Group, as applicable.

“Class A Principal Allocation Percentage” means, with respect to any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class 1A Certificate Group and the Collateral Group I Mortgage Loans, the numerator of which is (x) the portion of the Principal Remittance Amount for that Distribution Date that is attributable to principal received or advanced on the Collateral Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (ii) in the case of the Class 2A Certificate Group and the Collateral Group II Mortgage Loans, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Collateral Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for that Distribution Date.

“Class A Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the aggregate Class Certificate Balance of the Class A Certificates immediately prior to such Distribution Date, over (y) the lesser of:  (A) the product of (i) 86.00% and (ii) the aggregate Stated Principal Balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

“ClassA5 Interest Rate Cap Agreement” has the meaning set forth in “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

“Class A5 Interest Rate Cap Payment” means with respect to the Class A5 Interest Rate Cap Agreement and in connection with the first forty-two (42) Distribution Dates on or after the Distribution Date in November 2008, the amount, if any, equal to the product of (a) the number of basis points by which One-Month LIBOR exceeds the strike rate on the schedule attached as Annex II to this prospectus supplement, (b) $8,278,000, and (c) the actual number of days in the applicable Interest Accrual Period divided by 360.

“Class B” means the Class B1 and Class B2 certificates, collectively.

“Class B1 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M1 certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M2 certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M3 certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M4 certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M5 certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M6 certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date) and (H) the Class Certificate Balance of the Class B1 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 96.70% and (ii) the aggregate stated principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate stated principal balance of the mortgage Loans for such Distribution Date over the Overcollateralization Floor.

“Class B2 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M1 certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M2 certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M3 certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M4 certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M5 certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the Class Certificate Balance of the Class M6 certificates (after taking into account the payment of the Class M6 Principal Distribution Amount on such Distribution Date), (H) the Class Certificate Balance of the Class B1 certificates (after taking into account the payment of the Class B1 Principal Distribution Amount on such Distribution Date), and (I) the Class Certificate Balance of the Class B2 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 97.90% and (ii) the aggregate stated principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate stated principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

“Class Certificate Balance” means, with respect to any class (or Component of any class) of Principal Certificates as of any Distribution Date, the initial Class Certificate Balance of that class (or Component) reduced by the sum of:

•	all amounts previously distributed to holders of certificates of that class (or Component) as payments of principal; and

•	in the case of any class (or Component of any class) of Subordinated Certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class (or component);

provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such class or classes).

“Class M” means the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 certificates, collectively.

“Class M1 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class Certificate Balance of the Class M1 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 89.70% and (ii) the aggregate stated principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate stated principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

“Class M2 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M1 certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), and (C) the Class Certificate Balance of the Class M2 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 91.60% and (ii) the aggregate stated principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate stated principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

“Class M3 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M1 certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M2 certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), and (D) the Class Certificate Balance of the Class M3 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 92.90% and (ii) the aggregate stated principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate stated principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

“Class M4 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M1 certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M2 certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M3 certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), and (E) the Class Certificate Balance of the Class M4 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 94.20% and (ii) the aggregate stated principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate stated principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

“Class M5 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M1 certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M2 certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M3 certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M4 certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), and (F) the Class Certificate Balance of the Class M5 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 95.00% and (ii) the aggregate stated principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate stated principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

“Class M6 Principal Distribution Amount” means, as of any Distribution Date, an amount equal to the excess of: (x) the sum of: (A) the aggregate Class Certificate Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class Certificate Balance of the Class M1 certificates (after taking into account the payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M2 certificates (after taking into account the payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class M3 certificates (after taking into account the payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the Class Certificate Balance of the Class M4 certificates (after taking into account the payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the Class Certificate Balance of the Class M5 certificates (after taking into account the payment of the Class M5 Principal Distribution Amount on such Distribution Date) and (G) the Class Certificate Balance of the Class M6 certificates immediately prior to such Distribution Date, over (y) the lesser of: (A) the product of (i) 95.70% and (ii) the aggregate stated principal balance of the mortgage loans for such Distribution Date, and (B) the excess, if any, of the aggregate stated principal balance of the mortgage loans for such Distribution Date over the Overcollateralization Floor.

“Code” has the meaning set forth in “Federal Income Tax Consequences” in this prospectus supplement.

“Collateral Group I Mortgage Loans” consists of distributions from 100% of the Loan Group I Mortgage Loans and 50% of each Loan Group II Mortgage Loan representing approximately $326,838,652 aggregate principal balance as of the Statistical Calculation Date.

“Collateral Group I WAC Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Collateral Group II Mortgage Loans” consists of distributions from 50% of each Loan Group II Mortgage Loan representing approximately $161,041,445 aggregate principal balance as of the Statistical Calculation Date.

“Collateral Group II WAC Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Compensating Interest” has the meaning set forth in “The Agreements —Prepayment Interest Shortfalls” in this prospectus supplement.

“Components” means the 1A3, 1AMZ, 2A2 and 2AMZ components.

“Component Classes” has the meaning set forth in “Description of the Certificates” in this prospectus supplement.

“Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

“Conduit Mortgage Loans” means the mortgage loans in the issuing entity that were acquired by GSMC through the GSMC mortgage conduit program.

“Cap Provider” has the meaning set forth in “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

“Credit Enhancement Percentage” means, for any Distribution Date, the percentage obtained by dividing (x) the aggregate class certificate balance of the Subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate stated principal balance of the mortgage loans as of the last day of the related Due Period.

“Credit Scores” has the meaning set forth in “The Mortgage Loan Pool—Credit Scores” in this prospectus supplement.

“Defaulted Swap Termination Payment” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

“Determination Date” means, with respect to each Distribution Date, the Business Day immediately preceding the related Servicer Remittance Date.

“Distribution Date” means the 25th of each month or, if that day is not a Business Day, the immediately succeeding Business Day.

“DOL” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Due Period” means, with respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which that Distribution Date occurs and ending on the first day in the calendar month in which that Distribution Date occurs.

“Effective Federal Funds Rate” means, for each Federal Funds Determination Date during any Federal Funds Calculation Period, the rate set forth in H.15(519) for the preceding New York City business day opposite the caption "Federal funds (effective)", as such rate is displayed on the Bloomberg Terminal; provided, that

•
if, by 5:00 p.m., New York City time, on a Federal Funds Determination Date, such rate does not appear on the Bloomberg Terminal or is not yet published in H.15(519), the rate for that Federal Funds Determination Date will be the rate set forth in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, for that day opposite the caption "Federal funds (effective)"; and

•
if, by 5:00 p.m., New York City time, on the Federal Funds Determination Date, such rate does not appear on the Bloomberg Terminal or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the rate for that Federal Funds Determination Date will be the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the caption "Federal funds (effective)", as such rate is displayed on the Bloomberg Terminal.

For any calendar day during a Federal Funds Calculation Period that occurs after the related Federal Funds Calculation Date, the “Effective Federal Funds Rate” shall be equal to the Effective Federal Funds Rate determined as of such Federal Funds Calculation Date and for any other calendar day during a Federal Funds Calculation Period that is not a Federal Funds Determination Date, the “Effective Federal Funds Rate” shall be equal to the Effective Federal Funds Rate determined as of the immediately preceding Federal Funds Determination Date.

“ERISA” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“ERISA Eligible Certificate” means the Offered Certificates, other than the Residual Certificates.

“Excess Overcollateralized Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“Excess Reserve Fund Account” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this prospectus supplement.

“Exemption” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Expense Fee Rate” means, with respect to any mortgage loan, a per annum rate equal to the sum of the applicable servicing fee rate and any lender-paid mortgage insurance.

“Extra Principal Distribution Amount” means, as of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for that Distribution Date and (y) the related Overcollateralization Deficiency for that Distribution Date.

“Fair Market Value Excess” has the meaning set forth in “The Agreements—Termination; Optional Clean-Up Call” in this prospectus supplement.

“Federal Funds Rate” means, for each Distribution Date, the daily weighted average (rounded to the fifth (5th) decimal place) of the Effective Federal Funds Rates during the related Federal Funds Calculation Period.

“Federal Funds Determination Date” means, with respect to any Federal Funds Calculation Period, each New York business day occurring during such period up to and including the Federal Funds Calculation Date for such calculation period.  For purposes of determining the Federal Funds Rate and Effective Federal Funds Rate, a “New York business day” is any day on which dealings in deposits of United States dollars are transacted in the New York market.

“Federal Funds Calculation Date” means for any Distribution Date, the fourth New York business day prior to such Distribution Date.  The Securities Administrator shall determine the Federal Funds Rate for each Distribution Date on the related Federal Funds Calculation Date.

“Federal Funds Calculation Period” means (a) for any Distribution Date other than the first Distribution Date, the period commencing on (and including) the immediately preceding Distribution Date and ending on (and not including) such Distribution Date and (b) for the first Distribution Date, the period commencing on (and including) June 28, 2007 and ending on (and not including) the first Distribution Date.

"First Trigger Ratings Threshold" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") by Moody's, a Long-Term Rating of at least "A1" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a short-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Short-Term Rating") by Moody's, a Long-Term Rating of at least "A2" by Moody's and a Short-Term Rating of at least "P-1" by Moody's and (y) for financial institutions or certain subsidiaries of financial institutions (i) a Short-Term Rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least "A+" by S&P.

“GreenPoint” means GreenPoint Mortgage Funding, Inc., a New York corporation, and its successors.

“GreenPoint Mortgage Loans” means the mortgage loans in the issuing entity that were acquired by GSMC from GreenPoint.

“Gross Margin” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Group” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

“GSMC” means Goldman Sachs Mortgage Company, a New York limited partnership, and its successors.

“Index” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Initial Cap” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Insurance Proceeds” means, with respect to each mortgage loan, proceeds of insurance policies insuring the related mortgaged property.

“Interest Accrual Period” means, for any Distribution Date and any class of the Principal Certificates, the period commencing on the immediately preceding Distribution Date (or, for the initial Distribution Date, the closing date) and ending on the day immediately preceding the current Distribution Date.

“Interest Rate Cap Agreements” has the meaning set forth in “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

"Interest Rate Cap First Trigger Ratings Termination Event" has the meaning set forth in “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

"Interest Rate Cap ISDA Credit Support Annex" has the meaning set forth in “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

"Interest Rate Cap Second Trigger Ratings Termination Event” has the meaning set forth in “Description of the Certificates—Interest Rate Cap Agreements” in this prospectus supplement.

“Interest Remittance Amount” means, with respect to any Distribution Date and the mortgage loans in a collateral group, that portion of Available Funds attributable to interest on the Principal Certificates relating to such mortgage loans in that collateral group, net of any Net Swap Payment Amounts, if applicable, made from that collateral group with respect to that Distribution Date.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period.  For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Lifetime Cap” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

“Master Servicer” has the meaning set forth in “Summary Information” in this prospectus supplement.

“MERS Designated Mortgage Loan” means any mortgage loan for which (1) Mortgage Electronic Registration Systems, Inc., its successors and assigns has been designated the mortgagee of record and (2) the Trustee is designated the investor pursuant to the procedures manual of MERSCORP, Inc.

“Moody’s” has the meaning set forth in “Ratings” in this prospectus supplement.

“Net Monthly Excess Cash Flow” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“NetSwap Payment Amount” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

“NetSwap Receipt Amount” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

“Offered Certificates” has the meaning set forth in “Description of the Certificates” in this prospectus supplement.

“One-Month LIBOR” means, with respect to any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears on the Bloomberg Terminal as of 11:00 a.m., London time, on that date.  If the rate does not appear on the Bloomberg Terminal, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market.  The Securities Administrator will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Securities Administrator (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

“One-Year CMT Loan Index” has the meaning set forth in “The Mortgage Loan Pool—The Indices” in this prospectus supplement.

“One-Year LIBOR Loan Index” has the meaning set forth in “The Mortgage Loan Pool—The Indices” in this prospectus supplement.

“Optional Clean-Up Call” has the meaning set forth in “The Agreements—Termination; Optional Clean-Up Call” in this prospectus supplement.

“Original Sale Date” means May 30, 2007 with respect to the Wells Fargo Mortgage Loans and March 27, 2007, May 21, 2007 and June 4, 2007 with respect to the GreenPoint Mortgage Loans.

“Overcollateralized Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“Overcollateralization Deficiency” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“Overcollateralization Floor” means 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

“Overcollateralization Reduction Amount” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this prospectus supplement.

“P&I Advances” means advances made by the servicers or the Master Servicer (including the Trustee as successor master servicer and any other successor master servicer) acting as backup servicer on each Distribution Date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee or the master servicing fee, as applicable.

“Par Value” means an amount equal to the greater of (a) the sum of (1) 100% of the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO properties), (2) interest accrued and unpaid on the mortgage loans, (3) any unreimbursed P&I Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee, (4) any Swap Termination Payment other than a Defaulted Swap Termination Payment owed to the Swap Provider and (5) with respect to any REO Property, the lesser of (x) the appraised value of each REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer or its designee, and (y) the unpaid principal balance of each mortgage loan related to any REO property, and (b) the sum of (1) the aggregate unpaid Class Certificate Balance of each class of certificates then outstanding, (2) interest accrued and unpaid on the certificates, (3) any unreimbursed P&I Advances, fees and expenses of the Master Servicer, the Securities Administrator and the Trustee and (4) any Swap Termination Payment other than a Defaulted Swap Termination Payment owed to the Swap Provider.

“Pass-Through Rate” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Periodic Cap” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Plans” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“PMI” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Prepayment Assumption” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this prospectus supplement.

“Prepayment Interest Excess” has the meaning set forth in “The Agreements—Servicing and Trustee Fees and Other Compensation and Payment of Expenses” in this prospectus supplement.

“Prepayment Period” means, with respect to any Distribution Date the calendar month preceding the month in which that Distribution Date occurs.

“Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this prospectus supplement.

“Principal Certificates” has the meaning set forth in “Description of the Certificates” in this prospectus supplement.

“Principal Distribution Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Principal Remittance Amount” means, with respect to any Distribution Date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period:  (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received on the mortgage loans during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period; (iv) the portion of the repurchase price allocable to principal with respect to each mortgage loan that was repurchased with respect to that Distribution Date, (v) the portion of Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that Distribution Date; and (vi) the portion of the proceeds received with respect to the Optional Clean-Up Call (to the extent they relate to principal).

“PTCE” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“PTE” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“Rate Adjustment Cap” has the meaning set forth in the “The Mortgage Loan Pool—General” in this prospectus supplement.

“Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten (10) days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies shall have notified the Trustee, the Master Servicer, the Depositor and the issuing entity in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

“Rating Agencies” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

“Record Date” means the last Business Day of the applicable Interest Accrual Period, unless the certificates are issued in definitive form, in which case the Record Date will be the last Business Day of the month immediately preceding the month in which that Distribution Date occurs.

“Reference Banks” means leading banks selected by the Securities Administrator (after consultation with the Depositor) and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“REIT” has the meaning set forth in “Federal Income Tax Consequences—Status of the Principal Certificates” in this prospectus supplement.

“Residual Certificates” means the Class R, Class RC and Class RX certificates.

“Responsible Parties” means Wells Fargo Bank, National Association, GreenPoint Mortgage Funding, Inc. and Goldman Sachs Mortgage Company.

“Restricted Group” has the meaning set forth in “ERISA Considerations” in this prospectus supplement.

“S&P” has the meaning set forth in “Ratings” in this prospectus supplement.

"Second Trigger Ratings Threshold" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a Long-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's and a Short-Term Rating of at least "P-2" by Moody's and (y) (I) for financial institutions or certain subsidiaries of financial institutions (i) a Short-Term Rating of at least "A-2" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least "BBB+" by S&P or (II) for other counterparties or entities (i) a Short-Term Rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least "A+" by S&P.

“Senior Enhancement Percentage” means, with respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that Distribution Date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date.

“Senior Specified Enhancement Percentage” on any date of determination is approximately 14.00%.

“Sequential Trigger Event” means, if (x) on any Distribution Date before the 37th Distribution Date the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the Stated Principal Balance of the mortgage loans as of the cut-off date exceeds 0.550%, or (y) on any Distribution Date on or after the 37th Distribution Date, a Trigger Event is in effect.

“Servicer Remittance Date” means, with respect to any Distribution Date, the 18th day of the month or if the 18th is not a business day the immediately preceding business day.

“Significance Estimate” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

“Significance Percentage” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

“Six-Month LIBOR Loan Index” has the meaning set forth in “The Mortgage Loan Pool—The Indices” in this prospectus supplement.

“Specified Overcollateralized Amount” means, prior to the Stepdown Date, an amount equal to 1.05% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; on and after the Stepdown Date, an amount equal to 2.10% of the aggregate Stated Principal Balance of the mortgage loans for that Distribution Date, subject, until the Class Certificate Balance of each class of Principal Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead will remain the same as the prior period’s Specified Overcollateralized Amount until the Distribution Date on which a Trigger Event is no longer occurring.  When the Class Certificate Balance of each class of Principal Certificates has been reduced to zero, the Specified Overcollateralized Amount will thereafter equal zero.

“Stated Principal Balance” means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the Securities Administrator with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal.  For purposes of any Distribution Date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or advanced prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

“Stepdown Date” means the earlier to occur of (a) the date on which the aggregate Class Certificate Balance of the Class A Certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date in July 2010 and (ii) the first Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to the Senior Specified Enhancement Percentage for that Distribution Date after giving effect to the distribution on such Distribution Date.

“Structuring Assumptions” has the meaning set forth in “Prepayment and Yield Considerations—Structuring Assumptions” in this prospectus supplement.

“Subordinated Certificates” means any of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 or Class B2 certificates.

“Subsequent Recovery” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Substitute Mortgage Loan” means a mortgage loan substituted by a responsible party for a mortgage loan that is in breach of that responsible party’s representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a deleted mortgage loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the deleted mortgage loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the deleted mortgage loan; (iv) be of the same type as the deleted mortgage loan (i.e., adjustable rate with the same periodic cap, lifetime rate cap, and index); and (v) comply with each representation and warranty made by the applicable responsible party.

“Substitution Adjustment Amount” means with respect to any mortgage loan, the amount remitted by the applicable servicer on the applicable Distribution Date which is the difference between the outstanding principal balance of a substituted mortgage loan as of the date of the substitution and the outstanding principal balance of the replaced mortgage loan as of the date of the substitution.

“Substitution Event” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

“Supplemental Interest Trust” has the meaning set forth in “Description of the Certificates—Supplemental Interest Trust” in this prospectus supplement.

"Swap First Trigger Ratings Termination Event" has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

"Swap ISDA Credit Support Annex" has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

“Swap Provider” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

"Swap Second Trigger Ratings Termination Event" has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

“Swap Termination Payments” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreements” in this prospectus supplement.

“Total Monthly Excess Spread” means, with respect to any Distribution Date, the excess, if any, of (x) the interest collected on the mortgage loans by the servicers on or prior to the related Determination Date or advanced by the servicers for the related Servicer Remittance Date, net of expenses used to determine the Expense Fee Rate and plus Net Swap Receipt Amounts and less Net Swap Payment Amounts for such Distribution Date, over (y) the amounts paid to the classes of certificates pursuant to clause (i) of the eighth full paragraph of “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement; provided that Net Swap Receipts shall be included in Total Monthly Excess Spread (and correspondingly, in Extra Principal Distribution Amount) only to the extent of current or prior Realized Losses not previously reimbursed.

“Trigger Event” means, with respect to any Distribution Date, the circumstances in which (i) the 60 Day+ Rolling Average Percentage equals or exceeds 40.00% of the prior period's Credit Enhancement Percentage for the Class A certificates (the 60 Day+ Rolling Average Percentage will equal the rolling 3 month average percentage of mortgage loans that are sixty (60) or more days delinquent, including loans in foreclosure, all REO Property and mortgage loans where the mortgagor has filed for bankruptcy) or (ii) the aggregate amount of realized losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date Occurring in	Cumulative Realized Loss Percentage

July 2009 – June 2010	0.200% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.229% in August 2009)
July 2010 – June 2011	0.550% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.579% in August 2010)
July 2011 – June 2012	0.900% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.929% in August 2011)
July 2012 – June 2013	1.250% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 1.271% in August 2012)
July 2013 and thereafter	1.500%

“Trust REMIC” has the meaning set forth in “Federal Income Tax Consequences—General” in this prospectus supplement.

“Underwriting Guidelines” has the meaning set forth in “The Mortgage Loan Pool—Wells Fargo Underwriting Guidelines”, “The Mortgage Loan Pool—GreenPoint Underwriting Guidelines” and “The Mortgage Loan Pool—Goldman Sachs Mortgage Conduit Program Underwriting Guidelines” in this prospectus supplement.

“Unpaid Interest Amount” for any class of certificates and any Distribution Date will equal the sum of (a) the portion of Accrued Certificate Interest from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date, and (b) interest on the amount in clause (a) at the applicable Pass-Through Rate (to the extent permitted by applicable law).

“WAC Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this prospectus supplement.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“Wells Fargo Mortgage Loans” means the mortgage loans in the issuing entity that were acquired by GSMC from Wells Fargo.

ANNEX I

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A beneficial owner of book-entry certificates holding securities through Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (Form W-8BEN).  Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI).  A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

Exemption for U.S. Persons (Form W-9).  U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure.  The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).  Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).  This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates.  Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.  Further, the U.S. Treasury Department has issued regulations that revise certain aspects of the system for withholding on amounts paid to foreign persons.  Under these regulations, interest or “original issue discount” paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.

I-1

ANNEX II

FEDERAL FUNDS SWAP
NOTIONAL AMOUNT AMORTIZATION SCHEDULE

Distribution Period (months)	Distribution Date	Federal Funds Swap Notional Amount ($)
1	July 2007	110,294,000.00
2	August 2007	103,273,000.00
3	September 2007	96,592,000.00
4	October 2007	90,238,000.00
5	November 2007	84,192,000.00
6	December 2007	78,441,000.00
7	January 2008	72,970,000.00
8	February 2008	67,766,000.00
9	March 2008	62,815,000.00
10	April 2008	58,105,000.00
11	May 2008	53,624,000.00
12	June 2008	49,362,000.00
13	July 2008	45,307,000.00
14	August 2008	41,449,000.00
15	September 2008	37,780,000.00
16	October 2008	34,289,000.00
17	November 2008	30,968,000.00
18	December 2008	27,809,000.00
19	January 2009	24,804,000.00
20	February 2009	21,945,000.00
21	March 2009	19,225,000.00
22	April 2009	16,638,000.00
23	May 2009	14,177,000.00
24	June 2009	11,836,000.00
25	July 2009	9,608,000.00
26	August 2009	7,490,000.00
27	September 2009	5,474,000.00
28	October 2009	3,557,000.00
29	November 2009	1,733,000.00
30	December 2009 and thereafter	0

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II-1

ANNEX III

LIBOR SWAP

NOTIONAL AMOUNT AMORTIZATION SCHEDULE

Distribution Period (months)	Distribution Date	LIBOR Swap Notional Amount ($)
1	July 2007	359,924,000.00
2	August 2007	353,305,000.00
3	September 2007	337,497,000.00
4	October 2007	322,457,000.00
5	November 2007	308,151,000.00
6	December 2007	294,541,000.00
7	January 2008	281,594,000.00
8	February 2008	269,278,000.00
9	March 2008	257,561,000.00
10	April 2008	246,415,000.00
11	May 2008	235,812,000.00
12	June 2008	225,725,000.00
13	July 2008	216,130,000.00
14	August 2008	207,003,000.00
15	September 2008	198,319,000.00
16	October 2008	190,059,000.00
17	November 2008	182,201,000.00
18	December 2008	174,726,000.00
19	January 2009	167,615,000.00
20	February 2009	160,850,000.00
21	March 2009	154,415,000.00
22	April 2009	148,293,000.00
23	May 2009	142,470,000.00
24	June 2009	136,930,000.00
25	July 2009	131,660,000.00
26	August 2009	126,646,000.00
27	September 2009	121,878,000.00
28	October 2009	117,341,000.00
29	November 2009	113,025,000.00
30	December 2009	108,918,000.00
31	January 2010	103,362,000.00
32	February 2010	98,076,000.00
33	March 2010	93,048,000.00
34	April 2010	88,265,000.00
35	May 2010	83,716,000.00
36	June 2010	79,387,000.00
37	July 2010	75,270,000.00
38	August 2010	74,022,000.00
39	September 2010	70,297,000.00
40	October 2010	66,752,000.00
41	November 2010	63,380,000.00
42	December 2010	60,173,000.00
43	January 2011	57,122,000.00
44	February 2011	54,219,000.00
45	March 2011	51,458,000.00
46	April 2011	48,832,000.00
47	May 2011	46,333,000.00
48	June 2011	43,957,000.00
49	July 2011	41,696,000.00
50	August 2011	39,545,000.00
51	September 2011	37,499,000.00
52	October 2011	35,553,000.00
53	November 2011	33,701,000.00
54	December 2011	31,940,000.00
55	January 2012	30,265,000.00
56	February 2012	28,671,000.00
57	March 2012	27,155,000.00
58	April 2012	25,713,000.00
59	May 2012	24,339,000.00
60	June 2012	23,030,000.00
61	July 2012	21,785,000.00
62	August 2012	20,601,000.00
63	September 2012	19,475,000.00
64	October 2012	18,404,000.00
65	November 2012	17,385,000.00
66	December 2012	16,416,000.00
67	January 2013	15,494,000.00
68	February 2013	14,618,000.00
69	March 2013	13,784,000.00
70	April 2013	12,991,000.00
71	May 2013	12,237,000.00
72	June 2013	11,519,000.00
73	July 2013	10,837,000.00
74	August 2013	10,188,000.00
75	September 2013	9,571,000.00
76	October 2013	8,984,000.00
77	November 2013	8,425,000.00
78	December 2013 and thereafter	0
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III-1

ANNEX IV

CLASS 2A1 INTEREST RATE CAP
AGREEMENT STRIKE RATE SCHEDULE

Distribution Period (months)	Distribution Date	Strike Rate (%)	Interest Rate Cap Notional Amount ($)
1	July 2007	N/A	N/A
2	August 2007	N/A	N/A
3	September 2007	N/A	N/A
4	October 2007	N/A	N/A
5	November 2007	N/A	N/A
6	December 2007	N/A	N/A
7	January 2008	N/A	N/A
8	February 2008	N/A	N/A
9	March 2008	N/A	N/A
10	April 2008	N/A	N/A
11	May 2008	N/A	N/A
12	June 2008	N/A	N/A
13	July 2008	N/A	N/A
14	August 2008	N/A	N/A
15	September 2008	N/A	N/A
16	October 2008	N/A	N/A
17	November 2008	N/A	N/A
18	December 2008	N/A	N/A
19	January 2009	7.26297	25,576,000.00
20	February 2009	7.17481	25,957,000.00
21	March 2009	7.41966	26,273,000.00
22	April 2009	7.02433	26,525,000.00
23	May 2009	7.44085	26,721,000.00
24	June 2009	6.91283	26,863,000.00
25	July 2009	7.33840	26,956,000.00
26	August 2009	6.81356	27,003,000.00
27	September 2009	6.77135	27,008,000.00
28	October 2009	7.18420	26,973,000.00
29	November 2009	6.70095	26,903,000.00
30	December 2009	7.10638	26,797,000.00
31	January 2010	6.58813	25,012,000.00
32	February 2010	6.50056	23,280,000.00
33	March 2010	7.54493	21,599,000.00
34	April 2010	6.30339	19,967,000.00
35	May 2010	6.81962	18,383,000.00
36	June 2010	6.20149	16,845,000.00
37	July 2010	6.68620	15,353,000.00
38	August 2010	7.50667	15,353,000.00
39	September 2010	7.47076	15,353,000.00
40	October 2010	7.57974	14,927,000.00
41	November 2010	7.34748	13,788,000.00
42	December 2010	7.59281	12,682,000.00
43	January 2011	7.19204	11,609,000.00
44	February 2011	7.10192	10,568,000.00
45	March 2011	7.61124	9,557,000.00
46	April 2011	6.87370	8,576,000.00
47	May 2011	7.62480	7,624,000.00
48	June 2011	6.55444	6,700,000.00
49	July 2011	7.48311	5,803,000.00
50	August 2011	6.05039	4,932,000.00
51	September 2011	5.66436	4,087,000.00
52	October 2011	6.96861	3,266,000.00
53	November 2011	4.24928	2,470,000.00
54	December 2011	5.92353	1,698,000.00
55	January 2012	2.00000	948,000.00
56	February 2012	2.00000	220,000.00
57 & Above	March 2012	N/A	0.00

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IV-1

ANNEX V

CLASS A5 INTEREST RATE CAP
AGREEMENT STRIKE RATE SCHEDULE

Distribution Period (months)	Distribution Date	Strike Rate (%)	Interest Rate Cap Notional Amount ($)
1	July 2007	N/A	N/A
2	August 2007	N/A	N/A
3	September 2007	N/A	N/A
4	October 2007	N/A	N/A
5	November 2007	N/A	N/A
6	December 2007	N/A	N/A
7	January 2008	N/A	N/A
8	February 2008	N/A	N/A
9	March 2008	N/A	N/A
10	April 2008	N/A	N/A
11	May 2008	N/A	N/A
12	June 2008	N/A	N/A
13	July 2008	N/A	N/A
14	August 2008	N/A	N/A
15	September 2008	N/A	N/A
16	October 2008	N/A	N/A
17	November 2008	6.98550	8,278,000.00
18	December 2008	7.95000	8,456,000.00
19	January 2009	6.63550	8,608,000.00
20	February 2009	6.54110	8,737,000.00
21	March 2009	7.95000	8,843,000.00
22	April 2009	6.37110	8,928,000.00
23	May 2009	6.98110	8,993,000.00
24	June 2009	6.24440	9,041,000.00
25	July 2009	6.80200	9,072,000.00
26	August 2009	6.11450	9,088,000.00
27	September 2009	6.05560	9,090,000.00
28	October 2009	6.59670	9,078,000.00
29	November 2009	5.95050	9,054,000.00
30	December 2009	6.48630	9,019,000.00
31	January 2010	5.86000	8,974,000.00
32	February 2010	5.82170	8,920,000.00
33	March 2010	7.95000	8,856,000.00
34	April 2010	5.75500	8,785,000.00
35	May 2010	6.36670	8,707,000.00
36	June 2010	5.82850	8,622,000.00
37	July 2010	6.33600	8,532,000.00
38	August 2010	7.11460	8,532,000.00
39	September 2010	7.08830	8,532,000.00
40	October 2010	7.95000	8,388,000.00
41	November 2010	6.96840	8,005,000.00
42	December 2010	7.48210	7,633,000.00
43	January 2011	6.82120	7,272,000.00
44	February 2011	6.74300	6,921,000.00
45	March 2011	7.95000	6,586,000.00
46	April 2011	6.60790	6,482,000.00
47	May 2011	7.20140	6,376,000.00
48	June 2011	6.50780	6,269,000.00
49	July 2011	7.10030	6,162,000.00
50	August 2011	6.40940	6,054,000.00
51	September 2011	6.36070	5,945,000.00
52	October 2011	6.95830	5,837,000.00
53	November 2011	6.27190	5,728,000.00
54	December 2011	6.86530	5,619,000.00
55	January 2012	6.17700	5,511,000.00
56	February 2012	6.13610	5,403,000.00
57	March 2012	7.47320	5,295,000.00
58	April 2012	6.94450	5,189,000.00
59 & Above	May 2012	0	N/A

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V-1

Schedule A-1 – Structural
and Collateral Term Sheet
$480,217,000
(Approximate)
GSAA Home Equity Trust 2007-7
GS Mortgage Securities Corp., Depositor
Asset-Backed Certificates

                    Overview of the Offered Certificates

Certificates	Approximate Principal Balance(1)	Certificate Type	Collateral Group	Expected Credit Support(2)	Initial Pass-Through Rate(3)(4)	Estimated Avg. Life (yrs)(5)	Principal Payment Window(5)(6)	S&P / Moody’s Expected Ratings
1A1	$160,730,000	Sr	Group I	16.300%	LIBOR + [ ]%	1.00	07/07 - 09/09	AAA / Aaa
1A2	$63,151,000	Sr	Group I	16.300%	LIBOR + [ ]%	3.25	09/09 - 02/12	AAA / Aaa
2A1	$110,294,000	Sr	Group II	16.300%	FF + [ ]%	1.63	07/07 - 02/12	AAA / Aaa
A4(7)(8)	$72,031,000	Sr	Group I & II	16.300%	LIBOR + [ ]%	5.95	02/12 - 11/13	AAA / Aaa
A5(7)(8)	$45,135,000	Sr	Group I & II	7.000%	LIBOR + [ ]%	2.40	07/07 - 11/13	AAA / Aaa
M1	$8,978,000	Sub	Group I & II	5.150%	LIBOR + [ ]%	4.43	08/10 - 11/13	AA+ / Aa1
M2	$4,611,000	Sub	Group I & II	4.200%	LIBOR + [ ]%	4.41	08/10 - 11/13	AA / Aa2
M3	$3,154,000	Sub	Group I & II	3.550%	LIBOR + [ ]%	4.41	08/10 - 11/13	AA- / Aa3
M4	$3,155,000	Sub	Group I & II	2.900%	LIBOR + [ ]%	4.41	07/10 - 11/13	A+ / A1
M5	$1,941,000	Sub	Group I & II	2.500%	LIBOR + [ ]%	4.38	07/10 - 11/13	A / A2
M6	$1,699,000	Sub	Group I & II	2.150%	LIBOR + [ ]%	4.35	07/10 - 11/13	A- / A3
B1	$2,426,000	Sub	Group I & II	1.650%	LIBOR + [ ]%	4.21	07/10 - 06/13	BBB+ / Baa1
B2	$2,912,000	Sub	Group I & II	1.050%	LIBOR + [ ]%	3.90	07/10 - 10/12	BBB- / Baa3
TOTAL	$480,217,000

(1)	The initial aggregate principal balance of the Principal Certificates will be subject to an upward or downward variance of no more than approximately 5%.
(2)
Fully funded overcollateralization of approximately 1.05%.  The additional credit support calculated on the Class 1A1, Class 1A2, Class 2A1 and Class A4 Certificates is derived from the Sequential Trigger Event and not the initial overcollateralization amount.

(3)	The Class 2A1 Certificates’ initial pass-through rate will be the Effective Federal Funds Rate plus a margin.
(4)	See the “Structure of the Certificates” section of this Term Sheet for more information on the Pass-Through-Rates of the Principal Certificates.
(5)	Assuming payment based on the pricing speeds outlined in “Key Terms – Pricing Prepayment Assumption” and to a 10% Optional Clean-up Call on all certificates.
(6)	The stated final maturity date for the rated certificates is the Distribution Date in July 2037.
(7)	The Class A4 and A5 Certificates are component classes made up of the following components:

Certificate Class	Component Designations	Component Balance	Collateral Group
A4	1A3	$48,243,000	Group I
A4	2A2	$23,788,000	Group II
A5	1AMZ	$30,236,000	Group I
A5	2AMZ	$14,899,000	Group II

(8)	Based on the pass-through rates of the respective components.

Selected Mortgage Pool Data(9)

Aggregate
Scheduled Principal Balance:	$487,880,097
Number of Mortgage Loans:	1,067
Average Scheduled Principal Balance:	$457,245
Percentage of Interest Only Loans:	86.10%
Weighted Average Gross Coupon:	6.697%
Weighted Average Net Coupon:(10)	6.439%
Non-Zero Weighted Average FICO Score:	724
Weighted Average Original LTV Ratio:	74.40%
Weighted Average Combined Original LTV Ratio:	80.90%
Weighted Average Stated Remaining Term	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll:	75
Weighted Average Gross Margin:	2.52%
Weighted Average Gross Maximum Lifetime Rate:	11.77%
Percentage of Mortgage Loans with Silent Seconds:	43.73%
Non-Zero Weighted Average Debt-to-Income Ratio:	38.00%
Percentage of Loans with Mortgage Insurance:	6.47%

(9)	All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(10)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

Features of the Transaction(1)

■
The mortgage loans in the transaction consist of Alt-A type, adjustable-rate, first lien residential mortgage loans (the “Mortgage Loans”) originated or acquired by Wells Fargo Bank, National Association (“Wells Fargo”) (67.18%), GreenPoint Mortgage Funding, Inc. (“GreenPoint”) (23.75%) and Goldman Sachs Mortgage Conduit (“GS Mortgage Conduit”) (9.07%) as of the Statistical Calculation Date.

■	The Mortgage Loans will be serviced by Wells Fargo (67.18%), GreenPoint (23.75%) and Avelo Mortgage, L.L.C. (“Avelo”) (9.07%) as of the Statistical Calculation Date.

■	Credit support for the certificates will be provided through a senior/subordinate structure, upfront fully funded overcollateralization of approximately 1.05%, excess spread and mortgage insurance.

■
None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994, as amended or (b) “high cost” loans under any other applicable state, federal or local law.

■	None of the Mortgage Loans secured by a property in the state of Georgia were originated between October 1, 2002 and March 7, 2003.

■	The transaction will be modeled on INTEX as GSAA0707 and on Bloomberg as GSAA 07-7.

■
This transaction will contain two swap agreements with initial swap notional amounts of approximately $359,924,000 and $110,294,000 for the LIBOR-based swap and Effective Federal Funds Rate-based swap, respectively. The swap notional amounts will amortize in accordance with their respective swap schedules. Under the swap agreements, on each Distribution Date prior to the termination of the swap agreements, the trust will be obligated to pay to the Swaps Provider an amount equal to a per annum rate (on an actual/360 basis), on the swap notional amounts from the Swaps Provider. See pages 25 and 27 for details of the swap agreements.

■
This transaction will contain a one-month LIBOR interest rate cap agreement for the benefit of the Class 2A1 certificates.  This cap agreement will have initial notional amount of $25,576,000 and will have a term of 38 months beginning on the Distribution Date in January 2009.  The trust fund will receive payments under this interest rate cap agreement with respect to any Distribution Date on which one-month LIBOR exceeds the strike rate.  See page 27 for details of this interest rate cap agreement.

■
This transaction will contain a one-month LIBOR interest rate cap agreement for the benefit of the Class A5 certificate.  This cap agreement will have initial notional amounts of $8,278,000 and will have a term of 42 months beginning on the Distribution Date in November 2008.  The trust fund will receive payments under the interest rate cap agreement with respect to any Distribution Date on which one-month LIBOR exceeds the strike rate.  See page 29 for details of this interest rate cap agreement.

■	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.

(1)	Percentages may not add up to 100% due to rounding.

Time Table

Expected Closing Date:

June 28, 2007

Cut-off Date:

June 1, 2007

Statistical Calculation Date:

May 1, 2007

Expected Pricing Date:

On or before June 20, 2007

First Distribution Date:

July 25, 2007

Key Terms
Offered Certificates:

Class A, Class M and Class B Certificates

Non-Offered Certificates:

Class X, Class P and the Residual Certificates

Floating Rate Certificates:

Class A, Class M, and Class B Certificates

Principal Certificates:

Class A, Class M and Class B Certificates

Class A Certificates:

Class 1A1, Class 1A2, Class 2A1, Class A4 and Class A5 Certificates

Class M Certificates:

Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates

Class B Certificates:

Class B1 and Class B2 Certificates

Components:

1A3, 1AMZ, 2A2 and 2AMZ

Component Classes:

Class A4 and Class A5 Certificates

Class 1A Certificates:

Class 1A1 and Class 1A2 Certificates and the Class A4 Certificates to the extent of the 1A3 component and the Class A5 Certificates to the extent of the 1AMZ component.

Class 2A Certificates:

Class 2A1 Certificates and the Class A4 Certificates to the extent of the 2A2 component and the Class A5 Certificates to the extent of the 2AMZ component.

Class 1A Supersenior Certificates

Class 1A1, Class 1A2 and Class A4 Certificates (to the extent of the 1A3 Component).

Class 2A Supersenior Certificates

Class 2A1 and Class A4 Certificates (to the extent of the 2A2 Component).

Residual Certificates:

Class R, Class RC and Class RX Certificates. The Residual Certificates are not being offered hereby.

Depositor:

GS Mortgage Securities Corp.

Subordinate Certificates:

Class M and Class B Certificates

Underwriter:

Goldman, Sachs & Co.

Servicers:

Avelo, GreenPoint, and Wells Fargo

Trustee:

U.S. Bank National Association (“US Bank”)

Securities Administrator:

Wells Fargo Bank, National Association (“Wells Fargo”)

Master Servicer:

Wells Fargo

Custodians:

Deutsche Bank National Trust Company, US Bank, Wells Fargo and The Bank of New York Trust Company, National Association

Swaps Provider:

Barclays Bank PLC.  The short term unsecured debt obligations of Barclays Bank PLC are rated A-1+ by Standard & Poor’s, P-1 by Moody’s and F1+ by Fitch Ratings Limited and the long-term obligations of Barclays Bank PLC are rated AA by Standard & Poor’s, Aa1 by Moody’s and AA+ by Fitch Ratings Limited.

Caps Provider:

Barclays Bank PLC

Servicing Fee Rates:

25.0 bps

Schedule A-1 – Structural and Collateral Term Sheet

Expense Fee Rate:

The Servicing Fee Rates and any lender-paid mortgage insurance

Distribution Date:

25th day of the month or the next Business Day

Record Date:

For any Distribution Date, the last Business Day of the Interest Accrual Period.

Delay Days:

0 day delay on all certificates

Day Count:

Actual/360 basis for all certificates

Prepayment Period:

The calendar month prior to the Distribution Date

Due Period:

The period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which Distribution Date occurs.

Interest Accrual Period:

For all certificates, from the prior Distribution Date to the day immediately preceding the current Distribution Date except for the initial accrual period for which interest will accrue from the Closing Date.

Pricing Prepayment Assumption:

30% CPR

Loan Group I Mortgage Loans:

Approximately $165,797,207 of Mortgage Loans as of the Statistical Calculation Date.

Loan Group II Mortgage Loans:

Approximately $322,082,890 of Mortgage Loans as of the Statistical Calculation Date.

Collateral Group I Mortgage Loans:

Consists of distributions from 100% of the Loan Group I Mortgage Loans and 50% of each of the Loan Group II Mortgage Loans representing approximately $326,838,652 aggregate principal balance as of the Statistical Calculation Date.

Collateral Group II Mortgage Loans:

Consists of distributions from 50% of each of the Loan Group II Mortgage Loans representing approximately $161,041,445 aggregate principal balance as of the Statistical Calculation Date.

Excess Spread:

The initial weighted average net coupon of the mortgage pool will be greater than the interest payments on the Principal Certificates, resulting in excess cash flow calculated in the following manner based on the collateral as of the Statistical Calculation Date rolled at 6% CPR:

Initial Gross WAC(1):	0.69672%

Less Fees & Expenses(2):	0.25791%

Net WAC(1):	6.43881%

Less Initial Principal Certificate Coupon (Approx.)(1)(3):	5.43349%

Less Initial Swaps Outflow(3):	-0.15609%

Initial Excess Spread(1):	0.84923%

(1)	This amount will vary on each distribution date based on changes to the weighted average interest rate on the Mortgage Loans as well as any changes in day count.
(2)	Includes the Expense Fee Rate.
(3)
Assumes one-month LIBOR equal to 5.33421%, Effective Federal Funds Rate equal to 5.25421%, initial marketing spreads and full 30 day month. This amount will vary on each distribution date based on changes to the weighted average Pass-Through Rates on the Principal Certificates as well as any changes in day count.

Servicer Advancing:

Yes, as to principal and interest, subject to recoverability.

Compensating Interest:

Each Servicer shall provide compensating interest equal to the lesser of (A) the difference between the interest paid by the applicable mortgagors for that Prepayment Period in connection with the prepayments and thirty (30) days’ interest on the related mortgage loans and (B) one-half the applicable monthly servicing fee received for the related Distribution Date.

Schedule A-1 – Structural and Collateral Term Sheet
Retention of Servicing:

Although the Depositor will transfer all right, title and interest in the Mortgage Loans to the trust, with respect to certain of the Mortgage Loans the Depositor or an affiliate of the Depositor will retain the right to terminate the Servicer of those Mortgage Loans without cause and transfer the servicing to a third-party. The Mortgage Loans affected by this right will be serviced as of the Closing Date by Avelo, and represent approximately 9.07% of the aggregate principal balance of the Mortgage Loans as of the Statistical Calculation Date. Should the Depositor or such affiliate choose to do so, the transfer must meet certain conditions set forth in the master servicing and trust agreement, including that the Depositor or such affiliate of the Depositor must provide 30 days' notice, the terminated Servicer must be reimbursed for any unreimbursed Monthly Advances, Servicing Fees and any related expenses, and the replacement Servicer must be qualified to service mortgage loans for Fannie Mae and Freddie Mac. Any such successor must be reasonably acceptable to the Master Servicer, and requires the receipt of confirmation from the Rating Agencies that the transfer of the servicing of these Mortgage Loans will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates.

Optional Clean-up Call:

The transaction has a 10% optional clean-up call.

Rating Agencies:

Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody’s Investors Service, Inc.

Minimum Denomination:

$50,000 with regard to each of the Offered Certificates.

Legal Investment:

It is anticipated that the Class A, Class M1, Class M2, Class M3 and the Residual Certificates will be SMMEA eligible.

ERISA Eligibility:

Underwriter's exemption is expected to apply to the Offered Certificates. However, for so long as the swap agreements are in effect, prospective plan purchasers must be eligible under one or more investor-based exemptions. Prospective purchasers should consult their own counsel.

Tax Treatment:

All Principal Certificates represent REMIC regular interests subject to certain rights and obligations in respect to the swap agreements; the Trustee will treat the rights and obligations in respect of the swap agreements as a position in a notional principal contract. The Class R, Class RC and Class RX Certificates each represent the residual interest in a REMIC.

Prospectus:

The Offered Certificates will be offered pursuant to a prospectus supplemented by a prospectus supplement (together, the "Prospectus"). Complete information with respect to the Offered Certificates and the collateral securing them will be contained in the Prospectus. The information herein is qualified in its entirety by the information appearing in the Prospectus. To the extent that the information herein is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Offered Certificates may not be consummated unless the purchaser has received the Prospectus.

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

Schedule A-1 – Structural and Collateral Term Sheet
Structure of the Certificates

Description of Principal and Interest Distributions

Principal will be paid as described under the definition “Principal Distributions on the Principal Certificates”. Prior to the Step-Down Date or so long as a Trigger Event is in effect, all principal collected or advanced on the Mortgage Loans will be paid to the Offered Certificates as described herein. On or after the Step-Down Date, so long as no Trigger Event is in effect, the Offered Certificates will be paid, in order of seniority, principal only to the extent necessary to maintain their credit enhancement target. Excess interest will be available to maintain the overcollateralization target (which is one component of the credit support available to the Certificateholders).

Interest will be paid monthly on all of the Floating Rate Certificates at a rate of one-month LIBOR plus a margin, or, in the case of the Class 2A1 Certificates, the Effective Federal Funds Rate plus a margin, that will step up after the Optional Clean-up Call date, subject to the WAC Cap, and in the case of most of the Class A Certificates, a Collateral Group Cap. The interest paid to each class will be reduced by their allocable share of prepayment interest shortfalls not covered by compensating interest and shortfalls resulting from the application of the Servicemembers Civil Relief Act (or any similar state statute) allocated first to excess interest on the Mortgage Loans for the related Distribution Date, and thereafter to reduce the Accrued Certificate Interest on the Offered Certificates on a pro rata basis based on the respective amount of interest accrued on these certificates for that Distribution Date. Any reductions in the Pass-Through-Rate attributable to the WAC Cap or the applicable Collateral Group Cap will be carried forward with interest at the applicable Pass-Through-Rate as described below and will be payable after payment of all required principal payments on such future Distribution Dates. Such carry forward amount will not be paid back after the certificate principal balance of the applicable class has been reduced to zero.

Class A4 and A5 Certificates and Components

The Class A4 and Class A5 Certificates are component classes. The Class A4 Certificates are comprised of the 1A3 and 2A2 components and the Class A5 Certificates are comprised of the 1AMZ and 2AMZ components.  Each component class constitutes a single class of certificates. The components comprising each of the Class A4 and Class A5 Certificates will not be separately transferable from such Class and are not issued separately.

Definitions

Credit Enhancement.  The Principal Certificates are credit enhanced by (1) the Net Monthly Excess Cash Flow from the Mortgage Loans, (2) 1.05% overcollateralization (fully funded upfront) (after the Step-Down Date, so long as a Trigger Event is not in effect, the required overcollateralization will equal 2.10% of the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period, subject to a floor equal to 0.50% of the aggregate initial balance of the Mortgage Loans as of the Cut-off Date), and (3) subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates.

Mortgage Insurance. As of the Statistical Calculation Date, 90.81% of the Mortgage Loans with original LTVs greater than 80% are expected to be covered by borrower- or lender- paid mortgage insurance.

Credit Enhancement Percentage.  For any Distribution Date, the percentage obtained by dividing (x) the aggregate certificate principal balance of the Subordinate Certificates (including any overcollateralization and taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate scheduled principal balance of the Mortgage Loans as of the last day of the related Due Period.

Schedule A-1 – Structural and Collateral Term Sheet

Step-Down Date.  The earlier of (i) the date on which the principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of:

(A)   the Distribution Date occurring in July 2010; and

     (B)   the first Distribution Date following the Distribution Date on which the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 14.00%.

Class	Initial Subordination Percentage	Step-Down Date Percentage
A	7.00%	14.00%
M1	5.15%	10.30%
M2	4.20%	8.40%
M3	3.55%	7.10%
M4	2.90%	5.80%
M5	2.50%	5.00%
M6	2.15%	4.30%
B1	1.65%	3.30%
B2	1.05%	2.10%

Trigger Event. A Trigger Event is in effect on any Distribution Date if (i) on that Distribution Date the 60 Day+ Rolling Average equals or exceeds 40% of the prior period’s Credit Enhancement Percentage for the Class A Certificates to be specified in the Prospectus (the 60 Day+ Rolling Average will equal the rolling 3 month average percentage of Mortgage Loans that are 60 or more days delinquent, including loans in foreclosure, all REO Property and Mortgage Loans where the mortgagor has filed for bankruptcy) or (ii) during such period, the aggregate amount of realized losses incurred since the Cut-off Date through the last day of the related prepayment period divided by the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date (the “Cumulative Realized Loss Percentage”) exceeds the amounts set forth below:

Distribution Date	Cumulative Realized Loss Percentage:
July 2009 – June 2010	0.200% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.229% in August 2009)
July 2010 – June 2011	0.550% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.579% in August 2010)
July 2011 – June 2012	0.900% for the first month, plus an additional 1/12th of 0.350% for each month thereafter (e.g., approximately 0.929% in August 2011)
July 2012 – June 2013	1.250% for the first month, plus an additional 1/12th of 0.250% for each month thereafter (e.g., approximately 1.271% in August 2012)
July 2013 and thereafter	1.500%

Sequential Trigger Event. A Sequential Trigger Event is in effect on any Distribution Date if, before the 37th Distribution Date, the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate principal balance of the mortgage loans as of the Cut-off Date exceeds 0.550%, or if, on or after the 37th Distribution Date, a Trigger Event is in effect.

Step-Up Coupons.  For all Principal Certificates the coupon will increase after the first distribution date on which the Optional Clean-up Call is first exercisable, should the call not be exercised. The margin for the Class A Certificates will increase to 2 times the margin at issuance, the margin for the Class M and Class B Certificates will increase to 1.5 times the margin at issuance.

Class 1A1 Pass-Through Rate.  The Class 1A1 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group I WAC Cap, and (iii) the WAC Cap.

Class 1A2 Pass-Through Rate.  The Class 1A2 Certificates will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group I WAC Cap, and (iii) the WAC Cap.

Class 2A1 Pass-Through Rate.  The Class 2A1 Certificates will accrue interest at a variable rate equal to the least of (i) Effective Federal Funds Rate plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group II WAC Cap, and (iii) the WAC Cap.

Schedule A-1 – Structural and Collateral Term Sheet

Class A4 Pass-Through Rate.  The Class A4 Certificates will accrue interest at a variable rate equal to the pass-through rates of the respective Components.

Class A5 Pass-Through Rate.   The Class A5 Certificates will accrue interest at a variable rate equal to the pass-through rates of the respective Components.

1A3 Pass-Through Rate.  The 1A3 Component will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group I Wac Cap and (iii) the WAC Cap.

1AMZ Pass-Through Rate.  The 1AMZ Component will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group I Wac Cap and (iii) the WAC Cap.

2A2 Pass-Through Rate.  The 2A2 Component will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group II Wac Cap and (iii) the WAC Cap.

2AMZ Pass-Through Rate.  The 2AMZ Component will accrue interest at a variable rate equal to the least of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable), (ii) the Collateral Group II Wac Cap and (ii) the WAC Cap.

Class M1 Pass-Through Rate.  The Class M1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M2 Pass-Through Rate.  The Class M2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M3 Pass-Through Rate.  The Class M3 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M4 Pass-Through Rate.  The Class M4 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M5 Pass-Through Rate.  The Class M5 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class M6 Pass-Through Rate.  The Class M6 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B1 Pass-Through Rate.  The Class B1 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

Class B2 Pass-Through Rate.  The Class B2 Certificates will accrue interest at a variable rate equal to the lesser of (i) one-month LIBOR plus [  ]% ([  ]% after the first distribution date on which the Optional Clean-up Call is exercisable) and (ii) the WAC Cap.

WAC Cap. As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate, and (B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12.

Collateral Group I WAC Cap.  As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Collateral Group I Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate for Collateral Group I, if necessary and (B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12.

Schedule A-1 – Structural and Collateral Term Sheet

Collateral Group II WAC Cap.  As to any Distribution Date, a per annum rate equal to the product of (i) 30 divided by the actual number of days in the Interest Accrual Period and (ii) the sum of (A) the weighted average gross coupon of the Collateral Group II Mortgage Loans in effect on the beginning of the related Due Period less the Expense Fee Rate for Collateral Group II, if necessary and (B) the swap receivable into the trust, if any, less swap payments out of the trust, if any, divided by the Mortgage Loan balance at the beginning of the related Due Period multiplied by 12.

Basis Risk Carry Forward Amount. As to any Distribution Date, and any class of certificates, a supplemental interest amount for each class or, in the case of the Component Classes, for each related component, which will equal the sum of (i) the excess, if any, of interest that would otherwise be due on such class of certificates or on such component at its applicable pass-through rate (without regard to the WAC Cap or applicable collateral group cap, as applicable) over interest due on such class of certificates or such component at a rate equal to the WAC Cap (or the lesser of the WAC Cap or the applicable collateral group cap, as applicable), (ii) any Basis Risk Carry Forward Amount for such class or component remaining unpaid therefore from prior Distribution Dates, and (iii) interest on the amount in clause (ii) at the applicable pass-through rate (without regard to the WAC Cap or applicable collateral group cap, as applicable).  In the event any class of certificates is no longer outstanding or, in the case of the Component Classes, the principal balance of a component has been reduced to zero, the applicable certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts for that class of certificates or such related component.

Accrued Certificate Interest.  For each class of certificates on any Distribution Date, the amount of interest accrued during the related Interest Accrual Period on the related class certificate balance or, in the case of the Component Classes, on each related component principal balance, immediately prior to such Distribution Date (or from the Closing Date in the case of the first Distribution Date) at the related pass-through rate as reduced by that class’s or component’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes.

Interest Remittance Amount on the Principal Certificates.  For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to any swap receipts and to interest received or advanced on the Mortgage Loans less the Expense Fee Rate, swap payments and certain swap termination payments owed to the Swaps Provider.

Realized Losses.  With respect to any defaulted Mortgage Loan that is liquidated, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all liquidation proceeds, insurance proceeds and condemnation awards, net of amounts reimbursable to the Servicer for the related advances and the applicable servicing fees in respect of such Mortgage Loan.

Interest Distributions on the Principal Certificates.  On each Distribution Date, interest distributions from the Interest Remittance Amount will be allocated as follows:

(i)	to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the Swaps Provider, if any;

(ii)	concurrently,

(A)
from the Interest Remittance Amount related to the Collateral Group I Mortgage Loans, pro rata (based on the accrued and unpaid interest distributable to each class or component of the Class 1A Certificates), to the Class 1A Certificates, the related accrued certificate interest and any unpaid accrued certificate interest amount for the Class 1A Certificates from prior Distribution Dates; and

(B)
from the Interest Remittance Amount related to the Collateral Group II Mortgage Loans, pro rata (based on the accrued and unpaid interest distributable to each class or component of the Class 2A Certificates), to each class of the Class 2A Certificates, the related accrued certificate interest and any unpaid accrued certificate interest amount for each class of the Class 2A Certificates from prior Distribution Dates;

Schedule A-1 – Structural and Collateral Term Sheet

provided, that if the Interest Remittance Amount for any collateral group of Mortgage Loans is insufficient to make the related payments set forth in clause (A) or (B) above, any Interest Remittance Amount relating to the other collateral group of Mortgage Loans remaining after making the related payments set forth in clause (A) or (B) above will be available to cover that shortfall;

(iii)	from any remaining Interest Remittance Amounts to the Class M Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest; and

(iv)	from any remaining Interest Remittance Amounts to the Class B Certificates, sequentially, in ascending numerical order, their Accrued Certificate Interest.

Principal Distributions on the Principal Certificates.  On each Distribution Date (a) prior to the Step-Down Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount will be allocated in the following order of priority:

(i)
to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the Swaps Provider, if any, if not already paid according to (i) of “Interest Distributions on the Principal Certificates”;

(ii)	concurrently, to the Class R, Class RC and Class RX Certificates, the Group II Principal Distribution Amount, until their respective certificate principal balances have been reduced to zero;

(iii)	concurrently,

(A)	to the Class 1A Certificates, the Group I Principal Distribution Amount, concurrently,

(x) sequentially, to the Class 1A1 Certificates, Class 1A2 Certificates and 1A3 Component, in that order, until their respective principal balances have been reduced to zero and

(y) to the 1AMZ Component, until its principal balance have been reduced to zero,

with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class 1A Certificates will be allocated sequentially, to the Class 1A1 Certificates, Class 1A2 Certificates, 1A3 Component and 1AMZ Component, in that order, until their respective certificate or component balances have been reduced to zero; and

(B)	to the Class 2A Certificates, the Group II Principal Distribution Amount remaining after the distribution in clause (ii) above, concurrently,

(x) sequentially, to the Class 2A1 Certificates and the 2A2 Component, in that order, until their respective principal  balances have been reduced to zero and

(y) to the 2AMZ Component, until its principal balance has been reduced to zero,

with the exception that if a Sequential Trigger Event is in effect, principal distributions to the Class 2A Certificates will be allocated, sequentially, to the Class 2A1 Certificates, 2A2 Component and 2AMZ Component, in that order, until their respective certificate or component balances have been reduced to zero;

provided, that if after making distributions pursuant to paragraphs (A) and (B) above on any Distribution Date (without giving effect to this proviso) the certificate principal balance of any class of Class A Certificates is reduced to zero (considering the Class 1A Certificates as one class and the Class 2A Certificates as one class for the purposes of this proviso only), then the remaining amount of principal distributable pursuant to this subsection (iii) to the Class A Certificates on that Distribution Date, and the amount of principal distributable to the Class A Certificates on all subsequent Distribution Dates pursuant to this subsection (iii), will be required to be distributed to the other Class A Certificates remaining outstanding (in accordance with the paragraphs (A) and (B) above, as applicable), until their respective certificate principal balances have been reduced to zero; and

Schedule A-1 – Structural and Collateral Term Sheet

(iv)
the portion of the available Principal Distribution Amount for both collateral groups remaining after making the distributions described above in paragraphs (i), (ii) and (iii) will be distributed in the following order of priority:

(A)
from any remaining Principal Distribution Amount, to the Class M Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero; and

(B)	from any remaining Principal Distribution Amount, to the Class B Certificates, sequentially, in ascending numerical order, until the certificate principal balances thereof have been reduced to zero.

On each Distribution Date (a) on or after the Step-Down Date and (b) on which a Trigger Event is not in effect, the principal distributions from the Principal Distribution Amount will be allocated in the following order of priority:

(i)
to the Supplemental Interest Trust, swap payments and certain swap termination payments owed to the Swaps Provider, if any, if not already paid according to (i) of “Interest Distributions on the Principal Certificates”;

(ii)	concurrently,

(A)
to the Class 1A Certificates, the lesser of the Group I Principal Distribution Amount and the portion of the Class A Principal Distribution Amount allocable to the Class 1A Certificates determined in accordance with the Class A Principal Allocation Percentage for these classes, concurrently,

(x)   sequentially, to the Class 1A1 Certificates, Class 1A2 Certificates and 1A3 Component, in that order, until their respective principal balances have been reduced to zero and

(y)  to the 1AMZ Component, until its principal balance have been reduced to zero; and

(B)
to the Class 2A Certificates, the lesser of the Group II Principal Distribution Amount and the portion of the Class A Principal Distribution Amount allocable to the Class 2A Certificates determined in accordance with the Class A Principal Allocation Percentage for these classes, concurrently,

(x)  sequentially, to the Class 2A1 Certificates and the 2A2 Component, in that order, until their respective principal  balances have been reduced to zero and

(y)  to the 2AMZ Component, until its principal balance has been reduced to zero,

provided, that if after making distributions pursuant to paragraphs (A) and (B) above on any Distribution Date (without giving effect to this proviso) the certificate principal balance of any class of Class A certificates is reduced to zero (considering the Class 1A Certificates as one class and the Class 2A Certificates as one class for the purposes of this proviso only), then the remaining amount of principal distributable pursuant to this subsection (ii) to the Class A certificates on that Distribution Date, and the amount of principal distributable to the Class A certificates on all subsequent Distribution Dates pursuant to this subsection (ii), will be required to be distributed to the other Class A Certificates remaining outstanding (in accordance with the paragraphs (A) and (B) above, as applicable), until their respective certificate principal balances have been reduced to zero; and

(iii)
the portion of the available Principal Distribution Amount for both groups remaining after making the distributions described above in paragraphs (i) and (ii) will be distributed sequentially in the following order of priority:

(A)
sequentially, in ascending numerical order, to the Class M Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero; and

Schedule A-1 – Structural and Collateral Term Sheet

(B)
sequentially, in ascending numerical order, to the Class B Certificates, the lesser of the remaining Principal Distribution Amount and the Principal Distribution Amount for each class, until their certificate principal balances have been reduced to zero.

Notwithstanding the allocation of principal to the Class A Certificates described above, from and after the Distribution Date on which the aggregate certificate principal balances of the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1 and Class B2 Certificates and the certificate principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A Certificates until their respective principal balances have been reduced to zero, with the exception that if a Sequential Trigger Event is in effect (i) principal distributions to the Class 1A Certificates will be allocated sequentially to the Class 1A Supersenior Certificates and the 1AMZ Component, in that order, until their respective certificate principal balances have been reduced to zero and (ii) principal distributions to the Class 2A Certificates will be allocated sequentially to the Class 2A Supersenior Certificates and the 2AMZ Component, in that order, until their respective certificate principal balances have been reduced to zero.  For the avoidance of doubt, (x) all distributions made to the Class 1A Supersenior Certificates pursuant to the preceding sentence will be allocated concurrently to the Class 1A1 Certificates, Class 1A2 Certificates and 1A3 Component until their respective certificate principal balances have been reduced to zero and (y) all distributions made to the Class 2A Supersenior Certificates pursuant to the preceding sentence will be allocated concurrently to the Class 2A1 Certificates and 2A2 Component until their respective certificate principal balances have been reduced to zero.

Allocation of Net Monthly Excess Cashflow.  For any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

(i)
if and to the extent that the Interest Remittance Amount is insufficient to make the full distributions in respect of interest set forth under the “Interest Distributions on the Principal Certificates” section, above, (x) to the holders of each class of the Class A Certificates, any unpaid Accrued Certificate Interest and any unpaid interest shortfall amounts, pro rata among such classes based on their entitlement to those amounts, and then (y) to the holders of each class of the Class M and Class B certificates, any unpaid Accrued Certificate Interest, in the order of priority for such classes set forth in such section;

(ii)	sequentially, in ascending numerical order, to the Class M Certificates, their unpaid interest shortfall amount;

(iii)	sequentially, in ascending numerical order, to the Class B Certificates, their unpaid interest shortfall amount;

(iv)
any Basis Risk Carry Forward Amount to the Floating Rate Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates and in the case of the Component Classes, among the related components, with the allocation to the Class A Certificates being allocated pro rata based on their certificate or component principal balances, as applicable; provided, that, if for any Distribution Date, after the allocation of the remaining unpaid Basis Risk Carry Forward Amounts to the Class A Certificates, the remaining unpaid Basis Risk Carry Forward Amount for any of the Class A Certificates or any component is reduced to zero, any amount of remaining unpaid Basis Risk Carry Forward Amount that would have been allocated to that Class A Certificate or component for that Distribution Date will instead be allocated, pro rata, based on their respective remaining unpaid Basis Risk Carry Forward Amounts, to the other Class A Certificates (and with respect to the Component Classes, to the related components) to the extent the other Class A Certificates (or components) have any remaining unpaid Basis Risk Carry Forward Amounts;

(v)	sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class B1, and Class B2 Certificates, any Basis Risk Carry Forward Amounts for such classes; and

(vi)	to the holders of the Class X Certificates, any remaining amounts.

Supplemental Interest Trust. Funds deposited into the Supplemental Interest Trust on a Distribution Date will include the swap payments owed to the Swaps Provider for such Distribution Date and swap receipts from the Swaps Provider for such Distribution Date. Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:

Schedule A-1 – Structural and Collateral Term Sheet

(i)
to the Swaps Provider, allocated pro rata based on the amounts owed under each swap agreement, any swap payments and certain swap termination payments (other than termination payments where the applicable Swaps Provider is the defaulting party or the sole affected party) owed for such Distribution Date;

(ii)
to the certificateholders, to pay interest according to sections (ii), (iii) and (iv) of the “Interest Distributions on the Principal Certificates” section, to the extent unpaid from other available funds;

(iii)
to the certificateholders, to pay principal according to the section “Principal Distributions on the Principal Certificates”, but only to the extent necessary to cause the overcollateralization to be maintained at the required overcollateralization amount (prior to distribution of any amounts due) as a result of current or prior Realized Losses not previously reimbursed, to the extent unpaid from other available funds;

(iv)
to the certificateholders, to pay unpaid interest shortfall and Basis Risk Carry Forward Amounts according to the section “Allocation of Net Monthly Excess Cashflow”, to the extent unpaid from other available funds;

(v)
to the Swaps Provider, allocated pro rata based on the amounts owed under each swap agreement, any termination payments where the applicable Swaps Provider is the defaulting party or the sole affected party owed  for such Distribution Date; and

(vi)	to the holders of the Class X Certificates, any remaining amounts.

Class 2A1 Interest Rate Cap Agreement.  For any Distribution Date, from any Class 2A1 interest rate cap payments from the Class 2A1 interest rate cap agreement on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, first, to the Class 2A1 certificates, up to their unpaid remaining Basis Risk Carry Forward Amount and second, from any remaining Class 2A1 interest rate cap payments from the Class 2A1 interest rate cap agreement after the distributions to the Class 2A1 certificates, such remaining amount is required to be distributed as set forth in the master servicing and trust agreement.

Class A5 Interest Rate Cap Agreement.  For any Distribution Date, from any Class A5 interest rate cap payments from the Class A5 interest rate cap agreement on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, first, to the Class A5 certificates, up to their unpaid remaining Basis Risk Carry Forward Amount and second, from any remaining Class A5 interest rate cap payments from the Class A5 interest rate cap agreement after the distributions to the Class A5 certificates, such remaining amount is required to be distributed as set forth in the master servicing and trust agreement.

Net Monthly Excess Cashflow.  For any Distribution Date, the amount of available funds for such Distribution Date remaining after making all payments of interest and principal to the certificates.

Allocation of Realized Losses.  All Realized Losses on the Mortgage Loans will be allocated sequentially on each Distribution Date in the following order of priority: (i) to the excess cash flow; (ii) in reduction of the overcollateralization amount; and (iii) sequentially, to the Class B2, Class B1, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates, in that order.  An allocation of any Realized Losses to a Subordinate Certificate on any Distribution Date will be made by reducing its certificate principal balance, after taking into account all distributions made on such Distribution Date.

Once realized losses are allocated sequentially to the Class B2, Class B1, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates, their certificate principal balances will be permanently reduced by the amount so allocated, and no amounts will be distributable with respect to such written down amounts on that Distribution Date or any future Distribution Date. Realized Losses will not be allocated to reduce the certificate principal balance of any class of the Class A Certificates.

Notwithstanding the foregoing, if after a Realized Loss is allocated to reduce the certificate principal balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "subsequent recovery"), the certificate principal balance of each class of certificates that has been previously reduced by the applied Realized Loss amount will be increased, in order of seniority, by the amount of the subsequent recoveries (but not in excess of the Realized Loss amount allocated to the applicable class of certificates).

Class A Principal Allocation Percentage.  For any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Class 1A Certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Collateral Group I Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date; and (ii) in the case of the Class 2A Certificates, the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Collateral Group II Mortgage Loans and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

Schedule A-1 – Structural and Collateral Term Sheet

Interest Remittance Amount on the Principal Certificates.  For any Distribution Date, the portion of funds available for distribution on such Distribution Date attributable to interest received or advanced on the Mortgage Loans less the Expense Fee Rate.

Basic Principal Distribution Amount.  On any Distribution Date, the excess of (i) the aggregate Principal Remittance Amount over (ii) the Excess Subordinated Amount, if any.

Principal Distribution Amount on the Principal Certificates.  On any Distribution Date, the sum of (i) the Basic Principal Distribution Amount and (ii) the Extra Principal Distribution Amount.

Group I Principal Distribution Amount.  On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Collateral Group I Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class 1A Certificates.

Group II Principal Distribution Amount.  On any Distribution Date, the portion of the Principal Distribution Amount attributable to the Collateral Group II Mortgage Loans, determined in accordance with the Class A Principal Allocation Percentage for the Class 2A Certificates.

Principal Remittance Amount.  On any Distribution Date, the sum of:

(i)
all scheduled payments of principal due during the related Due Period and received by the Servicers on or prior to the related determination date or advanced by any Servicer for the related servicer remittance date;

(ii)	the principal portion of all partial and full prepayments received during the related prepayment period;

(iii)	the principal portion of all net liquidation proceeds, net condemnation proceeds and net insurance proceeds received during the month prior to the month during which such Distribution Date occurs;

(iv)
the principal portion of the repurchase price for any repurchase price for any repurchased Mortgage Loans, that were repurchased during the period from the servicer remittance date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the servicer remittance date prior to the current Distribution Date;

(v)	the principal portion of substitution adjustments received in connection with the substitution of a Mortgage Loan as of such Distribution Date; and

(vi)	the principal portion of the termination price if the Optional Clean-up Call is exercised.

Extra Principal Distribution Amount.  For any Distribution Date, the lesser of (i) the excess of (x) interest collected or advanced on the Mortgage Loans for each Distribution Date (less the Expense Fee Rate and plus swap receipts, if any, and less swap payments, if any) and available for distribution on such Distribution Date, over (y) the sum of interest payable on the Principal Certificates on such Distribution Date and (ii) the overcollateralization deficiency amount for such Distribution Date.

Excess Subordinated Amount.  For any Distribution Date, means the excess, if any of (i) the actual overcollateralization, and (ii) the required overcollateralization for such Distribution Date.

NIM Insurer.  After the closing date, the depositor or an affiliate may establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class X Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities.  Any NIM Insurer will have a number of rights under the master trust and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Schedule A-1 – Structural and Collateral Term Sheet

Class A Principal Distribution Amount.  An amount equal to the excess of: (x) the aggregate certificate principal balance of the Class A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M1 Principal Distribution Amount.  An amount equal to the excess of:  (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date) and (B) the certificate principal balance of the Class M1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 89.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M2 Principal Distribution Amount.  An amount equal to the excess of:  (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), and (C) the certificate principal balance of the Class M2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 91.60% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M3 Principal Distribution Amount.  An amount equal to the excess of:  (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), and (D) the certificate principal balance of the Class M3 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 92.90% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M4 Principal Distribution Amount.  An amount equal to the excess of:  (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3 Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), and (E) the certificate principal balance of the Class M4 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 94.20% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class M5 Principal Distribution Amount.  An amount equal to the excess of:  (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3 Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date),  and (F) the certificate principal balance of the Class M5 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 95.00% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Schedule A-1 – Structural and Collateral Term Sheet

Class M6 Principal Distribution Amount.  An amount equal to the excess of:  (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3 Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M5 Certificates (after taking into account any payment of the Class M5 Principal Distribution Amount on such Distribution Date), and (G) the certificate principal balance of the Class M6 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 95.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B1 Principal Distribution Amount.  An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3 Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M5 Certificates (after taking into account any payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M6 Certificates (after taking into account any payment of the Class M6 Principal Distribution Amount on such Distribution Date), and (H) the certificate principal balance of the Class B1 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 96.70% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Class B2 Principal Distribution Amount.  An amount equal to the excess of: (x) the sum of (A) the aggregate certificate principal balance of the Class A Certificates (after taking into account any payment of the Class A Principal Distribution Amount on such Distribution Date), (B) the certificate principal balance of the Class M1 Certificates (after taking into account any payment of the Class M1 Principal Distribution Amount on such Distribution Date), (C) the certificate principal balance of the Class M2 Certificates (after taking into account any payment of the Class M2 Principal Distribution Amount on such Distribution Date), (D) the certificate principal balance of the Class M3 Certificates (after taking into account any payment of the Class M3 Principal Distribution Amount on such Distribution Date), (E) the certificate principal balance of the Class M4 Certificates (after taking into account any payment of the Class M4 Principal Distribution Amount on such Distribution Date), (F) the certificate principal balance of the Class M5 Certificates (after taking into account any payment of the Class M5 Principal Distribution Amount on such Distribution Date), (G) the certificate principal balance of the Class M6 Certificates (after taking into account any payment of the Class M6 Principal Distribution Amount on such Distribution Date), (H) the certificate principal balance of the Class B1 Certificates (after taking into account any payment of the Class B1 Principal Distribution Amount on such Distribution Date), and (I) the certificate principal balance of the Class B2 Certificates immediately prior to such Distribution Date, over (y) the lesser of (A) the product of (i) 97.90% and (ii) the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date, and (B) the excess, if any, of the aggregate scheduled principal balance of the Mortgage Loans for such Distribution Date over 0.50% of the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date.

Schedule A-1 – Structural and Collateral Term Sheet

Remaining Prepayment Penalty Term by Product Type(1)(2)(3)

(1)	All percentages calculated herein are percentages of scheduled principal balance as of the Statistical Calculation Date unlessotherwise noted.
(2)	None of the Mortgage Loans has a prepayment penalty term in excess of 42 months.
(3)	Columns may not add up due to rounding.

Schedule A-1 – Structural and Collateral Term Sheet

Breakeven CDR Table for the Subordinate Certificates

The assumptions for the breakeven CDR table below are as follows:
▪	The Pricing Prepayment Assumption (as defined on page 5 above) is applied.
▪	33% loss severity, 100% advancing of principal and interest.
▪	There is a 6-month lag in recoveries.
▪	Priced to call with collateral losses calculated through the life of the applicable bond.
▪	All Offered Certificates are priced at par except B2, which is priced at 91.8795.
▪	1-month LIBOR, 6-month LIBOR, 1-Year LIBOR, Effective Federal Funds Rate and 1-Year CMT forward curves are used.
▪	Based on the collateral as of the Statistical Calculation Date rolled one month at 6% CPR and initial marketing structure and spreads.

		First Dollar of Loss	0 Discount Margin	0% Return
Class M1	CDR (%)	9.33	9.37	10.23
	Yield (%)	5.8386	5.6135	0.0525
	WAL (years)	5.16	5.16	4.90
	Modified Duration	4.41	4.41	4.41
	Principal Window	Aug12 - Aug12	Aug12 - Aug12	Jul12 - Jul12
	Principal Writedown	3,449.86 (0.04%)	123,152.82 (1.37%)	2,558,554.75 (28.50%)
	Total Collateral Loss	30,611,203.40 (6.31%)	30,727,364.73 (6.33%)	33,029,510.81 (6.81%)
Class M2	CDR (%)	7.78	7.79	8.22
	Yield (%)	5.7678	5.6571	0.0034
	WAL (years)	5.33	5.33	5.16
	Modified Duration	4.53	4.53	4.58
	Principal Window	Oct12 - Oct12	Oct12 - Oct12	Oct12 - Oct12
	Principal Writedown	26,776.43 (0.58%)	58,147.47 (1.26%)	1,400,160.62 (30.37%)
	Total Collateral Loss	26,286,147.26 (5.42%)	26,316,593.84 (5.42%)	27,618,233.52 (5.69%)
Class M3	CDR (%)	6.75	6.76	7.06
	Yield (%)	5.8434	5.6820	0.1282
	WAL (years)	5.49	5.49	5.26
	Modified Duration	4.65	4.65	4.64
	Principal Window	Dec12 - Dec12	Dec12 - Dec12	Nov12 - Nov12
	Principal Writedown	9,186.68 (0.29%)	41,678.57 (1.32%)	961,180.40 (30.47%)
	Total Collateral Loss	23,335,029.13 (4.81%)	23,366,539.36 (4.81%)	24,192,466.54 (4.98%)
Class M4	CDR (%)	5.78	5.80	6.08
	Yield (%)	5.9584	5.6300	0.0520
	WAL (years)	5.58	5.57	5.36
	Modified Duration	4.69	4.70	4.74
	Principal Window	Jan13 - Jan13	Jan13 - Jan13	Jan13 - Jan13
	Principal Writedown	7,423.05 (0.24%)	74,478.72 (2.36%)	1,009,093.88 (31.98%)
	Total Collateral Loss	20,334,836.21 (4.19%)	20,399,762.59 (4.20%)	21,305,005.37 (4.39%)
Class M5	CDR (%)	5.20	5.21	5.38
	Yield (%)	5.9566	5.6885	0.1587
	WAL (years)	5.66	5.66	5.46
	Modified Duration	4.74	4.74	4.78
	Principal Window	Feb13 - Feb13	Feb13 - Feb13	Feb13 - Feb13
	Principal Writedown	18,540.73 (0.96%)	52,742.21 (2.72%)	633,655.62 (32.65%)
	Total Collateral Loss	18,523,332.76 (3.82%)	18,556,443.72 (3.82%)	19,117,926.37 (3.94%)

Schedule A-1 – Structural and Collateral Term Sheet

		First Dollar of Loss	0 Discount Margin	0% Return
Class M6	CDR (%)	4.71	4.72	4.87
	Yield (%)	6.1567	5.8472	0.1360
	WAL (years)	5.74	5.74	5.48
	Modified Duration	4.76	4.76	4.80
	Principal Window	Mar13 - Mar13	Mar13 - Mar13	Mar13 - Mar13
	Principal Writedown	21,791.05 (1.28%)	56,665.95 (3.34%)	580,896.97 (34.19%)
	Total Collateral Loss	16,967,575.97 (3.50%)	17,001,265.86 (3.50%)	17,505,479.90 (3.61%)
Class B1	CDR (%)	4.02	4.06	4.25
	Yield (%)	6.6419	5.7249	0.3085
	WAL (years)	5.82	5.79	5.43
	Modified Duration	4.76	4.77	4.80
	Principal Window	Apr13 - Apr13	Apr13 - Apr13	Apr13 - Apr13
	Principal Writedown	9,532.02 (0.39%)	155,290.31 (6.40%)	843,597.18 (34.77%)
	Total Collateral Loss	14,686,631.94 (3.03%)	14,824,496.00 (3.05%)	15,477,212.63 (3.19%)
Class B2	CDR (%)	3.26	3.38	3.57
	Yield (%)	8.4713	5.6543	0.0327
	WAL (years)	5.91	5.68	5.19
	Modified Duration	4.72	4.74	4.78
	Principal Window	May13 - May13	May13 - May13	May13 - May13
	Principal Writedown	2,711.04 (0.09%)	493,685.65 (16.95%)	1,240,126.93 (42.59%)
	Total Collateral Loss	12,091,592.10 (2.49%)	12,515,392.04 (2.58%)	13,183,421.75 (2.72%)

Schedule A-1 – Structural and Collateral Term Sheet

 Sensitivity Table for the Certificates – To Maturity

The assumptions for the sensitivity table below are as follows:
▪	The Pricing Prepayment Assumptions (as defined on page 5 above) are applied.
▪	1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and Effective Federal Funds Rate remain static.
▪	10% Optional Clean-up Call is not exercised.
▪	Based on the collateral as of the Statistical Calculation Date rolled one month at 6% CPR and initial marketing structure and spreads.

	Pricing Speed	50%	75%	100%	125%	150%	175%
	WAL	2.15	1.38	1.00	0.77	0.61	0.50
1A1	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	60	39	27	21	16	13
	WAL	7.15	4.61	3.25	2.35	1.85	1.49
1A2	Principal Window Begin	60	39	27	21	16	13
	Principal Window End	120	78	56	43	30	24
	WAL	3.56	2.30	1.63	1.22	0.96	0.78
2A1	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	120	78	56	43	29	24
	WAL	14.72	9.96	7.23	5.52	4.15	3.06
A4	Principal Window Begin	120	78	56	43	29	24
	Principal Window End	310	232	174	134	106	86
	WAL	5.54	3.65	2.63	1.98	1.53	1.18
A5	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	310	232	174	134	106	86
	WAL	9.51	6.28	4.77	4.07	3.84	4.03
M1	Principal Window Begin	51	37	38	40	42	45
	Principal Window End	222	153	112	85	67	54
	WAL	9.39	6.19	4.67	3.97	3.68	3.71
M2	Principal Window Begin	51	37	38	39	41	43
	Principal Window End	205	139	101	77	61	49
	WAL	9.29	6.12	4.61	3.90	3.58	3.55
M3	Principal Window Begin	51	37	38	39	40	42
	Principal Window End	193	131	95	72	57	46
	WAL	9.15	6.02	4.54	3.81	3.50	3.44
M4	Principal Window Begin	51	37	37	38	39	41
	Principal Window End	183	123	89	68	54	43
	WAL	9.00	5.91	4.43	3.74	3.42	3.34
M5	Principal Window Begin	51	37	37	38	39	40
	Principal Window End	171	114	82	63	50	41
	WAL	8.84	5.79	4.35	3.67	3.35	3.29
M6	Principal Window Begin	51	37	37	38	38	39
	Principal Window End	161	108	77	59	47	40
	WAL	8.58	5.60	4.21	3.56	3.23	3.23
B1	Principal Window Begin	51	37	37	37	38	38
	Principal Window End	152	101	72	55	44	39
	WAL	7.97	5.17	3.90	3.29	3.12	3.15
B2	Principal Window Begin	51	37	37	37	37	37
	Principal Window End	135	88	64	49	38	38

Schedule A-1 – Structural and Collateral Term Sheet

Sensitivity Table for the Certificates – To Call

The assumptions for the sensitivity table below are as follows:
▪	The Pricing Prepayment Assumptions (as defined on page 5 above) are applied.
▪	1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and Effective Federal Funds Rate remain static.
▪	10% Optional Clean-up Call is exercised.
▪	Based on the collateral as of the Statistical Calculation Date rolled one month at 6% CPR and initial marketing structure and spreads.

	Pricing Speed	50%	75%	100%	125%	150%	175%
	WAL	2.15	1.38	1.00	0.77	0.61	0.50
1A1	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	60	39	27	21	16	13
	WAL	7.15	4.61	3.25	2.35	1.85	1.49
1A2	Principal Window Begin	60	39	27	21	16	13
	Principal Window End	120	78	56	43	30	24
	WAL	3.56	2.30	1.63	1.22	0.96	0.78
2A1	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	120	78	56	43	29	24
	WAL	12.51	8.31	5.95	4.55	3.40	2.60
A4	Principal Window Begin	120	78	56	43	29	24
	Principal Window End	161	108	77	59	47	38
	WAL	5.15	3.36	2.40	1.81	1.39	1.10
A5	Principal Window Begin	1	1	1	1	1	1
	Principal Window End	161	108	77	59	47	38
	WAL	8.92	5.86	4.43	3.82	3.65	3.16
M1	Principal Window Begin	51	37	38	40	42	38
	Principal Window End	161	108	77	59	47	38
	WAL	8.92	5.86	4.41	3.77	3.54	3.16
M2	Principal Window Begin	51	37	38	39	41	38
	Principal Window End	161	108	77	59	47	38
	WAL	8.92	5.86	4.41	3.75	3.47	3.16
M3	Principal Window Begin	51	37	38	39	40	38
	Principal Window End	161	108	77	59	47	38
	WAL	8.92	5.86	4.41	3.72	3.43	3.16
M4	Principal Window Begin	51	37	37	38	39	38
	Principal Window End	161	108	77	59	47	38
	WAL	8.92	5.86	4.38	3.70	3.40	3.16
M5	Principal Window Begin	51	37	37	38	39	38
	Principal Window End	161	108	77	59	47	38
	WAL	8.84	5.79	4.35	3.67	3.35	3.16
M6	Principal Window Begin	51	37	37	38	38	38
	Principal Window End	161	108	77	59	47	38
	WAL	8.58	5.60	4.21	3.56	3.23	3.16
B1	Principal Window Begin	51	37	37	37	38	38
	Principal Window End	152	101	72	55	44	38
	WAL	7.97	5.17	3.90	3.29	3.12	3.15
B2	Principal Window Begin	51	37	37	37	37	37
	Principal Window End	135	88	64	49	38	38

Schedule A-1 – Structural and Collateral Term Sheet

Effective WAC Cap. The information in the following table has been prepared in accordance with the following assumptions (i) 1-month LIBOR, 6-month LIBOR, 1-year LIBOR and Effective Federal Funds Rate remain constant at 20.00%, (ii) day count convention of actual/360 is applied, and (iii) prepayments on the Mortgage Loans occur at the Pricing Prepayment Assumption. It is highly unlikely, however, that prepayments on the Mortgage Loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the Mortgage Loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

Period	Distribution Date	WAC Cap (%)	Group I Cap (%)	Group II Cap (%)
1	7/25/2007	21.22593	21.22593	21.21319
2	8/25/2007	20.34587	20.34587	20.33477
3	9/25/2007	20.05617	20.05617	20.04508
4	10/25/2007	19.94491	19.94491	19.93379
5	11/25/2007	19.49379	19.49379	19.48303
6	12/25/2007	19.39526	19.39526	19.38415
7	1/25/2008	18.95181	18.95181	18.94106
8	2/25/2008	18.68847	18.68847	18.67772
9	3/25/2008	18.80056	18.80056	18.78908
10	4/25/2008	18.17639	18.17639	18.16564
11	5/25/2008	18.10925	18.10925	18.09815
12	6/25/2008	17.68317	17.68317	17.67243
13	7/25/2008	17.62784	17.62784	17.61675
14	8/25/2008	17.20802	17.20802	17.19728
15	9/25/2008	16.97694	16.97694	16.96621
16	10/25/2008	16.93889	16.93889	16.92798
17	11/25/2008	16.52767	16.52767	16.51711
18	12/25/2008	16.50012	16.50012	16.48921
19	1/25/2009	16.09420	16.09420	16.08365
20	2/25/2009	15.88323	15.88323	15.87268
21	3/25/2009	16.30346	16.30346	16.29178
22	4/25/2009	15.47249	15.47249	15.46195
23	5/25/2009	15.47608	15.47608	15.46242
24	6/25/2009	15.08152	15.08152	15.06830
25	7/25/2009	15.08926	15.08926	15.07561
26	8/25/2009	14.69867	14.69867	14.68545
27	9/25/2009	14.51221	14.51221	14.49899
28	10/25/2009	14.53426	14.53426	14.52078
29	11/25/2009	14.15071	14.15071	14.13677
30	12/25/2009	14.18148	14.18148	14.16708
31	1/25/2010	13.80146	13.80146	13.78752
32	2/25/2010	13.63296	13.63296	13.61940
33	3/25/2010	14.13672	14.13672	14.12250
34	4/25/2010	13.30431	13.30431	13.29147
35	5/25/2010	13.41524	13.41524	13.39042
36	6/25/2010	13.07100	13.07100	13.05951
37	7/25/2010	13.12606	13.12606	13.11418
38	8/25/2010	13.00305	13.00305	12.99193
39	9/25/2010	12.85963	12.85963	12.84866
40	10/25/2010	12.92961	12.92961	12.91845
41	11/25/2010	12.59362	12.59362	12.57986
42	12/25/2010	12.67376	12.67376	12.66212
43	1/25/2011	12.32815	12.32815	12.31689
44	2/25/2011	12.19708	12.19708	12.18620
45	3/25/2011	12.74779	12.74779	12.73575
46	4/25/2011	11.94032	11.94032	11.92944
47	5/25/2011	12.02669	12.02669	12.01545
48	6/25/2011	11.69203	11.69203	11.68115
49	7/25/2011	11.78253	11.78253	11.77129
50	8/25/2011	11.45173	11.45173	11.44085
51	9/25/2011	11.33448	11.33448	11.32360
52	10/25/2011	11.43383	11.43383	11.42418
53	11/25/2011	11.10844	11.10844	11.09910
54	12/25/2011	11.20836	11.20836	11.19871
55	1/25/2012	10.88656	10.88656	10.87722
56	2/25/2012	10.78192	10.78192	10.76870
57	3/25/2012	11.14621	11.14621	11.11732
58	4/25/2012	11.02999	11.02999	11.00794
59	5/25/2012	13.76185	13.76185	13.59780
60	6/25/2012	13.53940	13.53940	13.39072
61	7/25/2012	13.75563	13.75563	13.60197
62	8/25/2012	13.33779	13.33779	13.18906
63	9/25/2012	13.23905	13.23905	13.09029
64	10/25/2012	13.45934	13.45934	13.30560
65	11/25/2012	13.04532	13.04532	12.89651
66	12/25/2012	13.26802	13.26802	13.11421
67	1/25/2013	12.85631	12.85631	12.70743
68	2/25/2013	12.76365	12.76365	12.61474
69	3/25/2013	13.69317	13.69317	13.52828
70	4/25/2013	12.58114	12.58114	12.43217
71	5/25/2013	12.80966	12.80966	12.65595
72	6/25/2013	12.40292	12.40292	12.25413
73	7/25/2013	12.63279	12.63279	12.47901
74	8/25/2013	12.22789	12.22789	12.07904
75	9/25/2013	12.14161	12.14161	11.99273
76	10/25/2013	12.37378	12.37378	12.21990
77	11/25/2013	11.97445	11.97445	11.82199
78	12/25/2013	9.85395	9.85395	9.69637
79	1/25/2014	9.53606	9.53606	9.38353
80	2/25/2014	9.53604	9.53604	9.38348
81	3/25/2014	10.70269	10.70269	10.43464
82	4/25/2014	9.88897	9.88897	9.76137
83	5/25/2014	10.31142	10.31142	10.19972
84	6/25/2014	9.98361	9.98361	9.87794
85	7/25/2014	10.31640	10.31640	10.20717
86	8/25/2014	9.98362	9.98362	9.87788
87	9/25/2014	9.98362	9.98362	9.87784
88	10/25/2014	10.31642	10.31642	10.20706
89	11/25/2014	9.98363	9.98363	9.87776
90	12/25/2014	10.31642	10.31642	10.20698
91	1/25/2015	9.98363	9.98363	9.87768
92	2/25/2015	9.98363	9.98363	9.87764
93	3/25/2015	11.05331	11.05331	10.93591
94	4/25/2015	9.98363	9.98363	9.87756
95	5/25/2015	10.31642	10.31642	10.20676
96	6/25/2015	9.98363	9.98363	9.87746
97	7/25/2015	10.31641	10.31641	10.20666
98	8/25/2015	9.98362	9.98362	9.87737
99	9/25/2015	9.98361	9.98361	9.87731
100	10/25/2015	10.31639	10.31639	10.20650
101	11/25/2015	9.98360	9.98360	9.87721
102	12/25/2015	10.31637	10.31637	10.20639
103	1/25/2016	9.98358	9.98358	9.87710
104	2/25/2016	9.98357	9.98357	9.87704
105	3/25/2016	10.67207	10.67207	10.55815
106	4/25/2016	9.98354	9.98354	9.87692
107	5/25/2016	10.31631	10.31631	10.20609
108	6/25/2016	9.98351	9.98351	9.87679
109	7/25/2016	10.31628	10.31628	10.20595
110	8/25/2016	9.98348	9.98348	9.87666
111	9/25/2016	9.98346	9.98346	9.87659
112	10/25/2016	10.31622	10.31622	10.20574
113	11/25/2016	9.98342	9.98342	9.87645
114	12/25/2016	10.31617	10.31617	10.20559
115	1/25/2017	9.99397	9.99397	9.89234
116	2/25/2017	9.99395	9.99395	9.89226
117	3/25/2017	11.06609	11.06609	10.95206
118	4/25/2017	9.99722	9.99722	9.89208
119	5/25/2017	11.50168	11.50168	11.47232
120	6/25/2017	11.14724	11.14724	11.13317

Schedule A-1 – Structural and Collateral Term Sheet

LIBOR-Based Swap Agreement.  On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of approximately $359,924,000. Under this swap agreement, on each Distribution Date prior to the termination of this swap agreement, the Trust will be obligated to pay to the Swaps Provider a per annum rate of 5.50% (on an actual/360 basis), on the swap notional amount from the Swaps Provider. In exchange, the Swaps Provider will be obligated to pay to the Trust 1-Month LIBOR (on an actual/360 basis) on the swap notional amount.

Swap Schedule
Period	Distribution Date	Swap Notional Amount ($)	Period	Distribution Date	Swap Notional Amount
1	7/25/2007	359,924,000.00	40	10/25/2010	66,752,000.00
2	8/25/2007	353,305,000.00	41	11/25/2010	63,380,000.00
3	9/25/2007	337,497,000.00	42	12/25/2010	60,173,000.00
4	10/25/2007	322,457,000.00	43	1/25/2011	57,122,000.00
5	11/25/2007	308,151,000.00	44	2/25/2011	54,219,000.00
6	12/25/2007	294,541,000.00	45	3/25/2011	51,458,000.00
7	1/25/2008	281,594,000.00	46	4/25/2011	48,832,000.00
8	2/25/2008	269,278,000.00	47	5/25/2011	46,333,000.00
9	3/25/2008	257,561,000.00	48	6/25/2011	43,957,000.00
10	4/25/2008	246,415,000.00	49	7/25/2011	41,696,000.00
11	5/25/2008	235,812,000.00	50	8/25/2011	39,545,000.00
12	6/25/2008	225,725,000.00	51	9/25/2011	37,499,000.00
13	7/25/2008	216,130,000.00	52	10/25/2011	35,553,000.00
14	8/25/2008	207,003,000.00	53	11/25/2011	33,701,000.00
15	9/25/2008	198,319,000.00	54	12/25/2011	31,940,000.00
16	10/25/2008	190,059,000.00	55	1/25/2012	30,265,000.00
17	11/25/2008	182,201,000.00	56	2/25/2012	28,671,000.00
18	12/25/2008	174,726,000.00	57	3/25/2012	27,155,000.00
19	1/25/2009	167,615,000.00	58	4/25/2012	25,713,000.00
20	2/25/2009	160,850,000.00	59	5/25/2012	24,339,000.00
21	3/25/2009	154,415,000.00	60	6/25/2012	23,030,000.00
22	4/25/2009	148,293,000.00	61	7/25/2012	21,785,000.00
23	5/25/2009	142,470,000.00	62	8/25/2012	20,601,000.00
24	6/25/2009	136,930,000.00	63	9/25/2012	19,475,000.00
25	7/25/2009	131,660,000.00	64	10/25/2012	18,404,000.00
26	8/25/2009	126,646,000.00	65	11/25/2012	17,385,000.00
27	9/25/2009	121,878,000.00	66	12/25/2012	16,416,000.00
28	10/25/2009	117,341,000.00	67	1/25/2013	15,494,000.00
29	11/25/2009	113,025,000.00	68	2/25/2013	14,618,000.00
30	12/25/2009	108,918,000.00	69	3/25/2013	13,784,000.00
31	1/25/2010	103,362,000.00	70	4/25/2013	12,991,000.00
32	2/25/2010	98,076,000.00	71	5/25/2013	12,237,000.00
33	3/25/2010	93,048,000.00	72	6/25/2013	11,519,000.00
34	4/25/2010	88,265,000.00	73	7/25/2013	10,837,000.00
35	5/25/2010	83,716,000.00	74	8/25/2013	10,188,000.00
36	6/25/2010	79,387,000.00	75	9/25/2013	9,571,000.00
37	7/25/2010	75,270,000.00	76	10/25/2013	8,984,000.00
38	8/25/2010	74,022,000.00	77	11/25/2013	8,425,000.00
39	9/25/2010	70,297,000.00	78	12/25/2013	0

Schedule A-1 – Structural and Collateral Term Sheet

Federal Funds Rate-Based Swap Agreement.  On the Closing Date, the Trustee will enter into a swap agreement with an initial swap notional amount of approximately $110,294,000.  Under this swap agreement, on each Distribution Date prior to the termination of this swap agreement, the Trust will be obligated to pay to the Swap Provider a per annum rate of 5.40% (on an actual/360 basis), on the swap notional amount from the Swap Provider. In exchange, the Swaps Provider will be obligated to pay to the Trust the Federal Funds Rate (on an actual/360 basis) on the swap notional amount.

Swap Schedule
Period	Distribution Date	Swap Notional Amount ($)
1	7/25/2007	110,294,000.00
2	8/25/2007	103,273,000.00
3	9/25/2007	96,592,000.00
4	10/25/2007	90,238,000.00
5	11/25/2007	84,192,000.00
6	12/25/2007	78,441,000.00
7	1/25/2008	72,970,000.00
8	2/25/2008	67,766,000.00
9	3/25/2008	62,815,000.00
10	4/25/2008	58,105,000.00
11	5/25/2008	53,624,000.00
12	6/25/2008	49,362,000.00
13	7/25/2008	45,307,000.00
14	8/25/2008	41,449,000.00
15	9/25/2008	37,780,000.00
16	10/25/2008	34,289,000.00
17	11/25/2008	30,968,000.00
18	12/25/2008	27,809,000.00
19	1/25/2009	24,804,000.00
20	2/25/2009	21,945,000.00
21	3/25/2009	19,225,000.00
22	4/25/2009	16,638,000.00
23	5/25/2009	14,177,000.00
24	6/25/2009	11,836,000.00
25	7/25/2009	9,608,000.00
26	8/25/2009	7,490,000.00
27	9/25/2009	5,474,000.00
28	10/25/2009	3,557,000.00
29	11/25/2009	1,733,000.00
30	12/25/2009 Or thereafter	0

Schedule A-1 – Structural and Collateral Term Sheet

Class 2A1 Interest Rate Cap Agreement.  This transaction will contain a one-month LIBOR interest rate cap agreement for the benefit of the Class 2A1 certificates.  This interest rate cap agreement will have initial notional amount of $25,576,000 and will have a term of 38 months with the first payment occurring on the Distribution Date in January 2009.  During the term of this agreement, the trust fund will receive payments under the interest rate cap agreement with respect to any Distribution Date on which one-month LIBOR exceeds the strike rate.  The interest rate cap provider will be obligated under this interest rate cap agreement to pay to the trust fund an amount equal to the product of (a) the number of basis points by which the one-month LIBOR (determined in accordance with this interest rate cap agreement) exceeds the strike rate percentage set forth below, (b) $25,576,000 and (c) the actual number of days in the applicable Interest Accrual Period divided by 360.

Distribution Period (months)	Distribution Date	Strike Rate (%)	Interest Rate Cap Notional Amount ($)
1	7/25/2007	N/A	N/A
2	8/25/2007	N/A	N/A
3	9/25/2007	N/A	N/A
4	10/25/2007	N/A	N/A
5	11/25/2007	N/A	N/A
6	12/25/2007	N/A	N/A
7	1/25/2008	N/A	N/A
8	2/25/2008	N/A	N/A
9	3/25/2008	N/A	N/A
10	4/25/2008	N/A	N/A
11	5/25/2008	N/A	N/A
12	6/25/2008	N/A	N/A
13	7/25/2008	N/A	N/A
14	8/25/2008	N/A	N/A
15	9/25/2008	N/A	N/A
16	10/25/2008	N/A	N/A
17	11/25/2008	N/A	N/A
18	12/25/2008	N/A	N/A
19	1/25/2009	7.26297	25,576,000.00
20	2/25/2009	7.17481	25,957,000.00
21	3/25/2009	7.41966	26,273,000.00
22	4/25/2009	7.02433	26,525,000.00
23	5/25/2009	7.44085	26,721,000.00
24	6/25/2009	6.91283	26,863,000.00
25	7/25/2009	7.33840	26,956,000.00
26	8/25/2009	6.81356	27,003,000.00
27	9/25/2009	6.77135	27,008,000.00
28	10/25/2009	7.18420	26,973,000.00
29	11/25/2009	6.70095	26,903,000.00
30	12/25/2009	7.10638	26,797,000.00
31	1/25/2010	6.58813	25,012,000.00
32	2/25/2010	6.50056	23,280,000.00
33	3/25/2010	7.54493	21,599,000.00
34	4/25/2010	6.30339	19,967,000.00
35	5/25/2010	6.81962	18,383,000.00
36	6/25/2010	6.20149	16,845,000.00
37	7/25/2010	6.68620	15,353,000.00
38	8/25/2010	7.50667	15,353,000.00
39	9/25/2010	7.47076	15,353,000.00
40	10/25/2010	7.57974	14,927,000.00
41	11/25/2010	7.34748	13,788,000.00
42	12/25/2010	7.59281	12,682,000.00
43	1/25/2011	7.19204	11,609,000.00
44	2/25/2011	7.10192	10,568,000.00
45	3/25/2011	7.61124	9,557,000.00
46	4/25/2011	6.87370	8,576,000.00
47	5/25/2011	7.62480	7,624,000.00
48	6/25/2011	6.55444	6,700,000.00
49	7/25/2011	7.48311	5,803,000.00
50	8/25/2011	6.05039	4,932,000.00
51	9/25/2011	5.66436	4,087,000.00
52	10/25/2011	6.96861	3,266,000.00
53	11/25/2011	4.24928	2,470,000.00
54	12/25/2011	5.92353	1,698,000.00
55	1/25/2012	2.00000	948,000.00
56	2/25/2012	2.00000	220,000.00
57 & Above	3/25/2012	N/A	0.00

Schedule A-1 – Structural and Collateral Term Sheet

Class A5 Interest Rate Cap Agreement.  This transaction will contain a one-month LIBOR interest rate cap agreement for the benefit of the Class A5 certificates.  This interest rate cap agreement will have initial notional amount of $8,278,000 and will have a term of 42 months with the first payment occurring on the Distribution Date in November 2008.  During the term of this agreement, the trust fund will receive payments under the interest rate cap agreement with respect to any Distribution Date on which one-month LIBOR exceeds the strike rate.  The interest rate cap provider will be obligated under this interest rate cap agreement to pay to the trust fund an amount equal to the product of (a) the number of basis points by which the one-month LIBOR (determined in accordance with this interest rate cap agreement) exceeds the strike rate percentage set forth below, (b) $8,278,000 and (c) the actual number of days in the applicable Interest Accrual Period divided by 360.

Distribution Period (months)	Distribution Date	Strike Rate (%)	Interest Rate Cap Notional Amount ($)
1	7/25/2007	N/A	N/A
2	8/25/2007	N/A	N/A
3	9/25/2007	N/A	N/A
4	10/25/2007	N/A	N/A
5	11/25/2007	N/A	N/A
6	12/25/2007	N/A	N/A
7	1/25/2008	N/A	N/A
8	2/25/2008	N/A	N/A
9	3/25/2008	N/A	N/A
10	4/25/2008	N/A	N/A
11	5/25/2008	N/A	N/A
12	6/25/2008	N/A	N/A
13	7/25/2008	N/A	N/A
14	8/25/2008	N/A	N/A
15	9/25/2008	N/A	N/A
16	10/25/2008	N/A	N/A
17	11/25/2008	6.98550	8,278,000.00
18	12/25/2008	7.95000	8,456,000.00
19	1/25/2009	6.63550	8,608,000.00
20	2/25/2009	6.54110	8,737,000.00
21	3/25/2009	7.95000	8,843,000.00
22	4/25/2009	6.37110	8,928,000.00
23	5/25/2009	6.98110	8,993,000.00
24	6/25/2009	6.24440	9,041,000.00
25	7/25/2009	6.80200	9,072,000.00
26	8/25/2009	6.11450	9,088,000.00
27	9/25/2009	6.05560	9,090,000.00
28	10/25/2009	6.59670	9,078,000.00
29	11/25/2009	5.95050	9,054,000.00
30	12/25/2009	6.48630	9,019,000.00
31	1/25/2010	5.86000	8,974,000.00
32	2/25/2010	5.82170	8,920,000.00
33	3/25/2010	7.95000	8,856,000.00
34	4/25/2010	5.75500	8,785,000.00
35	5/25/2010	6.36670	8,707,000.00
36	6/25/2010	5.82850	8,622,000.00
37	7/25/2010	6.33600	8,532,000.00
38	8/25/2010	7.11460	8,532,000.00
39	9/25/2010	7.08830	8,532,000.00
40	10/25/2010	7.95000	8,388,000.00
41	11/25/2010	6.96840	8,005,000.00
42	12/25/2010	7.48210	7,633,000.00
43	1/25/2011	6.82120	7,272,000.00
44	2/25/2011	6.74300	6,921,000.00
45	3/25/2011	7.95000	6,586,000.00
46	4/25/2011	6.60790	6,482,000.00
47	5/25/2011	7.20140	6,376,000.00
48	6/25/2011	6.50780	6,269,000.00
49	7/25/2011	7.10030	6,162,000.00
50	8/25/2011	6.40940	6,054,000.00
51	9/25/2011	6.36070	5,945,000.00
52	10/25/2011	6.95830	5,837,000.00
53	11/25/2011	6.27190	5,728,000.00
54	12/25/2011	6.86530	5,619,000.00
55	1/25/2012	6.17700	5,511,000.00
56	2/25/2012	6.13610	5,403,000.00
57	3/25/2012	7.47320	5,295,000.00
58	4/25/2012	6.94450	5,189,000.00
59 & Above	5/25/2012	0	N/A

Schedule A-1 – Structural and Collateral Term Sheet

Selected Mortgage Loan Data(1)

The Mortgage Loans - All Collateral

Scheduled Principal Balance:	$487,880,097
Number of Mortgage Loans:	1,067
Average Scheduled Balance:	$457,245
Percentage of Interest Only Loans:	86.10%
Weighted Average Gross Coupon:	6.697%
Weighted Average Net Coupon: (2)	6.439%
Non-Zero Weighted Average FICO Score:	724
Weighted Average Original LTV Ratio:	74.40%
Weighted Average Combined Original LTV Ratio:	80.90%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll:	75
Weighted Average Gross Margin:	2.52%
Weighted Average Initial Cap:	5.05%
Weighted Average Periodic Cap:	1.70%
Weighted Average Gross Maximum Lifetime Rate:	11.77%
Percentage of Mortgage Loans with Silent Seconds:	43.73%
Non-Zero Weighted Average Debt-to-Income Ratio:	38.00%
Percentage of Loans with Mortgage Insurance:	6.47%

(1)	All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(2)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

Distribution by Current Principal Balance

Current Principal Balance	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
$50,000 & Below	1	$45,561	0.01%	6.750%	672	$45,561	80.00%	80.00%	100.00%	0.00%
$50,001 - $75,000	9	591,122	0.12	7.271	735	65,680	75.94	75.94	21.98	10.99
$75,001 - $100,000	19	1,634,018	0.33	7.033	717	86,001	83.98	91.75	58.33	37.94
$100,001 - $125,000	42	4,780,007	0.98	7.060	720	113,810	79.63	85.99	39.73	33.35
$125,001 - $150,000	66	9,190,350	1.88	6.964	714	139,248	77.70	84.78	33.16	51.84
$150,001 - $200,000	101	17,715,278	3.63	6.918	711	175,399	76.23	82.53	27.46	47.85
$200,001 - $250,000	84	19,191,202	3.93	6.846	719	228,467	78.50	86.81	17.01	64.05
$250,001 - $300,000	61	16,910,284	3.47	6.854	713	277,218	80.60	86.50	17.92	75.35
$300,001 - $350,000	63	20,351,250	4.17	6.770	708	323,036	76.88	85.59	17.07	69.85
$350,001 - $400,000	39	14,469,001	2.97	7.021	703	371,000	81.58	91.23	17.92	77.47
$400,001 - $450,000	85	36,599,374	7.50	6.661	722	430,581	77.10	83.60	8.25	69.51
$450,001 - $500,000	113	53,672,837	11.00	6.689	722	474,981	77.10	82.98	14.22	68.92
$500,001 - $550,000	86	45,189,744	9.26	6.704	720	525,462	76.19	83.19	10.42	63.93
$550,001 - $600,000	68	39,256,564	8.05	6.747	729	577,302	75.63	83.01	10.17	75.02
$600,001 - $650,000	64	40,397,261	8.28	6.652	735	631,207	76.44	83.62	7.80	78.11
$650,001 - $700,000	22	14,854,681	3.04	6.467	732	675,213	71.64	77.93	41.09	77.03
$700,001 - $750,000	26	18,969,635	3.89	6.586	730	729,601	76.79	82.35	11.52	77.15
$750,001 - $800,000	19	14,793,321	3.03	6.468	735	778,596	72.98	76.35	15.76	73.74
$800,001 - $850,000	16	13,197,743	2.71	6.579	732	824,859	76.61	82.23	6.40	81.23
$850,001 - $900,000	14	12,280,569	2.52	6.623	716	877,183	72.12	77.32	7.17	71.75
$900,001 - $950,000	14	13,045,200	2.67	6.712	724	931,800	72.46	75.64	0.00	71.68
$950,001 - $1,000,000	16	15,872,747	3.25	6.656	735	992,047	70.04	78.98	25.03	75.05
$1,000,001 & Above	39	64,872,349	13.30	6.578	728	1,663,394	62.29	67.71	13.91	77.44
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Current Rate

Current Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
4.50% & Below	1	$682,640	0.14%	4.500%	777	$682,640	80.00%	100.00%	100.00%	100.00%
4.51-5.00%	2	1,023,135	0.21	4.949	714	511,568	80.00	100.00	41.05	100.00
5.01-5.50%	2	1,373,061	0.28	5.322	719	686,531	77.09	89.47	0.00	100.00
5.51-6.00%	61	33,646,349	6.90	5.900	733	551,579	69.40	76.63	22.41	87.10
6.01-6.50%	364	191,179,698	39.19	6.365	729	525,219	71.89	78.34	18.17	79.44
6.51-7.00%	376	162,822,206	33.37	6.778	724	433,038	75.61	82.27	13.11	66.13
7.01-7.50%	154	60,984,188	12.50	7.286	713	396,001	78.56	84.18	6.69	59.40
7.51-8.00%	76	24,368,382	4.99	7.766	696	320,637	78.98	86.06	7.56	53.76
8.01-8.50%	24	9,961,604	2.04	8.249	713	415,067	78.30	82.40	3.28	44.83
8.51-9.00%	3	948,600	0.19	8.872	692	316,200	93.32	93.32	17.93	33.21
9.01-9.50%	2	240,733	0.05	9.321	722	120,366	89.98	89.98	0.00	0.00
9.51-10.00%	2	649,500	0.13	9.680	762	324,750	94.39	94.39	0.00	43.88
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by FICO

FICO	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
801 - 820	20	$7,837,579	1.61%	6.675%	806	$391,879	70.53%	71.64%	31.11%	41.07%
781 - 800	64	28,865,733	5.92	6.553	789	451,027	71.64	76.91	31.73	57.78
761 - 780	120	59,421,330	12.18	6.607	771	495,178	73.43	79.81	19.73	62.43
741 - 760	140	72,336,112	14.83	6.560	750	516,687	74.05	82.31	14.63	75.58
721 - 740	166	86,565,009	17.74	6.656	729	521,476	73.49	80.54	10.50	74.83
701 - 720	189	84,365,309	17.29	6.704	710	446,377	75.48	81.72	10.31	66.64
681 - 700	221	97,515,322	19.99	6.703	690	441,246	74.74	81.07	11.57	74.96
661 - 680	77	27,935,287	5.73	7.041	671	362,796	77.58	83.40	14.61	81.49
641 - 660	54	18,782,277	3.85	7.270	653	347,820	76.57	81.37	11.24	77.23
621 - 640	12	3,320,806	0.68	6.943	628	276,734	78.85	83.92	47.25	74.03
620 & Below	4	935,332	0.19	7.317	583	233,833	80.00	86.66	44.40	88.90
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Original LTV

Original LTV	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
30.01-40.00%	9	$6,974,802	1.43%	6.435%	726	$774,978	35.14%	35.14%	18.71%	44.01%
40.01-50.00%	27	13,945,359	2.86	6.321	744	516,495	47.21	48.03	11.33	62.09
50.01-60.00%	48	29,392,362	6.02	6.503	736	612,341	56.08	59.57	21.30	67.20
60.01-70.00%	137	92,786,565	19.02	6.608	727	677,274	66.67	72.77	16.33	65.20
70.01-80.00%	719	310,028,222	63.55	6.718	721	431,194	78.66	86.69	13.44	73.40
80.01-85.00%	17	6,183,510	1.27	6.747	710	363,736	84.34	84.34	4.88	94.45
85.01-90.00%	58	15,757,901	3.23	7.210	711	271,688	89.55	89.55	7.44	58.78
90.01-95.00%	27	7,256,798	1.49	6.977	713	268,770	94.60	94.60	22.73	91.78
95.01-100.00%	25	5,554,577	1.14	7.435	740	222,183	99.84	99.84	37.35	90.53
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Original Combined LTV

Combined LTV	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
30.01-40.00%	9	$6,974,802	1.43%	6.435%	726	$774,978	35.14%	35.14%	18.71%	44.01%
40.01-50.00%	24	12,349,867	2.53	6.368	748	514,578	46.88	46.88	8.62	61.37
50.01-60.00%	46	24,036,854	4.93	6.514	738	522,540	55.74	56.10	17.73	59.90
60.01-70.00%	99	59,019,293	12.10	6.573	726	596,154	66.28	66.44	19.51	61.91
70.01-80.00%	331	171,727,454	35.20	6.731	723	518,814	75.69	77.95	13.88	58.66
80.01-85.00%	33	14,686,459	3.01	6.756	704	445,044	79.04	83.96	6.55	89.83
85.01-90.00%	206	87,249,042	17.88	6.836	717	423,539	79.95	89.47	11.96	74.78
90.01-95.00%	108	41,519,856	8.51	6.810	729	384,443	81.77	94.75	15.65	88.14
95.01-100.00%	211	70,316,470	14.41	6.610	723	333,253	80.98	99.76	16.04	98.09
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Document Type

Document Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Full/Alt	194	$71,151,445	14.58%	6.503%	732	$366,760	73.65%	80.11%	100.00%	51.73%
No Doc	68	25,950,277	5.32	6.800	729	381,622	69.53	71.77	0.00	91.20
No Ratio	101	40,936,840	8.39	6.894	719	405,315	76.64	82.31	0.00	75.27
SISA	208	95,550,176	19.58	6.660	723	459,376	75.39	82.58	0.00	82.30
SIVA	496	254,291,358	52.12	6.722	722	512,684	74.38	81.19	0.00	69.37
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Loan Purpose

Loan Purpose	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Cashout Refi	321	$156,306,797	32.04%	6.664%	719	$486,937	68.96%	72.40%	12.91%	78.71%
Purchase	524	220,577,671	45.21	6.729	729	420,950	78.51	87.27	15.03	68.38
Rate/Term Refi	222	110,995,629	22.75	6.679	721	499,980	73.90	80.20	16.04	65.28
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Occupancy Status

Occupancy Status	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Investor	319	$115,494,273	23.67%	6.905%	731	$362,051	71.97%	74.66%	25.23%	0.00%
Owner Occupied	697	346,318,403	70.98	6.620	721	496,870	75.25	83.26	10.63	100.00
Second Home	51	26,067,422	5.34	6.792	726	511,126	73.91	77.10	19.96	0.00
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Property Type

Property Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2 Family	54	$19,710,005	4.04%	6.696%	732	$365,000	73.01%	77.74%	15.04%	41.21%
3 Family	32	15,523,773	3.18	6.961	711	485,118	76.76	79.93	11.41	42.97
4 Family	20	10,122,334	2.07	6.843	713	506,117	74.74	77.82	31.41	22.94
Condo	165	59,564,913	12.21	6.789	726	360,999	77.05	81.75	21.74	49.54
PUD	85	36,845,419	7.55	7.083	716	433,476	77.70	85.33	18.46	84.81
Single Family	711	346,113,653	70.94	6.624	725	486,798	73.56	80.59	12.56	77.56
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by State

State	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
CA-S	238	$137,078,565	28.10%	6.585%	726	$575,960	71.86%	78.29%	12.87%	75.59%
CA-N	225	123,945,504	25.40	6.618	729	550,869	74.38	81.72	12.46	78.83
FL	81	36,627,377	7.51	6.786	726	452,190	73.78	78.55	15.50	48.33
NY	42	26,973,039	5.53	6.633	727	642,215	72.80	80.63	12.30	85.97
AZ	54	19,962,821	4.09	6.928	716	369,682	80.06	84.65	24.02	81.35
NV	38	17,918,674	3.67	7.018	706	471,544	75.34	79.27	4.85	65.08
WA	50	16,029,059	3.29	6.702	719	320,581	77.94	87.20	16.14	69.43
NJ	28	13,279,736	2.72	6.724	716	474,276	70.67	76.10	11.08	54.03
CO	30	11,011,833	2.26	6.709	726	367,061	77.63	83.70	17.76	78.37
MD	28	10,074,534	2.06	6.730	719	359,805	78.54	86.61	0.00	73.70
Other	253	74,978,956	15.37	6.860	719	296,360	77.12	83.24	23.18	55.79
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Zip Code

Zip Code	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
11963	2	$3,450,000	0.71%	6.424%	737	$1,725,000	61.10%	61.10%	56.52%	100.00%
33070	1	2,899,000	0.59	7.375	722	2,899,000	65.00	80.00	0.00	0.00
85262	3	2,716,250	0.56	7.153	710	905,417	76.02	76.02	0.00	100.00
92067	2	2,692,505	0.55	6.532	755	1,346,253	64.64	70.92	37.14	0.00
89134	1	2,640,000	0.54	7.125	717	2,640,000	69.47	69.47	0.00	0.00
92091	1	2,600,000	0.53	6.375	711	2,600,000	71.72	71.72	0.00	100.00
95125	4	2,571,200	0.53	6.704	755	642,800	74.70	82.88	0.00	71.41
90019	2	2,560,000	0.52	6.582	724	1,280,000	61.27	61.27	0.00	78.13
90077	1	2,500,000	0.51	6.500	693	2,500,000	35.21	35.21	0.00	100.00
32963	2	2,455,000	0.50	6.464	733	1,227,500	60.72	67.34	28.51	71.49
Other	1,048	460,796,141	94.45	6.695	724	439,691	75.01	81.67	14.65	71.50
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
301 - 360	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Amortization Type

Amortization Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
1 YEAR ARM IO	1	$160,700	0.03%	8.125%	692	$160,700	89.76%	89.76%	100.00%	100.00%
10 YEAR ARM	59	19,717,208	4.04	6.837	714	334,190	75.10	81.85	27.07	76.11
10 YEAR ARM IO	148	97,385,351	19.96	6.773	727	658,009	70.79	75.10	10.21	62.61
2 YEAR ARM	1	307,735	0.06	6.750	647	307,735	80.00	87.01	0.00	100.00
2 YEAR ARM IO	2	603,900	0.12	6.581	708	301,950	82.88	93.38	80.81	100.00
3 YEAR ARM BALLOON 40/30	2	1,031,500	0.21	7.297	682	515,750	75.62	81.25	0.00	100.00
3 YEAR ARM IO	18	7,764,977	1.59	7.017	706	431,388	80.64	86.68	0.00	78.23
5 YEAR ARM	134	40,057,007	8.21	6.648	716	298,933	76.03	84.50	21.25	60.99
5 YEAR ARM BALLOON 40/30	8	2,645,197	0.54	7.177	688	330,650	75.01	78.33	18.14	68.34
5 YEAR ARM IO	567	273,070,636	55.97	6.654	725	481,606	74.89	82.20	13.31	75.59
7 YEAR ARM	14	3,500,504	0.72	6.735	723	250,036	81.14	89.60	9.44	76.05
7 YEAR ARM BALLOON 40/30	2	540,400	0.11	7.722	649	270,200	75.70	77.07	77.72	0.00
7 YEAR ARM IO	111	41,094,983	8.42	6.650	728	370,225	75.77	80.11	22.22	65.32
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Prepayment Term (Months)

Prepayment Term (Months)	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
0	897	$426,539,217	87.43%	6.676%	725	$475,518	73.95%	80.26%	14.62%	69.88%
6	13	4,279,330	0.88	6.807	740	329,179	75.89	85.34	11.78	56.54
12	39	18,404,448	3.77	6.780	724	471,909	76.75	86.11	13.03	85.63
30	1	463,500	0.10	9.000	700	463,500	90.00	90.00	0.00	0.00
36	115	37,947,620	7.78	6.835	704	329,979	77.98	84.91	15.53	79.28
42	2	245,983	0.05	8.712	740	122,991	83.35	83.35	0.00	0.00
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Months to Rate Reset

Months To Rate Reset	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
10 & Below	1	$160,700	0.03%	8.125%	692	$160,700	89.76%	89.76%	100.00%	100.00%
21 - 30	3	911,635	0.19	6.638	687	303,878	81.91	91.23	53.53	100.00
31 - 40	20	8,796,477	1.80	7.050	703	439,824	80.05	86.04	0.00	80.79
41 - 50	1	76,030	0.02	7.620	577	76,030	80.00	100.00	100.00	100.00
51 - 60	708	315,696,810	64.71	6.658	723	445,899	75.03	82.45	14.34	73.67
71 - 80	14	6,052,017	1.24	6.535	735	432,287	77.30	84.92	51.87	62.67
81 - 90	113	39,083,870	8.01	6.691	725	345,875	76.01	80.17	17.25	65.78
111 - 120	207	117,102,559	24.00	6.784	725	565,713	71.52	76.24	13.05	64.88
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Maximum Lifetime Rate

Maximum Lifetime Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
9.50-9.99%	2	$1,102,640	0.23%	4.643%	745	$551,320	80.00%	100.00%	100.00%	100.00%
10.00-10.49%	2	1,253,135	0.26	5.065	736	626,568	76.82	100.00	0.00	100.00
10.50-10.99%	34	17,658,347	3.62	5.789	726	519,363	71.97	81.46	21.56	94.87
11.00-11.49%	252	137,362,494	28.15	6.261	733	545,089	71.43	78.04	20.52	78.29
11.50-11.99%	406	196,034,247	40.18	6.674	726	482,843	73.88	79.91	12.67	69.66
12.00-12.49%	150	60,328,685	12.37	7.108	719	402,191	77.81	83.25	7.44	59.38
12.50-12.99%	135	45,327,921	9.29	7.311	700	335,762	78.67	86.23	12.49	71.80
13.00-13.49%	52	18,809,250	3.86	7.640	719	361,716	77.92	85.55	12.65	60.21
13.50-13.99%	24	7,749,045	1.59	7.875	695	322,877	80.42	85.40	6.74	35.14
14.00-14.49%	6	1,356,933	0.28	8.666	702	226,155	86.34	89.92	11.84	11.84
14.50% & Above	4	897,400	0.18	9.354	737	224,350	92.35	93.82	0.00	59.38
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Minimum Lifetime Rate

Minimum Lifetime Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00-2.49%	511	$228,826,530	46.90%	6.672%	725	$447,801	75.38%	83.76%	14.02%	82.25%
2.50-2.99%	525	249,255,083	51.09	6.672	722	474,772	73.02	77.98	15.38	60.36
3.00-3.49%	17	6,371,750	1.31	7.710	732	374,809	87.96	87.96	11.63	91.03
3.50-3.99%	5	1,331,133	0.27	8.454	724	266,227	93.04	93.04	0.00	54.87
4.00-4.49%	3	753,000	0.15	9.621	755	251,000	93.78	93.78	0.00	37.85
6.00-6.49%	1	342,400	0.07	6.125	686	342,400	80.00	100.00	0.00	100.00
6.50-6.99%	1	160,000	0.03	6.750	627	160,000	44.44	44.44	0.00	100.00
7.00% & Above	4	840,202	0.17	7.948	669	210,050	72.12	79.47	0.00	38.31
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Margin

Margin	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00-2.49%	515	$230,972,780	47.34%	6.685%	725	$448,491	75.37%	83.73%	13.89%	82.38%
2.50-2.99%	529	250,487,034	51.34	6.677	722	473,510	73.00	77.93	15.30	60.39
3.00-3.49%	14	4,153,750	0.85	7.440	731	296,696	95.20	95.20	17.84	86.24
3.50-3.99%	5	1,331,133	0.27	8.454	724	266,227	93.04	93.04	0.00	54.87
4.00-4.49%	3	753,000	0.15	9.621	755	251,000	93.78	93.78	0.00	37.85
5.00-5.49%	1	182,400	0.04	6.500	685	182,400	79.30	98.00	0.00	100.00
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by First Adjustment Cap

First Adjustment Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00 & Below%	2	$343,100	0.07%	7.261%	688	$171,550	84.20%	94.14%	46.84%	100.00%
2.51-3.00%	4	1,037,532	0.21	6.682	691	259,383	81.07	89.26	47.03	100.00
4.51-5.00%	969	458,600,847	94.00	6.683	724	473,272	74.25	80.54	14.00	70.83
5.51-6.00%	92	27,898,618	5.72	6.909	716	303,246	76.52	86.21	22.51	72.11
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Periodic Cap

Periodic Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
1.00-1.49%	356	$146,590,794	30.05%	7.033%	714	$411,772	77.73%	84.79%	9.18%	79.95%
2.00-2.49%	711	341,289,302	69.95	6.552	728	480,013	72.97	79.22	16.91	67.13
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Periodic Lifetime Cap

Periodic Lifetime Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
4.51-5.00%	951	$450,112,667	92.26%	6.676%	725	$473,305	74.14%	80.44%	14.27%	70.65%
5.51-6.00%	116	37,767,429	7.74	6.941	712	325,581	77.53	86.31	18.35	74.92
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Interest Only Loans

Distribution by Interest Only Loans	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
N	220	$67,799,551	13.90%	6.747%	714	$308,180	76.00%	83.66%	22.24%	66.74%
Y	847	420,080,546	86.10	6.689	725	495,963	74.15	80.45	13.35	71.67
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Distribution by Interest Only Term

Distribution by Interest Only Term	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
0	220	$67,799,551	13.90%	6.747%	714	$308,180	76.00%	83.66%	22.24%	66.74%
60	129	74,045,994	15.18	6.429	732	574,000	72.34	78.73	15.87	71.70
84	59	21,857,551	4.48	6.535	732	370,467	74.76	78.78	34.56	66.84
120	659	324,177,001	66.45	6.758	723	491,923	74.52	80.96	11.34	71.99
Total:	1,067	$487,880,097	100.00%	6.697%	724	$457,245	74.40%	80.90%	14.58%	70.98%

Schedule A-1 – Structural and Collateral Term Sheet

Selected Mortgage Loan Data(1)

The Mortgage Loans – Loan Group I

Scheduled Principal Balance:	$165,797,207
Number of Mortgage Loans:	398
Average Scheduled Balance:	$416,576
Percentage of Interest Only Loans:	84.63%
Weighted Average Gross Coupon:	6.734%
Weighted Average Net Coupon:(2)	6.461%
Non-Zero Weighted Average FICO Score:	724
Weighted Average Original LTV Ratio:	79.79%
Weighted Average Combined Original LTV Ratio:	88.86%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll:	72
Weighted Average Gross Margin:	2.54%
Weighted Average Initial Cap:	5.06%
Weighted Average Periodic Cap:	1.69%
Weighted Average Gross Maximum Lifetime Rate:	11.82%
Percentage of Mortgage Loans with Silent Seconds:	52.09%
Non-Zero Weighted Average Debt-to-Income Ratio:	42.79%
Percentage of Loans with Mortgage Insurance:	17.89%
(1)	All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(2)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

Distribution by Current Principal Balance

Current Principal Balance	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
$50,001 - $75,000	3	$191,272	0.12%	7.685%	750	$63,757	90.00%	90.00%	0.00%	0.00%
$75,001 - $100,000	5	423,774	0.26	7.072	677	84,755	87.98	96.02	37.96	60.24
$100,001 - $125,000	16	1,826,124	1.10	7.192	714	114,133	85.70	88.25	24.59	43.53
$125,001 - $150,000	17	2,364,741	1.43	7.088	718	139,102	83.61	90.53	29.16	47.34
$150,001 - $200,000	30	5,183,180	3.13	6.850	715	172,773	81.46	89.66	19.46	64.20
$200,001 - $250,000	35	8,072,883	4.87	7.016	716	230,654	85.83	95.87	11.80	77.36
$250,001 - $300,000	26	7,073,864	4.27	7.098	718	272,072	87.64	93.93	14.42	84.54
$300,001 - $350,000	23	7,422,572	4.48	6.927	709	322,721	84.33	94.29	8.29	78.32
$350,001 - $400,000	23	8,569,517	5.17	6.990	709	372,588	84.39	93.44	21.96	83.16
$400,001 - $450,000	41	17,551,620	10.59	6.654	723	428,088	80.36	90.09	7.32	80.71
$450,001 - $500,000	51	24,212,144	14.60	6.722	725	474,748	80.07	87.94	19.71	74.49
$500,001 - $550,000	44	23,048,569	13.90	6.747	725	523,831	78.56	87.81	8.92	77.44
$550,001 - $600,000	22	12,805,522	7.72	6.669	736	582,069	79.20	90.30	4.39	82.03
$600,001 - $650,000	29	18,286,916	11.03	6.550	727	630,583	78.56	89.45	6.81	89.64
$650,001 - $700,000	4	2,695,039	1.63	5.953	751	673,760	78.79	92.58	75.85	100.00
$700,001 - $750,000	8	5,855,818	3.53	6.655	708	731,977	78.13	87.75	25.21	100.00
$750,001 - $800,000	3	2,364,000	1.43	6.709	727	788,000	74.26	80.13	32.99	33.84
$800,001 - $850,000	4	3,299,000	1.99	6.640	731	824,750	77.22	88.38	0.00	100.00
$850,001 - $900,000	6	5,226,559	3.15	6.704	722	871,093	76.86	84.87	16.84	67.13
$900,001 - $950,000	2	1,843,925	1.11	6.749	778	921,963	77.49	80.97	0.00	49.89
$950,001 - $1,000,000	2	2,000,000	1.21	6.125	761	1,000,000	72.04	97.50	50.00	100.00
$1,000,001 & Above	4	5,480,167	3.31	6.507	738	1,370,042	61.45	61.45	0.00	56.93
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Current Rate

Current Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
4.50% & Below	1	$682,640	0.41%	4.500%	777	$682,640	80.00%	100.00%	100.00%	100.00%
4.51-5.00%	2	1,023,135	0.62	4.949	714	511,568	80.00	100.00	41.05	100.00
5.01-5.50%	1	650,000	0.39	5.125	742	650,000	73.86	100.00	0.00	100.00
5.51-6.00%	21	10,428,236	6.29	5.875	737	496,583	74.32	90.07	12.88	100.00
6.01-6.50%	123	56,870,997	34.30	6.375	730	462,366	78.16	87.76	21.21	86.21
6.51-7.00%	138	59,621,390	35.96	6.799	726	432,039	79.26	87.99	10.20	72.44
7.01-7.50%	72	25,014,580	15.09	7.302	712	347,425	84.53	90.26	6.98	69.20
7.51-8.00%	26	7,952,593	4.80	7.790	697	305,869	82.36	91.53	6.83	75.55
8.01-8.50%	8	1,884,904	1.14	8.345	699	235,613	92.29	94.87	0.00	47.23
8.51-9.00%	2	778,500	0.47	8.899	702	389,250	94.05	94.05	0.00	40.46
9.01-9.50%	2	240,733	0.15	9.321	722	120,366	89.98	89.98	0.00	0.00
9.51-10.00%	2	649,500	0.39	9.680	762	324,750	94.39	94.39	0.00	43.88
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by FICO

FICO	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
801 - 820	5	$1,723,673	1.04%	6.839%	807	$344,735	79.47%	80.43%	24.33%	9.68%
781 - 800	17	7,315,922	4.41	6.610	789	430,348	76.46	85.47	32.93	70.77
761 - 780	44	22,009,196	13.27	6.561	772	500,209	79.36	89.08	16.71	78.51
741 - 760	57	24,720,909	14.91	6.592	751	433,700	79.88	91.35	12.28	83.84
721 - 740	73	31,806,032	19.18	6.689	729	435,699	79.02	88.26	5.53	83.66
701 - 720	75	30,904,179	18.64	6.762	710	412,056	78.86	86.10	14.08	72.47
681 - 700	87	33,910,331	20.45	6.823	691	389,774	81.48	90.89	8.33	76.98
661 - 680	23	7,939,111	4.79	7.126	672	345,179	81.78	89.12	28.48	82.92
641 - 660	10	3,334,313	2.01	7.106	651	333,431	79.84	88.11	29.51	89.47
621 - 640	5	1,537,511	0.93	7.107	628	307,502	87.72	96.96	70.21	77.21
620 & Below	2	596,030	0.36	7.733	615	298,015	80.00	82.55	12.76	100.00
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Original LTV

Original LTV	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
30.01-40.00%	1	$169,835	0.10%	6.125%	709	$169,835	36.56%	36.56%	100.00%	100.00%
40.01-50.00%	3	1,767,000	1.07	6.229	765	589,000	48.20	48.20	6.56	63.38
50.01-60.00%	4	3,329,769	2.01	6.358	732	832,442	56.16	56.16	0.00	95.95
60.01-70.00%	21	13,503,507	8.14	6.526	728	643,024	67.15	75.96	17.08	48.75
70.01-80.00%	259	115,147,662	69.45	6.673	726	444,586	79.39	91.41	15.60	81.99
80.01-85.00%	16	5,881,760	3.55	6.747	708	367,610	84.30	84.30	0.00	94.17
85.01-90.00%	53	14,981,809	9.04	7.165	713	282,676	89.53	89.53	2.64	59.43
90.01-95.00%	23	6,686,698	4.03	6.972	712	290,726	94.59	94.59	16.14	91.08
95.01-100.00%	18	4,329,167	2.61	7.641	742	240,509	100.00	100.00	19.61	87.84
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Combined LTV

Combined LTV	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
30.01-40.00%	1	$169,835	0.10%	6.125%	709	$169,835	36.56%	36.56%	100.00%	100.00%
40.01-50.00%	3	1,767,000	1.07	6.229	765	589,000	48.20	48.20	6.56	63.38
50.01-60.00%	4	3,329,769	2.01	6.358	732	832,442	56.16	56.16	0.00	95.95
60.01-70.00%	14	9,068,867	5.47	6.598	726	647,776	67.07	67.07	25.44	23.69
70.01-80.00%	71	33,220,718	20.04	6.785	727	467,897	78.80	78.80	20.10	50.16
80.01-85.00%	17	6,351,360	3.83	6.673	707	373,609	83.99	84.30	7.39	94.60
85.01-90.00%	87	32,854,922	19.82	7.015	716	377,643	83.53	89.57	7.81	73.11
90.01-95.00%	63	27,415,155	16.54	6.731	728	435,161	82.49	94.71	9.95	93.69
95.01-100.00%	138	51,619,582	31.13	6.598	726	374,055	81.08	99.83	15.20	98.41
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Document Type

Document Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Full/Alt	60	$22,877,110	13.80%	6.475%	724	$381,285	78.80%	87.30%	100.00%	61.64%
No Doc	28	9,692,895	5.85	7.041	724	346,175	84.58	84.88	0.00	92.35
No Ratio	70	26,466,403	15.96	7.036	717	378,091	82.20	89.23	0.00	73.73
SISA	73	28,457,707	17.16	6.729	721	389,832	80.50	88.54	0.00	82.09
SIVA	167	78,303,091	47.23	6.670	728	468,881	78.42	89.80	0.00	81.58
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Loan Purpose

Loan Purpose	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Cashout Refi	78	$36,325,100	21.91%	6.693%	715	$465,706	75.52%	80.21%	11.34%	85.16%
Purchase	241	92,391,414	55.73	6.747	729	383,367	81.71	92.76	11.17	78.35
Rate/Term Refi	79	37,080,694	22.37	6.740	722	469,376	79.21	87.61	22.76	71.42
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Occupancy Status

Occupancy Status	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Investor	83	$30,231,610	18.23%	6.978%	728	$364,236	76.94%	78.23%	25.59%	0.00%
Owner Occupied	298	129,808,321	78.29	6.665	723	435,598	80.22	91.40	10.86	100.00
Second Home	17	5,757,275	3.47	7.005	727	338,663	85.02	87.43	18.06	0.00
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Property Type

Property Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2 Family	15	$6,191,815	3.73%	6.572%	741	$412,788	79.62%	84.96%	13.09%	46.55%
3 Family	10	4,566,020	2.75	7.101	705	456,602	81.03	83.11	10.23	20.67
4 Family	6	2,440,046	1.47	7.061	701	406,674	85.85	91.82	29.84	56.47
Condo	67	22,932,343	13.83	6.840	725	342,274	79.04	85.76	18.65	53.89
PUD	29	12,617,004	7.61	7.098	717	435,069	80.43	90.32	22.34	84.39
Single Family	271	117,049,979	70.60	6.661	725	431,919	79.71	89.68	11.77	86.80
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by State

State	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
CA-N	122	$62,594,896	37.75%	6.596%	727	$513,073	77.66%	88.92%	10.18%	83.41%
CA-S	110	55,381,898	33.40	6.618	726	503,472	77.56	87.73	17.01	81.63
FL	28	8,833,579	5.33	7.023	721	315,485	81.40	85.99	29.23	41.39
AZ	20	5,044,306	3.04	7.470	699	252,215	90.86	95.60	6.52	87.31
CO	15	4,922,088	2.97	6.777	735	328,139	84.67	94.38	12.49	87.52
NY	9	3,593,619	2.17	6.413	739	399,291	85.30	91.98	19.00	83.04
WA	9	2,742,438	1.65	6.747	702	304,715	80.57	88.68	31.96	74.72
NV	9	2,696,414	1.63	6.972	709	299,602	83.71	89.37	9.33	84.28
MA	7	2,470,638	1.49	7.462	727	352,948	83.29	87.94	0.00	88.68
NJ	7	2,228,783	1.34	7.150	701	318,398	84.89	87.12	0.00	47.13
Other	62	15,288,547	9.22	7.146	721	246,589	87.05	89.97	11.42	61.94
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Zip Code

Zip Code	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
90019	1	$2,000,000	1.21%	6.500%	724	$2,000,000	58.82%	58.82%	0.00%	100.00%
95008	3	1,758,520	1.06	7.001	749	586,173	79.69	91.48	0.00	100.00
94566	2	1,578,000	0.95	6.032	717	789,000	78.53	97.06	43.60	100.00
92336	3	1,432,607	0.86	6.263	713	477,536	80.00	100.00	0.00	100.00
93955	2	1,318,000	0.79	6.500	714	659,000	77.93	89.89	0.00	100.00
33404	2	1,280,500	0.77	6.674	736	640,250	66.95	66.95	60.91	0.00
94611	2	1,275,000	0.77	6.629	670	637,500	78.73	94.92	0.00	100.00
95391	2	1,273,599	0.77	6.736	727	636,799	80.00	83.77	52.89	100.00
95125	2	1,271,200	0.77	6.897	737	635,600	80.00	96.54	0.00	100.00
94024	1	1,210,167	0.73	6.875	682	1,210,167	68.76	68.76	0.00	0.00
Other	378	151,399,615	91.32	6.746	725	400,528	80.30	89.30	13.70	77.87
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
301 - 360	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Amortization Type

Amortization Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2 YEAR ARM IO	2	$603,900	0.36%	6.581%	708	$301,950	82.88%	93.38%	80.81%	100.00%
3 YEAR ARM IO	6	2,725,300	1.64	7.060	732	454,217	86.16	92.20	0.00	100.00
5 YEAR ARM	52	15,675,231	9.45	6.654	720	301,447	82.11	92.03	15.58	76.78
5 YEAR ARM BALLOON 40/30	2	973,797	0.59	6.942	700	486,898	83.23	83.23	49.27	100.00
5 YEAR ARM IO	220	99,598,882	60.07	6.710	724	452,722	79.49	90.30	11.97	83.66
7 YEAR ARM	4	1,043,380	0.63	7.083	706	260,845	87.70	90.53	14.86	85.14
7 YEAR ARM IO	32	11,422,915	6.89	6.566	746	356,966	79.22	86.01	30.99	69.16
10 YEAR ARM	30	7,797,876	4.70	6.952	715	259,929	83.39	90.32	8.74	76.90
10 YEAR ARM IO	50	25,955,926	15.66	6.829	722	519,119	77.52	81.91	12.21	59.17
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Prepayment Term Months

Prepayment Term Months	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
0	338	$142,563,230	85.99%	6.696%	725	$421,785	79.52%	88.24%	13.60%	77.14%
6	6	2,383,500	1.44	6.697	741	397,250	78.98	93.83	21.15	79.55
12	19	9,317,450	5.62	6.884	730	490,392	80.07	91.87	10.38	90.29
30	1	463,500	0.28	9.000	700	463,500	90.00	90.00	0.00	0.00
36	33	10,932,294	6.59	6.982	710	331,282	82.75	93.26	18.46	87.16
42	1	137,233	0.08	9.375	730	137,233	89.97	89.97	0.00	0.00
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Months to Rate Reset

Months To Rate Reset	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
21 - 30	2	$603,900	0.36%	6.581%	708	$301,950	82.88%	93.38%	80.81%	100.00%
31 - 40	6	2,725,300	1.64	7.060	732	454,217	86.16	92.20	0.00	100.00
41 - 50	1	76,030	0.05	7.620	577	76,030	80.00	100.00	100.00	100.00
51 - 60	273	116,171,881	70.07	6.704	724	425,538	79.88	90.47	12.71	82.86
71 - 80	7	2,507,631	1.51	6.534	745	358,233	84.33	91.67	80.86	54.23
81 - 90	29	9,958,663	6.01	6.629	742	343,402	78.82	85.06	16.74	74.60
111 - 120	80	33,753,802	20.36	6.857	720	421,923	78.87	83.85	11.41	63.26
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Maximum Lifetime Rate

Maximum Lifetime Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
9.50-9.99%	2	$1,102,640	0.67%	4.643%	745	$551,320	80.00%	100.00%	100.00%	100.00%
10.00-10.49%	2	1,253,135	0.76	5.065	736	626,568	76.82	100.00	0.00	100.00
10.50-10.99%	13	6,250,682	3.77	5.791	723	480,822	75.20	93.28	21.48	100.00
11.00-11.49%	82	37,248,514	22.47	6.265	731	454,250	77.72	87.83	13.79	85.74
11.50-11.99%	147	68,289,430	41.19	6.693	728	464,554	78.57	86.81	13.71	75.64
12.00-12.49%	63	22,274,642	13.43	7.116	720	353,566	83.76	89.32	10.26	70.77
12.50-12.99%	58	20,211,249	12.19	7.298	708	348,470	81.49	92.04	13.89	77.49
13.00-13.49%	17	5,425,599	3.27	7.508	714	319,153	86.20	96.26	14.07	78.81
13.50-13.99%	8	2,271,684	1.37	7.878	700	283,960	87.29	90.92	3.35	66.43
14.00-14.49%	3	704,233	0.42	9.110	707	234,744	89.99	89.99	0.00	0.00
14.50% & Above	3	765,400	0.46	9.501	755	255,133	94.48	94.48	0.00	52.38
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Minimum Lifetime Rate

Minimum Lifetime Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00-2.49%	184	$77,323,130	46.64%	6.698%	724	$420,234	80.15%	92.38%	12.58%	88.70%
2.50-2.99%	193	82,471,194	49.74	6.679	724	427,312	78.40	85.16	15.33	68.95
3.00-3.49%	13	3,918,750	2.36	7.459	727	301,442	94.91	94.91	12.91	85.42
3.50-3.99%	5	1,331,133	0.80	8.454	724	266,227	93.04	93.04	0.00	54.87
4.00-4.49%	3	753,000	0.45	9.621	755	251,000	93.78	93.78	0.00	37.85
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Margin

Margin	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00-2.49%	185	$77,683,130	46.85%	6.703%	724	$419,909	80.15%	92.42%	12.52%	88.75%
2.50-2.99%	192	82,111,194	49.53	6.674	724	427,662	78.39	85.09	15.40	68.81
3.00-3.49%	13	3,918,750	2.36	7.459	727	301,442	94.91	94.91	12.91	85.42
3.50-3.99%	5	1,331,133	0.80	8.454	724	266,227	93.04	93.04	0.00	54.87
4.00-4.49%	3	753,000	0.45	9.621	755	251,000	93.78	93.78	0.00	37.85
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by First Adjustment Cap

First Adjustment Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.51-3.00%	2	$603,900	0.36%	6.581%	708	$301,950	82.88%	93.38%	80.81%	100.00%
4.51-5.00%	366	154,656,106	93.28	6.726	725	422,558	79.75	88.42	12.44	77.54
5.51-6.00%	30	10,537,201	6.36	6.863	721	351,240	80.16	95.07	29.89	88.14
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Periodic Cap

Periodic Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
1.00-1.49%	128	$51,743,376	31.21%	7.083%	722	$404,245	81.18%	90.93%	7.63%	84.87%
2.00-2.49%	270	114,053,831	68.79	6.575	726	422,422	79.16	87.92	16.60	75.31
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Periodic Lifetime Cap

Periodic Lifetime Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
4.51-5.00%	360	$151,930,806	91.64%	6.720%	725	$422,030	79.64%	88.35%	12.66%	77.14%
5.51-6.00%	38	13,866,401	8.36	6.889	723	364,905	81.46	94.43	26.23	90.99
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Interest Only Loans

Distribution by Interest Only Loans	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
N	88	$25,490,284	15.37%	6.773%	717	$289,662	82.77%	91.11%	14.75%	78.05%
Y	310	140,306,923	84.63	6.726	726	452,603	79.25	88.45	13.63	78.34
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Distribution by Interest Only Term

Distribution by Interest Only Term	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
0	88	$25,490,284	15.37%	6.773%	717	$289,662	82.77%	91.11%	14.75%	78.05%
60	51	25,503,896	15.38	6.379	731	500,076	77.91	89.31	20.25	73.57
84	19	6,795,767	4.10	6.455	753	357,672	77.70	81.96	52.09	62.83
120	240	108,007,260	65.14	6.826	723	450,030	79.66	88.66	9.64	80.44
Total:	398	$165,797,207	100.00%	6.734%	724	$416,576	79.79%	88.86%	13.80%	78.29%

Schedule A-1 – Structural and Collateral Term Sheet
Selected Mortgage Loan Data(1)

The Mortgage Loans – Loan Group 2

Scheduled Principal Balance:	$322,082,890
Number of Mortgage Loans:	669
Average Scheduled Balance:	$481,439
Percentage of Interest Only Loans:	86.86%
Weighted Average Gross Coupon:	6.678%
Weighted Average Net Coupon: (2)	6.427%
Non-Zero Weighted Average FICO Score:	723
Weighted Average Original LTV Ratio:	71.63%
Weighted Average Combined Original LTV Ratio:	76.80%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll:	76
Weighted Average Gross Margin:	2.51%
Weighted Average Initial Cap:	5.05%
Weighted Average Periodic Cap:	1.71%
Weighted Average Gross Maximum Lifetime Rate:	11.75%
Percentage of Mortgage Loans with Silent Seconds:	39.42%
Non-Zero Weighted Average Debt-to-Income Ratio:	35.90%
Percentage of Loans with Mortgage Insurance:	0.59%
(1)	All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(2)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

Distribution by Current Principal Balance

Current Principal Balance	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
$50,000 & Below	1	$45,561	0.01%	6.750%	672	$45,561	80.00%	80.00%	100.00%	0.00%
$50,001 - $75,000	6	399,850	0.12	7.074	728	66,642	69.22	69.22	32.50	16.24
$75,001 - $100,000	14	1,210,244	0.38	7.020	732	86,446	82.58	90.25	65.46	30.13
$100,001 - $125,000	26	2,953,883	0.92	6.978	725	113,611	75.87	84.60	49.09	27.05
$125,001 - $150,000	49	6,825,610	2.12	6.921	713	139,298	75.66	82.78	34.54	53.39
$150,001 - $200,000	71	12,532,098	3.89	6.946	710	176,508	74.07	79.58	30.77	41.08
$200,001 - $250,000	49	11,118,318	3.45	6.723	721	226,904	73.17	80.24	20.79	54.39
$250,001 - $300,000	35	9,836,420	3.05	6.678	709	281,041	75.54	81.15	20.44	68.74
$300,001 - $350,000	40	12,928,678	4.01	6.680	707	323,217	72.61	80.59	22.12	64.99
$350,001 - $400,000	16	5,899,484	1.83	7.065	695	368,718	77.49	88.03	12.07	69.21
$400,001 - $450,000	44	19,047,754	5.91	6.668	720	432,904	74.10	77.62	9.10	59.18
$450,001 - $500,000	62	29,460,692	9.15	6.662	720	475,172	74.65	78.91	9.71	64.34
$500,001 - $550,000	42	22,141,174	6.87	6.660	714	527,171	73.71	78.38	11.98	49.87
$550,001 - $600,000	46	26,451,042	8.21	6.784	725	575,023	73.90	79.47	12.97	71.63
$600,001 - $650,000	35	22,110,346	6.86	6.736	742	631,724	74.69	78.81	8.62	68.57
$650,001 - $700,000	18	12,159,642	3.78	6.581	728	675,536	70.06	74.68	33.39	71.94
$700,001 - $750,000	18	13,113,816	4.07	6.555	739	728,545	76.19	79.93	5.41	66.94
$750,001 - $800,000	16	12,429,321	3.86	6.422	736	776,833	72.74	75.63	12.48	81.32
$800,001 - $850,000	12	9,898,743	3.07	6.559	732	824,895	76.41	80.17	8.54	74.97
$850,001 - $900,000	8	7,054,010	2.19	6.563	711	881,751	68.61	71.72	0.00	75.17
$900,001 - $950,000	12	11,201,275	3.48	6.706	716	933,440	71.63	74.76	0.00	75.27
$950,001 - $1,000,000	14	13,872,747	4.31	6.732	731	990,911	69.75	76.31	21.43	71.45
$1,000,001 & Above	35	59,392,182	18.44	6.585	727	1,696,919	62.36	68.29	15.19	79.33
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Current Rate

Current Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
5.01-5.50%	1	$723,061	0.22%	5.500%	699	$723,061	80.00%	80.00%	0.00%	100.00%
5.51-6.00%	40	23,218,113	7.21	5.912	732	580,453	67.19	70.59	26.69	81.30
6.01-6.50%	241	134,308,701	41.70	6.361	729	557,298	69.24	74.36	16.89	76.57
6.51-7.00%	238	103,200,816	32.04	6.766	723	433,617	73.50	78.96	14.79	62.48
7.01-7.50%	82	35,969,607	11.17	7.276	713	438,654	74.42	79.96	6.49	52.59
7.51-8.00%	50	16,415,790	5.10	7.755	695	328,316	77.34	83.42	7.92	43.20
8.01-8.50%	16	8,076,700	2.51	8.227	716	504,794	75.04	79.49	4.05	44.27
8.51-9.00%	1	170,100	0.05	8.750	648	170,100	90.00	90.00	100.00	0.00
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by FICO

FICO	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
801 - 820	15	$6,113,906	1.90%	6.628%	806	$407,594	68.01%	69.17%	33.03%	49.92%
781 - 800	47	21,549,811	6.69	6.534	789	458,507	70.01	74.00	31.32	53.37
761 - 780	76	37,412,134	11.62	6.634	770	492,265	69.94	74.36	21.51	52.97
741 - 760	83	47,615,203	14.78	6.544	750	573,677	71.02	77.62	15.85	71.29
721 - 740	93	54,758,977	17.00	6.636	729	588,806	70.27	76.06	13.38	69.70
701 - 720	114	53,461,131	16.60	6.671	709	468,957	73.52	79.19	8.14	63.26
681 - 700	134	63,604,992	19.75	6.639	690	474,664	71.15	75.84	13.29	73.88
661 - 680	54	19,996,176	6.21	7.008	670	370,300	75.91	81.12	9.11	80.92
641 - 660	44	15,447,963	4.80	7.305	654	351,090	75.87	79.91	7.30	74.58
621 - 640	7	1,783,295	0.55	6.802	628	254,756	71.19	72.68	27.45	71.29
620 & Below	2	339,303	0.11	6.587	528	169,651	80.00	93.88	100.00	69.40
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Original LTV

Original LTV	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
30.01-40.00%	8	$6,804,967	2.11%	6.443%	726	$850,621	35.11%	35.11%	16.68%	42.62%
40.01-50.00%	24	12,178,359	3.78	6.334	741	507,432	47.07	48.01	12.03	61.90
50.01-60.00%	44	26,062,593	8.09	6.521	737	592,332	56.07	60.00	24.02	63.53
60.01-70.00%	116	79,283,058	24.62	6.622	727	683,475	66.59	72.23	16.20	68.00
70.01-80.00%	460	194,880,560	60.51	6.744	719	423,653	78.23	83.90	12.16	68.32
80.01-85.00%	1	301,750	0.09	6.750	744	301,750	85.00	85.00	100.00	100.00
85.01-90.00%	5	776,092	0.24	8.069	671	155,218	89.95	89.95	100.00	46.21
90.01-95.00%	4	570,100	0.18	7.041	727	142,525	94.71	94.71	100.00	100.00
95.01-100.00%	7	1,225,409	0.38	6.708	732	175,058	99.29	99.29	100.00	100.00
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Combined LTV

Combined LTV	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
30.01-40.00%	8	$6,804,967	2.11%	6.443%	726	$850,621	35.11%	35.11%	16.68%	42.62%
40.01-50.00%	21	10,582,867	3.29	6.391	746	503,946	46.66	46.66	8.96	61.03
50.01-60.00%	42	20,707,086	6.43	6.540	739	493,026	55.68	56.08	20.58	54.10
60.01-70.00%	85	49,950,426	15.51	6.568	726	587,652	66.13	66.32	18.43	68.85
70.01-80.00%	260	138,506,736	43.00	6.719	722	532,718	74.94	77.75	12.39	60.70
80.01-85.00%	16	8,335,100	2.59	6.820	702	520,944	75.27	83.70	5.91	86.20
85.01-90.00%	119	54,394,120	16.89	6.729	717	457,093	77.79	89.41	14.47	75.79
90.01-95.00%	45	14,104,701	4.38	6.962	732	313,438	80.36	94.83	26.73	77.34
95.01-100.00%	73	18,696,888	5.80	6.641	715	256,122	80.71	99.55	18.35	97.19
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Document Type

Document Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Full/Alt	134	$48,274,335	14.99%	6.516%	735	$360,256	71.22%	76.70%	100.00%	47.04%
No Doc	40	16,257,381	5.05	6.657	732	406,435	60.56	63.95	0.00	90.52
No Ratio	31	14,470,437	4.49	6.635	722	466,788	66.47	69.65	0.00	78.08
SISA	135	67,092,469	20.83	6.630	725	496,981	73.22	80.05	0.00	82.39
SIVA	329	175,988,267	54.64	6.746	719	534,919	72.58	77.36	0.00	63.93
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Loan Purpose

Loan Purpose	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Cashout Refi	243	$119,981,697	37.25%	6.656%	720	$493,752	66.98%	70.03%	13.39%	76.76%
Purchase	283	128,186,257	39.80	6.715	728	452,955	76.21	83.32	17.82	61.20
Rate/Term Refi	143	73,914,935	22.95	6.648	720	516,888	71.24	76.48	12.67	62.19
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Occupancy Status

Occupancy Status	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Investor	236	$85,262,662	26.47%	6.879%	732	$361,282	70.21%	73.40%	25.10%	0.00%
Owner Occupied	399	216,510,081	67.22	6.593	720	542,632	72.27	78.38	10.49	100.00
Second Home	34	20,310,146	6.31	6.732	726	597,357	70.76	74.17	20.50	0.00
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Property Type

Property Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2 Family	39	$13,518,191	4.20%	6.753%	728	$346,620	69.98%	74.43%	15.94%	38.77%
3 Family	22	10,957,753	3.40	6.902	713	498,080	74.98	78.60	11.90	52.26
4 Family	14	7,682,287	2.39	6.774	716	548,735	71.21	73.38	31.91	12.29
Condo	98	36,632,569	11.37	6.756	727	373,802	75.80	79.23	23.67	46.81
PUD	56	24,228,415	7.52	7.075	715	432,650	76.28	82.73	16.44	85.03
Single Family	440	229,063,674	71.12	6.605	724	520,599	70.42	75.95	12.97	72.84
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by State

State	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
CA-S	128	$81,696,667	25.37%	6.562%	726	$638,255	68.00%	71.90%	10.07%	71.50%
CA-N	103	61,350,607	19.05	6.640	730	595,637	71.04	74.38	14.79	74.16
FL	53	27,793,797	8.63	6.711	727	524,411	71.35	76.18	11.14	50.53
NY	33	23,379,420	7.26	6.667	725	708,467	70.88	78.88	11.27	86.42
NV	29	15,222,260	4.73	7.026	706	524,906	73.86	77.48	4.06	61.68
AZ	34	14,918,515	4.63	6.746	722	438,780	76.41	80.95	29.94	79.33
WA	41	13,286,622	4.13	6.693	722	324,064	77.39	86.90	12.87	68.34
NJ	21	11,050,952	3.43	6.638	719	526,236	67.81	73.87	13.32	55.43
IL	22	8,614,235	2.67	6.885	717	391,556	73.40	82.28	13.23	67.32
MD	21	8,284,482	2.57	6.630	721	394,499	76.92	85.52	0.00	78.23
Other	184	56,485,334	17.54	6.741	718	306,986	74.45	80.75	28.04	52.47
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Zip Code

Zip Code	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
11963	2	$3,450,000	1.07%	6.424%	737	$1,725,000	61.10%	61.10%	56.52%	100.00%
33070	1	2,899,000	0.90	7.375	722	2,899,000	65.00	80.00	0.00	0.00
85262	3	2,716,250	0.84	7.153	710	905,417	76.02	76.02	0.00	100.00
92067	2	2,692,505	0.84	6.532	755	1,346,253	64.64	70.92	37.14	0.00
89134	1	2,640,000	0.82	7.125	717	2,640,000	69.47	69.47	0.00	0.00
92091	1	2,600,000	0.81	6.375	711	2,600,000	71.72	71.72	0.00	100.00
90077	1	2,500,000	0.78	6.500	693	2,500,000	35.21	35.21	0.00	100.00
32963	2	2,455,000	0.76	6.464	733	1,227,500	60.72	67.34	28.51	71.49
33040	1	2,345,000	0.73	6.750	747	2,345,000	69.48	79.41	0.00	100.00
91307	2	2,100,000	0.65	6.339	754	1,050,000	67.66	67.66	0.00	100.00
Other	653	295,685,134	91.80	6.675	723	452,810	72.30	77.60	15.09	67.32
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
301 - 360	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Amortization Type

Amortization Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
1 YEAR ARM IO	1	$160,700	0.05%	8.125%	692	$160,700	89.76%	89.76%	100.00%	100.00%
2 YEAR ARM	1	307,735	0.10	6.750	647	307,735	80.00	87.01	0.00	100.00
3 YEAR ARM BALLOON 40/30	2	1,031,500	0.32	7.297	682	515,750	75.62	81.25	0.00	100.00
3 YEAR ARM IO	12	5,039,677	1.56	6.995	691	419,973	77.65	83.70	0.00	66.46
5 YEAR ARM	82	24,381,776	7.57	6.644	714	297,339	72.13	79.66	24.89	50.85
5 YEAR ARM BALLOON 40/30	6	1,671,400	0.52	7.314	681	278,567	70.22	75.48	0.00	49.90
5 YEAR ARM IO	347	173,471,753	53.86	6.622	725	499,919	72.24	77.55	14.08	70.96
7 YEAR ARM	10	2,457,124	0.76	6.587	730	245,712	78.35	89.20	7.14	72.18
7 YEAR ARM BALLOON 40/30	2	540,400	0.17	7.722	649	270,200	75.70	77.07	77.72	0.00
7 YEAR ARM IO	79	29,672,068	9.21	6.683	721	375,596	74.44	77.84	18.85	63.83
10 YEAR ARM	29	11,919,332	3.70	6.762	714	411,011	69.68	76.32	39.05	75.60
10 YEAR ARM IO	98	71,429,425	22.18	6.753	729	728,872	68.35	72.63	9.48	63.86
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Prepayment Term Months

Prepayment Term Months	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
0	559	$283,975,987	88.17%	6.666%	725	$508,007	71.15%	76.25%	15.13%	66.23%
6	7	1,895,830	0.59	6.945	739	270,833	72.01	74.67	0.00	27.62
12	20	9,086,998	2.82	6.673	718	454,350	73.35	80.20	15.75	80.85
36	82	27,015,325	8.39	6.776	702	329,455	76.05	81.53	14.34	76.09
42	1	108,750	0.03	7.875	752	108,750	75.00	75.00	0.00	0.00
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Months to Rate Reset

Months To Rate Reset	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
10 & Below	1	$160,700	0.05%	8.125%	692	$160,700	89.76%	89.76%	100.00%	100.00%
21 - 30	1	307,735	0.10	6.750	647	307,735	80.00	87.01	0.00	100.00
31 - 40	14	6,071,177	1.88	7.046	690	433,655	77.31	83.28	0.00	72.16
51 - 60	435	199,524,929	61.95	6.631	723	458,678	72.21	77.79	15.29	68.32
71 - 80	7	3,544,385	1.10	6.535	728	506,341	72.33	80.14	31.37	68.63
81 - 90	84	29,125,207	9.04	6.712	719	346,729	75.05	78.50	17.43	62.77
111 - 120	127	83,348,757	25.88	6.754	727	656,289	68.54	73.16	13.71	65.53
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Maximum Lifetime Rate

Maximum Lifetime Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
10.50-10.99%	21	$11,407,665	3.54%	5.789%	727	$543,222	70.20%	74.99%	21.61%	92.06%
11.00-11.49%	170	100,113,980	31.08	6.260	733	588,906	69.09	74.40	23.03	75.52
11.50-11.99%	259	127,744,817	39.66	6.664	724	493,223	71.38	76.23	12.11	66.47
12.00-12.49%	87	38,054,044	11.81	7.104	719	437,403	74.34	79.70	5.79	52.71
12.50-12.99%	77	25,116,672	7.80	7.322	693	326,191	76.40	81.56	11.36	67.22
13.00-13.49%	35	13,383,651	4.16	7.694	721	382,390	74.56	81.21	12.07	52.66
13.50-13.99%	16	5,477,361	1.70	7.873	693	342,335	77.57	83.11	8.15	22.16
14.00-14.49%	3	652,700	0.20	8.187	697	217,567	82.40	89.85	24.62	24.62
14.50% & Above	1	132,000	0.04	8.500	631	132,000	80.00	90.00	0.00	100.00
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Minimum Lifetime Rate

Minimum Lifetime Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00-2.49%	327	$151,503,399	47.04%	6.659%	725	$463,313	72.95%	79.37%	14.75%	78.97%
2.50-2.99%	332	166,783,889	51.78	6.668	722	502,361	70.36	74.43	15.40	56.12
3.00-3.49%	4	2,453,000	0.76	8.111	740	613,250	76.87	76.87	9.58	100.00
6.00-6.49%	1	342,400	0.11	6.125	686	342,400	80.00	100.00	0.00	100.00
6.50-6.99%	1	160,000	0.05	6.750	627	160,000	44.44	44.44	0.00	100.00
7.00% & Above	4	840,202	0.26	7.948	669	210,050	72.12	79.47	0.00	38.31
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Margin

Margin	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00-2.49%	330	$153,289,649	47.59%	6.676%	726	$464,514	72.95%	79.33%	14.58%	79.15%
2.50-2.99%	337	168,375,840	52.28	6.679	721	499,632	70.38	74.44	15.26	56.28
3.00-3.49%	1	235,000	0.07	7.125	809	235,000	100.00	100.00	100.00	100.00
5.00-5.49%	1	182,400	0.06	6.500	685	182,400	79.30	98.00	0.00	100.00
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by First Adjustment Cap

First Adjustment Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00 & Below%	2	$343,100	0.11%	7.261%	688	$171,550	84.20%	94.14%	46.84%	100.00%
2.51-3.00%	2	433,632	0.13	6.823	667	216,816	78.55	83.52	0.00	100.00
4.51-5.00%	603	303,944,742	94.37	6.662	724	504,054	71.45	76.54	14.80	67.41
5.51-6.00%	62	17,361,416	5.39	6.937	713	280,023	74.31	80.84	18.03	62.38
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Periodic Cap

Periodic Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
1.00-1.49%	228	$94,847,419	29.45%	7.005%	710	$415,997	75.86%	81.44%	10.02%	77.26%
2.00-2.49%	441	227,235,471	70.55	6.541	729	515,273	69.86	74.86	17.06	63.03
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Periodic Lifetime Cap

Periodic Lifetime Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
4.51-5.00%	591	$298,181,862	92.58%	6.654%	725	$504,538	71.34%	76.41%	15.09%	67.35%
5.51-6.00%	78	23,901,028	7.42	6.970	706	306,423	75.25	81.60	13.77	65.60
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Interest Only Loans

Distribution by Interest Only Loans	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
N	132	$42,309,267	13.14%	6.731%	712	$320,525	71.91%	79.17%	26.75%	59.93%
Y	537	279,773,623	86.86	6.670	725	520,994	71.59	76.44	13.21	68.32
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Interest Only Term

Distribution by Interest Only Term	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
0	132	$42,309,267	13.14%	6.731%	712	$320,525	71.91%	79.17%	26.75%	59.93%
60	78	48,542,098	15.07	6.456	732	622,335	69.41	73.18	13.57	70.72
84	40	15,061,784	4.68	6.571	723	376,545	73.44	77.35	26.65	68.66
120	419	216,169,741	67.12	6.725	724	515,918	71.95	77.11	12.19	67.76
Total:	669	$322,082,890	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Schedule A-1 – Structural and Collateral Term Sheet

Selected Mortgage Loan Data(1)(2)

The Mortgage Loans – Collateral Group I

Scheduled Principal Balance:	$326,838,652
Number of Mortgage Loans: (3)	1,067
Average Scheduled Balance:	$446,196
Percentage of Interest Only Loans:	85.73%
Weighted Average Gross Coupon:	6.706%
Weighted Average Net Coupon: (4)	6.444%
Non-Zero Weighted Average FICO Score:	724
Weighted Average Original LTV Ratio:	75.77%
Weighted Average Combined Original LTV Ratio:	82.92%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll:	74
Weighted Average Gross Margin:	2.53%
Weighted Average Initial Cap:	5.05%
Weighted Average Periodic Cap:	1.70%
Weighted Average Gross Maximum Lifetime Rate:	11.78%
Percentage of Mortgage Loans with Silent Seconds:	45.85%
Non-Zero Weighted Average Debt-to-Income Ratio:	39.12%
Percentage of Loans with Mortgage Insurance:	9.37%
(1)	All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(2)
 Principal balance totals are calculated using 100% of the principal balance of each of the Group I Mortgage Loans and 50% of the principal balance of each of the Group II Mortgage Loans.  Weighted averages are calculated using 100% of the principal balance of each of the Group I Mortgage Loans and 50% of the principal balance of each of the Group II Mortgage Loans.

(3)	Number of Mortgage Loans represents the total number of the Mortgage Loans that are contributing, in whole or in part, to this Collateral Group.
(4)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

Distribution by Current Principal Balance

Current Principal Balance	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
$50,000 & Below	1	$22,780	0.01%	6.750%	672	$45,561	80.00%	80.00%	100.00%	0.00%
$50,001 - $75,000	9	391,197	0.12	7.373	739	65,199	79.38	79.38	16.61	8.30
$75,001 - $100,000	19	1,028,896	0.31	7.041	709	85,741	84.81	92.63	54.14	42.53
$100,001 - $125,000	42	3,303,066	1.01	7.097	719	113,899	81.31	86.62	35.54	36.16
$125,001 - $150,000	66	5,777,545	1.77	6.989	715	139,218	78.91	85.95	32.34	50.92
$150,001 - $200,000	101	11,449,229	3.50	6.902	712	174,797	77.42	84.15	25.65	51.55
$200,001 - $250,000	84	13,632,043	4.17	6.896	718	229,110	80.67	89.50	15.47	67.99
$250,001 - $300,000	61	11,992,074	3.67	6.926	714	275,680	82.68	88.69	16.89	78.06
$300,001 - $350,000	63	13,886,911	4.25	6.812	708	322,951	78.87	87.91	14.72	72.12
$350,001 - $400,000	39	11,519,259	3.52	7.009	705	371,589	82.62	92.05	19.42	79.59
$400,001 - $450,000	85	27,075,497	8.28	6.659	722	429,770	78.16	85.71	7.95	73.14
$450,001 - $500,000	113	38,942,491	11.91	6.699	723	474,908	78.02	84.53	15.93	70.65
$500,001 - $550,000	86	34,119,156	10.44	6.719	722	524,910	76.99	84.75	9.91	68.50
$550,001 - $600,000	68	26,031,043	7.96	6.727	730	578,468	76.51	84.80	8.75	76.74
$600,001 - $650,000	64	29,342,089	8.98	6.620	733	631,013	77.10	85.44	7.49	81.70
$650,001 - $700,000	22	8,774,860	2.68	6.388	735	674,989	72.74	80.18	46.43	80.56
$700,001 - $750,000	26	12,412,726	3.80	6.602	725	730,160	77.10	83.62	14.75	82.54
$750,001 - $800,000	19	8,578,661	2.62	6.501	734	779,878	73.16	76.87	18.13	68.24
$800,001 - $850,000	16	8,248,372	2.52	6.591	732	824,837	76.73	83.46	5.12	84.98
$850,001 - $900,000	14	8,753,564	2.68	6.647	718	875,356	73.53	79.57	10.05	70.37
$900,001 - $950,000	14	7,444,562	2.28	6.717	731	930,570	73.09	76.30	0.00	68.99
$950,001 - $1,000,000	16	8,936,374	2.73	6.596	738	992,930	70.26	81.05	27.82	77.84
$1,000,001 & Above	39	35,176,258	10.76	6.573	729	1,636,105	62.22	67.22	12.83	75.84
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Current Rate

Current Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
4.50% & Below	1	$682,640	0.21%	4.500%	777	$682,640	80.00%	100.00%	100.00%	100.00%
4.51-5.00%	2	1,023,135	0.31	4.949	714	511,568	80.00	100.00	41.05	100.00
5.01-5.50%	2	1,011,531	0.31	5.259	727	674,354	76.05	92.85	0.00	100.00
5.51-6.00%	61	22,037,292	6.74	5.894	734	537,495	70.56	79.81	20.15	90.15
6.01-6.50%	364	124,025,347	37.95	6.367	729	509,344	73.33	80.50	18.87	80.99
6.51-7.00%	376	111,221,798	34.03	6.784	725	432,770	76.59	83.80	12.33	67.82
7.01-7.50%	154	42,999,384	13.16	7.291	713	380,526	80.30	85.95	6.77	62.25
7.51-8.00%	76	16,160,488	4.94	7.772	696	316,872	79.81	87.41	7.38	59.12
8.01-8.50%	24	5,923,254	1.81	8.265	711	370,203	80.53	84.38	2.76	45.21
8.51-9.00%	3	863,550	0.26	8.884	697	345,420	93.65	93.65	9.85	36.48
9.01-9.50%	2	240,733	0.07	9.321	722	120,366	89.98	89.98	0.00	0.00
9.51-10.00%	2	649,500	0.20	9.680	762	324,750	94.39	94.39	0.00	43.88
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by FICO

FICO	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
801 - 820	20	$4,780,626	1.46%	6.704%	806	$382,450	72.14%	73.23%	29.89%	35.41%
781 - 800	64	18,090,827	5.54	6.565	789	446,687	72.62	78.64	31.97	60.40
761 - 780	120	40,715,263	12.46	6.595	771	496,528	75.03	82.31	18.91	66.78
741 - 760	140	48,528,511	14.85	6.568	750	492,675	75.54	84.61	14.03	77.68
721 - 740	166	59,185,521	18.11	6.665	729	495,276	74.97	82.62	9.16	77.20
701 - 720	189	57,634,744	17.63	6.720	710	436,627	76.38	82.90	11.32	68.20
681 - 700	221	65,712,826	20.11	6.734	691	426,707	76.48	83.61	10.73	75.48
661 - 680	77	17,937,199	5.49	7.060	671	358,744	78.51	84.66	17.68	81.81
641 - 660	54	11,058,295	3.38	7.245	653	345,572	77.07	82.38	14.00	79.07
621 - 640	12	2,429,158	0.74	6.995	628	285,783	81.65	88.05	54.52	75.04
620 & Below	4	765,681	0.23	7.479	595	255,227	80.00	85.06	32.09	93.22
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Original LTV

Original LTV	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
30.01-40.00%	9	$3,572,318	1.09%	6.427%	725	$714,464	35.17%	35.17%	20.65%	45.34%
40.01-50.00%	27	7,856,180	2.40	6.310	746	523,745	47.32	48.05	10.80	62.23
50.01-60.00%	48	16,361,065	5.01	6.488	736	629,272	56.09	59.22	19.13	70.13
60.01-70.00%	137	53,145,036	16.26	6.598	727	672,722	66.73	73.18	16.42	63.11
70.01-80.00%	719	212,587,942	65.04	6.705	723	434,740	78.86	87.97	14.02	75.72
80.01-85.00%	17	6,032,635	1.85	6.747	709	365,614	84.32	84.32	2.50	94.31
85.01-90.00%	58	15,369,855	4.70	7.188	712	276,934	89.54	89.54	5.10	59.09
90.01-95.00%	27	6,971,748	2.13	6.975	713	278,870	94.59	94.59	19.57	91.45
95.01-100.00%	25	4,941,872	1.51	7.525	741	229,855	99.91	99.91	29.58	89.35
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Combined LTV

Combined LTV	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
30.01-40.00%	9	$3,572,318	1.09%	6.427%	725	$714,464	35.17%	35.17%	20.65%	45.34%
40.01-50.00%	24	7,058,434	2.16	6.350	750	522,847	47.04	47.04	8.36	61.62
50.01-60.00%	46	13,683,312	4.19	6.495	737	547,332	55.79	56.10	15.57	64.28
60.01-70.00%	99	34,044,080	10.42	6.576	726	602,550	66.38	66.52	20.30	56.82
70.01-80.00%	331	102,474,086	31.35	6.740	724	509,821	76.19	78.09	14.89	57.28
80.01-85.00%	33	10,518,910	3.22	6.731	705	420,756	80.53	84.06	6.81	91.27
85.01-90.00%	206	60,051,982	18.37	6.885	717	409,911	80.93	89.50	10.82	74.32
90.01-95.00%	108	34,467,505	10.55	6.778	729	403,129	82.05	94.73	13.39	90.35
95.01-100.00%	211	60,968,026	18.65	6.605	724	349,387	81.03	99.79	15.68	98.22
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Document Type

Document Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Full/Alt	194	$47,014,278	14.38%	6.496%	730	$370,191	74.91%	81.86%	100.00%	54.14%
No Doc	68	17,821,586	5.45	6.866	728	371,283	73.62	75.33	0.00	91.51
No Ratio	101	33,701,622	10.31	6.950	718	394,171	78.83	85.03	0.00	74.66
SISA	208	62,003,942	18.97	6.676	723	441,309	76.56	83.95	0.00	82.25
SIVA	496	166,297,225	50.88	6.710	723	501,651	75.33	83.22	0.00	72.24
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Loan Purpose

Loan Purpose	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Cashout Refi	321	$96,315,948	29.47%	6.670%	718	$482,787	70.20%	73.87%	12.62%	79.93%
Purchase	524	156,484,542	47.88	6.734	729	409,110	79.46	88.89	13.89	71.32
Rate/Term Refi	222	74,038,162	22.65	6.694	721	491,948	75.23	82.05	17.72	66.82
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Occupancy Status

Occupancy Status	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Investor	319	$72,862,941	22.29%	6.920%	730	$362,502	73.00%	75.40%	25.31%	0.00%
Owner Occupied	697	238,063,362	72.84	6.632	722	478,519	76.61	85.48	10.69	100.00
Second Home	51	15,912,348	4.87	6.831	726	468,010	75.92	78.97	19.61	0.00
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Property Type

Property Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2 Family	54	$12,950,910	3.96%	6.667%	734	$375,389	74.59%	79.47%	14.58%	42.49%
3 Family	32	10,044,896	3.07	6.993	709	478,328	77.73	80.65	11.14	37.90
4 Family	20	6,281,190	1.92	6.885	710	483,168	76.90	80.54	31.10	29.45
Condo	165	41,248,628	12.62	6.803	726	355,592	77.60	82.86	20.88	50.75
PUD	85	24,731,212	7.57	7.087	716	433,881	78.40	86.60	19.45	84.70
Single Family	711	231,581,816	70.86	6.633	725	471,653	75.11	82.89	12.36	79.90
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by State

State	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
CA-S	238	$96,230,232	29.44%	6.594%	726	$553,047	73.50%	81.01%	14.06%	77.33%
CA-N	225	93,270,200	28.54	6.610	728	537,580	75.48	84.14	11.70	80.37
FL	81	22,730,478	6.95	6.832	725	417,073	75.26	79.99	18.17	46.98
NY	42	15,283,329	4.68	6.607	728	599,346	74.27	81.96	13.09	85.63
AZ	54	12,503,564	3.83	7.038	713	337,934	82.24	86.86	20.49	82.55
NV	38	10,307,544	3.15	7.012	706	438,619	76.44	80.59	5.44	67.59
WA	50	9,385,748	2.87	6.709	716	318,161	78.32	87.42	18.45	70.21
CO	30	7,966,960	2.44	6.730	729	354,087	79.80	87.00	16.13	81.20
NJ	28	7,754,260	2.37	6.785	714	443,101	72.72	77.68	9.49	53.04
MD	28	5,932,293	1.82	6.799	717	338,988	79.67	87.37	0.00	70.54
Other	253	45,474,044	13.91	6.918	720	288,724	78.78	84.34	21.03	57.78
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Zip Code

Zip Code	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
90019	2	$2,280,000	0.70%	6.546%	724	$1,520,000	60.19%	60.19%	0.00%	87.72%
95125	4	1,921,200	0.59	6.768	749	640,400	76.45	87.40	0.00	80.87
33404	4	1,854,250	0.57	6.622	744	618,083	69.44	69.44	73.01	0.00
95008	3	1,758,520	0.54	7.001	749	586,173	79.69	91.48	0.00	100.00
11963	2	1,725,000	0.53	6.424	737	1,725,000	61.10	61.10	56.52	100.00
94566	2	1,578,000	0.48	6.032	717	789,000	78.53	97.06	43.60	100.00
92336	4	1,567,607	0.48	6.273	713	447,888	78.06	96.34	0.00	100.00
95391	3	1,538,799	0.47	6.673	717	615,519	80.00	84.84	43.77	100.00
94403	3	1,467,821	0.45	6.555	714	587,128	68.70	87.14	0.00	100.00
33070	1	1,449,500	0.44	7.375	722	2,899,000	65.00	80.00	0.00	0.00
Other	1,039	309,697,956	94.76	6.711	724	436,194	76.01	83.05	13.99	72.61
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
301 - 360	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Amortization Type

Amortization Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
1 YEAR ARM IO	1	$80,350	0.02%	8.125%	692	$160,700	89.76%	89.76%	100.00%	100.00%
2 YEAR ARM	1	153,867	0.05	6.750	647	307,735	80.00	87.01	0.00	100.00
2 YEAR ARM IO	2	603,900	0.18	6.581	708	301,950	82.88	93.38	80.81	100.00
3 YEAR ARM BALLOON 40/30	2	515,750	0.16	7.297	682	515,750	75.62	81.25	0.00	100.00
3 YEAR ARM IO	18	5,245,138	1.60	7.028	712	437,095	82.07	88.12	0.00	83.89
5 YEAR ARM	134	27,866,119	8.53	6.650	717	299,636	77.74	86.62	19.65	65.43
5 YEAR ARM BALLOON 40/30	8	1,809,497	0.55	7.114	691	361,899	77.22	79.65	26.52	76.86
5 YEAR ARM IO	567	186,334,759	57.01	6.669	725	473,532	76.12	84.36	12.95	77.75
7 YEAR ARM	14	2,271,942	0.70	6.815	719	252,438	82.65	89.81	10.68	78.14
7 YEAR ARM BALLOON 40/30	2	270,200	0.08	7.722	649	270,200	75.70	77.07	77.72	0.00
7 YEAR ARM IO	111	26,258,949	8.03	6.632	732	367,258	76.52	81.39	24.13	66.15
10 YEAR ARM	59	13,757,542	4.21	6.869	715	309,158	77.45	84.25	21.87	76.34
10 YEAR ARM IO	148	61,670,639	18.87	6.785	726	622,936	72.21	76.54	10.63	61.88
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Prepayment Term Months

Prepayment Term Months	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
0	897	$284,551,223	87.06%	6.681%	725	$460,812	75.34%	82.26%	14.36%	71.70%
6	13	3,331,415	1.02	6.767	740	350,675	76.99	88.38	15.13	64.77
12	39	13,860,949	4.24	6.815	726	477,964	77.87	88.05	12.14	87.20
30	1	463,500	0.14	9.000	700	463,500	90.00	90.00	0.00	0.00
36	115	24,439,957	7.48	6.868	706	330,270	79.05	86.77	16.18	81.04
42	2	191,608	0.06	8.949	736	127,739	85.72	85.72	0.00	0.00
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Months to Rate Reset

Months To Rate Reset	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
10 & Below	1	$80,350	0.02%	8.125%	692	$160,700	89.76%	89.76%	100.00%	100.00%
21 - 30	3	757,767	0.23	6.615	696	303,107	82.29	92.09	64.40	100.00
31 - 40	20	5,760,888	1.76	7.052	710	443,145	81.50	87.50	0.00	85.33
41 - 50	1	76,030	0.02	7.620	577	76,030	80.00	100.00	100.00	100.00
51 - 60	708	215,934,345	66.07	6.670	724	440,233	76.33	84.61	13.90	76.14
71 - 80	14	4,279,824	1.31	6.535	738	407,602	79.36	86.90	60.37	60.19
81 - 90	113	24,521,267	7.50	6.678	728	345,370	76.58	81.17	17.15	67.57
111 - 120	207	75,428,180	23.08	6.800	724	525,632	73.16	77.94	12.68	64.52
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Maximum Lifetime Rate

Maximum Lifetime Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
9.50-9.99%	2	$1,102,640	0.34%	4.643%	745	$551,320	80.00%	100.00%	100.00%	100.00%
10.00-10.49%	2	1,253,135	0.38	5.065	736	626,568	76.82	100.00	0.00	100.00
10.50-10.99%	34	11,954,515	3.66	5.790	725	508,703	72.82	84.55	21.54	96.21
11.00-11.49%	252	87,305,504	26.71	6.262	732	522,787	72.77	80.13	19.09	79.88
11.50-11.99%	406	132,161,839	40.44	6.679	726	477,981	75.09	81.70	12.94	71.21
12.00-12.49%	150	41,301,664	12.64	7.110	720	387,809	79.42	84.89	8.20	62.45
12.50-12.99%	135	32,769,585	10.03	7.307	702	339,581	79.54	88.03	12.92	73.55
13.00-13.49%	52	12,117,424	3.71	7.610	718	351,230	79.77	87.95	12.96	64.37
13.50-13.99%	24	5,010,364	1.53	7.876	696	313,148	81.98	86.65	5.97	42.23
14.00-14.49%	6	1,030,583	0.32	8.818	704	229,018	87.59	89.95	7.80	7.80
14.50% & Above	4	831,400	0.25	9.422	745	237,543	93.33	94.12	0.00	56.16
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Minimum Lifetime Rate

Minimum Lifetime Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00-2.49%	511	$153,074,830	46.83%	6.678%	725	$440,503	76.59%	85.94%	13.66%	83.88%
2.50-2.99%	525	165,863,138	50.75	6.674	723	462,014	74.36	79.77	15.36	62.50
3.00-3.49%	17	5,145,250	1.57	7.614	730	343,017	90.61	90.61	12.12	88.89
3.50-3.99%	5	1,331,133	0.41	8.454	724	266,227	93.04	93.04	0.00	54.87
4.00-4.49%	3	753,000	0.23	9.621	755	251,000	93.78	93.78	0.00	37.85
6.00-6.49%	1	171,200	0.05	6.125	686	342,400	80.00	100.00	0.00	100.00
6.50-6.99%	1	80,000	0.02	6.750	627	160,000	44.44	44.44	0.00	100.00
7.00% & Above	4	420,101	0.13	7.948	669	210,050	72.12	79.47	0.00	38.31
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Margin

Margin	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00-2.49%	515	$154,327,955	47.22%	6.690%	725	$440,937	76.57%	85.92%	13.55%	83.98%
2.50-2.99%	529	166,299,114	50.88	6.676	723	461,301	74.33	79.70	15.32	62.47
3.00-3.49%	14	4,036,250	1.23	7.449	729	298,981	95.06	95.06	15.45	85.84
3.50-3.99%	5	1,331,133	0.41	8.454	724	266,227	93.04	93.04	0.00	54.87
4.00-4.49%	3	753,000	0.23	9.621	755	251,000	93.78	93.78	0.00	37.85
5.00-5.49%	1	91,200	0.03	6.500	685	182,400	79.30	98.00	0.00	100.00
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by First Adjustment Cap

First Adjustment Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00 & Below%	2	$171,550	0.05%	7.261%	688	$171,550	84.20%	94.14%	46.84%	100.00%
2.51-3.00%	4	820,716	0.25	6.645	697	273,572	81.73	90.78	59.46	100.00
4.51-5.00%	969	306,628,476	93.82	6.694	724	459,369	75.64	82.53	13.61	72.52
5.51-6.00%	92	19,217,910	5.88	6.896	718	315,048	77.52	88.64	24.53	76.50
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Periodic Cap

Periodic Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
1.00-1.49%	356	$99,167,085	30.34%	7.046%	716	$409,781	78.63%	86.40%	8.77%	81.23%
2.00-2.49%	711	227,671,567	69.66	6.558	727	464,162	74.52	81.40	16.83	69.18
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Periodic Lifetime Cap

Periodic Lifetime Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
4.51-5.00%	951	$301,021,736	92.10%	6.687%	725	$459,225	75.53%	82.44%	13.86%	72.29%
5.51-6.00%	116	25,816,915	7.90	6.927	715	335,285	78.58	88.49	20.46	79.24
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Interest Only Loans

Distribution by Interest Only Loans	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
N	220	$46,644,917	14.27%	6.754%	715	$302,889	77.85%	85.69%	20.19%	69.83%
Y	847	280,193,735	85.73	6.698	725	484,345	75.42	82.45	13.42	73.34
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Distribution by Interest Only Term

Distribution by Interest Only Term	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
0	220	$46,644,917	14.27%	6.754%	715	$302,889	77.85%	85.69%	20.19%	69.83%
60	129	49,774,945	15.23	6.417	731	553,055	73.76	81.44	16.99	72.18
84	59	14,326,659	4.38	6.516	737	367,350	75.46	79.54	38.72	65.89
120	659	216,092,131	66.12	6.775	723	480,739	75.80	82.88	10.92	74.10
Total:	1,067	$326,838,652	100.00%	6.706%	724	$446,196	75.77%	82.92%	14.38%	72.84%

Schedule A-1 – Structural and Collateral Term Sheet

Selected Mortgage Loan Data(1)(2)

The Mortgage Loans – Collateral Group II

Scheduled Principal Balance:	$161,041,445
Number of Mortgage Loans:(3)	669
Average Scheduled Balance:	$481,439
Percentage of Interest Only Loans:	86.86%
Weighted Average Gross Coupon:	6.678%
Weighted Average Net Coupon: (4)	6.427%
Non-Zero Weighted Average FICO Score:	723
Weighted Average Original LTV Ratio:	71.63%
Weighted Average Combined Original LTV Ratio:	76.80%
Weighted Average Stated Remaining Term (months):	359
Weighted Average Seasoning (months):	1
Weighted Average Months to Roll:	76
Weighted Average Gross Margin:	2.51%
Weighted Average Initial Cap:	5.05%
Weighted Average Periodic Cap:	1.71%
Weighted Average Gross Maximum Lifetime Rate:	11.75%
Percentage of Mortgage Loans with Silent Seconds:	39.42%
Non-Zero Weighted Average Debt-to-Income Ratio:	35.90%
Percentage of Loans with Mortgage Insurance:	0.59%
(1)	All percentages calculated herein are percentages of scheduled principal balance unless otherwise noted as of the Statistical Calculation Date.
(2)	Principal balance totals are calculated using 50% of the principal balance of each of the Group II Mortgage Loans.
(3)	Number of Mortgage Loans represents the total number of the Mortgage Loans that are contributing, in whole or in part, to this Collateral Group.
(4)	The Weighted Average Net Coupon is equivalent to the Weighted Average Gross Coupon less the Expense Fee Rate.

Distribution by Current Principal Balance

Current Principal Balance	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
$50,000 & Below	1	$22,780	0.01%	6.750%	672	$45,561	80.00%	80.00%	100.00%	0.00%
$50,001 - $75,000	6	199,925	0.12	7.074	728	66,642	69.22	69.22	32.50	16.24
$75,001 - $100,000	14	605,122	0.38	7.020	732	86,446	82.58	90.25	65.46	30.13
$100,001 - $125,000	26	1,476,942	0.92	6.978	725	113,611	75.87	84.60	49.09	27.05
$125,001 - $150,000	49	3,412,805	2.12	6.921	713	139,298	75.66	82.78	34.54	53.39
$150,001 - $200,000	71	6,266,049	3.89	6.946	710	176,508	74.07	79.58	30.77	41.08
$200,001 - $250,000	49	5,559,159	3.45	6.723	721	226,904	73.17	80.24	20.79	54.39
$250,001 - $300,000	35	4,918,210	3.05	6.678	709	281,041	75.54	81.15	20.44	68.74
$300,001 - $350,000	40	6,464,339	4.01	6.680	707	323,217	72.61	80.59	22.12	64.99
$350,001 - $400,000	16	2,949,742	1.83	7.065	695	368,718	77.49	88.03	12.07	69.21
$400,001 - $450,000	44	9,523,877	5.91	6.668	720	432,904	74.10	77.62	9.10	59.18
$450,001 - $500,000	62	14,730,346	9.15	6.662	720	475,172	74.65	78.91	9.71	64.34
$500,001 - $550,000	42	11,070,587	6.87	6.660	714	527,171	73.71	78.38	11.98	49.87
$550,001 - $600,000	46	13,225,521	8.21	6.784	725	575,023	73.90	79.47	12.97	71.63
$600,001 - $650,000	35	11,055,173	6.86	6.736	742	631,724	74.69	78.81	8.62	68.57
$650,001 - $700,000	18	6,079,821	3.78	6.581	728	675,536	70.06	74.68	33.39	71.94
$700,001 - $750,000	18	6,556,908	4.07	6.555	739	728,545	76.19	79.93	5.41	66.94
$750,001 - $800,000	16	6,214,661	3.86	6.422	736	776,833	72.74	75.63	12.48	81.32
$800,001 - $850,000	12	4,949,372	3.07	6.559	732	824,895	76.41	80.17	8.54	74.97
$850,001 - $900,000	8	3,527,005	2.19	6.563	711	881,751	68.61	71.72	0.00	75.17
$900,001 - $950,000	12	5,600,637	3.48	6.706	716	933,440	71.63	74.76	0.00	75.27
$950,001 - $1,000,000	14	6,936,374	4.31	6.732	731	990,911	69.75	76.31	21.43	71.45
$1,000,001 & Above	35	29,696,091	18.44	6.585	727	1,696,919	62.36	68.29	15.19	79.33
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Current Rate

Current Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
5.01-5.50%	1	$361,531	0.22%	5.500%	699	$723,061	80.00%	80.00%	0.00%	100.00%
5.51-6.00%	40	11,609,057	7.21	5.912	732	580,453	67.19	70.59	26.69	81.30
6.01-6.50%	241	67,154,351	41.70	6.361	729	557,298	69.24	74.36	16.89	76.57
6.51-7.00%	238	51,600,408	32.04	6.766	723	433,617	73.50	78.96	14.79	62.48
7.01-7.50%	82	17,984,804	11.17	7.276	713	438,654	74.42	79.96	6.49	52.59
7.51-8.00%	50	8,207,895	5.10	7.755	695	328,316	77.34	83.42	7.92	43.20
8.01-8.50%	16	4,038,350	2.51	8.227	716	504,794	75.04	79.49	4.05	44.27
8.51-9.00%	1	85,050	0.05	8.750	648	170,100	90.00	90.00	100.00	0.00
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by FICO

FICO	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
801 - 820	15	$3,056,953	1.90%	6.628%	806	$407,594	68.01%	69.17%	33.03%	49.92%
781 - 800	47	10,774,905	6.69	6.534	789	458,507	70.01	74.00	31.32	53.37
761 - 780	76	18,706,067	11.62	6.634	770	492,265	69.94	74.36	21.51	52.97
741 - 760	83	23,807,602	14.78	6.544	750	573,677	71.02	77.62	15.85	71.29
721 - 740	93	27,379,489	17.00	6.636	729	588,806	70.27	76.06	13.38	69.70
701 - 720	114	26,730,565	16.60	6.671	709	468,957	73.52	79.19	8.14	63.26
681 - 700	134	31,802,496	19.75	6.639	690	474,664	71.15	75.84	13.29	73.88
661 - 680	54	9,998,088	6.21	7.008	670	370,300	75.91	81.12	9.11	80.92
641 - 660	44	7,723,982	4.80	7.305	654	351,090	75.87	79.91	7.30	74.58
621 - 640	7	891,647	0.55	6.802	628	254,756	71.19	72.68	27.45	71.29
620 & Below	2	169,651	0.11	6.587	528	169,651	80.00	93.88	100.00	69.40
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Original LTV

Original LTV	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
30.01-40.00%	8	$3,402,484	2.11%	6.443%	726	$850,621	35.11%	35.11%	16.68%	42.62%
40.01-50.00%	24	6,089,180	3.78	6.334	741	507,432	47.07	48.01	12.03	61.90
50.01-60.00%	44	13,031,297	8.09	6.521	737	592,332	56.07	60.00	24.02	63.53
60.01-70.00%	116	39,641,529	24.62	6.622	727	683,475	66.59	72.23	16.20	68.00
70.01-80.00%	460	97,440,280	60.51	6.744	719	423,653	78.23	83.90	12.16	68.32
80.01-85.00%	1	150,875	0.09	6.750	744	301,750	85.00	85.00	100.00	100.00
85.01-90.00%	5	388,046	0.24	8.069	671	155,218	89.95	89.95	100.00	46.21
90.01-95.00%	4	285,050	0.18	7.041	727	142,525	94.71	94.71	100.00	100.00
95.01-100.00%	7	612,705	0.38	6.708	732	175,058	99.29	99.29	100.00	100.00
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Combined LTV

Combined LTV	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
30.01-40.00%	8	$3,402,484	2.11%	6.443%	726	$850,621	35.11%	35.11%	16.68%	42.62%
40.01-50.00%	21	5,291,434	3.29	6.391	746	503,946	46.66	46.66	8.96	61.03
50.01-60.00%	42	10,353,543	6.43	6.540	739	493,026	55.68	56.08	20.58	54.10
60.01-70.00%	85	24,975,213	15.51	6.568	726	587,652	66.13	66.32	18.43	68.85
70.01-80.00%	260	69,253,368	43.00	6.719	722	532,718	74.94	77.75	12.39	60.70
80.01-85.00%	16	4,167,550	2.59	6.820	702	520,944	75.27	83.70	5.91	86.20
85.01-90.00%	119	27,197,060	16.89	6.729	717	457,093	77.79	89.41	14.47	75.79
90.01-95.00%	45	7,052,351	4.38	6.962	732	313,438	80.36	94.83	26.73	77.34
95.01-100.00%	73	9,348,444	5.80	6.641	715	256,122	80.71	99.55	18.35	97.19
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Document Type

Document Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Full/Alt	134	$24,137,167	14.99%	6.516%	735	$360,256	71.22%	76.70%	100.00%	47.04%
No Doc	40	8,128,691	5.05	6.657	732	406,435	60.56	63.95	0.00	90.52
No Ratio	31	7,235,219	4.49	6.635	722	466,788	66.47	69.65	0.00	78.08
SISA	135	33,546,235	20.83	6.630	725	496,981	73.22	80.05	0.00	82.39
SIVA	329	87,994,133	54.64	6.746	719	534,919	72.58	77.36	0.00	63.93
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Loan Purpose

Loan Purpose	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Cashout Refi	243	$59,990,849	37.25%	6.656%	720	$493,752	66.98%	70.03%	13.39%	76.76%
Purchase	283	64,093,129	39.80	6.715	728	452,955	76.21	83.32	17.82	61.20
Rate/Term Refi	143	36,957,468	22.95	6.648	720	516,888	71.24	76.48	12.67	62.19
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Occupancy Status

Occupancy Status	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
Investor	236	$42,631,331	26.47%	6.879%	732	$361,282	70.21%	73.40%	25.10%	0.00%
Owner Occupied	399	108,255,041	67.22	6.593	720	542,632	72.27	78.38	10.49	100.00
Second Home	34	10,155,073	6.31	6.732	726	597,357	70.76	74.17	20.50	0.00
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Property Type

Property Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2 Family	39	$6,759,095	4.20%	6.753%	728	$346,620	69.98%	74.43%	15.94%	38.77%
3 Family	22	5,478,876	3.40	6.902	713	498,080	74.98	78.60	11.90	52.26
4 Family	14	3,841,144	2.39	6.774	716	548,735	71.21	73.38	31.91	12.29
Condo	98	18,316,285	11.37	6.756	727	373,802	75.80	79.23	23.67	46.81
PUD	56	12,114,208	7.52	7.075	715	432,650	76.28	82.73	16.44	85.03
Single Family	440	114,531,837	71.12	6.605	724	520,599	70.42	75.95	12.97	72.84
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by State

State	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
CA-S	128	$40,848,334	25.37%	6.562%	726	$638,255	68.00%	71.90%	10.07%	71.50%
CA-N	103	30,675,304	19.05	6.640	730	595,637	71.04	74.38	14.79	74.16
FL	53	13,896,899	8.63	6.711	727	524,411	71.35	76.18	11.14	50.53
NY	33	11,689,710	7.26	6.667	725	708,467	70.88	78.88	11.27	86.42
NV	29	7,611,130	4.73	7.026	706	524,906	73.86	77.48	4.06	61.68
AZ	34	7,459,257	4.63	6.746	722	438,780	76.41	80.95	29.94	79.33
WA	41	6,643,311	4.13	6.693	722	324,064	77.39	86.90	12.87	68.34
NJ	21	5,525,476	3.43	6.638	719	526,236	67.81	73.87	13.32	55.43
IL	22	4,307,117	2.67	6.885	717	391,556	73.40	82.28	13.23	67.32
MD	21	4,142,241	2.57	6.630	721	394,499	76.92	85.52	0.00	78.23
Other	184	28,242,667	17.54	6.741	718	306,986	74.45	80.75	28.04	52.47
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Zip Code

Zip Code	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
11963	2	$1,725,000	1.07%	6.424%	737	$1,725,000	61.10%	61.10%	56.52%	100.00%
33070	1	1,449,500	0.90	7.375	722	2,899,000	65.00	80.00	0.00	0.00
85262	3	1,358,125	0.84	7.153	710	905,417	76.02	76.02	0.00	100.00
92067	2	1,346,253	0.84	6.532	755	1,346,253	64.64	70.92	37.14	0.00
89134	1	1,320,000	0.82	7.125	717	2,640,000	69.47	69.47	0.00	0.00
92091	1	1,300,000	0.81	6.375	711	2,600,000	71.72	71.72	0.00	100.00
90077	1	1,250,000	0.78	6.500	693	2,500,000	35.21	35.21	0.00	100.00
32963	2	1,227,500	0.76	6.464	733	1,227,500	60.72	67.34	28.51	71.49
33040	1	1,172,500	0.73	6.750	747	2,345,000	69.48	79.41	0.00	100.00
91307	2	1,050,000	0.65	6.339	754	1,050,000	67.66	67.66	0.00	100.00
Other	653	147,842,567	91.80	6.675	723	452,810	72.30	77.60	15.09	67.32
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Remaining Months to Maturity

Remaining Months To Maturity	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
301 - 360	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Amortization Type

Amortization Type	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
1 YEAR ARM IO	1	$80,350	0.05%	8.125%	692	$160,700	89.76%	89.76%	100.00%	100.00%
2 YEAR ARM	1	153,867	0.10	6.750	647	307,735	80.00	87.01	0.00	100.00
3 YEAR ARM BALLOON 40/30	2	515,750	0.32	7.297	682	515,750	75.62	81.25	0.00	100.00
3 YEAR ARM IO	12	2,519,838	1.56	6.995	691	419,973	77.65	83.70	0.00	66.46
5 YEAR ARM	82	12,190,888	7.57	6.644	714	297,339	72.13	79.66	24.89	50.85
5 YEAR ARM BALLOON 40/30	6	835,700	0.52	7.314	681	278,567	70.22	75.48	0.00	49.90
5 YEAR ARM IO	347	86,735,877	53.86	6.622	725	499,919	72.24	77.55	14.08	70.96
7 YEAR ARM	10	1,228,562	0.76	6.587	730	245,712	78.35	89.20	7.14	72.18
7 YEAR ARM BALLOON 40/30	2	270,200	0.17	7.722	649	270,200	75.70	77.07	77.72	0.00
7 YEAR ARM IO	79	14,836,034	9.21	6.683	721	375,596	74.44	77.84	18.85	63.83
10 YEAR ARM	29	5,959,666	3.70	6.762	714	411,011	69.68	76.32	39.05	75.60
10 YEAR ARM IO	98	35,714,712	22.18	6.753	729	728,872	68.35	72.63	9.48	63.86
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Prepayment Term Months

Prepayment Term Months	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
0	559	$141,987,993	88.17%	6.666%	725	$508,007	71.15%	76.25%	15.13%	66.23%
6	7	947,915	0.59	6.945	739	270,833	72.01	74.67	0.00	27.62
12	20	4,543,499	2.82	6.673	718	454,350	73.35	80.20	15.75	80.85
36	82	13,507,663	8.39	6.776	702	329,455	76.05	81.53	14.34	76.09
42	1	54,375	0.03	7.875	752	108,750	75.00	75.00	0.00	0.00
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Months to Rate Reset

Months To Rate Reset	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
10 & Below	1	$80,350	0.05%	8.125%	692	$160,700	89.76%	89.76%	100.00%	100.00%
21 - 30	1	153,867	0.10	6.750	647	307,735	80.00	87.01	0.00	100.00
31 - 40	14	3,035,588	1.88	7.046	690	433,655	77.31	83.28	0.00	72.16
51 - 60	435	99,762,464	61.95	6.631	723	458,678	72.21	77.79	15.29	68.32
71 - 80	7	1,772,193	1.10	6.535	728	506,341	72.33	80.14	31.37	68.63
81 - 90	84	14,562,603	9.04	6.712	719	346,729	75.05	78.50	17.43	62.77
111 - 120	127	41,674,378	25.88	6.754	727	656,289	68.54	73.16	13.71	65.53
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Maximum Lifetime Rate

Maximum Lifetime Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
10.50-10.99%	21	$5,703,833	3.54%	5.789%	727	$543,222	70.20%	74.99%	21.61%	92.06%
11.00-11.49%	170	50,056,990	31.08	6.260	733	588,906	69.09	74.40	23.03	75.52
11.50-11.99%	259	63,872,408	39.66	6.664	724	493,223	71.38	76.23	12.11	66.47
12.00-12.49%	87	19,027,022	11.81	7.104	719	437,403	74.34	79.70	5.79	52.71
12.50-12.99%	77	12,558,336	7.80	7.322	693	326,191	76.40	81.56	11.36	67.22
13.00-13.49%	35	6,691,825	4.16	7.694	721	382,390	74.56	81.21	12.07	52.66
13.50-13.99%	16	2,738,680	1.70	7.873	693	342,335	77.57	83.11	8.15	22.16
14.00-14.49%	3	326,350	0.20	8.187	697	217,567	82.40	89.85	24.62	24.62
14.50% & Above	1	66,000	0.04	8.500	631	132,000	80.00	90.00	0.00	100.00
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Minimum Lifetime Rate

Minimum Lifetime Rate	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00-2.49%	327	$75,751,700	47.04%	6.659%	725	$463,313	72.95%	79.37%	14.75%	78.97%
2.50-2.99%	332	83,391,944	51.78	6.668	722	502,361	70.36	74.43	15.40	56.12
3.00-3.49%	4	1,226,500	0.76	8.111	740	613,250	76.87	76.87	9.58	100.00
6.00-6.49%	1	171,200	0.11	6.125	686	342,400	80.00	100.00	0.00	100.00
6.50-6.99%	1	80,000	0.05	6.750	627	160,000	44.44	44.44	0.00	100.00
7.00% & Above	4	420,101	0.26	7.948	669	210,050	72.12	79.47	0.00	38.31
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Margin

Margin	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00-2.49%	330	$76,644,825	47.59%	6.676%	726	$464,514	72.95%	79.33%	14.58%	79.15%
2.50-2.99%	337	84,187,920	52.28	6.679	721	499,632	70.38	74.44	15.26	56.28
3.00-3.49%	1	117,500	0.07	7.125	809	235,000	100.00	100.00	100.00	100.00
5.00-5.49%	1	91,200	0.06	6.500	685	182,400	79.30	98.00	0.00	100.00
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by First Adjustment Cap

First Adjustment Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
2.00 & Below%	2	$171,550	0.11%	7.261%	688	$171,550	84.20%	94.14%	46.84%	100.00%
2.51-3.00%	2	216,816	0.13	6.823	667	216,816	78.55	83.52	0.00	100.00
4.51-5.00%	603	151,972,371	94.37	6.662	724	504,054	71.45	76.54	14.80	67.41
5.51-6.00%	62	8,680,708	5.39	6.937	713	280,023	74.31	80.84	18.03	62.38
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Schedule A-1 – Structural and Collateral Term Sheet

Distribution by Periodic Cap

Periodic Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
1.00-1.49%	228	$47,423,709	29.45%	7.005%	710	$415,997	75.86%	81.44%	10.02%	77.26%
2.00-2.49%	441	113,617,736	70.55	6.541	729	515,273	69.86	74.86	17.06	63.03
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Periodic Lifetime Cap

Periodic Lifetime Cap	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
4.51-5.00%	591	$149,090,931	92.58%	6.654%	725	$504,538	71.34%	76.41%	15.09%	67.35%
5.51-6.00%	78	11,950,514	7.42	6.970	706	306,423	75.25	81.60	13.77	65.60
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Interest Only Loans

Distribution by Interest Only Loans	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
N	132	$21,154,634	13.14%	6.731%	712	$320,525	71.91%	79.17%	26.75%	59.93%
Y	537	139,886,811	86.86	6.670	725	520,994	71.59	76.44	13.21	68.32
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

Distribution by Interest Only Term

Distribution by Interest Only Term	Number Of Loans	Principal Balance	Pct. Of Pool By Principal Balance	Weighted Avg. Gross Coupon	Weighted Avg. Current FICO	Avg. Principal Balance	Weighted Avg. Original LTV	Weighted Avg. Original Combined LTV	Pct. Full Doc	Pct. Owner Occupied
0	132	$21,154,634	13.14%	6.731%	712	$320,525	71.91%	79.17%	26.75%	59.93%
60	78	24,271,049	15.07	6.456	732	622,335	69.41	73.18	13.57	70.72
84	40	7,530,892	4.68	6.571	723	376,545	73.44	77.35	26.65	68.66
120	419	108,084,870	67.12	6.725	724	515,918	71.95	77.11	12.19	67.76
Total:	669	$161,041,445	100.00%	6.678%	723	$481,439	71.63%	76.80%	14.99%	67.22%

                                   PROSPECTUS

                             Asset-Backed Securities
                (Issuable in Series by Separate Issuing Entities)

                          GS MORTGAGE SECURITIES CORP.
                                    Depositor

      GS Mortgage Securities Corp. may, through one or more issuing entities that are trusts, offer to sell certificates and notes in one or more series with one or more classes. The certificates of a series will evidence the beneficial ownership of one or more such trusts and the notes will evidence the debt obligations of a trust fund. Each trust or trust fund will consist primarily of the following mortgage related assets:

      o     mortgage loans secured by one- to four-family residential
            properties,

      o     mortgage loans secured by multifamily residential properties,

      o     loans secured by security interests on shares in cooperative housing corporations,

      o     conditional sales contracts and installment sales or loan agreements secured by manufactured housing,

      o     closed-end and revolving credit line mortgage loans (or certain revolving credit line mortgage loan balances);

      o     mortgage pass-through securities issued or guaranteed by the
            Government National Mortgage Association, the Federal National
            Mortgage Association, Federal Home Loan Mortgage Corporation or
            other government agencies or government-sponsored agencies or privately issued mortgage-backed securities; and

      o     mortgage loans secured by commercial real estate properties;
            provided that such loans will not constitute 10% or more, by principal balance, of the pool of assets for any series of securities.

      The certificates or notes of any series may be called "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes",
"asset-backed certificates", or "asset-backed notes".

      AN INVESTMENT IN THE CERTIFICATES OR NOTES OF ANY SERIES INVOLVES
SIGNIFICANT RISKS. YOU SHOULD REVIEW THE INFORMATION UNDER THE CAPTION "RISK
FACTORS" BEGINNING ON PAGE 2 IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO MAKE
AN INVESTMENT.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION
TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Prior to issuance there will have been no market for the certificates or notes of any series. We cannot assure you that a secondary market for the certificates or notes will develop.

      Offers of the certificates or notes, as applicable, may be made through one or more different methods, including offerings through underwriters.
Underwritten notes and underwritten certificates will be distributed, or sold by underwriters managed by:

                              Goldman, Sachs & Co.

                 The date of this Prospectus is February 13, 2007.

   Prepayments on the Mortgage Assets Could Lead to Shortfalls in the
      Distribution of Interest on Your Securities...........................3
   Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May
      Be Less Than the Mortgage Loan Balance................................3
   High Loan-to-Value Ratios Increase Risk of Loss..........................4
   Some of the Mortgage Loans May Have an Initial Interest-Only
      Period, Which May Result in Increased Delinquencies and Losses........4
   Your Yield May Be Subject to Any Negative Amortization on the

   Trust or Trust Fund Assets Are the Only Source of Payments on the
      Securities............................................................5
   The Securities Are Obligations of the Trust Only.........................6
   Delays and Expenses Inherent in Foreclosure Procedures Could Delay
      Distributions to You or Result in Losses..............................6
   The Concentration of Mortgage Assets in Specific Geographic Areas
      May Increase the Risk of Loss.........................................6
   Financial Instruments May Not Avoid Losses...............................7
   Environmental Conditions Affecting Mortgaged Properties May Result
      in Losses.............................................................7
   Security Interests in Manufactured Homes May Be Lost.....................8
   Residential Real Estate Values May Fluctuate and Adversely Affect
      Your Investment in the Securities.....................................8
   Increased Use of New Mortgage Loan Products by Borrowers May Result
      in Decline in Real Estate Values Generally............................8
   The Trust May Contain Mortgage Assets Secured by Subordinated
      Liens; These Mortgage Assets Are More Likely Than Mortgage
      Assets Secured by Senior Liens to Experience Losses...................9
   Violation of Various Federal, State and Local Laws May Result in
      Losses on the Mortgage Loans..........................................9
   If Consumer Protection Laws are Violated in the Origination or
      Servicing of the Loans, Losses on Your Investment Could Result.......10
   Assets of the Trust or Trust Fund May Include Mortgage Loans
      Originated Under Less Stringent Underwriting Standards...............10
   Assets of the Trust or Trust Fund May Include Delinquent and
      Sub-Performing Residential Mortgage Loans............................11
   Value of Collateral Securing Cooperative Loans May Diminish in Value....11
   Bankruptcy of the Depositor or a Sponsor May Delay or Reduce

   Servicing Fee May be Insufficient to Engage Replacement Master

                                       i

   Servicemembers Civil Relief Act and the California Military and

   Treatment by the REMIC of OID, Market Discount and Amortizable

                                       ii

                                      iii

                              PROSPECTUS SUPPLEMENT

      We provide information to you about the certificates and notes in two separate documents that provide progressively more detail:

      o     this prospectus, which provides general information, some of which may not apply to your series of certificates or notes; and

      o     the accompanying prospectus supplement, which describes the specific terms of your series of certificates or notes.

      You should rely primarily on the description of your certificates or notes in the accompanying prospectus supplement. This prospectus may not be used to consummate sales of any certificates or any notes unless it is accompanied by a prospectus supplement relating to the certificates or notes being sold.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Securities and Exchange Commission allows us to "incorporate by reference" information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the Securities and Exchange
Commission will automatically update and supersede this information.

      All documents (other than Annual Reports on Form 10-K) filed by us with respect to a trust fund referred to in the accompanying prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or
15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

      You may request a copy of these filings, at no cost, by writing or telephoning us at our principal executive offices at the following address:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004
                            Telephone: (212) 902-1000

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  RISK FACTORS

      An investment in the certificates or notes of any series involves significant risks. Before making an investment decision, you should carefully review the following information and the information under the caption "risk factors" in the applicable prospectus supplement.

You May Have Difficulty Selling The Securities

      There will be no market for the certificates or notes of any series before their issuance. We cannot assure you that a secondary market will develop or, if a secondary market does develop, that it will provide liquidity of investment or will continue for the life of the certificates or notes. The market value of the certificates or notes will fluctuate with changes in prevailing rates of interest. Consequently, the sale of the certificates or notes in any market that may develop may be at a discount from the certificates' or notes' par value or purchase price. You generally have no right to request redemption of the certificates or notes. The certificates and notes are redeemable only under the limited circumstances, if any, described in the related prospectus supplement.
We do not intend to list any class of certificates or notes on any securities exchange or to quote the certificates or notes in the automated quotation system of a regulated securities association. However, if we intend such listing or such quotation with respect to some or all of the certificates in a series of certificates or some or all of the notes in a series of notes, we will include information relevant to such listing in the related prospectus supplement. If the certificates or notes are not listed or quoted, you may experience more difficulty selling certificates or notes. The prospectus supplement for a series may indicate that a specified underwriter intends to establish a secondary market in some or all of the classes of a series. However, no underwriter will be obligated to do so.

Book-Entry Securities May Delay Receipt of Payment and Reports

      If the trust fund issues certificates or notes in book-entry form, you may experience delays in receipt of your payments and/or reports, since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates or notes in book-entry form may reduce the liquidity of certificates and notes so issued in the secondary trading market, since some investors may be unwilling to purchase certificates and notes for which they cannot receive physical certificates.

Your Return on an Investment in The Securities Is Uncertain

      Your pre-tax return on any investment in certificates or notes of any series will depend on (1) the price that you pay for those certificates or notes, (2) the rate at which interest accrues on the certificates or notes and
(3) the rate at which you receive a return of the principal and, consequently, the length of time that your certificates or notes are outstanding and accruing interest.

      o     The Rate of Return of Principal is Uncertain. The amount of distributions of principal of the certificates or notes of any series and when you will receive those distributions depends on the amount and the times at which borrowers make principal payments on the mortgage assets. Those principal payments may be regularly scheduled payments or unscheduled payments resulting from
            prepayments of, or defaults on, the mortgage assets. In general, borrowers may prepay their mortgage loans in whole or in part at any time. Principal payments also result from repurchases due to conversions of adjustable rate loans to fixed rate loans, breaches of representations and warranties or the exercise of an optional termination right. A prepayment of a mortgage loan generally will result in a prepayment on the securities. If you purchase your securities at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate. If you purchase your securities at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate. In addition, a series of certificates or notes may have
            (1) certain classes that are paid principal after other classes or
            (2) certain types of certificates or notes that are more sensitive to prepayments. If you own either of these types of certificates or notes, changes in timing and the amount of principal payments by

                                        2

            borrowers may adversely affect you. A variety of economic, social, competitive and other factors, including changes in interest rates, may influence the rate of prepayments on the mortgage loans. We cannot predict the amount and timing of payments that will be received and paid to holders of certificates or holders of notes in any month or over the period of time that such certificates or notes remain outstanding.

      o     Optional Termination May Adversely Affect Yield. A trust fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related series of certificates or notes. If the mortgage assets include properties which the related trust or trust fund acquired through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related series of certificates or notes. In such event, the holders of one or more classes of certificates or notes may incur a loss.

      o     Credit Enhancement Will Not Cover All Losses. An investment in the certificates or notes involves a risk that you may lose all or part of your investment. Although a trust fund may include some form of credit enhancement, that credit enhancement may not cover every class of note or every class of certificate issued by such trust fund. In addition, every form of credit enhancement will have certain limitations on, and exclusions from, coverage. In most cases, credit enhancements will be subject to periodic reduction in accordance with a schedule or formula. The trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series, if the applicable rating agencies indicate that the reduction, termination or substitution will not adversely affect the then-current rating of such series.

Prepayments on the Mortgage Assets Could Lead to Shortfalls in the Distribution
  of Interest on Your Securities

      When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date that follows the prepayment period in which the prepayment was received by the applicable servicer. The applicable series of securities may contain provisions requiring the applicable servicer to pay an amount without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with certain voluntary principal prepayments and thirty days'
interest on the prepaid mortgage loan, which may be limited by all or a portion of the monthly servicing fee for the related distribution date.

      If the servicer fails to make required compensating interest payments or the shortfall exceeds the limitation based on the monthly servicing fee for the related distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no compensating interest payments will be available to cover prepayment interest shortfalls resulting from types of voluntary prepayments specified in the related prospectus supplement for which the applicable servicer is not required to make a compensating interest payment or involuntary prepayments (such as liquidation of a defaulted mortgage loan). Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than
  the Mortgage Loan Balance

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in the related trust. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

                                        3

High Loan-to-Value Ratios Increase Risk of Loss

      A trust or trust fund may include mortgage loans with combined original loan-to-value ratios of 80% or higher. Mortgage loans with higher combined original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

      Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Some of the Mortgage Loans May Have an Initial Interest-Only Period, Which May
  Result in Increased Delinquencies and Losses

      A trust or trust fund may include mortgage loans that have an initial interest-only period. During this period, the payment made by the related borrower will be less than it would be if principal of the mortgage loan was required to amortize and if the interest rate adjusts to a rate higher than the initial fixed rate. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

      After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the securities.

      The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination and from mortgage loans whose interest rate adjusted from inception. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage
  Loans

      A trust or trust fund may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on the related securities on the related distribution date.

      If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more quickly. Conversely, if

                                        4

the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the related classes of securities to amortize more slowly.

   In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated.
Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

Interest Only and Principal Only Securities Involve Additional Risk

      Certain securities, called "interest only securities" or "principal only securities," involve greater uncertainty regarding the return on investment. An interest only security is not entitled to any principal payments. If the mortgage assets in a pool prepay at rapid rates, it will reduce the amount of interest available to pay a related interest only security and may cause an investor in that interest only security to fail to recover the investor's initial investment.

      A principal only security is not entitled to any interest payments, and is usually sold at a price that is less than the face amount of the security. If an investor in a principal only security receives payments on the security at a slow rate, the return on the investment will be low (because, in part, there are no interest payments to compensate the investor for the use of the investor's money).

      The prices offered by potential purchasers for interest only securities and principal only securities vary significantly from time to time, and there may be times when no potential purchaser is willing to buy an interest only security or principal only security. As a result, an investment in such securities involves a high degree of risk.

Subordinated Securities Involve More Risks and May Incur Losses

      A series of certificates or notes may provide that one or more classes of such certificates or notes are subordinated in right of payment to one or more other classes of that series or to one or more tranches of certificates or notes within a class of a series. Certificates or notes that are subordinated to other certificates or notes have a greater risk of loss because the subordinated certificates or notes will not receive principal, interest, or both until the more senior certificates or notes receive the payments to which they are entitled. Losses are generally allocated first to subordinated securities. If the amount available for payments to holders of certificates and notes is less than the amount required, including as a result of losses on the mortgage assets, the holders of the subordinated certificates or notes will not receive the payments that they would have if there had not been a shortfall in the amount available.

Trust or Trust Fund Assets Are the Only Source of Payments on the Securities

      Any trust or trust fund will not have any significant assets or sources of funds other than the mortgage assets and the credit enhancement identified in the related prospectus supplement. The trust or trust fund will be the only person obligated to make payments on the certificates or notes issued by that trust or trust fund. In general, investors will not have recourse against us, the trustee, the master servicer, or any of our or their affiliates. Proceeds of the assets included in the related trust funds (including the mortgage assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor, a master servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage assets and any related credit enhancement for the required payments on your certificates or notes. Any credit enhancement will not cover all

                                        5

contingencies, and losses in excess of the coverage the credit enhancement provides will be borne directly by the affected securityholders.

The Securities Are Obligations of the Trust Only

      The securities will not represent an interest in or obligation of the depositor, any underwriter, the sponsor, any servicer, any seller, any responsible party, the trustee or any of their respective affiliates. Unless otherwise specified in the related prospectus supplement, neither the securities nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust will be the sole source of payments on the securities, and there will be no recourse to the depositor, any underwriter, the sponsor, any servicer, any responsible party, the trustee or any other person in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

Delays and Expenses Inherent in Foreclosure Procedures Could Delay Distributions
  to You or Result in Losses

      Substantial delays may occur before mortgage assets are liquidated and the proceeds forwarded to the trust or trust fund. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and mortgaged property proceeds may not cover the defaulted mortgage loan amount.
Expenses incurred in the course of liquidating defaulted mortgage loans will be applied to reduce the foreclosure proceeds available to the trust or trust fund.
Liquidation expenses with respect to defaulted mortgage assets do not vary directly with the outstanding principal balances of the mortgage assets at the time of default. Therefore, assuming that a master servicer, servicer or sub-servicer took the same steps in realizing on a defaulted mortgage asset having a small remaining principal balance as it would in the case of a defaulted mortgage asset having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small mortgage assets than would be the case with the larger defaulted mortgage assets having a large remaining principal balance.
Also, some states prohibit a lender from obtaining a judgment against the mortgagor for amounts not covered by property proceeds if the mortgaged property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys or reductions in amounts payable to you.

      There is no assurance that the value of the mortgaged assets for any series of certificates or notes at any time will equal or exceed the principal amount of the outstanding certificates or notes of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer, and the credit enhancement providers, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to the trust or the trust fund. As a result, you may not receive the full amount of interest and principal due on your certificates or notes.

      Your investment may be adversely affected by declines in property values.
If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a junior mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

The Concentration of Mortgage Assets in Specific Geographic Areas May Increase
  the Risk of Loss

      The mortgage assets underlying a series of certificates or notes may be concentrated in certain geographic regions of the United States. In such a case, losses on the mortgage assets may be higher than would be the case if the mortgaged properties were more geographically diversified. For example,

                                        6

some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, fires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

      In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage assets, then the rates of delinquencies, foreclosures and losses on the mortgage assets may increase and the increase may be substantial.

      The concentration of mortgage assets with specific characteristics relating to the types of properties, property characteristics, and geographic location are likely to change over time. Principal payments may affect the concentration levels. Principal payments could include voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases due to breaches of representations and warranties. Because principal payments on the mortgage assets are payable to the subordinated securities at a slower rate than principal payments are made to the senior securities, the subordinated securities are more likely to be exposed to any risks associated with changes in concentrations of mortgage loan or property characteristics.

Financial Instruments May Not Avoid Losses

      A trust or trust fund may include one or more financial instruments that are interest rate or currency swap agreements or interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series.
The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of certificates or notes could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable certificates or notes and may affect a holder's ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

Environmental Conditions Affecting Mortgaged Properties May Result in Losses

      Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous wastes, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the mortgage assets. For example, under the
Federal Comprehensive Environmental Response, Compensation and Liability Act, as
amended, and possibly under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action if hazardous wastes or hazardous substances have been released or disposed of on the property. Such costs may be substantial. It is possible that costs for remedial action could become a liability of a trust fund. Such costs would reduce the amounts otherwise distributable to holders of certificates or notes if a mortgaged property securing a mortgage loan became the property of a trust fund and if such trust fund incurred such costs.
Moreover, certain states by statute impose a priority lien for any such costs incurred by such state on the property. In such states, liens for the cost of any remedial action have priority even over prior recorded liens. In these states, the security interest of the trustee in a property that is subject to such a lien could be adversely affected.

                                        7

Security Interests in Manufactured Homes May Be Lost

      The method of perfecting a security interest in a manufactured home depends on the laws of the state in which the manufactured home is located and, in some cases, the facts and circumstances surrounding the location of the manufactured home (for example, whether the manufactured home has become permanently affixed to its site). If a manufactured home is moved from one state to another, the master servicer, or the sub-servicer must take steps to re-perfect the security interest under the laws of the new state. Generally, the master servicer or the sub-servicer would become aware of the need to take such steps following notice due to the notation of the lender's lien on the applicable certificate of title. However, if through fraud or administrative error the master servicer, the servicer or the sub-servicer did not take such steps in a timely manner, the perfected status of the lien on the related manufactured home could be lost.

      Similarly, if a manufactured home were to become or be deemed to be permanently affixed to its site, the master servicer, or sub-servicer may have to take additional steps to maintain the priority and/or perfection of the security interest granted by the related manufactured housing contract. Although the borrower will have agreed not to permit the manufactured home to become or to be deemed to be permanently affixed to the site, we cannot assure you that the borrower will comply with this agreement. If the borrower does not comply, the applicable servicer would be unlikely to discover such noncompliance, which would hinder the servicer's ability to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the manufactured home.

Residential Real Estate Values May Fluctuate and Adversely Affect Your
  Investment in the Securities

      We cannot assure you that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the mortgage loans, and any secondary financing on the mortgaged properties, in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

      In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any mortgage pool. For example, in the case of multifamily loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions;
increasing labor and material costs; and the relative attractiveness to tenants of the mortgaged properties. To the extent that credit enhancements do not cover such losses, such losses will be borne, at least in part, by the holders of the securities of the related series.

Increased Use of New Mortgage Loan Products by Borrowers May Result in Decline
  in Real Estate Values Generally

      In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies

                                        8

and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

The Trust May Contain Mortgage Assets Secured by Subordinated Liens; These
  Mortgage Assets Are More Likely Than Mortgage Assets Secured by Senior Liens
  to Experience Losses

      The trust may contain mortgage assets that are in a subordinate lien position. Mortgages or deeds of trust securing subordinate mortgage assets will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a subordinate lender may only foreclose in a manner that is consistent with the rights of the senior lender. As a result, the subordinate lender generally must either pay the related senior lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage asset. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any subordinate mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

      An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a subordinate mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of any senior liens. In circumstances where the applicable servicer determines that it would be uneconomical to foreclose on the related mortgaged property, the servicer may write off the entire outstanding principal balance of the related subordinate lien mortgage loan as bad debt.

Violation of Various Federal, State and Local Laws May Result in Losses on the
  Mortgage Loans

      There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the
U.S. Department of Justice, the U.S. Department of Housing and Urban Development
and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

      Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, ownership, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

      o the Federal Truth in Lending Act and Regulation Z promulgated under that
Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that
Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of

                                        9

public assistance or the exercise of any right under the Consumer Credit
Protection Act, in the extension of credit; and

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

      Violations of certain provisions of these federal, state and local laws may limit the ability of the applicable servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the related trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

If Consumer Protection Laws are Violated in the Origination or Servicing of the
  Loans, Losses on Your Investment Could Result

      In addition to federal laws, most states and some local governments have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or the sub-servicer to collect interest or principal on the mortgage assets and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or the sub-servicer's ability to collect interest or principal on a mortgage loan may result in a loss to you.

      The mortgage loans may also be governed by federal laws relating to the origination and underwriting of mortgage loans. These laws:

      o     require specified disclosures to the borrowers regarding the terms of the mortgage loans;

      o     prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

      o     regulate the use and reporting of information related to the borrower's credit experience;

      o     require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

      o     permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

      o     limit the ability of the master servicer or the sub-servicer to collect full amounts of interest on some mortgage assets and interfere with the ability of the master servicer or the
            sub-servicer to foreclose on some mortgaged properties.

      If particular provisions of these federal laws are violated, the master servicer or the sub-servicer may be unable to collect all or part of the principal or interest on the mortgage assets. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

Assets of the Trust or Trust Fund May Include Mortgage Loans Originated Under
  Less Stringent Underwriting Standards

      The assets of the trust or trust fund may include residential mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from

                                       10

traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the securities may be deemed to be at greater risk of loss than if the mortgage loans were made to other types of borrowers.

      The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on these mortgage loans may have an impaired or unsubstantiated credit history.
As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Assets of the Trust or Trust Fund May Include Delinquent and Sub-Performing
  Residential Mortgage Loans

      The assets of the trust or trust fund may include residential mortgage loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

      o     the rate of defaults and prepayments on the residential mortgage loans to increase; and

      o     in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

Value of Collateral Securing Cooperative Loans May Diminish in Value

      Certain of the mortgage loans may be cooperative loans. The cooperative
(1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.
Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans. See "Legal Aspects of the
Mortgage Loans - General - Cooperative Loans" in this prospectus.

Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on
  Loans

      The depositor and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to

                                       11

determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

      The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers described above should be treated as true sales, and not as pledges.
The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

      However, there can be no assurance that a bankruptcy court would not recharacterize the transfers described above as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the related series of securities. Even if a request to recharacterize these transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

The Securities Are Not Suitable Investments for All Investors

      The certificates and the notes are complex investments that are not appropriate for all investors. The interaction of the factors described in this prospectus and the related prospectus supplement is difficult to analyze and may change from time to time while the certificates or notes of a series are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or notes of a series or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates or notes should consider such an investment.

Your Investment May Not Be Liquid

      The underwriter intends to make a secondary market in the securities, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The related prospectus supplement may specify that the securities are not "mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended. In that case, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of those securities. See "Legal
Investment" in this prospectus and in the related prospectus supplement.

                                       12

The Ratings on Your Certificates Could Be Reduced or Withdrawn

      Each rating agency rating the securities may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the securities, the liquidity and market value of the affected securities is likely to be reduced.

Conflicts of Interest between the Master Servicer and the Trust

      The master servicer or an affiliate of the master servicer may initially own all or a portion of certain classes of the securities. The timing of mortgage loan foreclosures and sales of the related mortgaged properties, which will be under the control of the master servicer, may affect the weighted average lives and yields of the securities. Although the servicing standard in the related servicing agreement will obligate the master servicer to service the mortgage loans without regard to the ownership or non ownership of any securities by the master servicer or any of its affiliates, you should consider the possibility that the timing of such foreclosures or sales may not be in the best interests of all securityholders. You should also consider that, other than the general servicing standard described above, no specific guidelines will be set forth in the related servicing agreement to resolve or minimize potential conflicts of interest of this sort.

Servicing Fee May be Insufficient to Engage Replacement Master Servicers or
  Servicers

      To the extent that the prospectus supplement indicates that the fee payable to the Master Servicer or other servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement
Master Servicer or other servicer to accept an appointment for the related series. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement Master Servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the related series.

You May Have Income for Tax Purposes Prior to Your Receipt of Cash

      Securities purchased at a discount and securities purchased at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder's receiving the related cash payments.

      In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax
Consequences" in this prospectus. Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal.
The holder's share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

      o     generally, will not be subject to offset by losses from other activities,

      o     for a tax-exempt holder, will be treated as unrelated business taxable income, and

      o     for a foreign holder, will not qualify for exemption from
            withholding tax.

      Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition,
REMIC residual certificates are subject to certain restrictions on transfer.
Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow

                                       13

characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. See "Federal
Income Tax Consequences" in this prospectus.

                            THE TRUSTS OR TRUST FUNDS

      A trust or trust fund for a series of securities will consist primarily of mortgage assets consisting of:

      1.    a mortgage pool* comprised of:

      o     Single family loans. "Single family loans" consist of mortgage loans secured by one- to four-family residential properties (which may have mixed residential and commercial uses),

      o     Multifamily loans. "Multifamily loans" consist of mortgage loans secured by multifamily residential properties (which may have mixed residential and commercial uses),

      o     Cooperative loans. "Cooperative loans" consist of loans secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

      o     Manufactured housing contracts. "Manufactured housing contracts"
            consist of conditional sales contracts and installment sales or loan agreements secured by manufactured housing,

      o     Revolving credit line mortgage loans. "Revolving credit line mortgage loans" consist of mortgage loans (or certain revolving credit line mortgage loan balances) secured by one- to four-family or multifamily residential properties (which may have mixed residential and commercial uses), the unpaid principal balances of which may vary during a specified period of time as the related line of credit is repaid or drawn down by the borrower from time to time, and/or

      o     Commercial real estate loans. "Commercial real estate loans" consist of mortgage loans secured by commercial real estate properties;
            provided that such loans will not constitute 10% or more, by principal balance, of the pool of assets for any series of securities;

      2. mortgage pass-through securities issued or guaranteed by the Government
National Mortgage Association, Federal National Mortgage Association, Federal
Home Loan Mortgage Corporation or other government agencies or government-sponsored agencies, which are referred to in this prospectus as
"agency securities"; and/or

      3. mortgage-backed securities issued by entities other than government agencies or government-sponsored agencies, which are referred to in this prospectus as "privately issued mortgage-backed securities", in each case, as specified in the related prospectus supplement, together with payments in respect of such mortgage assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related prospectus supplement.

      The single and multifamily loans, the cooperative loans, the manufactured housing contracts and the revolving credit line mortgage loans are sometimes referred to in this prospectus as the "mortgage loans." If the related prospectus supplement so specifies, certain certificates in a series of certificates or certain notes in a series of notes will evidence the entire beneficial ownership interest in, or the debt

- ------------------------

* Whenever the terms "mortgage pool" and "securities" are used in this prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific mortgage pool and the securities representing certain undivided interests in, or the debt obligations of, a single trust fund consisting primarily of the mortgage loans in such mortgage pool. Similarly, the term "interest rate" will refer to the interest rate borne by the securities of one specific series and the term "trust fund" will refer to one specific trust fund or the trust which owns the assets of such trust fund.

                                       14

obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets. The certificates and notes are sometimes referred to in this prospectus as the securities.

      We will acquire the mortgage assets, either directly or through affiliates, from originators or other entities, who are referred to as
"lenders," or in the market and we will convey the mortgage assets to the related trust fund.

      As used in this prospectus, "Agreement" means, (1) with respect to the certificates of a series, the pooling and servicing agreement or the trust agreement and (2) with respect to the notes of a series, the indenture or the master servicing agreement, as the context requires.

      The following is a brief description of the assets expected to be included in a trust or a trust fund. If specific information respecting assets is not known at the time that the related securities of a series are initially offered, more general information of the nature described below will be provided in the related prospectus supplement. Specific information will be filed in a report on
Form 8-K to be filed with the Securities and Exchange Commission within four business days after the initial issuance of such securities. A copy of the pooling and servicing agreement or the trust agreement and/or the indenture, as applicable, with respect to each series will be in a report on Form 8-K. You will be able to inspect such agreements at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the mortgage assets relating to such series will be attached to the Agreement delivered to the trustee upon delivery of the securities.

The Mortgage Loans - General

      The real property and manufactured homes, as the case may be, that secure repayment of the mortgage loans, which this prospectus refers to as the mortgaged properties, may be located in any one of the fifty states or the
District of Columbia, Guam, Puerto Rico or any other territory of the United
States. Certain mortgage loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal
Housing Authority - also referred to as the "FHA" - or partially guaranteed by the Veterans Administration - also referred to as the "VA" or the Rural Housing
Service of the United State Department of Agriculture - also referred to as
"RHS" - as specified in the related prospectus supplement and described below.
Primary mortgage guaranty insurance policies (each a "primary insurance policy")
may wholly or partially cover mortgage loans with certain Loan-to-Value Ratios or certain principal balances. The related prospectus supplement will describe the existence, extent and duration of any such coverage.

      Mortgage loans in a mortgage pool will provide that borrowers make payments monthly or bi-weekly or as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, payments will be due on the first day of each month for all of the monthly-pay mortgage loans in a mortgage pool. The related prospectus supplement will describe the payment terms of the mortgage loans included in a trust fund. Such payment terms may include any of the following features:

      o     Borrowers may pay interest at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate.
            Periodic adjustment limitations, maximum rates, minimum rates or a combination of such limitations may apply to changes to an adjustable rate. Accrued interest may be deferred and added to the principal of a mortgage loan for such periods and under such circumstances as the related prospectus supplement may specify.
            Mortgage loans may provide for the payment of interest at a rate lower than the specified interest rate on the mortgage loan for a period of time or for the life of the mortgage loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source or may be treated as accrued interest added to the principal of the mortgage loan;

                                       15

      o     Principal may be payable on a level debt service basis to amortize the mortgage loan fully over its term. Principal may be calculated on the basis of an assumed amortization schedule that is
            significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the mortgage loan or may not be amortized during all or a portion of the original term. A mortgage loan as to which substantial payment of principal is due on the maturity date is referred to as a balloon loan, and the final payment is referred to as a balloon payment.
            Payment of all or a substantial portion of the principal may be due on maturity. Principal may include deferred interest that has been added to the principal balance of the mortgage loan;

      o     Periodic payments of principal and interest (also referred to as scheduled payments) may be fixed for the life of the mortgage loan or may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum monthly payments. Certain mortgage loans, sometimes called graduated payment mortgage loans, may (1) require the monthly payments of principal and interest to increase for a specified period or (2) provide for deferred payment of a portion of the interest due monthly during such period, and add such interest to the principal balance of the mortgage loan. This procedure is referred to as negative amortization. In a negatively amortizing loan, the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other mortgage loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal; and

      o     A prepayment fee may apply to prepayments of principal. Such prepayment fee may be fixed for the life of the mortgage loan or may decline over time. Certain mortgage loans may permit prepayments after expiration of a lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other mortgage loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The mortgage loans may include due-on-sale clauses, which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale by the mortgagor or certain transfers of the related mortgaged property. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the lender.

      Each prospectus supplement will contain information, as of a date specified in such prospectus supplement and to the extent then specifically known to us, about the mortgage loans contained in the related mortgage pool, including:

      o     the aggregate principal balance and the average principal balance of the mortgage loans as of the date specified in the related prospectus supplement,

      o     the type of property securing the mortgage loans (e.g., one- to four-family houses, vacation and second homes, manufactured homes, multifamily apartments, leasehold interests, investment properties, condotels-which generally are condominium units at properties that may include features similar to those commonly found at hotels, such as maid service, a front desk or resident manager, rental pools and commercial space, or such other amenities as may be described in the related prospectus supplement-or other real property),

      o     the original terms to maturity of the mortgage loans,

      o     the aggregate principal balance of mortgage loans having
            Loan-to-Value Ratios at origination exceeding 80%,

                                       16

      o     the specified interest rate or accrual percentage rates or range of specified interest rates or accrual percentage rates borne by the mortgage loans, and

      o     the geographical distribution of the mortgage loans on a
            state-by-state basis.

      The "Loan-to-Value Ratio" of a mortgage loan at any time is the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the mortgage loan and the denominator of which is the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to manufactured housing contracts and certain mortgage loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such mortgage loan and (b) the sales price for such property. In the case of
Refinance Loans, the collateral value of the related mortgaged property generally is the appraised value of the mortgaged property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the
Loan-to-Value Ratio of a manufactured housing contract relating to a new manufactured home, the collateral value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories"
identified in the invoice plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealer's
Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

      We will cause the mortgage loans comprising each mortgage pool to be assigned to the trustee named in the related prospectus supplement for the benefit of the holders of the certificates or notes, as applicable, of the related series. To the extent one or more servicers or master servicers are appointed for a related series (each, a "Master Servicer"), they will be required to service the mortgage loans, either directly or through sub-servicers, pursuant to the pooling and servicing agreement or, if the series includes notes, pursuant to a servicing agreement among us, the Master Servicer and the related trust or trust fund. Alternately, the trustee may also serve in the capacity of the master servicer if so specified in the related prospectus supplement or applicable Agreement. The related prospectus supplement will identify any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related securities and any other material servicer that is responsible for performing an aspect of the servicing on which the securities would be materially dependent. The Master Servicer or sub-servicers will receive a fee for such services. With respect to mortgage loans serviced by a Master
Servicer through a sub-servicer, the Master Servicer will remain liable for its servicing obligations under the applicable agreement, as if the Master Servicer alone were servicing such mortgage loans.

      With respect to a series of securities, to the extent specified in the related prospectus supplement, we will obtain certain representations and warranties from the entities from whom we purchase the mortgage loans. To the extent specified in the related prospectus supplement, we will assign our rights with respect to such representations and warranties to the trustee for such series of notes or such series of certificates, as applicable. We will have obligations with respect to a series only to the extent specified in the related prospectus supplement. The obligations of each Master Servicer with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related agreement and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the mortgage loans in the amounts described under "Description of the
Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement provide.

                                       17

Single Family and Cooperative Loans

      Single family loans will consist of mortgage loans, deeds of trust or other beneficial interests in mortgage loans or deeds of trust, secured by liens on one- to four-family residential or mixed residential and commercial use properties. The single family loans may include loans secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative loans will be secured by security interests in or similar liens on stock, shares or membership certificates issued by private, nonprofit, cooperative housing corporations, known as cooperatives, and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such cooperatives' buildings. Single family loans and cooperative loans may be conventional (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Single family loans and cooperative loans will have individual principal balances at origination of not less than $5,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as the related prospectus supplement specifies.

      The mortgaged properties relating to single family loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units, which may be part of a mixed use property. Such mortgaged properties may include vacation and second homes, investment properties and leasehold interests. Certain mortgage loans may be originated or acquired in connection with employee relocation programs.

Multifamily Loans

      Multifamily loans will consist of mortgage loans, deeds of trust or other beneficial interests in mortgage loans or deeds of trust, secured by liens on rental apartment buildings or projects containing five or more residential units and which may be part of a mixed use property. Such loans may be conventional loans or FHA-insured loans, as the related prospectus supplement specifies.
Multifamily loans generally will have original terms to stated maturity of not more than 40 years or as otherwise specified in the related prospectus supplement.

      Mortgaged properties which secure multifamily loans may include high-rise, mid-rise and garden apartments. Apartment buildings that the cooperative owns may secure certain of the multifamily loans. The cooperative owns all the apartment units in the building and all common areas. Tenant-stockholders own the cooperative. Through ownership of stock, shares or membership certificates in the corporation, the tenant-stockholders receive proprietary leases or occupancy agreements, which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative's ability to meet debt service obligations on a multifamily loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. In some cases, unanticipated expenditures may have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

      The manufactured housing contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a manufactured home. Manufactured housing contracts may be conventional, insured by the FHA or partially guaranteed by the VA or the RHS, as specified in the related prospectus supplement. Each manufactured housing contract will be fully

                                       18

amortizing and will bear interest at its accrual percentage rate. Manufactured housing contracts will have individual principal balances at origination of not less than $5,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related prospectus supplement.

      The "manufactured homes" securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the home; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the
Secretary of Housing and Urban Development and complies with the standards established under this chapter." In the past, manufactured homes were commonly referred to as "mobile homes."

Revolving Credit Line Mortgage Loans

      Revolving credit line mortgage loans may consist, in whole or in part, of mortgage loans or other beneficial interests in mortgage loans or certain revolving credit line mortgage loan balances. Interest on each revolving credit line mortgage loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a revolving credit line mortgage loan, principal amounts on such revolving credit line mortgage loan may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line mortgage loans will automatically become part of the trust fund described in the prospectus supplement. As a result, the aggregate balance of the revolving credit line mortgage loans will fluctuate from day to day as new draws by borrowers are added to the trust fund and principal payments are applied to such balances and such amounts will usually differ each day. The full amount of a closed-end revolving credit line mortgage loan is advanced at the inception of the revolving credit line mortgage loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the revolving credit line mortgage loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated
maturity of closed-end revolving credit line mortgage loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end revolving credit line mortgage loans may exceed
360 months.

      Under certain circumstances, under a revolving credit line mortgage loan, a borrower may choose an interest-only payment option, during which the borrower is obligated to pay only the amount of interest that accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal.
An interest-only payment option may terminate at the end of a specific period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the revolving credit line mortgage loan.

Agency Securities

      Government National Mortgage Association. Government National Mortgage
Association, commonly known as GNMA ("GNMA"), is a wholly-owned corporate instrumentality of the United States with the United States Department of
Housing and Urban Development. Section 306(g) of Title II of the National
Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates, known as GNMA certificates, which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of
1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code or by the RHS
under Title V of the Housing Act of 1949. The mortgage loans insured by the FHA are referred to as FHA Loans ("FHA Loans"). The

                                       19

loans partially guaranteed by the VA are referred to as VA Loans ("VA Loans"), and loans partially guaranteed by the RHS are referred to as RHS Loans ("RHS
Loans").

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the
Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

      GNMA Certificates. Each GNMA certificate that a trust fund holds (which may be issued under either the GNMA I Program or the GNMA II Program) will be a
"fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern, known as a GNMA issuer, approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA
Loans, VA Loans and/or RHS Loans. Each GNMA certificate which is issued under the GNMA I Program is a "GNMA I Certificate," and each GNMA certificate which is issued under the GNMA II Program is a "GNMA II Certificate." The mortgage loans underlying the GNMA certificates will consist of FHA Loans, VA Loans, RHS loans and other loans eligible for inclusion in loan pools underlying GNMA certificates. A one- to four-family residential or mixed use property or a manufactured home secures each such mortgage loan. GNMA will approve the issuance of each such GNMA certificate in accordance with a guaranty agreement between GNMA and the GNMA issuer. Pursuant to its guaranty agreement, a GNMA issuer will advance its own funds to make timely payments of all amounts due on each such GNMA certificate, even if the payments received by the GNMA issuer on the FHA Loans, VA Loans or RHS Loans underlying each such GNMA certificate are less than the amounts due on each such GNMA certificate.

      GNMA will guarantee the full and timely payment of principal of and interest on each GNMA certificate. GNMA's guarantee is backed by the full faith and credit of the United States. Each such GNMA certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA certificate will be based on and backed by a pool of FHA Loans, VA Loans or RHS Loans secured by one- to four-family residential or mixed use properties or manufactured homes. Each such
GNMA certificate will provide for the payment by or on behalf of the GNMA issuer to the registered holder of such GNMA certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan, VA Loan or RHS Loans underlying such GNMA certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan, VA Loan or RHS Loans and the pass-through rate on the GNMA certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA
Loans, VA Loans or RHS Loans underlying such GNMA certificate and Liquidation
Proceeds in the event of a foreclosure or other disposition of any such FHA
Loans, VA Loans or RHS Loans.

      If a GNMA issuer is unable to make the payments on a GNMA certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA certificate. In the event the GNMA issuer makes no payment and the GNMA issuer fails to notify and request GNMA to make such payment, the holder of such GNMA certificate will have recourse only against GNMA to obtain such payment. The trustee or its nominee, as registered holder of the GNMA certificates held in a trust fund, will have the right to proceed directly against GNMA under the terms of the guaranty agreements relating to such GNMA certificates for any amounts that are not paid when due.

      All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I
Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

                                       20

      Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point.
The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each GNMA certificate held in a trust fund will be comprised of interest due as specified on such GNMA certificate plus the scheduled principal payments on the FHA Loans, VA Loans or
RHS Loans underlying such GNMA certificate due on the first day of the month in which the scheduled monthly installments on such GNMA certificate is due. Such regular monthly installments on each such GNMA certificate are required: (i) to be paid to the trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate, and (ii) to be mailed to the trustee by the 20th day of each month in the case of a GNMA II Certificate. Any Principal
Prepayments on any FHA Loans, VA Loans or RHS Loans underlying a GNMA certificate held in a trust fund or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of such
GNMA certificate.

      GNMA certificates may be backed by graduated payment mortgage loans or by
"buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan.
Payments due to the registered holders of GNMA certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated
interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA issuer will be the same irrespective of whether graduated payment mortgage loans or buydown loans back the GNMA certificates. No statistics comparable to the
FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA certificates related to a series of certificates may be held in book-entry form.

      If a related prospectus supplement so specifies, multifamily mortgage loans having the characteristics specified in such prospectus supplement may back the GNMA certificates.

      The GNMA certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. The related prospectus supplement will describe any such different characteristics and terms.

      Federal National Mortgage Association. The Federal National Mortgage
Association, commonly referred to as Fannie Mae ("Fannie Mae"), is a federally chartered and privately owned corporation organized and existing under the
Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie
Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      Fannie Mae Certificates. Fannie Mae certificates are guaranteed mortgage pass-through certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

                                       21

      Mortgage loans underlying Fannie Mae certificates that a trust fund holds will consist of conventional mortgage loans, FHA Loans, VA Loans or RHS Loans.
Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans, VA Loans or RHS Loans are expected to be 30 years.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.
The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between
50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate. If the related prospectus supplement so specifies, adjustable rate mortgages may back the Fannie Mae certificates.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae certificate on the underlying mortgage loans, whether or not received. Fannie Mae also guarantees that it will distribute such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the
Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, the United States and its agencies are not obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Fannie Mae certificates.

      Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae certificate register in the case of fully registered Fannie
Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered
Fannie Mae certificates, distributions thereon will be made by check.

      The Fannie Mae certificates included in a trust fund, and the related underlying mortgage loans, may have characteristics and terms different from those discussed in this prospectus. The related prospectus supplement will describe any such different characteristics and terms.

      Federal Home Loan Mortgage Corporation. The Federal Home Loan Mortgage
Corporation, commonly referred to as Freddie Mac ("Freddie Mac"), is a publicly held United States government-sponsored enterprise created pursuant to the
Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home
Finance Act of 1970, as amended, commonly known as the FHLMC Act. Freddie Mac was established primarily to increase the availability of mortgage credit for the financing of urgently needed housing. Freddie Mac seeks to provide an enhanced degree of liquidity for residential mortgage investments by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans.
Freddie Mac then sells the mortgage loans or

                                       22

participations so purchased in the form of mortgage securities, primarily
Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans, VA Loans or RHS Loans. Such loans are commonly referred to as a Freddie Mac certificate group. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A
Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or
Guarantor Program.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Freddie Mac certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by such Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share of such principal, but does not, except if and to the extent specified in the prospectus supplement for a series of Freddie Mac certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees,
Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (a) 30 days following foreclosure sale, (b) 30 days following payment of the claim by any mortgage insurer, or (c) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie
Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold.
The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any
Federal Home Loan Bank. The Freddie Mac certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States.
If Freddie Mac was unable to satisfy such obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquent payments and defaults on such mortgage loans would affect monthly distributions to holders of Freddie Mac certificates.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by
Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller of the mortgage loans. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans

                                       23

from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield
(expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash
Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie
Mac rather than on the interest rate on the underlying mortgage loans. Under
Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie
Mac.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie
Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by
Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of such Freddie Mac certificates in accordance with such holders' instructions.

      Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each stripped mortgage-backed security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency certificates. The yield on and value of stripped mortgage-backed securities are extremely sensitive to the timing and amount of Principal Prepayments on the underlying securities. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac,
Fannie Mae, GNMA or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as such entity guarantees the underlying securities backing such stripped agency security.

      Other Agency Securities. If the related prospectus supplement so specifies, a trust fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The related prospectus supplement will describe the characteristics of any such mortgage pass-through certificates. If so specified, a trust fund may hold a combination of different types of agency securities.

Private Mortgage-Backed Securities

      General. Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities ("PMBS") will have been issued pursuant to a pooling and servicing agreement - a "PMBS pooling and servicing agreement." The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the "PMBS servicer," of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the "PMBS trustee." The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers

                                       24

who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by the Department of Housing and Urban Development as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify. The Department of Housing and Urban
Development is sometimes referred to as HUD.

      The PMBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the PMBS: (1) neither the issuer of the PMBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the PMBS and the related series of securities to be issued; (2) neither the issuer of the PMBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the PMBS without registration under the Securities Act of 1933, as amended. If the issuer of the PMBS is required to file reports under the
Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the PMBS issuer. The PMBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If the related prospectus supplement so specifies, the PMBS issuer may be one of our affiliates where the
PMBS have been previously registered under the Securities Act of 1933, as amended or the PMBS themselves are exempt from registration under Section 3 of the Securities Act of 1933, as amended. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed. The related prospectus supplement will state the market price of the PMBS and the basis on which the market price was determined.

      Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the
PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

      Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon payments or other special payment features. Each underlying mortgage loan may be secured by single family property, multifamily property, manufactured home or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative. In general, the underlying loans will be similar to the mortgage loans that may be directly part of the mortgage assets.

      Credit Support Relating to Private Mortgage-Backed Securities. Credit
support in the form of subordination of other private mortgage certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

                                       25

      Additional Information. The prospectus supplement for a series for which the trust fund includes private mortgage-backed securities will specify:

      1. the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund,

      2. certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

      o     the payment features of such mortgage loans,

      o     the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity,

      o     the servicing fee or range of servicing fees with respect to the mortgage loans,

      o     the minimum and maximum stated maturities of the underlying mortgage loans at origination and

      o     delinquency experience with respect to the mortgage loans,

      3. the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate,

      4. the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities,

      5. certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to such private mortgage-backed securities themselves,

      6. the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities, and

      7. If the issuer of the PMBS is required to file reports under the
Exchange Act of 1934, as amended, the related prospectus supplement will describe how to locate such reports of the PMBS issuer.

U.S. Government Securities

      If the related prospectus supplement so specifies, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S.
Government Securities") may be included in the trust assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.

Substitution of Mortgage Assets

      If the related prospectus supplement so provides, substitution of mortgage assets will be permitted in the event of breaches of representations and warranties with respect to any original mortgage asset. Substitution of mortgage assets also will be permitted in the event the trustee or such other party specified in the prospectus supplement determines that the documentation with respect to any mortgage asset is incomplete. The related prospectus supplement will indicate the period during which such substitution will be permitted and any other conditions to substitution.

                                       26

Pre-Funding and Capitalized Interest Accounts

      If the related prospectus supplement so specifies, a trust fund will include one or more segregated trust accounts, known as "pre-funding accounts,"
established and maintained with the trustee for the related series. If so specified, on the closing date for such series, a portion of the proceeds of the sale of the securities of such series (such amount generally to be equal to the excess of (a) the principal amounts of securities being sold over (b) the principal balance (as of the related cut-off date) of the mortgage assets on the closing date), will be deposited in the pre-funding account and may be used to purchase additional mortgage loans during the pre-funding period specified in the related prospectus supplement. The pre-funding period will not exceed one year and the portion of the proceeds for the related series that is to be used for the purchase of additional mortgage loans will not be in excess of 50% of the total proceeds from the offering of the related series. The mortgage loans to be so purchased will be required to have certain characteristics specified in the related prospectus supplement. Each additional mortgage loan so purchased must conform to the representations and warranties in the applicable Agreement.
Therefore, the characteristics of the mortgage assets at the end of the pre-funding period will conform in all material respects to the characteristics of the mortgage assets on the closing date. If any of the principal balance of the trust assets as of the closing date that were deposited in the pre-funding account remain on deposit at the end of the pre-funding period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the securities of the applicable series. Pending the acquisition of additional assets during the pre-funding period, all amounts in the pre-funding account will be invested in Permitted Investments, as defined under "Credit
Enhancement--Reserve and Other Accounts." It is expected that substantially all of the funds deposited in the pre-funding account will be used during the related pre-funding period to purchase additional assets as described above. If, however, amounts remain in the pre-funding account at the end of the pre-funding period, such amounts will be distributed to the securityholders, as described in the related prospectus supplement.

      If a pre-funding account is established, one or more segregated trust accounts, known as "capitalized interest accounts", may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the capitalized interest account and used to fund the excess, if any, of (a) the sum of (1) the amount of interest accrued on the securities of such series and (2) if the related prospectus supplement so specifies, certain fees or expenses during the pre-funding period such as trustee fees and credit enhancement fees, over (b) the amount of interest available to pay interest on such securities and, if applicable, such fees and expenses from the mortgage assets or other assets in the trust fund. Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

                                 USE OF PROCEEDS

      We intend to use the net proceeds from the sale of the securities of each series to repay short-term loans, if any, incurred to finance the purchase of the trust assets related to such securities, to acquire certain of the trust assets to be deposited in the related trust fund, and/or to pay other expenses connected with pooling such assets and issuing securities.

                                  THE DEPOSITOR

      We are a Delaware corporation organized on December 5, 1986. We are engaged in the business of acquiring mortgage assets and selling interests in mortgage assets or notes secured by, or certificates backed by, such mortgage assets. We are a wholly-owned subsidiary of Goldman Sachs Mortgage Company, a
New York limited partnership, and an affiliate of Goldman, Sachs & Co. We maintain our principal office at 85 Broad Street, New York, New York 10004. Our telephone number is (212) 902-1000.

                                       27

      We do not have, nor do we expect in the future to have, any significant assets.

                                   THE SPONSOR

      The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor may be Goldman Sachs Mortgage Company, a New
York limited partnership and the parent of the depositor. GSMC was formed in
1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is The Goldman Sachs Group, Inc. (NYSE:GS). GSMC's executive offices are located at 85 Broad Street, New York, New York 10004, telephone number (212) 902-1000. GSMC purchases closed, independently funded, first- and subordinate-lien residential mortgage loans for its own investment, securitization, or resale. In addition, GSMC provides warehouse and repurchase financing to mortgage lenders. GSMC does not service loans. Instead GSMC contracts with another entity to service the loans on its behalf. GSMC also may engage in the secondary market activities noted above for non-real estate-secured loans in certain jurisdictions and other activities, but its principal business activity involves real estate-secured assets.

      GSMC has been active as a sponsor in the securitization market since 2001.
As a sponsor, GSMC acquires residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

      As of December 31, 2006, GSMC has sponsored the securitization of approximately $162 billion of residential mortgage loans, which include prime, subprime, Alt-A, FHA/VA/RHS, second lien, home equity line of credit, "scratch and dent," re-performing and seasoned loans, among others.

      GSMC acquires residential mortgage loans in two contexts:

            (1)   through bulk purchases, generally consisting of mortgage loan pools greater than $50 million; and

            (2)   through conduit purchases.

      Prior to acquiring any mortgage loans, GSMC will conduct a review of the related mortgage loan seller. GSMC's review process consists of reviewing select financial information for credit and risk assessment and underwriting guideline review, senior level management discussion and background checks. The scope of the loan due diligence will depend on the credit quality of the mortgage loans.

      The underwriting guideline review considers mortgage loan origination processes and systems. In addition, such review considers corporate policy and procedures relating to HOEPA and state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and material investors.

      Servicers are assessed based upon review of systems and reporting capabilities (as compared against industry standard), review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, GSMC conducts background checks, meets with senior management to determine whether the servicer complies with industry standards and otherwise monitors the servicer on an ongoing basis.

                               THE MORTGAGE LOANS

General

      We will have purchased the mortgage loans, either directly or through affiliates, from lenders or other loan sellers who may or may not be affiliated with us. We do not originate mortgage loans. In general, each lender or loan seller will represent and warrant that all mortgage loans originated and/or sold by it to

                                       28

us or one of our affiliates will have been underwritten in accordance with standards consistent with those used by mortgage lenders or manufactured home lenders during the period of origination or such other standards as we have required of such lender or loan seller, in any case, as specified in the applicable prospectus supplement. We may elect to re-underwrite some of the mortgage loans based upon our own criteria. As to any mortgage loan insured by the FHA or partially guaranteed by the VA or the RHS, the lender will represent that it has complied with underwriting policies of the FHA, the VA or the RHS, as the case may be.

      The lender or an agent acting on the lender's behalf applies the underwriting standards to evaluate the borrower's credit standing and repayment ability, and to evaluate the value and adequacy of the mortgaged property as collateral. In general, the lender may require that a prospective borrower fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As a part of the description of the borrower's financial condition, the lender may require the borrower to provide a current list of assets and liabilities and a statement of income and expense as well as an authorization to apply for a credit report, which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy.
The lender may obtain employment verification from an independent source
(typically the borrower's employer). The employment verification reports the length of employment with that organization, the current salary and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the lender may require the borrower to submit copies of signed tax returns. The lender may require the borrower to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In determining the adequacy of the mortgaged property as collateral, the lender will generally obtain an appraisal to determine the fair market value of each property considered for financing.

      In the case of single family loans, cooperative loans and manufactured housing contracts, once all applicable employment, credit and property information is received, the lender makes a determination as to whether the prospective borrower has sufficient monthly income available (as to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property such as property taxes and hazard insurance).
The underwriting standards applied by lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

      A lender may originate mortgage loans under a reduced documentation program with balances that exceed, in size or other respects, general agency criteria. A reduced documentation program facilitates the loan approval process and improves the lender's competitive position among other loan originators.
Under a reduced documentation program, more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

      Certain of the types of mortgage loans that may be included in the mortgage pools are recently developed. These types of mortgage loans may involve additional uncertainties not present in traditional types of loans. For example, certain of such mortgage loans may provide that the mortgagor or obligors make escalating or variable payments. These types of mortgage loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make the monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

      We may, in connection with the acquisition of mortgage loans, re-underwrite the mortgage loans based upon criteria we believe are appropriate depending to some extent on our or our affiliates' prior experience with the lender and the servicer, as well as our prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to us on a tape with respect to a percentage of the mortgage loans we deem appropriate in the circumstances. We will not undertake any independent investigations of the creditworthiness of particular obligors.

                                       29

Goldman Sachs Mortgage Conduit Program Underwriting Guidelines

      If so specified in the related prospectus supplement, we may acquire mortgage loans from GSMC that GSMC acquired through its conduit program.

      The information set forth below has been provided by GSMC.

      All of the mortgage loans that GSMC may acquire through its conduit program will be acquired generally in accordance with the underwriting criteria described in this section. In certain instances, compensating factors demonstrated to the mortgage loan originator by a prospective borrower may warrant GSMC to make certain exceptions to these guidelines. In such instances
GSMC would purchase a mortgage loan that did not completely conform to the guidelines set out below.

      The underwriting guidelines used to originate certain of the mortgage loans acquired by GSMC are different from and, in some cases, less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac. The differences primarily relate to loan characteristics such as original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. Mortgage loans originated pursuant to underwriting standards different from those of Fannie Mae and Freddie Mac may experience higher rates of delinquency and/or credit losses than mortgage loans originated by Fannie Mae or
Freddie Mac. In addition, compensating factors demonstrated by a prospective borrower may warrant certain exceptions to the underwriting standards described in this section.

      Generally, each borrower applying for a mortgage loan must complete a credit application. The credit application is designed to provide the originating lender with relevant credit information about the prospective borrower such as information with respect to the borrower's assets, liabilities, income (except as described below), credit history, employment history and personal information. In addition, prospective borrowers generally must provide an authorization to apply for a credit report. A credit report summarizes the borrower's past credit experience with lenders and other debtors, including any record of bankruptcy. Sometimes, the borrower is required to authorize the originating lender to verify deposits at financial institutions identified by the borrower as institutions at which the borrower maintains demand or savings accounts. The originating lender may also consider certain non-wage income of the borrower in the underwriting process, including income derived from mortgaged properties that are investment properties or two- to four-unit dwellings. Generally, the originating lender will not consider income derived from vacation or second homes in the underwriting process. Certain borrowers with acceptable payment histories are not required to state their income on their loan application and, as a result, the originating lender does not verify their income.

      Based on the data referred to above (and verification of that data, to the extent required), the originating lender makes a determination about whether the borrower's monthly income (if required to be stated) will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed and revolving obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first twelve months of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months may equal no more than a specified percentage of the prospective borrower's gross income. The permitted percentage is determined on the basis of various underwriting criteria, including the LTV ratio of the mortgage loan and, in certain instances, the amount of liquid assets available to the borrower after origination.

      In addition to its "full" documentation program, loans acquired by GSMC through its conduit program may also be originated under the following limited documentation programs: "reduced income," "stated income," "stated income/stated
assets" or "no doc." These limited documentation programs are designed to streamline the underwriting process.

      The "reduced income," "stated income," "stated income/stated asset" and
"no doc" programs generally require less documentation and verification than do
"full" documentation programs.

                                       30

      Generally, the "full" documentation program requires information with respect to the borrower's income and assets (i.e., standard Fannie Mae/Freddie
Mac approved forms for verification of income/employment, assets and certain payment histories). However, alternative forms of standard verifications may also be used for income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under "full" documentation programs at least one year of income documentation is provided. Employment history must also be verified by the originating lender.

      Generally, the "reduced" documentation program requires similar information with respect to the borrower's income as a "full" documentation program. However, under "reduced" documentation programs only six months of income documentation is generally provided. Employment history must also be verified by the originating lender.

      Generally, under the "stated income" program, the borrower's income is stated on the credit application but not verified by the originator. However, employment history must be verified by the originating lender.

      Generally, under the "stated income/stated assets" program, both income and assets are stated on the loan application, but the originator verifies neither; although the stated income must be reasonable relative to the borrower's stated employment. However, employment history must be verified by the originating lender.

      Generally, under the "no doc" program, the borrower's income and assets are neither stated on the credit application nor verified by the originator. The underwriting for mortgage loans originated under a "no doc" program may be based primarily or entirely on the appraised value of the mortgaged property and the
LTV ratio at origination as well as on the payment history and credit score of the related borrower. Employment history is neither stated nor verified by the originating lender.

      The following charts summarize GSMC's maximum loan-to-value ratio requirements under its various documentation programs:

                               Full Documentation

              Owner Occupied         2nd Home        Non-Owner Occupied
             -----------------   -----------------   ------------------
 Minimum     Maximum   Maximum   Maximum   Maximum   Maximum   Maximum
FICO Score   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)
- ----------   -------   -------   -------   -------   -------   -------
   700        100%      100%       95%       95%       90%       90%
   680        100       100        95        95        90        90
   640        100       100        90        90        90        90
   620        100       100        90        90        85        90
   600        100       100        90        90        85        90
   580         90        95        90        90        80        90
   560         90        95        85        90        75         9
   540         85        95       n/a       n/a       n/a       n/a

(1)   The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                                       31

                              Reduced Documentation

              Owner Occupied         2nd Home        Non-Owner Occupied
             -----------------   -----------------   ------------------
 Minimum     Maximum   Maximum   Maximum   Maximum   Maximum   Maximum
FICO Score   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)
- ----------   -------   -------   -------   -------   -------   -------
   700        100%      100%       95%       95%       85%       90%
   680        100       100        90        90        85        90
   640        100       100        90        90        80        90
   620         95        95        85        90        75        90
   600         90        90        85        90        75        90
   580         90        90        80        90        75        90
   560         85        90        80        80        75        90
   540         80        90       n/a       n/a       n/a       n/a

(1)   The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

            Stated Income / Stated Income Stated Asset Documentation

              Owner Occupied         2nd Home        Non-Owner Occupied
             -----------------   -----------------   ------------------
 Minimum     Maximum   Maximum   Maximum   Maximum   Maximum   Maximum
FICO Score   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)
- ----------   -------   -------   -------   -------   -------   -------
   700        100%      100%       90%       90%       85%       90%
   680        100       100        90        90        80        90
   640         90       100        85        90        80        90
   620         85        90        80        90        75        90
   600         85        90        80        90        70        90
   580         80        90        75        90        70        90
   560         75        90        65        90        60        90

(1)   The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

                                No Documentation

              Owner Occupied         2nd Home        Non-Owner Occupied
             -----------------   -----------------   ------------------
 Minimum     Maximum   Maximum   Maximum   Maximum   Maximum   Maximum
FICO Score   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)   LTV(1)    CLTV(1)
- ----------   -------   -------   -------   -------   -------   -------
   700         95%       95%       85%       85%       80%       80%
   680         90        90        85        85        75        75
   660         85        85        80        80        70        70

(1)   The maximum permitted loan-to-value ratio and combined loan-to-value ratio may be reduced for: cash out refinances and debt consolidations, certain property types, and loan amount.

      An appraisal is generally conducted on each mortgaged property by the originating lender. The appraisal must be conducted in accordance with established appraisal procedure guidelines acceptable to the originator in order to determine the adequacy of the mortgaged property as security for repayment of the related mortgage loan. All appraisals must be on forms acceptable to Fannie
Mae and/or Freddie Mac and conform to the Uniform Standards of Professional
Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal
Foundation. Appraisers may be staff licensed appraisers employed by the originator or independent licensed appraisers selected in accordance with established appraisal procedure guidelines acceptable to the originator.
Generally, the appraisal procedure guidelines require the appraiser or an agent on its behalf to inspect the property personally and verify whether the property is in good condition and that, if new, construction has been substantially completed. The appraisal

                                       32

generally will be based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

Representations and Warranties; Repurchases

      Generally, representations and warranties will be made in respect of the mortgage loans that are included in the assets of the trust fund. The related prospectus supplement will identify the party or parties (any such party, a
"Responsible Party") responsible for making representations and warranties and will provide a summary of the representations and warranties, in each case, for those mortgage loans that comprise the collateral that supports the securities offered by the related prospectus supplement. If provided in the related prospectus supplement, the Responsible Party may make the representations and warranties in respect of a mortgage loan as of the date on which the Responsible
Party sold the mortgage loan to us or one of our affiliates or as of such other date prior to the issuance of the related securities, as may be specified in the related prospectus supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, such mortgage loan. In these circumstances, since the representations and warranties of a Responsible Party will not address events that may occur through the date of issuance of the related securities, the Responsible Party's repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a mortgage loan occurs after the date the
Responsible Party made the representation and warranty but prior to the date of issuance of the related securities.

      In general, the Master Servicer or the trustee, if the Master Servicer is the Responsible Party, will be required to promptly notify the relevant
Responsible Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the securityholders with respect to such mortgage loan. If the Responsible
Party cannot cure such breach generally within a specified period after notice from the Master Servicer or the trustee, as the case may be, then the
Responsible Party generally will be obligated to repurchase such mortgage loan from the trust at a price equal to the unpaid principal balance of such mortgage loan as of the date of the repurchase plus accrued interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the
Responsible Party is the Master Servicer) or such other price as may be described in the related prospectus supplement. This repurchase obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation and warranty. Certain rights of substitution for defective mortgagee loans may be provided with respect to a series in the related prospectus supplement.

      We and the Master Servicer (unless the Master Servicer is the Responsible
Party) will not be obligated to purchase a mortgage loan if a Responsible Party defaults on its obligation to do so. We cannot assure you that the Responsible
Parties will carry out their respective repurchase obligations with respect to mortgage loans.

      If the related prospectus supplement so specifies, we may have acquired the mortgage loans from a loan seller that acquired the mortgage loans from a third party that made certain representations and warranties to that loan seller as of the time of the sale to that loan seller. In lieu of making representations and warranties as of the time of the sale to us, the loan seller may assign the representations and warranties from the third party to us. We, in turn, will assign them to the trustee on behalf of the securityholders. In such cases, the third party will be obligated to purchase a mortgage loan upon a breach of such representations and warranties.

      Any Responsible Party and any third party that conveyed the mortgage loans to a loan seller may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the applicable Responsible
Party or third party may be unable to perform its repurchase obligations with respect to the mortgage loans. Any arrangements for the assignment of representations

                                       33

and the repurchase of mortgage loans must be acceptable to each rating agency rating the related securities.

Optional Purchase of Defaulted Loans

      If the related prospectus supplement so specifies, the Master Servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan that is delinquent in payment by
90 days or more. Any such purchase shall be at the price described in the related prospectus supplement.

                          DESCRIPTION OF THE SECURITIES

General

      A trust will issue certificates in series pursuant to separate pooling and servicing agreements or a trust agreement among us, one or more Master
Servicers, if applicable, and the trustee. A trust fund will issue the notes of a series pursuant to an indenture between such trust fund and the entity named in the related prospectus supplement as trustee with respect to such notes. The provisions of each such Agreement will vary depending upon the nature of the certificates or notes to be issued under the Agreement and the nature of the related trust fund.

      The series of certificates or notes may be referred to in the prospectus supplement as "mortgage-backed certificates", "mortgage pass-through certificates", "mortgage-backed notes", "asset-backed certificates", or
"asset-backed notes."

      A form of a pooling and servicing agreement, a form of a trust agreement and a form of an indenture are exhibits to the Registration Statement of which this prospectus is a part. The following summaries describe certain provisions that may appear in each such Agreement. The prospectus supplement for a series of certificates or a series of notes, as applicable, will provide additional information regarding each such Agreement relating to such series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to the applicable prospectus supplement. We will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any series without charge upon written request of a holder of such series addressed to:

                          GS Mortgage Securities Corp.
                                 85 Broad Street
                            New York, New York 10004

      The securities of a series will be issued in fully registered form, in the denominations specified in the related prospectus supplement. The securities, as applicable, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related trust fund and will not be entitled to distributions in respect of the trust assets included in any other trust fund we establish. The securities will not represent our obligations or the obligations of any of our affiliates. The mortgage loans will not be insured or guaranteed by any governmental entity or other person unless the prospectus supplement provides that loans are included that have the benefit of FHA insurance or VA or
RHS guarantees, primary mortgage insurance, pool insurance or another form of insurance or guarantee. Each trust or trust fund will consist of, to the extent provided in the related prospectus supplement:

      o     the mortgage assets, as from time to time are subject to the related
            Agreement (exclusive of any amounts specified in the related prospectus supplement ("Retained Interest")),

      o     such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the related Agreement (collectively, the
            "Accounts");

                                       34

      o     property that secured a mortgage loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

      o     U.S. Government Securities; and

      o     any primary insurance policies, FHA insurance, VA guarantees, RHS guarantees or other insurance policies.

      If so specified in the related prospectus supplement, a trust or trust fund may include one or more of the following:

      o     reinvestment income on payments received on the trust assets,

      o     a reserve fund,

      o     a mortgage pool insurance policy,

      o     a special hazard insurance policy,

      o     a bankruptcy bond,

      o     one or more letters of credit,

      o     a financial guaranty insurance policy,

      o     third party guarantees,

      o     U.S. Government Securities designed to assure payment of the securities, or

      o     financial instruments that are interest rate or currency swap agreements, caps, collars or floors to provide protection against certain types of risks or to provide certain cash flow
            characteristics for one or more classes.

      The trusts or trust funds will issue each series of securities in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future payments on the assets in the related trust fund or will evidence the obligations of the related trust fund to make payments from amounts received on such assets in the related trust fund. A series of securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of securities of such series. Insurance policies or other forms of credit enhancement may cover certain series or classes of securities.
Distributions on one or more classes of a series of securities may be made before distributions on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related trust fund or on a different basis. The related prospectus supplement will describe the priority of payment among classes in a series.

      The trustee distributes principal and interest (or, where applicable, principal only or interest only) on the related securities on each distribution date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related prospectus supplement) in the proportions specified in the related prospectus supplement. The trustee will make distributions to the persons in whose names the securities are registered at the close of business on the record dates specified in the related prospectus supplement. Distributions will be made by check or money order mailed to the persons entitled to the distributions at the address appearing in the register maintained for holders of securities or, if the related prospectus supplement so specifies, in the case of securities that are of a certain minimum denomination, upon written request by the holder of such securities, by wire transfer or by such other means. However, the final distribution in retirement of the securities will be made only upon presentation

                                       35

and surrender of the securities at the office or agency of the trustee or other person specified in the notice to holders of such final distribution.

      Except with respect to residual securities of Real Estate Mortgage
Investment Conduits, commonly known as "REMICs," and any other securities that may be identified in the related prospectus supplement, the securities will be freely transferable and exchangeable at the corporate trust office of the trustee as described in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC residual securities, as provided in the related prospectus supplement.

Distributions on Securities

      General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series. Descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series are listed below. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of such series.

      The trustee will make distributions allocable to principal and/or interest on the securities out of, and only to the extent of, funds in the related
Securities Account, including any funds transferred from any reserve account and funds received as a result of credit enhancement or from other specified sources, which may include accounts funded to cover basis risk shortfall amounts or capitalized interest accounts. As between securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The trustee will make distributions to any class of securities pro rata to all securityholders of that class or as otherwise specified in the related prospectus supplement.

      Available Funds. The trustee will make all distributions on the securities of each series on each distribution date from the Available Funds in accordance with the terms described in the related prospectus supplement and as the related
Agreement specifies. "Available Funds" for each distribution date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related prospectus supplement, net of related fees and expenses payable by the related trust fund and other amounts to be held in the Securities
Account for distribution on future distribution dates.

      Distributions of Interest. Interest generally will accrue on the aggregate current principal amount (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional principal balance)
of each class of securities entitled to interest from the date, at the interest rate and for the periods specified in the related prospectus supplement. To the extent funds are available for distribution, interest accrued on each class of securities entitled to interest (other than a class of securities that provides for interest that accrues, but is not currently payable, which are referred to as "accrual securities") will be distributable on the distribution dates specified in the related prospectus supplement. Interest will be distributed until the aggregate current principal amount of the securities of such class has been distributed in full. In the case of securities entitled only to distributions allocable to interest, interest will be distributed until the aggregate notional principal balance of such securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original current principal amount of each security will equal the aggregate distributions allocable to principal to which such security is entitled.
Distributions of interest on each security that is not entitled to distributions of principal will be calculated based on the notional principal balance of such security or as otherwise is specified in the related prospectus supplement. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

                                       36

      With respect to any class of accrual securities, if the related prospectus supplement so specifies, any interest that has accrued but is not paid on a given distribution date will be added to the aggregate current principal amount of such class of securities on that distribution date. Distributions of interest on each class of accrual securities will commence after the occurrence of the events specified in the related prospectus supplement. Prior to such time, the aggregate current principal amount of such class of accrual securities will increase on each distribution date by the amount of interest that accrued on such class of accrual securities during the preceding interest accrual period.
Any such class of accrual securities will thereafter accrue interest on its outstanding current principal amount as so adjusted.

      Distributions of Principal. The aggregate "current principal amount" of any class of securities entitled to distributions of principal generally will be the aggregate original current principal amount of such class of securities specified in the related prospectus supplement, reduced by all distributions and losses allocable to principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.

      If the related prospectus supplement provides, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal received from borrowers in advance of scheduled due dates and that are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal
Prepayments"). The related prospectus supplement will set forth the percentages and circumstances governing such payments. Any such allocation of Principal
Prepayments to such class or classes of securities will accelerate the amortization of such senior securities and increase the interests evidenced by the subordinated securities in the trust fund. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities.

      Unscheduled Distributions. If the related prospectus supplement so specifies, the securities will be subject to receipt of distributions before the next scheduled distribution date. If applicable, the trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal
(including Principal Prepayments) on the mortgage assets, excessive losses on the mortgage assets or low rates then available for reinvestment of such payments, the trustee or the Master Servicer determines, based on the assumptions specified in the related Agreement, that the amount anticipated to be on deposit in the Securities Account on the next distribution date, together with, if applicable, any amounts available to be withdrawn from any reserve account, may be insufficient to make required distributions on the securities on such distribution date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been distributed as principal on the securities on the next distribution date. All unscheduled distributions generally will include interest at the applicable interest rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

      All distributions of principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date. With respect to securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. The trustee will give notice of any unscheduled distribution before the date of such distribution.

Advances

      The Master Servicer or other person designated in the prospectus supplement may be required to advance on or before each distribution date (from its own funds, funds advanced by sub-servicers or funds held in any of the
Accounts for future distributions to the holders of such securities) an amount equal to the aggregate of payments of principal and interest or of interest only that were delinquent on the related determination date and were not advanced by any sub-servicer. Such advances will generally be subject to the Master
Servicer's determination that they will be recoverable out of late payments by

                                       37

mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific mortgage loan or, if required by the applicable rating agency, with respect to any of the mortgage loans.

      In making advances, the Master Servicer or other person designated in the prospectus supplement will attempt to maintain a regular flow of scheduled interest and principal payments to holders of the securities. Advances do not represent an obligation of the Master Servicer or such other person to guarantee or insure against losses. If the Master Servicer or other person designated in the prospectus supplement makes advances from cash held for future distribution to securityholders, the Master Servicer or such other person will replace such funds on or before any future distribution date to the extent that funds in the applicable Account on such distribution date would be less than the payments then required to be made to securityholders. Any funds advanced will be reimbursable to the Master Servicer or such other person out of recoveries on the specific mortgage loans with respect to which such advances were made.
Advances (and any advances a sub-servicer makes) may also be reimbursable from cash otherwise distributable to securityholders to the extent the Master
Servicer or other person designated in the prospectus supplement determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific mortgage loan or, if required by the applicable rating agency, at such time as a loss is realized with respect to a specific mortgage loan. The Master Servicer or other person designated in the prospectus supplement will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums the mortgagors have not paid on a timely basis. Funds so advanced are reimbursable to the Master Servicer or such other person to the extent the related Agreement permits, as specified in the related prospectus supplement. As specified in the related prospectus supplement, a cash advance reserve fund, a surety bond or other arrangements may support the Master Servicer's obligations to make advances.

Reports to Securityholders

      Prior to or on a distribution date or at such other time as is specified in the related prospectus supplement or Agreement, the Master Servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable or material to such holders of that series of securities, among other things:

      1. the amount of such distribution allocable to principal;

      2. the amount of such distribution allocable to interest;

      3. the outstanding current principal amount or notional principal balance of such class after giving effect to the distribution of principal on such distribution date;

      4. unless the interest rate is a fixed rate, the interest rate applicable to the distribution on the distribution date; and

      5. the number and aggregate principal balances of mortgage loans in the related mortgage pool delinquent (a) one-month, (b) two months or (c) three or more months, and the number and aggregate principal balances of mortgage loans in foreclosure.

Exchangeable Securities

      General. If specified in the related prospectus supplement, a series of securities may include one or more classes that are "exchangeable securities."
In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes of exchangeable securities for proportionate interests in one or more other specified classes of exchangeable securities in such series.

      If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the related prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus

                                       38

supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund. The classes of exchangeable securities constituting each combination will, in the aggregate, represent a distinct combination of uncertificated interests in the related trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

      The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations, tax and investment legal considerations and considerations of the Employee Retirement
Income Security Act of 1974, as amended ("ERISA"), also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of exchangeable securities. For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable securities.

      Exchanges. If a holder of exchangeable securities elects to exchange its exchangeable securities for related exchangeable securities, then:

      o     the aggregate principal balance of the related exchangeable securities received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the exchangeable securities so exchanged (for purposes of an exchange, interest-only classes of exchangeable securities will have a principal balance of zero);

      o     the aggregate amount of interest payable on each distribution date with respect to the related exchangeable securities received in the exchange will equal the aggregate amount of interest payable on each distribution date with respect to the exchangeable securities so exchanged; and

      o     the class or classes of exchangeable securities will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

      Different types of combinations may exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

      o     A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of exchangeable securities with a fixed interest rate. In such a combination, the classes of exchangeable securities with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of exchangeable securities with a fixed interest rate. In addition, the aggregate principal balance of the two classes of exchangeable securities with interest rates that vary with an index would equal the aggregate principal balance of the related class of exchangeable securities with the fixed interest rate.

      o     An interest-only class and a principal-only class of exchangeable securities may be exchangeable, together, for a related class of exchangeable securities that is entitled to both principal and interest payments. In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of exchangeable securities, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of exchangeable securities.

      o     Two classes of principal and interest classes of exchangeable securities with different fixed interest rates may be exchangeable, together, for a single class of related exchangeable securities that is entitled to both principal and interest payments. In such a combination, the

                                       39

            aggregate principal balance of the single class of related exchangeable securities would be equal to the aggregate principal balance of the two classes of exchangeable securities, and the single class of related exchangeable securities would have a fixed interest rate that, when applied to the principal balance of the two classes of exchangeable securities, would generate interest equal to the aggregate annual interest amount of the two classes of exchangeable securities.

      In some series, a securityholder may be able to exchange its exchangeable securities for other related exchangeable securities that have different principal payment characteristics. Some examples of combinations of exchangeable securities that differ in the principal payment characteristics include:

      o     A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of exchangeable securities, and a second class of exchangeable securities that receives principal payments from these accretions, may be exchangeable, together, for a single class of related exchangeable securities that receives payments of interest continuously from the first
            distribution date on which it receives interest until it is retired.

      o     A class of exchangeable securities that is a planned amortization class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related exchangeable securities that receives principal payments without regard to the planned
            amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

      A number of factors may limit the ability of a holder of exchangeable securities to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes of exchangeable securities necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes of exchangeable securities or does not own the necessary classes of exchangeable securities in the proper proportions, the securityholder may not be able to obtain the desired classes of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class of exchangeable securities from the then current owner at a reasonable price, or the necessary proportion of the needed class of exchangeable securities may no longer be available due to principal payments or prepayments that have been applied to that class of exchangeable securities.

      Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange of exchangeable securities. A securityholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the exchangeable securities to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the exchangeable securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the day prior to the proposed exchange date specified in the related prospectus supplement. Any exchangeable securities in book entry form will be subject to the rules, regulations and procedures applicable to DTC's book entry securities.

      If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

      Payments on an exchangeable security received in an exchange will be made as described in the related prospectus supplement. Payments will be made to the securityholder of record as of the applicable record date.

                                       40

Book-Entry Registration

      If the related prospectus supplement so specifies, one or more classes of securities of any series may be issued in book entry form. Persons acquiring beneficial ownership interests in the book-entry securities may elect to hold their securities through The Depository Trust Company ("DTC"), in the United
States, Clearstream Banking, societe anonyme ("Clearstream") or the Euroclear
Bank ("Euroclear"), as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.
Cross-market transfers between persons holding directly or indirectly through
DTC, on the one hand, and counterparties holding directly or indirectly through
Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the securities will be represented by book entries on the records of DTC and its participating members. All references in this prospectus to the securities reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such securities are held by DTC.

      DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking organization" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Securities Exchange
Act of 1934. DTC also facilitates the post-trade settlement among DTC participants ("Direct Participants") of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities. Direct Participants include both U.S. and
non-U.S. securities brokers, dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of Participants of DTC and Members of the National Securities
Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets
Clearing Corporation (NSCC, FICC and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and
the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participant"). The DTC Rules applicable to its
Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

      The book entry securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance or notional amount of the applicable class or classes of securities, equal to an amount up to $500 million per certificate. If any class exceeds the principal amount or notional amount of $500 million, one certificate will be issued with respect to each $500 million principal amount or notional amount, and an additional certificate will be issued with respect to any remaining principal amount or notional amount of such issue. Each entry will initially be registered in the name of DTC's partnership nominee, Cede & Co., or any other name as may be requested by an authorized representative of DTC or one of the relevant depositories. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and
Euroclear's names on the books of their respective depositories that in turn will hold such positions in customers' securities accounts in the depositories'
names on the books of DTC. DTC has no knowledge of the actual Beneficial Owners
(as defined below) of the securities. Except as described below, no person acquiring a book entry security will be entitled to receive a physical certificate or note representing such security. Unless and until physical securities are issued, it is anticipated that the only "Securityholder" will be
Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through Direct Participants and DTC.

      An owner's ownership of a book entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary"), that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC or on the records of a participating firm that

                                       41

acts as agent for the Financial Intermediary, if the Beneficial Owner's
Financial Intermediary is not a DTC Participant, whose interest will in turn be recorded on the records of DTC, and on the records of Clearstream or Euroclear, as appropriate.

      Purchases of securities under the DTC system must be made by or through
DTC Participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each security
("Beneficial Owner") is in turn to be recorded on the DTC Participant's records.
Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participant or Indirect
Participant through which the Beneficial Owner entered into the transaction.
Transfers of ownership interests in the securities are to be accomplished by entries made on the books of a Direct Participant or Indirect Participant acting on behalf of Beneficial Owners. Beneficial Owners will not receive securities representing their ownership interests in securities, except in the event that use of book-entry system for the securities is discontinued.

      Beneficial Owners that are not Direct Participants or Indirect
Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through Direct
Participants and Indirect Participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC Direct Participants. DTC will forward such distributions to its Direct Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners
will not be recognized by the trustee or any paying agent as holders of the securities, and Beneficial Owners will be permitted to exercise the rights of the holders of the securities only indirectly through DTC and its Direct
Participants.

      Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices shall be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

      Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its procedures, DTC mails an Omnibus
Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Beneficial Owners will receive all distributions allocable to principal and interest with respect to the book entry securities from the trustee through
DTC and DTC Direct Participants. While the book entry securities are outstanding
(except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the
"Rules"), DTC is required to make book entry transfers among Participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Direct Participants and Indirect Participants with whom
Beneficial Owners have accounts with respect to securities are similarly required to make book entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although Beneficial Owners will not possess physical certificates or notes, the
Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

      Beneficial Owners will not receive or be entitled to receive physical certificates for the securities referred to as "Definitive Securities" (the
"Definitive Securities"), except under the limited circumstances described below. Unless and until Definitive Securities are issued, beneficial owners who are not Direct Participants may transfer ownership of securities only through
Direct Participants and Indirect Participants by instructing such Direct
Participants and Indirect Participants to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers

                                       42

of such securities, which account is maintained with their respective Direct
Participants or Indirect Participants. Under the Rules and in accordance with
DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Direct Participants at DTC will be debited and credited. Similarly, the Direct Participants and Indirect
Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a
DTC Participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or
Euroclear cash account only as of the Business Day following settlement in DTC.

      Transfers between Participants will occur in accordance with DTC rules.
Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream
Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the relevant depository, each of which is a participating member of DTC; provided, however, that such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depository to take action to effect final settlement on its behalf by delivering or receiving securities in
DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and
Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream has advised that it is incorporated under the laws of the
Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its Participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in account of Clearstream Participants, eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars.
Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository,
Clearstream is subject to regulation by the Commission de Surveillance du
Secteur Financier in Luxembourg. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

      Distributions, to the extent received by the relevant depository for
Clearstream, with respect to the securities held beneficially through
Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

      Euroclear was created to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of

                                       43

Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between
Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book entry changes in accounts of such participants or other securities intermediaries.
Non-participants of Euroclear may hold and transfer book entry interests in securities through accounts with a direct participant of Euroclear or any other securities intermediary that holds book entry interests in the related securities through one or more Securities Intermediaries standing between such other securities intermediary and the Euroclear Operator.

      Securities clearance accounts and cash accounts with the Euroclear
Operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
Euroclear Bank Operator acts under the Terms and Conditions only on behalf of
Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

      The trustee is responsible to make payments and distributions on the book-entry securities to Cede & Co. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable Direct
Participants in accordance with DTC's normal procedures. Each Direct Participant will be responsible for disbursing such distributions to the Beneficial Owners that it represents and to each Indirect Participant for which it acts as agent.
Each such Indirect Participant will be responsible for disbursing funds to the
Beneficial Owners that it represents.

      Distributions and payments on the securities will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC.
DTC's practice is to credit Direct Participant's accounts upon DTC's receipt of funds and corresponding detail information from the trustee or its agent, on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Issuer or Agent, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC.
Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear
Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates or notes.

      Monthly and annual reports on the applicable trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC
Participants to whose DTC accounts the book-entry securities of such Beneficial
Owners are credited directly or are credited indirectly through Indirect
Participants.

      Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Clearstream
Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depository to effect such actions on its behalf through DTC.

      Physical certificates representing a security will be issued to Beneficial
Owners only upon the events specified in the related Agreement. Such events may include the following:

                                       44

      o     we (or DTC) advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we are or the trustee is unable to locate a qualified successor, or

      o     we notify the trustee and DTC of our intent to terminate the book-entry system through DTC and, upon receipt of such intent from
            DTC, the participants holding beneficial interests in the
            certificates agree to initiate such termination.

      Upon the occurrence of any of the events specified in the related
Agreement, the trustee will be required to notify all Participants of the availability through DTC of physical certificates. Upon delivery of the certificates or notes representing the securities, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders.
Thereafter, distributions of principal of and interest on the securities will be made by the trustee or a paying agent on behalf of the trustee directly to securityholders in accordance with the procedures listed in this prospectus and in the Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC,
Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      We, the Master Servicer, if any, the trust fund and the trustee will not have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      See also the attached Annex I for certain information regarding U.S.
federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

                               CREDIT ENHANCEMENT

General

      Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related trust fund.
Credit enhancement may be in the form of:

      o     the subordination of one or more classes of the securities of such series,

      o     the use of a mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, FHA insurance, VA guarantees, RHS guarantees, reserve accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, financial instruments that are interest rate or currency swap agreements, caps, collars or floors, overcollateralization, excess spread, or the use of a cross-support feature, or

      o     any combination of the foregoing.

      Most forms of credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the securities and interest on the principal balance. If losses occur that exceed the amount covered by credit enhancement or that are not covered by the credit enhancement, holders of one or more classes of securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of securities, and if principal payments equal to the current principal amounts of certain classes will be distributed before such

                                       45

distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement. If so specified in the related prospectus supplement, the
Master Servicer, any other person designated in the related prospectus supplement or we may cancel or reduce coverage under any credit enhancement if such cancellation or reduction would not adversely affect the rating or ratings of the related securities.

Subordination

      If so specified in the related prospectus supplement, distributions of scheduled principal, Principal Prepayments, interest or any combination of such distributions that normally would be paid to one or more classes of subordinated securities of a series will, under circumstances and to the extent specified in the prospectus supplement, instead be payable to holders of one or more classes of senior securities. If the related prospectus supplement so specifies, various classes of subordinated securities will be the first to bear delays in receipt of scheduled payments on the mortgage loans and losses on defaulted mortgage loans. Thereafter, various classes of senior securities will bear such delays and losses as specified in the related prospectus supplement. The related prospectus supplement may limit the aggregate distributions in respect of delinquent payments on the mortgage loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted mortgage loans which must be borne by the subordinated securities by virtue of subordination. The prospectus supplement may also limit the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date. If aggregate distributions in respect of delinquent payments on the mortgage loans or aggregate losses in respect of such mortgage loans exceed the total amounts payable and available for distribution to holders of subordinated securities or, if applicable, they exceed the specified maximum amount, holders of senior securities will experience losses on such securities.

      In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. Such deposits may be made on each distribution date, on each distribution date for specified periods or until the balance in the reserve account has reached a specified amount. Following payments from the reserve account to holders of senior securities or otherwise, deposits will be made to the extent necessary to restore the balance in the reserve account to required levels. Amounts on deposit in the reserve account may be released to the holders of the class of securities specified in the related prospectus supplement at the times and under the circumstances specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, the same class of securities may be senior securities with respect to certain types of payments or certain types of losses or delinquencies and subordinated securities with respect to other types of payment or types of losses or delinquencies. If the related prospectus supplement so specifies, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross support mechanism or otherwise.

      As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among such classes:

      o     in the order of their scheduled final distribution dates,

      o     in accordance with a schedule or formula,

      o     in relation to the occurrence of specified events, or

      o     as otherwise specified in the related prospectus supplement.

                                       46

Pool Insurance Policies

      If specified in the prospectus supplement related to a mortgage pool of single family loans or cooperative loans, a separate mortgage pool insurance policy will be obtained for the mortgage pool. The pool insurer named in the prospectus supplement will issue the policy. Subject to the limitations discussed below, each mortgage pool insurance policy will cover a percentage of the loss by reason of default in payment on single family loans or cooperative loans in the mortgage pool as specified in the prospectus supplement. The Master
Servicer will present claims under the policy to the pool insurer on behalf of itself, the trustee and the holders of the securities. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent described below or as specified in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary insurance policy. The related prospectus supplement will describe the material terms of any mortgage pool insurance policies applicable to any series.

Special Hazard Insurance Policies

      If the related prospectus supplement so specifies, a separate special hazard insurance policy will be obtained for the mortgage pool. The special hazard insurer named in the prospectus supplement will issue the policy. Subject to the limitations described below and if so provided in the related prospectus supplement, each special hazard insurance policy will protect holders of the related securities from:

      1. loss by reason of damage to mortgaged properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy, if the mortgaged property is located in a federally designated flood area, and

      2. loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

      Special hazard insurance policies will generally not cover losses caused by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is located in a federally designated flood area), chemical contamination and certain other risks. The related prospectus supplement will specify the amount of coverage under any special hazard insurance policy. Each special hazard insurance policy will generally provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid.

      Subject to the foregoing limitations and if so provided in the related prospectus supplement, each special hazard insurance policy will provide that where there has been damage to property securing a foreclosed mortgage loan
(title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the Master Servicer, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of such property or
(2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of such mortgage loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master
Servicer with respect to such property. If the unpaid principal balance of a mortgage loan plus accrued interest and certain expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a mortgage pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and certain expenses will not affect the total Insurance

                                       47

Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy.

      If the underlying property has been damaged and not restored, collection of Insurance Proceeds under a mortgage pool insurance policy is generally not possible. A special hazard insurance policy permits full recovery under a mortgage pool insurance policy by providing insurance to restore damaged property.

      To the extent specified in the related prospectus supplement, the Master
Servicer may deposit in a special trust account cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection the special hazard insurance policy provides. The amount of any special hazard insurance policy or of the deposit to the special trust account in lieu of such special hazard insurance policy relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

Bankruptcy Bonds

      If the related prospectus supplement so specifies, an insurer named in such prospectus supplement will issue a bankruptcy bond. Each bankruptcy bond will cover certain losses resulting from a bankruptcy court's reduction of scheduled payments of principal and interest on a mortgage loan or such court's reduction of the principal amount of a mortgage loan. Each bankruptcy bond will also cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The related prospectus supplement will list the required amount of coverage under each bankruptcy bond.
To the extent specified in the prospectus supplement, the Master Servicer may deposit in the trust fund: cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency that rates the securities of the related series. Such deposit will provide protection in lieu of or in addition to the protection a bankruptcy bond provides.

      The amount of any bankruptcy bond or of the deposit to the special trust account in lieu of such bankruptcy bond relating to such securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such securities by any such rating agency.

      The related prospectus supplement will describe the terms of any bankruptcy bond relating to a pool of manufactured housing contracts.

FHA Insurance; VA Guarantees; RHS Guarantees

      FHA Loans

      Single family loans designated in the related prospectus supplement as insured by the FHA will be insured by the Federal Housing Administration ("FHA")
of the United States Department of Housing and Urban Development ("HUD") as
authorized under the National Housing Act of 1934, as amended (the "National
Housing Act"), and the United States Housing Act of 1937, as amended (the
"United States Housing Act"). Various FHA programs, including the standard FHA
203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program will insure such mortgage loans. These programs generally limit the principal amount and interest rates of the mortgage loans insured. To be insured by the FHA, mortgage loans are generally required to have a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured mortgage loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

      FHA is an organizational unit within HUD. FHA was established to encourage improvement in housing standards and conditions and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages. Under the FHA mortgage insurance program, an
FHA home mortgage may be made to borrowers meeting certain credit standards

                                       48

by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower.

      Although new FHA loans are made only to creditworthy borrowers, FHA historically has permitted a borrower to sell his or her home to a new homeowner, subject to the existing FHA loan, without requiring a determination whether the new homeowner would be a creditworthy borrower. In those instances, the original borrower was not relieved of liability for the mortgage note, although no assurance can be made that the mortgage note can be enforced against the original borrower. Moreover, to the extent the new homeowner has not executed an agreement to assume the mortgage debt, the mortgage note cannot be enforced against the new homeowner. The mortgage loan, however, would remain secured by the related mortgaged property and the FHA insurance would remain in effect. The regulations governing assumptions on FHA loans have varied in many respects over the years during which the FHA loans in the mortgage pool were originated.

      Insurance premiums for FHA loans are either paid at origination by the originator or are collected by the Master Servicer or any sub-servicer and are paid to FHA. The regulations governing FHA insured single-family mortgage insurance programs generally provide that insurance benefits are payable upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD. With respect to a defaulted FHA loan, the Master Servicer or any sub-servicer may be limited in its ability to initiate foreclosure proceedings. Historically, pursuant to an assignment program adopted by HUD pursuant to a consent decree in 1976 (the "Assignment Program"), HUD in certain circumstances offered qualified borrowers who had defaulted on an FHA loan an opportunity to avoid foreclosure and retain their homes. Under the Assignment
Program, FHA serviced FHA insured mortgage loans that had defaulted and been assigned to HUD under the Assignment Program. In addition, HUD gave forbearance, for a period of no longer than 36 months, to mortgagors who had demonstrated a temporary inability to make full payments due to circumstances beyond the mortgagor's control such as a reduction in income or increase in expenses. In
April 1996, the Assignment Program was terminated and replaced with mandatory loss mitigation procedures, whereby the servicer of defaulted FHA insured loans must choose from a variety of tools, including special forbearance, mortgage modification, "streamline refinancing," pre-foreclosure sales, and deeds-in-lieu of foreclosure to cure a default prior to filing an FHA insurance claim. The new loss mitigation procedures also permit lenders in certain circumstances to submit partial claims for FHA insurance benefits.

      The Master Servicer or any sub-servicer will submit all claims to HUD.
Under certain circumstances, as set forth in the regulations, HUD is authorized to request or require the Master Servicer or any sub-servicer to pursue a deficiency judgment against any defaulting mortgagor. In this regard, HUD may request or require (as the case may be under the regulations) the Master
Servicer or any sub-servicer to pursue a deficiency judgment in connection with the foreclosure. Under neither case would the Master Servicer or any sub-servicer, as applicable, be responsible for collecting on the judgment.
Further, HUD may reimburse the Master Servicer or any sub-servicer, as applicable, for all additional costs of seeking the judgment. The Master
Servicer or any sub-servicer, as applicable is the mortgagee with respect to each FHA loan serviced by it for purposes of the FHA insurance solely to facilitate servicing. The Master Servicer or any sub-servicer, as applicable will acknowledge that it has no economic or beneficial interest in the FHA insurance for any mortgage loans serviced by it. Furthermore, no holder of a security, by virtue of holding a security that evidences a beneficial interest in the FHA insured mortgage loans, will have any right against FHA or HUD with respect to the contract of mortgage insurance applicable to any mortgage loan, and each securityholder, by its acceptance of a security, or an interest in a security, will be deemed to have agreed to the foregoing.

      The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal balance of the defaulted FHA loan, adjusted to reimburse the Master Servicer or any sub-servicer, as applicable, for certain costs and expenses and to deduct certain amounts received or retained by the Master
Servicer or any sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or any sub-servicer, as applicable is generally compensated for no more than two-thirds of its foreclosure costs, attorneys' fees (which costs are evaluated based upon the guidelines of Fannie
Mae, which guidelines

                                       49

are state specific), and certain other costs, and is compensated for accrued and unpaid mortgage interest for a limited period prior to the institution of foreclosure or other acquisition in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. The insurance payment itself, upon foreclosure of an FHA-insured single family loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable FHA Debenture Rate as defined below.

      In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of
FHA insurance claims bear interest at the FHA Debenture Rate. The Master
Servicer or any sub-servicer of each FHA-insured single family loan will be obligated to purchase any such debenture issued in satisfaction of such mortgage loan upon default for an amount equal to the principal amount of any such debenture.

      For each FHA Loan, the applicable debenture rate, as announced from time to time by HUD (the "FHA Debenture Rate") is the rate in effect at the date of the insurance commitment or endorsement for insurance, whichever rate is higher.
The FHA Debenture Rate that applies to a particular mortgage loan generally is lower than the interest rate on the mortgage loan. FHA Debenture Rates are published semi-annually by HUD in the Federal Register and a listing of such rates from 1980 are set forth on HUD's website
(www.hud.gov/offices/hsg/comp/debnrate.cfm).

      VA    Loans

      The United States Veterans Administration ("VA") is an Executive Branch
Department of the United States, headed by the Secretary of Veterans Affairs.
The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries, including the VA loan guaranty program. Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. With respect to any VA loan guaranteed after March 1, 1988, a borrower generally may sell the related property subject to the existing VA loan only with the prior approval of the VA. In general, the new borrower must be creditworthy and must agree to assume the loan obligation. With respect to a VA loan guaranteed before
March 1, 1988, however, the mortgagor generally has an unrestricted right to sell the related mortgaged property subject to the existing VA loan. The existing mortgagor is released from liability on the mortgage note only if the new homeowner qualifies as an acceptable credit risk and agrees to assume the loan obligation. If the existing mortgagor is not released from liability, there can be no assurance that the mortgage note can be enforced against such mortgagor, and to the extent the new homeowner does not execute an agreement to assume the mortgage debt, the note cannot be enforced against the new homeowner.
The mortgage loan, however, would remain secured by the related mortgaged property and the VA guaranty would remain in effect.

      Mortgage loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the
Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment
Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the amount of the related guaranty. VA guarantees payment of a fixed percentage of the loan indebtedness to the holder of that loan, up to a maximum dollar amount, in the event of default by the veteran borrower.

      The amount payable under the guaranty will be the percentage (the "VA
Entitlement Percentage") of the VA loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in
38 United States Code Section 3703(a), as amended, and in the VA regulations, subject to any applicable caps. Currently, the maximum guaranties that may be issued by the VA under a

                                       50

VA loan are generally (a) as to loans with an original principal balance of
$45,000 or less, 50% of such loan, (b) as to loans with an original principal balance of greater than $45,000, but not more than $56,250, $22,500, (c) as to loans with an original principal balance of more than $56,250, except those loans that are described in (d), below, the lesser of $36,000 or 40% of the loan, and (d) as to loans with an original principal balance of more than
$144,000 (for loans made to purchase or construct an owner-occupied, single-family home or condominium unit), the lesser of $60,000 or 25% of the loan. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty.
Because some of the VA loans were originated as many as 29 years ago, the maximum guaranties applicable to the mortgage loans in the mortgage pool may differ from those derived from the guidelines set forth above. Upon the assignment of the mortgage to the VA, the VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on such mortgage loan.

      The amount payable under the guarantee will be the percentage of the
VA-insured single family loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

      With respect to a defaulted VA-guaranteed single family loan, the Master
Servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. However, notwithstanding the foregoing, the regulations require the Master Servicer or sub-servicer to take immediate action if it determines that the property to be foreclosed upon has been abandoned by the debtor or has been or may be subject to extraordinary waste or if there exist conditions justifying the appointment of a receiver for the property. Generally, a claim for the guarantee is submitted after liquidation of the mortgaged property.

      When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in applicable statutes, regulations and guidelines. If the property is conveyed to the VA, then the VA pays the lender the full unpaid principal amount of the related VA loan, plus accrued and unpaid interest and certain expenses.

      RHS Loans

      The Rural Housing Service ("RHS") is an agency of the United States
Department of Agriculture ("USDA"). To support affordable housing and community development in rural areas, RHS operates a broad range of programs, including the guaranteed rural housing loan program. Under this program, RHS guarantees loans made by approved commercial lenders to eligible borrowers to purchase new or existing dwellings or new manufactured homes for the borrower's own use as a residence.

      In order to be eligible for a guaranteed rural housing loan, an applicant must not already own a home, and must intend to occupy the home purchased with the loan on a permanent basis. The applicant must be unable to qualify for conventional mortgage credit, but have a credit history which indicates a reasonable ability and willingness to meet obligations as they become due. More than one late payment or any outstanding judgment within the past 12 months, or any bankruptcy, foreclosure, or debts written off in the preceding 36 months, is considered unacceptable. More than one 30-day late rent payment in the past 3 years is also considered adverse. Further, the applicant must have an adequate and dependably available income that does not exceed the applicable county's established moderate income

                                       51

limit. To demonstrate adequate repayment ability, applicants must meet underwriting ratios. Income used in these ratios must be supported by historical evidence.

      The residence to be purchased with the guaranteed loan must be in a designated rural area. Rural areas are those communities that have a population under 20,000 and that are rural in character. The residence must be a single family dwelling that provides decent, safe, and sanitary housing and is modest in cost. Manufactured homes must be new and permanently installed. While townhouses and some condominiums are acceptable for the program, duplexes are not eligible. An acreage may be eligible if the value of the site does not exceed 30% of the total value of the property and does not contain any farm service buildings or income-producing land.

      The program provides for loans for up to 100% of market value or for acquisition cost, whichever is less. No down payment is required. Freddie Mac,
Fannie Mae, GNMA and portfolio lenders may lend up to the appraised value;
therefore, the loan may include closing costs if the appraised value is sufficient. Loans have 30-year terms and fixed rates at market interest rates.
The interest rate must not exceed the lesser of: (i) the Fannie Mae required net yield for 90-day commitments on 30-year fixed-rate mortgages plus 60 basis points or (ii) the established applicable usury rate in the state where the mortgaged property is located. At closing, a guaranteed rural housing fee equal to 1.5% of the loan amount is due to RHS. There is no mortgage insurance on guaranteed rural housing loans.

      RHS guarantees loans at 100% of the Loss Amount for the first 35% of the original loan amount and the remaining 65% of the original loan amount at 85% of the Loss Amount. The "Loss Amount" is equal to the sum of the original loan amount, accrued interest on that amount through the date of liquidation, and the costs and fees incurred in connection with origination and servicing of the loan, minus the sale proceeds received upon liquidation. The maximum loss payable by RHS cannot exceed the lesser of (i) 90% of the original loan amount, and (ii) the sum of (a) 100% of the product of the original loan amount and 0.35 and (b) 85% of any additional loss up to an amount equal to the product of the original loan amount and 0.65.

      Lenders seeking to participate in the program must request a determination of eligibility from RHS and execute an RHS Lender Agreement for Participation in
Single Family Loan Programs. Lenders must service loans in accordance with this agreement, and must perform services which a reasonable and prudent lender would perform in servicing its own portfolio of non-guaranteed loans. Servicers must report on the status of all guaranteed rural housing borrowers on a quarterly basis, and must report delinquent borrowers (those whose accounts are more than
30 days past due) on a monthly basis. Loss claims may be reduced or denied if the lender does not service the loan in a reasonable and prudent manner or is negligent in servicing the loan, does not proceed expeditiously with liquidation, commits fraud, claims unauthorized items, violates usury laws, fails to obtain required security positions, uses loan funds for unauthorized purposes, or delays filing the loss claim.

      With the written approval of RHS, a lender may, but is not required to, allow a transfer of the property to an eligible applicant. The transferee must acquire all of the property securing the guaranteed loan balance and assume the total remaining debt; transfers without assumption are not authorized. In addition, the original debtors will remain liable for the debt.

      If a borrower fails to perform under any covenant of the mortgage or deed of trust and the failure continues for 30 days, default occurs. The lender must negotiate in good faith in an attempt to resolve any problem. If a payment is not received by the 20th day after it is due, the lender must make a reasonable attempt to contact the borrower. Before the loan becomes 60 days delinquent, the lender must make a reasonable attempt to hold an interview with the borrower in order to resolve the delinquent account. If the lender is unable to contact the borrower, the lender must determine whether the property has been abandoned and the value of the security is in jeopardy before the account becomes two payments delinquent.

      When the loan becomes three payments delinquent, the lender must make a decision regarding liquidation. If the lender decides that liquidation is necessary, the lender must notify RHS. The lender may proceed with liquidation of the account unless there are extenuating circumstances.

                                       52

      Foreclosure must be initiated within 90 days of the date when the lender decides to liquidate the account. RHS encourages lenders and delinquent borrowers to explore acceptable alternatives to foreclosure. When an account is
90 days delinquent and a method other than foreclosure is recommended to resolve delinquency, the lender must submit a servicing plan to RHS. RHS may reject a plan that does not protect its interests with respect to such loan.

      If the lender acquires the related mortgaged property, it will be treated as a real estate owned property. If the real estate owned property is sold within six months after liquidation, the loss claim will be based on the sale price, subject to the sale being at market value. If the property cannot be sold within six months, a liquidation value appraisal is obtained by RHS and the lender's loss claim is processed based on the appraised value.

FHA Insurance on Multifamily Loans

      There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3)
and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

      Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by
HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a Loan-to-Value
Ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

Reserve and Other Accounts

      If the related prospectus supplement so specifies, we or the Master
Servicer will deposit cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination of such instruments in the aggregate amount and on the date specified in the related prospectus supplement with the trustee or in one or more reserve accounts established with the trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related prospectus supplement, to provide additional protection against losses on the assets of the related trust fund, to pay the expenses of the related trust fund or for other purposes specified in the related prospectus supplement. Any cash in the reserve account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable rating agency, in obligations of the United
States and certain agencies of the United States, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and other instruments acceptable to the applicable rating agency ("Permitted Investments"). Instruments held by the trustee and/or deposited in the reserve account generally will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary. An entity acceptable to the applicable rating agency will issue such instruments.
The related prospectus supplement will provide additional information with respect to such instruments.

                                       53

      Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of securities for the purposes, in the manner and at the times specified in the related prospectus supplement.

Other Insurance, Guarantees and Similar Instruments or Agreements

      If the related prospectus supplement so specifies, a trust fund may include, in lieu of or in addition to some or all of the foregoing, letters of credit, financial guaranty insurance policies, third party guarantees, U.S.
Government Securities and other arrangements for providing timely payments or providing additional protection against losses on such trust fund's assets, paying administrative expenses, or accomplishing such other purpose as may be described in the related prospectus supplement. The trust fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of securities has a floating interest rate, or if any of the mortgage assets has a floating interest rate, the trust fund may include an interest rate swap contract, an interest rate cap, collar or floor agreement or similar interest rate contract to provide limited protection against interest rate risks.

Overcollateralization

      If so specified in the related prospectus supplement, the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Excess Spread

      If so specified in the related prospectus supplement, a portion of the interest payments on the mortgage loans in a trust may be applied to reduce the principal balance of one or more classes of the related securities to provide or maintain a cushion against losses on the mortgage loans.

Cross Support

      Separate classes of a series of securities may evidence the beneficial ownership of separate groups of assets included in a trust fund. In such case, a cross-support feature may provide credit support. A cross-support feature requires that distributions be made with respect to securities evidencing a beneficial ownership interest in or secured by other asset groups within the same trust fund. The related prospectus supplement will describe the manner and conditions for applying any cross-support feature.

                       YIELD AND PREPAYMENT CONSIDERATIONS

      The amount and timing of principal payments on or in respect of the mortgage assets included in the related trust funds, the allocation of Available
Funds to various classes of securities, the interest rate for

                                       54

various classes of securities and the purchase price paid for the securities will affect the yields to maturity of the securities.

      The original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in such mortgage pool. Each prospectus supplement will contain information with respect to the type and maturities of the mortgage loans in the related mortgage pool.
Unless specified in the related prospectus supplement, borrowers may prepay their single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans without penalty in full or in part at any time. Multifamily loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

      Conventional single family loans, cooperative loans and manufactured housing contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the manufactured housing contract to accelerate the maturity of the mortgage loan or manufactured housing contract upon sale or certain transfers by the mortgagor or obligor of the underlying mortgaged property. Conventional multifamily loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage loans insured by the FHA, and single family loans and manufactured housing contracts partially guaranteed by the VA or RHS, are assumable with the consent of the FHA and the VA or RHS, respectively. Thus, the rate of prepayments on such mortgage loans may be lower than that of conventional mortgage loans bearing comparable interest rates. The
Master Servicer will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law;
provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy.

      When a full prepayment is made on a single family loan or cooperative loan, the mortgagor is charged interest on the principal amount of the mortgage loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a mortgage loan, interest accrues on the principal amount of the mortgage loan only for the number of days in the month actually elapsed up to the date of liquidation rather than for a full month. Consequently, prepayments in full and liquidations generally reduce the amount of interest passed through in the following month to holders of securities. In connection with certain series, the Master Servicer or a lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the
Servicemembers Civil Relief Act as described under "Legal Aspects of the
Mortgage Loans--Servicemembers Civil Relief Act and the California Military and
Veterans Code." Partial prepayments in a given month may be applied to the outstanding principal balances of the mortgage loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to multifamily loans will be distributed to the holders of securities, or to other persons entitled to such funds, as described in the related prospectus supplement.

      The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the specified interest rates borne by the mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the interest rates specified on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the specified rates borne by the mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates specified on the mortgage loans. However, we cannot assure you that such will be the case.

      A variety of economic, geographical, social, tax, legal and additional factors influence prepayments. Changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgaged properties, the enforcement of due-on-sale clauses and other servicing decisions may affect the rate of prepayment on single family loans, cooperative loans, manufactured housing contracts and

                                       55

revolving credit line mortgage loans. The rate of principal repayment on adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may differ from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on multifamily loans may be affected by other factors, including mortgage loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and the relative tax benefits associated with the ownership of income-producing real property.

      The timing of payments on the mortgage assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of Principal
Prepayments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following the issuance of the securities will not be offset by a subsequent like reduction (or increase) in the rate of Principal Prepayments.

      The effective yield to securityholders generally will be slightly lower than the yield otherwise produced by the applicable interest rate and purchase price, because while interest generally will accrue on each mortgage loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

      In the case of any securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a security will yield its interest rate, after giving effect to any payment delay.

      Factors other than those this prospectus and the related prospectus supplement identify could significantly affect Principal Prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the mortgage assets at any time or over the lives of the securities.

      The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments
(including prepayments) on the yield, weighted average lives and maturities of such securities (including, but not limited to, any exchangeable securities in such series).

                                 ADMINISTRATION

      Set forth below is a summary of the material provisions of each Agreement that is not described elsewhere in this prospectus.

Assignment of Mortgage Assets

      Assignment of the Mortgage Loans. At the time the trust fund issues certificates or notes of a series, we will cause the mortgage loans comprising the trust fund to be sold and assigned to the trustee. We will not assign or otherwise distribute to the trustee any Retained Interest specified in the related prospectus supplement. If notes are issued in a series, such assets will be pledged to the trustee pursuant to the terms of the indenture. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related
Agreement. Such schedule will include information as to the outstanding principal balance of each mortgage loan after application of payments due on the cut-off date, as well as information regarding the specified interest rate or accrual percentage rate, the current scheduled monthly payment of principal and interest, the maturity of the mortgage loan, the Loan-to-Value Ratio at origination and certain other information specified in the related Agreement.

                                       56

      We generally will deliver or cause to be delivered to the trustee (or to a custodian for the trustee) or any other party identified in the related prospectus supplement as to each mortgage loan, among other things,

      o     the mortgage note or manufactured housing contract endorsed without recourse in blank or to the order of the trustee,

      o     in the case of single family loans or multifamily loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated on the Mortgage (except for any not returned from the public recording office, in which case we will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office),

      o     an assignment of the Mortgage or manufactured housing contract to the trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and

      o     such other security documents as the related prospectus supplement may specify.

      We or the Master Servicer generally will promptly cause the assignments of the related mortgage loans to be recorded in the appropriate public office for real property records, except, in our discretion, (a) in states in which, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of ours or the originator of such loans, (b) in states acceptable to the rating agencies rating the related securities or (c) in such recording systems as may be acceptable to applicable states and the rating agencies. In the case of manufactured housing contracts, the Master Servicer or we generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

      Notwithstanding the preceding two paragraphs, with respect to any mortgage loan that has been recorded in the name of Mortgage Electronic Registration
Systems, Inc. ("MERS") or its designee, no mortgage assignment in favor of the trustee (or custodian) will be required to be prepared or delivered. Instead, the Master Servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

      With respect to any mortgage loans that are cooperative loans, we generally will cause to be delivered to the trustee (or its custodian):

      o     the related original cooperative note endorsed without recourse in blank or to the order of the trustee,

      o     the original security agreement,

      o     the proprietary lease or occupancy agreement,

      o     the recognition agreement,

      o     an executed financing agreement and

      o     the relevant stock certificate and related blank stock powers.

      We will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

      A prospectus supplement may provide for deliveries of different documents with respect to mortgage loans or cooperative loans. Documents with respect to revolving credit line mortgage loans will be delivered to the trustee (or custodian) only to the extent specified in the related prospectus supplement.

                                       57

Certain of those documents may be retained by the Master Servicer, which may also be an originator of some or all of the revolving credit line mortgage loans.

      The trustee (or its custodian) or any other party identified in the related prospectus supplement will review certain of the mortgage loan documents delivered to them within the time period specified in the related prospectus supplement or the related Agreement, and will hold all documents delivered to them for the benefit of the securityholders. In general, if any such document is found to be missing or defective in any material respect, the trustee (or such custodian) or any other party identified in the related prospectus supplement will be required to notify the Master Servicer and us or in certain circumstances the related lender, or the Master Servicer will notify the related lender. If the responsible party identified in the related prospectus supplement cannot cure the omission or defect within 60 days (or other period specified)
after receipt of such notice, the responsible party generally will be obligated to purchase the related mortgage loan from the trust at price equal to its unpaid principal balance as of the date of the repurchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the rate specified on the mortgage loan (less any amount payable as related servicing compensation if the responsible party is the Master Servicer) or such other price as may be described in the related prospectus supplement. We cannot assure you that a responsible party will fulfill this purchase obligation.
Neither we nor the Master Servicer will be obligated to purchase such mortgage loan if the responsible party defaults on its purchase obligation unless the defect also constitutes a breach of our or the Master Servicer's representations or warranties, as the case may be. This purchase obligation generally will constitute the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document. The related prospectus supplement may provide for certain rights of substitution for defective mortgage loans with respect to a series.

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the mortgage loans as agent of the trustee. Alternately, the trustee or any other party identified in the related prospectus supplement may also serve in the capacity of custodian pursuant to the applicable
Agreement.

      Assignment of Agency Securities. We will cause agency securities to be registered in the name of the trustee or its nominee. Each agency security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each agency security the original principal amount and outstanding principal balance as of the cut-off date, the annual pass-through rate (if any)
and the maturity date.

      Assignment of Private Mortgage-Backed Securities. We will cause private mortgage-backed securities to be registered in the name of the trustee on behalf of the trust fund. The trustee (or the custodian) or any other party identified in the related prospectus supplement will have possession of any certificated private mortgage-backed securities. Each private mortgage-backed security will be identified in a schedule appearing as an exhibit to the related Agreement, which may specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date or expected final distribution date for each private mortgage-backed security conveyed to the trust.

Payments on Mortgage Loans; Deposits to Accounts

      In general, each Master Servicer and sub-servicer servicing the mortgage loans will establish and maintain for one or more series of securities a separate account or accounts for the collection of payments on the related mortgage loans (the "Protected Account"), which must be one of the following:

      o     maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each rating agency rating the series of securities,

      o     an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation,

                                       58

      o     an account or accounts the deposits in which are insured by the
            Federal Deposit Insurance Corporation (to the limits established by the Federal Deposit Insurance Corporation), and the uninsured deposits in which are invested in Permitted Investments held in the name of the trustee,

      o     an account or accounts otherwise acceptable to each rating agency,
            or

      o     an account that satisfies the requirements specified in the related
            Agreement.

      If specified in the related prospectus supplement, the Master Servicer or sub-servicer, as the case may be, may maintain a Protected Account as an interest bearing account, and may be permitted to invest the funds held in a
Protected Account, pending each succeeding distribution date, in Permitted
Investments. The related Master Servicer or sub-servicer or its designee or another person specified in the prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected
Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or sub-servicer or with a depository institution that is an affiliate of the Master
Servicer or sub-servicer, provided it meets the standards discussed above.

      Each Master Servicer and sub-servicer generally will deposit or cause to be deposited in the Protected Account for each trust fund on a daily basis the following payments and collections received or advances made by or on behalf of it (other than payments representing Retained Interest):

      o     all payments on account of principal, including Principal
            Prepayments and, if the related prospectus supplement so specifies, any prepayment penalty, on the mortgage loans;

      o     all payments on account of interest on the mortgage loans, net of applicable servicing compensation;

      o     all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) of the title insurance policies, the hazard insurance policies and any primary insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or sub-servicer, if any) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise ("Liquidation
            Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

      o     all proceeds of any mortgage loan or mortgaged property repurchased by us, the Master Servicer or any other party identified in the related prospectus supplement;

      o     all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

      o     any amount the Master Servicer or sub-servicer is required to deposit in connection with losses realized on investments for the benefit of the Master Servicer or sub-servicer of funds held in any
            Accounts; and

      o     all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

      If acceptable to each rating agency rating the series of securities, a
Protected Account maintained by a Master Servicer or sub-servicer may commingle funds from the mortgage loans deposited in the trust fund with similar funds relating to other mortgage loans which are serviced or owned by the Master

                                       59

Servicer or sub-servicer. The Agreement may require that certain payments related to the mortgage assets be transferred from a Protected Account maintained by a Master Servicer or sub-servicer into another account maintained under conditions acceptable to each rating agency.

      The trustee will be required to establish in its name as trustee for one or more series of securities a trust account or another account acceptable to each rating agency (the "Securities Account"). The Securities Account may be
maintained as an interest bearing account or the funds held in the Securities
Account may be invested, pending each succeeding distribution date in Permitted
Investments. If there is more than one Master Servicer for the rated series of securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related prospectus supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities
Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the trustee will be required to make withdrawals from the Securities Account to make distributions to securityholders. If the series includes one trust fund that contains a beneficial ownership interest in another trust fund, funds from the trust assets may be withdrawn from the Securities Account included in the latter trust fund and deposited into another Securities Account included in the former trust fund before transmittal to securityholders with a beneficial ownership interest in the former trust fund. If the related prospectus supplement so specifies, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a series backed by agency securities and/or private mortgage-backed securities, it is likely there would be only one Securities Account.

Sub-Servicing

      Each lender with respect to a mortgage loan or any other servicing entity may act as the Master Servicer or the sub-servicer for such mortgage loan pursuant to a sub-servicing agreement. While in general each sub-servicing agreement will be a contract solely between the Master Servicer and the sub-servicer, the Agreement pursuant to which a series of securities is issued will generally provide that, if for any reason the Master Servicer for such series of securities is no longer the Master Servicer of the related mortgage loans, the trustee or any successor Master Servicer must recognize the sub-servicer's rights and obligations under such sub-servicing agreement.

      With the approval of the Master Servicer, a sub-servicer may delegate its servicing obligations to third-party servicers. Such sub-servicer will remain obligated, or will be released from its obligations, under the related sub-servicing agreement, as provided in the related prospectus supplement. Each sub-servicer will perform the customary functions of a servicer of mortgage loans. Such functions generally include:

      o     collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer;

      o     maintaining hazard insurance policies and filing and settling claims under such policies, subject in certain cases to the right of the
            Master Servicer to approve in advance any such settlement;

      o     maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items the mortgagor or obligor is required to pay pursuant to the related mortgage loan;

      o     processing assumptions or substitutions, although the Master
            Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage;

                                       60

      o     attempting to cure delinquencies;

      o     supervising foreclosures; inspecting and managing mortgaged properties under certain circumstances;

      o     maintaining accounting records relating to the mortgage loans; and

      o     to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under those policies.

A sub-servicer may also be obligated to make advances in respect of delinquent installments of principal and interest on mortgage loans and in respect of certain taxes and insurance premiums that mortgagors or obligors have not paid on a timely basis.

      As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee. Each sub-servicer will generally be entitled to collect and retain, as part of its servicing compensation, any late charges or assumption fees provided in the mortgage note or related instruments.
The Master Servicer may be required to reimburse each sub-servicer for certain expenditures the sub-servicer makes, to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may be permitted to purchase the servicing of mortgage loans if the sub-servicer elects to release the servicing of such mortgage loans to the Master Servicer.

      Each sub-servicer may be required to agree to indemnify the Master
Servicer for any liability or obligation the Master Servicer sustained in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

      Each sub-servicer will service each mortgage loan pursuant to the terms of the sub-servicing agreement for the entire term of such mortgage loan, unless the Master Servicer earlier terminates the sub-servicing agreement or unless servicing is released to the Master Servicer. Upon written notice to the sub-servicer, the Master Servicer generally may terminate a sub-servicing agreement without cause.

      The Master Servicer may agree with a sub-servicer to amend a sub-servicing agreement. Upon termination of the sub-servicing agreement, the Master Servicer may act as servicer of the related mortgage loans or enter into new sub-servicing agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a lender or meet the standards for becoming a lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and us. The Master Servicer
will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer. We cannot assure you that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreement may contain provisions different from those that are in effect in the original sub-servicing agreement. However, any such amendment or new agreement may not be inconsistent with or violate such Agreement.

Collection Procedures

      The Master Servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the mortgage loans. The Master Servicer will, consistent with each Agreement and any mortgage pool insurance policy, primary insurance policy, FHA insurance, VA guaranty, RHS guaranty, special hazard insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the mortgage loans the Master Servicer is collecting payments on.

                                       61

      In any case in which the mortgagor or obligor has or is about to convey property securing a conventional mortgage loan, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such mortgage loan under any applicable due-on-sale clause. The Master Servicer will exercise such acceleration rights only if applicable law permits the exercise of such rights and only if such exercise will not impair or threaten to impair any recovery under any related primary insurance policy. If these conditions are not met or if such mortgage loan is insured by the FHA or partially guaranteed by the VA or RHS, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Under such an agreement, the person to whom the property has been or will be conveyed becomes liable for repayment of the mortgage loan. To the extent applicable law permits, the mortgagor will remain liable on the mortgage loan. The Master Servicer will not enter into such an assignment and assumption agreement if it would jeopardize the trust fund's tax status. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master
Servicer as additional servicing compensation. In the case of multifamily loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a multifamily loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any due-on-encumbrance clause applicable to the loan. In connection with any such assumption, the terms of the related mortgage loan may not be changed.

      With respect to cooperative loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

      In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2))
of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code
Sections 163 and 164. In order for a corporation to qualify under Code Section
216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80%
of the gross income of the corporation be derived from its tenant-stockholders
(as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, we cannot assure you that cooperatives relating to the cooperative loans will qualify under such Section for any particular year. If such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

      The Master Servicer will require the mortgagor or obligor on each single family loan, multifamily loan, commercial real estate loan, manufactured housing contract or revolving credit line mortgage loan to maintain a hazard insurance policy. Such hazard insurance policy is generally required to provide for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which such mortgaged property is located. Such coverage will generally be in an amount not less than the replacement value of the improvements or manufactured home securing such mortgage loan or the principal balance owing on such mortgage loan, whichever is less. All amounts that the Master Servicer collects under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in

                                       62

accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. If the Master Servicer maintains a blanket policy insuring against hazard losses on all the mortgage loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master
Servicer will be required to deposit from its own funds into the related
Protected Account the amounts that would have been deposited in such Protected
Account but for such clause. The related prospectus supplement will specify any additional insurance coverage for mortgaged properties in a mortgage pool of multifamily loans or commercial real estate loans.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a mortgage loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Respective state laws dictate the basic terms of such policies. Most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a mortgage loan is located in a federally designated special flood area at the time of origination, the Master
Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

      The hazard insurance policies typically contain a co-insurance clause that requires the insured at all times to carry insurance of a specified percentage
(generally 80% to 90%) of the full replacement value of the insured property to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (2) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance that the Master Servicer may cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing on the mortgage loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard
Insurance Proceeds will be insufficient to restore fully the damaged property.
If the related prospectus supplement so specifies, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above.

      The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any Insurance Proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such cooperative's building could significantly reduce the value of the collateral securing such cooperative loan to the extent not covered by other credit support.

Realization Upon Defaulted Mortgage Loans

      Primary Insurance Policies. The Master Servicer will maintain or cause each sub-servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related prospectus supplement, a primary insurance policy with regard to each single family loan that requires such coverage. The
Master Servicer will not cancel or refuse to renew any such primary insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary insurance policy is sufficient to maintain the current rating of the classes of securities of such series that have been rated.

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      The amount of a claim for benefits under a primary insurance policy covering a mortgage loan generally will consist of the insured percentage of the unpaid principal amount of the covered mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of certain expenses, less:

      o     all rents or other payments the insured collected or received (other than the proceeds of hazard insurance) that are derived from or in any way related to the mortgaged property,

      o     hazard Insurance Proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the mortgage loan,

      o     amounts expended but not approved by the issuer of the related primary insurance policy (the "primary insurer"),

      o     claim payments the primary insurer previously made and

      o     unpaid premiums.

      Primary insurance policies reimburse certain losses sustained by reason of defaults in borrower's payments. Primary insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

      o     fraud or negligence in origination or servicing of the mortgage loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the mortgage loan;

      o     failure to construct the mortgaged property subject to the mortgage loan in accordance with specified plans;

      o     physical damage to the mortgaged property; and

      o     the primary insurer not approving the related Master Servicer as a servicer.

           Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a primary insurance policy covering a mortgage loan, the insured generally will be required to satisfy certain conditions that may include the conditions that the insured:

      o     advance or discharge:

            a.    all hazard insurance policy premiums and

            b.    as necessary and approved in advance by the primary insurer:

                  1.    real estate property taxes,

                  2.    all expenses required to maintain the related mortgaged
                        property in at least as good a condition as existed at
                        the effective date of such primary insurance policy,
                        ordinary wear and tear excepted,

                  3.    mortgaged property sales expenses,

                  4.    any outstanding liens (as defined in such primary
                        insurance policy) on the mortgaged property;

                  5.    foreclosure costs, including court costs and reasonable
                        attorneys' fees,

                  6.    in the event of any physical loss or damage to the
                        mortgaged property, have restored and repaired the
                        mortgaged property to at least as good a condition as
                        existed at the effective date of such primary insurance
                        policy, ordinary wear and tear excepted, and

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                  7.    tender to the primary insurer good and merchantable
                        title to and possession of the mortgaged property.

      In those cases in which a sub-servicer services a single family loan, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary insurer. The sub-servicer will deposit all collections under the policy in the Protected Account it maintains. In all other cases, the
Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims to the primary insurer under each primary insurance policy. The
Master Servicer will take such reasonable steps as are necessary to receive payment or to permit recovery under the primary insurance policy with respect to defaulted mortgage loans. As discussed above, all collections by or on behalf of the Master Servicer under any primary insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account.

      If the mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the mortgaged property to a condition sufficient to permit recovery under the related primary insurance policy, if any, the Master Servicer will expend its own funds to restore the damaged mortgaged property only if it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the
Master Servicer for its expenses and (b) that it will be able to recover such expenses from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted mortgage loan under any related primary insurance policy is not available for the reasons described in the preceding paragraph, or if the primary insurance policy does not cover such defaulted mortgage loan, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted mortgage loan are less than the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the trust fund will realize a loss. The trust fund's loss will equal the amount of such difference plus the aggregate of reimbursable expenses the Master Servicer incurred in connection with such proceedings.

      If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such mortgage loan plus accrued interest that is payable to securityholders, the
Master Servicer will be entitled to withdraw or retain from the Protected
Account its normal servicing compensation with respect to such mortgage loan. If the Master Servicer has expended its own funds to restore the damaged mortgaged property and such funds have not been reimbursed under the related hazard insurance policy, the Master Servicer will be entitled to withdraw from the
Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the funds it expended, in which event the trust fund may realize a loss up to the amount so charged.

      Recoveries Under FHA Insurance, VA Guarantees and RHS Guarantees. The
Master Servicer, on behalf of itself, the trustee and the securityholders, will present claims under any FHA insurance or VA guarantee or RHS guarantee with respect to the mortgage loans.

Servicing and Other Compensation and Payment of Expenses

      A Master Servicer's or sub-servicer's primary servicing compensation with respect to a series of securities will come from the monthly payment to it, of an amount generally equal to a percentage per annum of the outstanding principal balance of such loan or from such other source specified in the related prospectus supplement. The related prospectus supplement will describe the primary compensation to be paid to the Master Servicer or the sub-servicer. If the Master Servicer's or sub-servicer's primary compensation is a percentage of the outstanding principal balance of each mortgage loan, such amounts will decrease as the mortgage loans amortize. In addition to primary compensation, the Master Servicer or the sub-servicer generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from mortgagors, and, to the extent provided in the related prospectus supplement, any interest or other income earned on funds held in any Accounts.

                                       65

      To the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and, under certain limited circumstances, lenders.

Evidence as to Compliance

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable Agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the
Agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Agreement throughout the year, or, if there has been a failure to fulfill any such obligation, specifying such failure known to the officer and the nature and status of the failure.

      In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

      (a)   a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b)   a statement that the party used the criteria in Item 1122(d) of
            Regulation AB to assess compliance with the applicable servicing criteria;

      (c)   the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      (d)   a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer and Us

      The related prospectus supplement will name one or more Master Servicers under each Agreement. Alternatively, the trustee may also serve in the capacity of the Master Servicer if so specified in the related prospectus supplement or applicable Agreement. Each entity serving as Master Servicer may have normal business relationships with our affiliates or us.

      The Agreement will provide that a Master Servicer may not resign from its obligations and duties under that servicing agreement except upon a determination that its duties under that agreement are no longer permissible under applicable law or as otherwise specified in the related prospectus supplement. No resignation will become effective until the trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

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      Each Agreement will further provide that none of the Master Servicer, in certain instances, we, or any director, officer, employee, or agent of the
Master Servicer or us will be under any liability to the trustee, the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith under such Agreement, or for errors in judgment. However, each Agreement will provide none of we, the trustee, the
Master Servicer, or any such person will be protected against any breach of warranties or representations made in such Agreement or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence
(or gross negligence in the case of the depositor) in the performance of duties or by reason of reckless disregard of obligations and duties under such
Agreement. Each Agreement will further provide that we, the trustee, the Master
Servicer, in certain instances, and any one of our or the Master Servicer's directors, officers, employees or agents will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such Agreement or the securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except any such loss, liability or expense otherwise reimbursable pursuant to that pooling and servicing agreement)
and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of duties or by reason of reckless disregard of obligations and duties under such Agreement. In addition, each Agreement will provide that none of the Master Servicer, the trustee or, in certain instances, we will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its or our respective responsibilities under the Agreement and which in its or our opinion, as the case may be, may involve us or it in any expense or liability. We, the trustee or the Master Servicer may, however, in its or our discretion, as the case may be, undertake any such action which we may deem necessary or desirable with respect to an Agreement and the rights and duties of the parties to such Agreement and the interests of the securityholders under such Agreement. In such event, the resulting legal expenses and costs of such action and any liability will be expenses, costs and liabilities of the trust fund. The Master Servicer, the trustee, or we as the case may be, will be entitled to be reimbursed out of funds otherwise payable to securityholders.

      Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master
Servicer is a party, or any person succeeding to the business of the Master
Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person satisfies the requirements for a successor Master
Servicer set forth in the related prospectus supplement and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of such series that have been rated.

Events of Default; Rights Upon Event of Default

      Pooling and Servicing Agreement; Trust Agreement; Master Servicing
Agreement. An event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement will be specified in the related prospectus supplement and generally will include:

      o     any failure by the Master Servicer to cause to be deposited in the
            Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two
            Business Days or such other time period as is specified in the
            Agreement;

      o     any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the
            Agreement that continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the trustee, or to the Master Servicer and the trustee by the holders of securities of any class evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights represented by the securities of the related series; and

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      o     certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      If the related prospectus supplement so specifies, the pooling and servicing agreement, the trust agreement or master servicing agreement will permit the trustee to sell the assets of the trust fund if payments from the assets would be insufficient to make payments required in the Agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

      In general, so long as an event of default under a pooling and servicing agreement, a trust agreement or a master servicing agreement remains unremedied, the trustee may, and at the direction of holders of securities evidencing voting rights aggregating not less than 25%, or such other percentage as is specified in the related prospectus supplement, of the aggregate voting rights represented by the securities of the related series and under such circumstances as may be specified in such Agreement, the trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such trust fund and in and to the mortgage loans. Upon such termination, if so specified in the related prospectus supplement, the trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the
Agreement, including, if the related prospectus supplement so specifies, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the requirements of the related agreement to act as successor to the Master Servicer under the Agreement. Pending such appointment, the trustee must act in such capacity if so specified in the related prospectus supplement. The trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Except as set forth below, no securityholder, solely by virtue of such holder's status as a securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement. If holders of securities of any class of such series evidencing not less than 25%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights constituting such class make a written request upon the trustee to institute such proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any such proceeding, then a security holder may institute a proceeding with respect to such agreement.

      Indenture. An event of default under the indenture for each series of notes will be as specified in the related prospectus supplement and may include:

      o     a default for the number of days specified in the related prospectus supplement in the payment of any principal of or interest on any note of such series;

      o     failure to perform any other covenant of the trust fund in the indenture, which continues for a period of 60 days or such other time period as is specified in the indenture after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

      o     any representation or warranty made by the trust fund in the indenture or in any certificate or other writing delivered pursuant to the indenture or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days (or such other time period as is specified in the indenture) after notice of the breach is given in accordance with the procedures described in the related prospectus supplement;

      o     certain events of our or the trust fund's bankruptcy, insolvency, receivership or liquidation; or

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      o     any other event of default provided with respect to notes of that series as discussed in the applicable prospectus supplement.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the related prospectus supplement may specify that either the trustee or the securityholders of a majority of the then aggregate outstanding amount of the notes of such series may declare the principal amount (or, if the notes of that series are entitled to payment of principal only, such portion of the principal amount as the related prospectus supplement may specify) of all the notes of such series to be due and payable immediately. Under certain circumstances, holders of a majority in aggregate outstanding amount of the notes of such series may rescind and annul such declaration.

      If, following an event of default with respect to any series of notes and if so specified in the related prospectus supplement, the notes of such series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, if so specified in the related prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default other than a default in the payment of any principal or interest on any note of such series for 30 days or more, unless:

      o     the securityholders of 100% of the then aggregate outstanding amount of the notes of such series consent to such sale,

      o     the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of such series at the date of such sale or

      o     the trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such notes had not been declared due and payable, and the trustee obtains the consent of
            securityholders of 66-2/3%, or such other percentage as is specified in the indenture, of the then aggregate outstanding principal amount of the notes of such series.

      The related prospectus supplement may specify that if the trustee liquidates the collateral in connection with an event of default involving a default for 30 days or more in the payment of principal of or interest on the notes of a series, the trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the securityholders of notes may be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the securityholders of notes after the occurrence of such an event of default.

      In the event that the principal of the notes of a series is declared due and payable, as described above, the securityholder of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the notes less the amount of such discount which is unamortized.

      Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the securityholders of notes of such series, unless such securityholders have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the indenture, and if so specified in the related prospectus supplement, the holders of a majority of the then aggregate outstanding amount of the notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the

                                       69

trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series. The holders of a majority of the then aggregate outstanding amount of the notes of such series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

The Trustee

      The related prospectus supplement will set forth the identity of the commercial bank, savings and loan association, trust company or other entity named as the trustee for each series of securities and whether it serves in any additional capacity for such series of securities. The entity serving as trustee may have normal banking relationships with our affiliates and us. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of such appointment, all rights, powers, duties and obligations the applicable Agreement confers or imposes upon the trustee will be conferred or imposed upon the trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by such appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.
In the event a series includes both certificates and notes, a separate trustee identified in the related prospectus supplement will serve as trustee for the certificates and for the notes.

Duties of the Trustee

      The trustee will not make any representations as to the validity or sufficiency of the Agreement, the securities or of any assets or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form the related Agreement requires. However, the trustee (or any custodian) will not be responsible for the accuracy or content of any such documents furnished to it by the securityholders or the Master Servicer under the Agreement.

      If so specified in the related prospectus supplement, the trustee may be held liable for its own negligent action or failure to act, or for its own misconduct. However, the trustee will not be personally liable with respect to any action it takes, suffers or omits to take in good faith in accordance with the direction of the securityholders following an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation and Removal of Trustee

      If so specified in the related prospectus supplement, the trustee may, upon written notice to us, resign at any time. If the trustee resigns a successor trustee will be required to be appointed in accordance with the terms of the related Agreement. If no successor trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning trustee may, if so specified in the related prospectus supplement, petition any court of competent jurisdiction for appointment of a successor trustee.

      The trustee may also be removed at any time, if so specified in the related prospectus supplement:

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      o     if the trustee ceases to be eligible to continue as such under the
            Agreement,

      o     if the trustee becomes insolvent,

      o     if the trustee becomes incapable of acting, or

      o     if specified in the Agreement by the securityholders evidencing over
            51% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to us.

      For any resignation or removal of the trustee and appointment of a successor trustee to be effective, the successor trustee must accept the appointment.

Amendment

      The parties to each Agreement may amend such Agreement, without the consent of any of the securityholders for the items identified in the related prospectus supplement, which may include:

      o     to cure any ambiguity or mistake;

      o     to correct any defective provisions or to supplement any provision in the Agreement, which may be inconsistent with any other provision of the Agreement;

      o     to comply with any changes in the Internal Revenue Code of 1986, as amended, or

      o     to make any other revisions with respect to matters or questions arising under the Agreement that are not inconsistent with the
            Agreement, provided that such action will not have a material adverse effect on the interests of any securityholder.

      In addition, to the extent provided in the related Agreement and if so specified in the related prospectus supplement, an Agreement may be amended without the consent of any of the securityholders to change the manner in which the Securities Account, the Protected Account or any other Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of securities of such series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related Agreement may also provide that it can be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel required under the Agreement, generally to the effect that such action is necessary or helpful to maintain such qualification.

      With consent of holders of securities of a series evidencing not less than
51%, or such other percentage as is specified in the prospectus supplement, of the aggregate voting rights of each class affected or of all the securities or of specified classes of securities as the prospectus supplement may provide, the parties to an Agreement may amend such Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the holders of the related securities or for any other purpose specified in the related prospectus supplement. However, unless so specified in the related prospectus supplement, no such amendment may reduce in any manner the amount of or delay the timing of, payments received on trust assets that are required to be distributed on any security without the consent of the holder of such security, or reduce the percentage of securities of any class of holders that are required to consent to any such amendment without the consent of the holders of all securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a trust fund, the related prospectus supplement may specify that the trustee will not be entitled to consent to an amendment to the related
Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such trust fund to fail to qualify as a REMIC.

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Termination; Optional Termination

      The obligations each Agreement creates for a series of securities generally will terminate upon the payment to the related securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of:

      1. the final payment or other liquidation of the last of the trust assets or the disposition of all property acquired upon foreclosure or deed-in-lieu of foreclosure of any mortgage assets remaining in the trust fund, and

      2. the purchase by the Master Servicer or other entity specified in the related prospectus supplement including, if REMIC treatment has been elected, by the holder of the residual interest in the REMIC, from the related trust fund of all of the remaining trust assets and all property acquired in respect of mortgage assets remaining in the trust fund.

      Any such purchase of trust assets and property acquired in respect of mortgage assets evidenced by a series of securities will be made at the option of the entity identified in the related prospectus supplement, at a price, and in accordance with the procedures, specified in the related prospectus supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the securities that are outstanding at the time of the optional termination due to, among other things, if the party exercising the option repurchases loans on a distribution date it will purchase the loans (subject to the purchase of REO property at fair market value) at a price equal to the unpaid principal balances of the mortgage loans without interest following payment on such distribution date and the fact that any component of the purchase price based on existing REO property (i.e., real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan.
There may not be sufficient proceeds to pay off the then current balance of and accrued and unpaid interest on securities of such series outstanding. The exercise of such right will cause the termination of the related trust and will effect early retirement of the securities, but the right of the applicable entity to so purchase will generally be subject to the principal balance of the related trust assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made with respect to a trust fund, any repurchase pursuant to clause (2) above will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(a)(4) of the Code.

                       LEGAL ASPECTS OF THE MORTGAGE LOANS

      The following discussion contains summaries of some legal aspects of mortgage loans. These summaries are general in nature. Because these legal aspects are governed primarily by state law which may differ substantially from state to state, the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.

General

      Single Family Loans And Multifamily Loans. Depending upon the prevailing practice in the state in which the property subject to the loan is located, mortgages, deeds of trust, security deeds or deeds to secure debt will secure the single family loans and multifamily loans. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage. The lien created by the mortgage generally is not prior to the lien for real estate taxes and assessments.
Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor

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(similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.
By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The related prospectus supplement will specify the priority of the lien of the mortgage in a single family loan or multifamily loan.

      Condominiums. Certain of the mortgage loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property as to which each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit.
The owner also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

      Cooperative Loans. Certain of the mortgage loans may be cooperative loans.
The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations.
Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

      The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security

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agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

      High Cost Loans. Certain of the mortgage loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth in Lending Act by the Homeownership and Equity Protection Act of
1994, if such mortgage loans: (i) were originated on or after October 1, 1995;
(ii) are not mortgage loans made to finance the purchase of the mortgaged property; and (iii) have interest rates or origination costs in excess of certain prescribed levels. In addition, various states and local governments have enacted similar laws designed to protect consumers against "predatory lending" practices. Purchasers or assignees of any loans subject to these laws could be liable for all claims and subject to all defenses arising under such provisions that the borrower could assert against the originator of the loan.
Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required.

      Manufactured Housing Contracts. Each manufactured housing contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the manufactured home to secure repayment of such loan. The manufactured housing contracts generally are
"chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the manufactured homes initially were registered.
Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, we generally will transfer or cause the transfer of physical possession of the manufactured housing contracts to the trustee or its custodian. In addition, we will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the manufactured housing contracts.

      Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, the filing of a financing statement under Article 9 of the UCC perfects security interests. Such financing statements are effective for five years and must be renewed before the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the
Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing a manufactured housing contract.

      As manufactured homes have become larger and often are attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law.
In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing"
under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. The holder of the security interest must make these filings in the real estate records office of the county where the home is located. Generally, manufactured housing contracts will contain provisions prohibiting the obligor from permanently attaching the manufactured home to its site. So long as the obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the

                                       74

certificate of title or the filing of a UCC-1 financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home that is prior to the security interest originally retained by us and transferred to us.

      We will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the securityholders. In general, we, the Master Servicer and the trustee will not amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party. Accordingly, the lender or we will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the lender's or our rights as the secured party.
However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against our or the lender's creditors.

      In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest assigned to us and the trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

      If the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after such relocation and thereafter until the owner re-registers the manufactured home in such state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in such state, and if the trustee does not take steps to re-perfect its security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the trustee must surrender possession if it holds the certificate of title to such manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.
Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted
thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master
Servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

      Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. We will obtain the representation of the lender that the lender has no knowledge of any such liens with respect to any manufactured home securing a manufactured housing contract. However, such liens could arise at any time during the term of a manufactured housing contract. No notice will be given to the trustee or securityholders in the event such a lien arises.

      Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted mortgage loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include the federal Truth in Lending Act,

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Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit
Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Foreclosure/Repossession

      General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Single Family Loans And Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property.

      In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover.

      Foreclosure of a mortgage is generally accomplished by judicial action.
The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which a lender may recover. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

      Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume

                                       76

the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property.
Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

      Courts have imposed general equitable principles upon foreclosure. Such principles are designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that a trustee's sale under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

      Cooperative Loans. The cooperative shares the tenant-stockholder owns and that are pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement. The cooperative may cancel the cooperative shares for the tenant-stockholder's failure to pay rent or other obligations or charges owed, including mechanics' liens against the cooperative apartment building such tenant-stockholder incurs. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event the tenant-stockholder defaults on its obligations under the proprietary lease or occupancy agreement. The tenant-stockholder's default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the
tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount the tenant-stockholder owes to the cooperative, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

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      In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws. In such instances, existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

      Manufactured Housing Contracts. The Master Servicer on behalf of the trustee, to the extent the related Agreement requires, may take action to enforce the trustee's security interest with respect to manufactured housing contracts in default by repossession and resale of the manufactured homes securing such manufactured housing contracts in default. So long as the manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home securing a manufactured housing contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e.., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract must give the debtor a number of days'
notice, generally varying from 10 to 30 days depending on the state, before commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale before resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a manufactured home, the trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Revolving Credit Line Mortgage Loans. The federal Truth in Lending Act was amended by the Home Equity Loan Consumer Protection Act of 1988 which placed significant limitations on the grounds that open-end home equity loan - (i.e., revolving credit line mortgage loan) lenders and their assignees could use to accelerate loan balances, suspend the right to future advances or change the terms of the loan agreement. These limitations are applicable to home equity plans entered into on or after November 7, 1989. A lender may terminate a loan and demand repayment of the entire outstanding balance only if: (i) there is fraud or material misrepresentation by the borrower in connection with the loan;
(ii) the borrower fails to meet the repayment terms of the loan agreement; (iii)
any action or inaction by the borrower adversely affects the lender's security for the loan, or any right of the lender in such security; or (iv) federal law dealing with credit extended by a depository institution to its executive officers specifically requires that, as a condition of the loan, the credit shall become due and payable on demand; provided that the lender includes such a provision in the initial agreement. A lender may suspend additional advances or reduce the borrower's credit limit during any period in which: (i) the value of the property declines significantly below the property's appraised value for the purpose of the plan; (ii) the lender reasonably believes that the borrower will be unable to fulfill the repayment obligations under the plan because of a material change in the borrower's financial circumstances; (iii) the borrower is in default of any material obligation under the agreement; (iv) the lender is precluded by government action from imposing the interest rate provided for in the agreement; (v) the priority of the lender's security interest is adversely affected by government action to the extent that the value of the security interest is less than 120 percent of the credit line; or (vi) the lender is notified by its regulatory agency that continued advances constitute an unsafe and unsound practice.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

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Rights Of Redemption

      General

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right that exists prior to completion of the foreclosure, is not waivable by the mortgagor, and must be exercised prior to foreclosure sale. Such equity of redemption should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price.
In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including
California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender after foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

      Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors before repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale before the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the
UCC. Manufactured homes are most often resold through private sale.

Anti-Deficiency Legislation And Other Limitations On Lenders

      Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in

                                       79

most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security. However, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. The practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

      Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgagee or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal
Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and
related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

      The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission
(the "FTC"), has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction, and any assignee of the creditor to all claims and defenses that the debtor in the transaction could assert against the original creditor. Liability under the FTC
Rule is limited to the amounts the debtor paid on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract.

      Most of the manufactured housing contracts in a mortgage pool will be subject to the requirements of the FTC Rule. Accordingly, the trustee, as holder of the manufactured housing contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts the obligor paid on the manufactured housing contract. If an obligor is successful in asserting any such claim or defense,

                                       80

and if the lender had or should have had knowledge of such claim or defense, the
Master Servicer will have the right to require the lender to repurchase the manufactured housing contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the manufactured housing contract.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-610 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Due-On-Sale Clauses

      Each conventional mortgage loan contains due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related mortgaged property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain
Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.
Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, due-on-sale clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the
Currency and the National Credit Union Administration Board, respectively.

      The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.
These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years not containing an option to purchase and the creation of a junior encumbrance. Regulations promulgated under the Garn-St.
Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a due-on-sale clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

Prepayment Charges

      Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential or mixed use properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the single family loans, cooperative loans, manufactured housing contracts and revolving credit line mortgage loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate single family loans, cooperative loans, manufactured housing contracts or revolving credit line mortgage loans having higher specified interest rates or accrual percentage rates, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of multifamily loans will be described in the related prospectus supplement.

                                       81

Subordinate Financing

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security interest may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent that any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the filing of a bankruptcy petition by a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, referred to in this prospectus as Title V, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31,
1980. The Office of Thrift Supervision, as successor to the Federal Home Loan
Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of residential manufactured housing. The manufactured housing contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period before instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no manufactured housing contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any trust fund.

      We believe that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

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Servicemembers Civil Relief Act and the California Military and Veterans Code

      Generally, under the terms of the Servicemembers Civil Relief Act (the
"Relief Act"), a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy,
Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the
U.S. Public Health Service or the National Oceanic and Atmospheric
Administration assigned to duty with the military. The California Military and
Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the
Governor, California national guard members called up to active service by the
President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower's period of active duty plus 60 calendar days). Because the Relief Act and the
California Military and Veterans Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military and Veterans Code.
Application of the Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of the Master
Servicer to collect full amounts of interest or principal on certain of the mortgage loans.

      Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the
California Military and Veterans Code impose limitations that impair the ability of the Master Servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Product Liability and Related Litigation

      Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials used in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

      Under the FTC Holder in Due-Course Rule, the holder of any manufactured housing contract secured by a manufactured home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount the obligor paid on the related manufactured housing contract.
Additionally, the holder may be unable to collect amounts still due under the manufactured housing contract. In general, the successful assertion of a product liability claim constitutes a breach of a representation or warranty of the lender, and the securityholders would suffer a loss only to the extent that (1)
the lender breached its obligation to repurchase the manufactured housing contract in the event an obligor is successful in asserting such a claim, and
(2) the lender, we or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may

                                       83

not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

      To the extent that the related prospectus supplement describes, the mortgage loans may include installment sales contracts entered into with the builders of the homes located on the mortgaged properties. The mortgagors in some instances may have claims and defenses against the builders which could be asserted against the trust fund.

Environmental Considerations

      Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable, as an
"owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property securing a mortgage loan owned by such lender, if agents or employees of the lender have become sufficiently involved in the operations of the related obligor, regardless of whether or not the environmental damage or threat was caused by such lender's obligor or by a prior owner. A lender also risks such liability arising out of foreclosure of a mortgaged property securing a mortgage loan owned by such lender. Until recent legislation was adopted, it was uncertain what actions could be taken by a secured lender in the event of a loan default without it incurring exposure under CERCLA in the event the property was environmentally contaminated. The Asset Conservation, Lender Liability and Deposit Insurance Act
of 1996 (the "1996 Lender Liability Act") provides for a safe harbor for secured lenders from CERCLA liability even though the lender forecloses and sells the real estate securing the loan, provided the secured lender sells "at the earliest practicable, commercially reasonable time, at commercially reasonable terms, taking into account market conditions and legal and regulatory requirements." Although the 1996 Lender Liability Act provides significant protection to secured lenders, it has not been construed by the courts, and there are circumstances in which actions taken could expose a secured lender to
CERCLA liability. In addition, the transferee from the secured lender is not entitled to the protections enjoyed by a secured lender. Thus, contamination may decrease the amount that prospective buyers are willing to pay for a mortgaged property and decrease the likelihood that the trust will recover fully on the mortgage loan through foreclosure.

      Application of environmental laws other than CERCLA could also result in the imposition of liability on lenders for costs associated with environmental hazards. The most significant of these other laws is the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and state regulatory programs implemented thereunder. Subtitle I of RCRA imposes cleanup liabilities on owners or operators of underground storage tanks. Some states also impose similar liabilities on owners and operators of aboveground storage tanks. The definition of "owner" under RCRA Subtitle I contains a security interest exemption substantially the same as the CERCLA security interest exemption. However, as with CERCLA costs, it is possible that such costs, if imposed in connection with a mortgage loan included as part of the collateral, could become a liability of the trust in certain circumstances.

      At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the related mortgaged properties was conducted. No representations or warranties are made by the trust or the depositor as to the absence or effect of hazardous wastes or hazardous substances on any of the related mortgaged properties. In addition, none of the Master Servicer, any sub-servicer nor any other party have made any representations or warranties or assumed any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on any mortgaged property, and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay your certificates.

                                       84

      Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, we have not made and will not make such evaluations prior to the origination of the mortgage loans.
Neither we, the Master Servicer nor any sub-servicer will be required by any agreement to undertake any such evaluation prior to foreclosure or accepting a deed-in-lieu of foreclosure. We do not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, we will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to either noteholders or certificateholders of the related series of securities.

      Notwithstanding anything to the contrary contained in the pooling and servicing agreement or master servicing agreement, in connection with a foreclosure or acceptance of a deed-in-lieu of foreclosure, in the event the
Master Servicer or any sub-servicer have reasonable cause to believe that a mortgaged property is contaminated by hazardous or toxic substances or wastes, or if the trustee otherwise requests an environmental inspection or review of such mortgaged property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the trust. Upon completion of the inspection or review, the Master Servicer or the applicable sub-servicer will promptly provide the trustee with a written report of the environmental inspection.

      After reviewing the environmental inspection report, the Master Servicer, or any applicable sub-servicer, shall determine how to proceed with respect to the mortgaged property. In the event the environmental inspection report indicates that the mortgaged property is contaminated by hazardous or toxic substances or wastes, and the Master Servicer, or the related sub-servicer, proceeds with foreclosure or acceptance of a deed in lieu of foreclosure, the
Master Servicer, or the related sub-servicer, shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed-in-lieu of foreclosure and any related environmental clean-up costs, as applicable, from any proceeds from liquidation, or if these proceeds are insufficient to fully reimburse the Master Servicer, or the related sub-servicer, such Master Servicer or sub-servicer, as applicable shall be entitled to be reimbursed from amounts in the collection account. In the event the Master Servicer, or any related sub-servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Master Servicer or sub-servicer, as applicable, shall be reimbursed for all advances the Master
Servicer or sub-servicer made with respect to the related mortgaged property from the collection account.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that: (i) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (ii) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

                                       85

Other Legal Considerations

      The mortgage loans are also subject to federal laws, including: (i)
Regulation Z, which requires certain disclosures to the borrowers regarding the terms of the mortgage loans; (ii) the Equal Credit Opportunity Act and
Regulation B promulgated under such Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer
Credit Protection Act, in the extension of credit; and (iii) the Fair Credit
Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. Violations of certain provisions of these federal laws may limit the ability of persons to collect all or part of the principal of or interest on the mortgage loans and in addition could subject certain persons to damages and administrative enforcement.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following discussion represents the opinion of Cadwalader, Wickersham
& Taft LLP, McKee Nelson LLP, Sidley Austin LLP, Thacher Proffitt & Wood LLP or
such other counsel as may be identified in the related prospectus supplement. It is intended to present a discussion of the material federal income tax consequences of the purchase, ownership, and disposition of the various types of securities that may be offered by this prospectus and a related prospectus supplement. This discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change, in some instances, retroactively.

      This discussion does not purport to deal with the federal income tax consequences that may affect particular investors that result from their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities (such as regulated investment companies ("RICs")), real estate investment trusts ("REITs"), investment companies, and certain other organizations to which special rules apply. This discussion focuses primarily on investors who will hold the securities as capital assets, and not as part of a hedge, straddle, or conversion transaction. In addition, this discussion does not describe any tax consequences arising under the laws of any state, locality, or taxing jurisdiction other than the United States of America.

      No currently effective regulations or other guidance has been issued concerning certain provisions of the Code, or certain issues relevant to such provisions that may affect investors in certain of the securities (for example, the provisions dealing with market discount and stripped debt securities), and the regulations that do exist under other provisions of the Internal Revenue
Code of 1986, as amended (the "Code") (such as the REMIC provisions and the original issue discount ("OID") provisions) do not address all potentially relevant issues. Hence, definitive guidance cannot be provided regarding many aspects of the tax treatment of securityholders, particularly residual securityholders. Moreover, this summary and the opinions referred to below are based on current law, and there can be no assurance that the Internal Revenue
Service (the "IRS") will not take positions that would be materially adverse to investors.

      You are encouraged to consult your own tax advisor in determining the federal, state, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

      The following discussion generally refers to the beneficial owners of securities as "holders" or "certificateholders," although in general, the investors will be the beneficial, but not the registered, holders of the securities.

      Many aspects of the federal income tax treatment of securities issued pursuant to a prospectus supplement will depend on whether an election is made to treat the relevant pool of assets as a REMIC. Each prospectus supplement will indicate whether a REMIC election or elections will be made for the relevant series or a portion of the series.

                                       86

      If a series of securities includes exchangeable securities, each class of exchangeable securities will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of exchangeable securities represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable securities will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart
E, part I of subchapter J of the Code. The tax treatment of exchangeable securities is discussed under "--Tax Treatment of Exchangeable Securities"
below.

      For each series, Cadwalader, Wickersham & Taft LLP, McKee Nelson LLP,
Sidley Austin LLP, Thacher Proffitt & Wood LLP or such other counsel to the depositor as specified in the related prospectus supplement ("Tax Counsel") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election, if applicable, compliance with applicable documents, the correctness of representations and warranties, and in some instances, other information provided to Tax Counsel, one or more trusts or pools of assets will qualify as (i) one or more REMICs, (ii) one or more grantor trust under subpart
E, Part I of subchapter J of the Code that will issue securities ("Grantor Trust
Securities"), (iii) a trust treated as a partnership for federal income tax purposes that will issue securities ("Owner Trust Securities"), or (iv) a trust treated either as a partnership or a disregarded entity for federal income tax purposes that will issue notes (such notes, the "Debt Securities"). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

Miscellaneous Itemized Deductions

      The Code contains various limitations on the ability of individuals, trusts, and estates that own interests in entities that are taxed on a pass-though basis (such as holders of REMIC residual interests ("REMIC Residual
Certificates") and interests in a grantor trust) to deduct their respective shares of the entity's deductions. Accordingly, such a holder will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2%
of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the
"Applicable Amount") - will be reduced by the lesser of:

      o     the excess of adjusted gross income over the Applicable Amount, or

      o     80% of the amount of itemized deductions otherwise allowable for the taxable year for taxable years ending on or before December 31,
            2005, and by a reduced portion of such amount for taxable years beginning on or after January 1, 2006.

      Non-corporate holders of securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT.
The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series.

Tax Treatment of REMIC Regular Interests and Other Debt Instruments

      Payments received by holders of REMIC regular interests generally should be accorded the same tax treatment under the Code as payments received on other taxable debt instruments. Except as described below for OID, market discount or premium, interest paid or accrued on REMIC regular interests will be treated as ordinary income and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash method. The trustee or the Master Servicer will report annually to the IRS and to holders of record (which generally will not include the beneficial owner of a certificate) the interest paid or accrued and OID, if any, accrued on the certificates. The trustee or the Master

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Servicer (the "Tax Administrator") will be the party responsible for computing the amount of OID to be reported to the REMIC regular interest holders each taxable year.

      To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable trust agreement provides that the rate of interest payable by the
REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.
In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

      Under temporary Treasury regulations, holders of REMIC regular interests issued by "single-class REMICs" who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income.
A single-class REMIC, in general, is a REMIC that (i) would be classified as a fixed investment or "grantor" trust in the absence of a REMIC election or (ii)
is substantially similar to a fixed investment trust.

      Under the temporary regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's expenses that normally would be deductible under Section 212 of the Code, (which may include servicing and administrative fees and insurance premiums) and (ii) a corresponding amount of additional income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC - either directly or through a pass-through entity - will, on a net basis, realize income without a corresponding receipt or cash or an offsetting deduction from such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. See "--Miscellaneous Itemized
Deductions" above. Any such additional income will be treated as interest income.

      In addition, as described above, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount will be reduced.

OID

      The following discussion of OID applies generally to notes and to securities that are REMIC regular interests for federal income tax purposes, or other securities that are classified as debt for federal income tax purposes
(collectively referred to as "Debt Instruments"). Differences in treatment of
REMIC regular interests from other Debt Instruments are noted where applicable.

      Certain classes of Debt Instruments of a series may be issued with OID.
Holders of Debt Instruments issued with OID should be aware that they generally must include OID in income for federal income tax purposes annually under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary income and must be included in income regardless of whether the related cash payment (if any) has been received.

      The amount of OID required to be included in a holder's income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of OID for certain debt instruments
("Prepayable Obligations"), such as Debt Obligations, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section
1272(a)(6), the amount and rate of accrual of OID on a Prepayable Obligation generally is calculated based on (i) a single constant yield to

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maturity and (ii) the prepayment rate assumed in pricing the Prepayable
Obligation (the "Prepayment Assumption"). Although regulations exist that govern the accrual of OID in general (the "OID Regulations") those regulations do not address Section 1272(a)(6). Accordingly, absent additional guidance, the Tax
Administrator will, except as otherwise provided in a prospectus supplement, base its computations on an interpretation of Section 1272(a)(6), the OID
Regulations, and certain other guidance. However, there can be no assurance that the methodology described below represents the correct manner of calculating OID on the Debt Obligations.

      Prospective purchasers should be aware that neither we, the trustee, the
Master Servicer, nor any servicer will make any representation that the mortgage assets underlying a series will in fact prepay at a rate conforming to the applicable Prepayment Assumption or at any other rate.

      OID is defined as the excess, if any, of a debt instrument's "stated
redemption price at maturity" (generally, but not always, its principal amount)
over its "issue price." The issue price of a Debt Instrument generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public. A debt instrument's stated redemption price is the sum of all payments to be made on the instrument other than "qualified stated interest" ("QSI"). To be QSI, interest must be unconditionally payable
(in cash or property other than additional obligations of the issuer):

      o     at least annually; and

      o     at a single fixed rate or certain variable rates set out in the OID
            Regulations.

      Under these rules, in general terms, a Debt Instrument will have OID if it is issued at a significant discount from its principal amount, or if interest:

      o     may be deferred, or

      o     does not accrue at a single fixed rate or certain variable rates set out in the OID Regulations.

      Under a de minimis rule, a Prepayable Obligation will be considered to have no OID if the amount of OID is less than 0.25% of the certificate's stated
redemption price at maturity multiplied by its weighted average maturity
("WAM"), calculated as provided in applicable regulations. A holder will include de minimis OID in income on a pro rata basis as principal payments on the obligation are received or, if earlier, upon disposition of the Debt Instrument.

      The holder of a Prepayable Obligation generally must include in gross income the sum, for all days during his taxable year on which he holds the obligation, of the "daily portions" of the OID on such obligation. In the case of an original holder of a Debt Instrument, the daily portions of OID generally will be determined by allocating to each day in any accrual period the instrument's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all payments under the certificate yet to be received as of the close of such period plus (b) the amount of any payments (other than QSI)
received on the instrument during such period over (ii) the instrument's
"adjusted issue price" at the beginning of such period. The present value of payments yet to be received on a Prepayable Obligation is computed using the pricing prepayment assumptions and the instrument's original yield to maturity -
adjusted to take into account the length of the particular accrual period. The adjusted issue price of a Prepayable Instrument at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is increased by the amount of OID allocable to that period and reduced by the amount of any payments (other than QSI) received on the instrument during that period. Thus, an increased or decreased rate of prepayments on a Prepayable Debt Instrument generally will be accompanied by a correspondingly increased or decreased rate of recognition of OID by the holder of such Debt Instrument.

      The yield to maturity of a Prepayable Obligation is calculated based on:
(i) the Prepayment Assumption and (ii) in some instances, other contingencies not already taken into account under the Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. The Tax Administrator's determination of whether a contingency relating to a class of Prepayable Obligations is more likely than not to occur is binding on each holder of an

                                       89

obligation of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the Debt
Instrument is different from that of the Tax Administrator.

      The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Debt Instruments providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Debt Instruments with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Debt Instrument issued after the date the final regulations are published in the Federal Register.

      In many cases, the securities will be subject to optional redemption before their stated maturity dates. For purposes of calculating OID, an optional redemption will be presumed to be exercised if, and only if, as of the issue date, early redemption would result in an original holder receiving a lower yield to maturity of the Debt Instrument than if the Debt Instrument were not redeemed early. If such an option is presumed to be exercised under this rule,
OID, if any, on a Debt Instrument will be accelerated. In determining whether an option to redeem debt instruments is presumed to be exercised when one or more classes of such instruments are issued at a premium, the Tax Administrator will take into account all classes of Debt Instruments of the applicable trust that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the pricing prepayment assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that the option will be exercised. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator's position.

      If a Debt Instrument issued with OID is subsequently purchased for a price less or greater than its adjusted issue price, the new holder may have market discount (if the price is less) or, if the new holder's acquisition price exceeds the adjusted issue price, a reduction of the amount of includible OID in subsequent periods. Holders should consult their tax advisers regarding the computation of such reduction.

      All OID Election. A holder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, OID, de minimis OID, market discount, and de minimis market discount, and premium that accrues on a Debt Instrument under the constant yield method used to account for
OID. To make the All OID Election, the holder of the Debt Instrument must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount or premium, the holder is deemed to have made an election to include in income currently the market discount, or to amortize the premium under the constant yield method, on all of the holder's other debt instruments with market discount or premium, as described in
"--Market Discount" below. See also "--Amortizable Premium" below.

      It is not entirely clear how income should be accrued on a REMIC regular interest, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an "Interest Weighted Certificate"). Unless and
until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear QSI, and will account for the income thereon as described in "--Interest Weighted Certificates and Non-VRDI Certificates" below.

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      In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on the Debt Instrument, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of
OID on your certificates for federal income tax purposes.

      Variable Rate Instruments. A Debt Instrument may pay interest at a variable rate. A variable rate Debt Instrument that qualifies as a "variable rate debt instrument" as that term is defined in the OID Regulations (a "VRDI")
will be governed by the rules applicable to VRDIs in the OID Regulations. The applicable prospectus supplement will indicate whether the Tax Administrator intends to treat a Debt Instrument as a VRDI.

      All interest payable on a VRDI that provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or objective rate (a "Single Rate VRDI") is treated as
QSI. The amount and accrual of OID on a Single Rate VRDI is determined, in general, by converting such VRDI into a hypothetical fixed rate Debt Instrument
(having a fixed rate equal to the value of the variable rate on the issue date)
and applying the rules applicable to fixed rate instruments described under
"--OID" above to such hypothetical fixed rate certificate.

      Except as provided below, the OID on a VRDI that is not a Single Rate VRDI
(a "Multiple Rate VRDI") is determined as for a Single Rate VRDI, except that fixed rates must be substituted for each variable rate formula. The substituted rates are the actual values of the formula on the issue date, except in the case of a VRDI bearing interest at an objective rate, for which the fixed rate substitute is the expected yield of the instrument as of the issue date. For purposes of calculation, each variable rate is assumed to remain at its value as of the issue date. QSI or OID allocable to a particular accrual period for both
Single Rate and Multiple Rate VRDIs must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

      The amount and accrual of OID on a Multiple Rate VRDI that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate - other than an initial fixed rate that is intended to approximate the subsequent variable rate - is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple
Rate VRDI Certificate is treated as if it provided for a qualified floating rate
- - or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI
Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

      REMIC regular interests of certain series may accrue interest based on a weighted average of the interest rates on some or all of the loans or regular interests in a second REMIC held subject to the related pooling and master servicing agreement (such regular interests, "Weighted Average Certificates").
Although the treatment of such certificates is not entirely clear under the OID
Regulations, it appears that Weighted Average Certificates bear interest at an
"objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average
Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

      Interest Weighted Certificates and Non-VRDI Certificates. The treatment of an Interest Weighted Certificate is unclear under current law. The OID
Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations that provide for one or more contingent payments ("Contingent Payment Obligations"). Under the
Contingent Payment Regulations, any variable rate debt instrument that is not a
VRDI is classified as a Contingent Payment

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Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to Prepayable Obligations. In the absence of further guidance, the Tax
Administrator will account for Interest Weighted Certificates and other
Prepayable Obligations that are Contingent Payment Obligations in accordance with a combination of Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the settlement date. The projected payment schedule will take into account the related Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, adjustments to interest income will be made under applicable regulations. In the case of a Weighted Average Certificate, the projected payment schedule will be derived based on the assumption that the principal balances of the mortgage assets that collateralize the certificate pay down pro rata.

      Anti-Abuse Rule. The OID Regulations contain an anti-abuse rule. The rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

Market Discount

      A subsequent purchaser of a Debt Instrument at a discount from its outstanding principal amount - or, in the case of a Debt Instrument having OID, its adjusted issue price - will acquire such Debt Instrument with "market discount." The purchaser generally will be required to recognize the market discount - in addition to any OID - as ordinary income. A Debt Instrument will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount or adjusted issue price, as applicable, of such certificate -
multiplied by (ii) the WAM of the certificate remaining after the date of purchase. Market discount generally must be included in income payments other than QSI are received, in an amount equal to the lesser of (i) the amount of such non-QSI payment received or (ii) the amount of market discount that has
"accrued," but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the
"Current Recognition Election"). In addition, a purchaser may make an All OID
Election with respect to a Debt Instrument purchased with market discount. See
"--OID--All OID Election" above.

      Until the Treasury promulgates applicable regulations, the relevant legislative history to the REMIC provisions provides that the purchaser of a
Debt Instrument with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Debt Instrument not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Debt Instrument issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Prepayment Assumption must be used to calculate the accrual of market discount.

      A certificateholder that has acquired any Debt Instrument with market discount generally will be required to treat a portion of any gain on a sale or exchange of the instrument as ordinary income to the extent of the market discount accrued to the date of disposition less any accrued market discount previously reported as ordinary income. Moreover, such a holder (unless it has made the current accrual election) generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the
Debt Instrument to the extent that they exceed income on the Debt Instrument.
Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized.
Under the Contingent Payment Regulations, a secondary market purchaser of an
Interest Weighted Certificate or other Contingent Payment Obligation at a discount generally would continue to accrue interest and determine adjustments on such obligation

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based on the original projected payment schedule devised by the issuer of such certificate. See "--OID--Interest Weighted Certificates and Non-VRDI
Certificates" above. Such holder would be required, however, to allocate the difference between the adjusted issue price of the obligation and its basis in the obligation as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the obligation in a manner that is reasonable - e.g., based on a constant yield to maturity.

      Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules.

Amortizable Premium

      A purchaser of a Debt Instrument at a premium over its principal amount may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the instrument. The applicable legislative history indicates that premium is to be accrued in the same manner as market discount; accordingly, the accrual of such premium will be calculated using the Prepayment Assumption. Amortized premium generally would be treated as an offset to interest income on a Debt Instrument and not as a separate deduction item. Any election to amortize premium will apply to all taxable debt instruments held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the
IRS. Purchasers who pay a premium for a debt instrument should consult their tax advisors regarding the election to amortize premium and the method to be employed.

      In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

      Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See "--OID" above. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable - e.g., based on a constant yield to maturity.

Consequences of Realized Losses

      Under Section 166 of the Code, both corporate holders of Debt Instruments and noncorporate holders that acquire Debt Instruments in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which such instruments become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a Debt
Instrument in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until such instrument becomes wholly worthless - i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss. However, the character and timing of any losses may be governed by Code Section 165(g)
relating to worthless securities rather than by Code Section 166 if the Debt
Instruments are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the equity interest in the trust that was a corporation.

      Each holder of a Debt Instrument will be required to accrue OID on such instrument without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such Debt Instrument or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of OID reported in any period by the holder of a Debt
Instrument could exceed significantly the amount of

                                       93

economic income actually realized by the holder in such period. Although the holder of a Debt Instrument eventually will recognize a loss or a reduction in income attributable to previously included OID that, as a result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses attributable to OID.

Gain or Loss on Disposition

      If a Debt Instrument is sold, the holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a Debt Instrument generally will equal the cost of the instrument to the holder, increased by any OID or market discount previously includible in the holder's gross income, and reduced by the portion of the basis of the debt instrument allocable to payments thereon, other than QSI, previously received by the holder and by any amortized premium.
Similarly, a holder who receives a scheduled or prepaid principal payment on a
Debt Instrument will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition Debt
Instrument generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

      Gain from the disposition of a REMIC regular interest that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includible in income if the yield on that certificate during the holding period had been 110% of the "applicable federal rate" as of the date that the holder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular interest that will be recharacterized as ordinary income is limited to the amount of OID, if any, on the certificate that was not previously includible in income, the applicable Code provision contains no such limitation; further, the Prepayable Obligation rules indicate that all OID, including OID not yet accrued, on a Prepayable Obligation would be treated as ordinary income.

      A portion of any gain from the sale of a Debt Obligation that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Tax Treatment of Exchangeable Securities

      Exchangeable Securities Representing Proportionate Interests in Two or
More REMIC Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a proportionate interest in each REMIC regular interest corresponding to that exchangeable security. Each beneficial owner of such an exchangeable security should account for its ownership interest in each REMIC regular interest underlying that exchangeable security as described under "--Tax Treatment of
REMIC Regular Interests and Other Debt Instruments." If a beneficial owner of an exchangeable security acquires an interest in two or more underlying REMIC regular interests other than in an exchange described under "Description of the
Securities--Exchangeable Securities" in this prospectus, the beneficial owner must allocate its cost to acquire that exchangeable security among the related underlying REMIC regular interests in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the

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exchangeable security, the owner must allocate the sale proceeds among the underlying REMIC regular interests in proportion to their relative fair market values at the time of sale.

      Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an exchangeable security represents beneficial ownership of two or more REMIC regular interests, those
REMIC regular interests could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC regular interests underlying an exchangeable security were aggregated for OID purposes and a beneficial owner of an exchangeable security were to (i) exchange that exchangeable security for the related underlying REMIC regular interests, (ii) sell one of those related REMIC regular interests and (iii) retain one or more of the remaining related REMIC regular interests, the beneficial owner might be treated as having engaged in a
"coupon stripping" or "bond stripping" transaction within the meaning of Section
1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an exchangeable security that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original exchangeable security between the related underlying REMIC regular interests sold and the related
REMIC regular interests retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the REMIC regular interests sold using its basis allocable to those REMIC regular interests. Also, the beneficial owner then must treat the REMIC regular interests underlying the exchangeable securities retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those REMIC regular interests. Accordingly, the beneficial owner must accrue interest and OID with respect to the REMIC regular interests retained based on the beneficial owner's basis in those REMIC regular interests.

      As a result, when compared to treating each REMIC regular interest underlying an exchangeable security as a separate debt instrument, aggregating the REMIC regular interests underlying an exchangeable security could affect the timing and character of income recognized by a beneficial owner of an exchangeable security. Moreover, if Section 1286 of the Code were to apply to a beneficial owner of an exchangeable security, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the exchangeable securities and due to the trustee's lack of information necessary to report computations that might be required by Section 1286 of the Code, the trustee will treat each
REMIC regular interest underlying an exchangeable security as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC regular interests underlying an exchangeable security were aggregated, the timing of accruals of OID applicable to an exchangeable security could be different than that reported to holders and the
IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC regular interests underlying the exchangeable securities should be aggregated for OID purposes.

      Exchangeable Securities Representing Disproportionate Interests in REMIC
Regular Interests. The related prospectus supplement for a series will specify whether an exchangeable security represents beneficial ownership of a disproportionate interest in the REMIC regular interest corresponding to that exchangeable security. The tax consequences to a beneficial owner of an exchangeable security of this type will be determined under Section 1286 of the
Code, except as discussed below. Under Section 1286 of the Code, a beneficial owner of an exchangeable security will be treated as owning "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payment on the underlying REMIC regular interests. If an exchangeable security entitles the holder to payments of principal and interest on an underlying REMIC regular interest, the IRS could contend that the exchangeable security should be treated (i) as an interest in the underlying REMIC regular interest to the extent that the exchangeable security represents an equal pro rata portion of principal and interest on the underlying REMIC regular interest, and (ii) with respect to the remainder, as an installment obligation consisting of "stripped bonds" to the extent of its share of principal payments or "stripped coupons" to the extent of its share of interest payments. For purposes of information reporting, however, each

                                       95

exchangeable security will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

      Under Section 1286 of the Code, each beneficial owner of an exchangeable security must treat the exchangeable security as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its "stated redemption price at maturity" over the price paid by the owner to acquire it. The stated redemption price at maturity for an exchangeable security is determined in the same manner as described with respect to REMIC regular interests under "--OID."

      If the exchangeable security has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a REMIC regular interest under "--OID." A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the exchangeable security is acquired or would be the prepayment assumption for the underlying REMIC regular interests.

      In light of the application of Section 1286 of the Code, a beneficial owner of an exchangeable security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to the exchangeable securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an exchangeable security generally will be different than that reported to holders and the IRS.
Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

      The rules of Section 1286 of the Code also apply if (i) a beneficial owner of REMIC regular interests exchanges them for an exchangeable security, (ii) the beneficial owner sells some, but not all, of the exchangeable securities, and
(iii) the combination of retained exchangeable securities cannot be exchanged for the related REMIC regular interests. As of the date of such a sale, the beneficial owner must allocate its basis in the REMIC regular interests between the part of the REMIC regular interests underlying the exchangeable securities sold and the part of the REMIC regular interests underlying the exchangeable securities retained in proportion to their relative fair market values. Section
1286 of the Code treats the beneficial owner as purchasing the exchangeable securities retained for the amount of the basis allocated to the retained exchangeable securities, and the beneficial owner must then accrue any OID with respect to the retained exchangeable securities as described above. Section 1286 of the Code does not apply, however, if a beneficial owner exchanges REMIC regular interests for the related exchangeable securities and retains all the exchangeable securities, see "--Treatment of Exchanges" below.

      Upon the sale of an exchangeable security, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the exchangeable security. The owner's adjusted basis generally is equal to the owner's cost of the exchangeable security (or portion of the cost of REMIC regular interests allocable to the exchangeable security), increased by income previously included, and reduced
(but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the exchangeable security as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under "--Gain or Loss on Disposition."

      Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under "--Treatment of
Exchanges" below) a combination of exchangeable securities that may be exchanged for underlying REMIC regular interests, the owner should be treated as owning the underlying REMIC regular interests, in which case Section 1286 of the Code would not apply.

                                       96

If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each exchangeable security should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of exchangeable securities in this regard.

      It is not clear whether exchangeable securities subject to Section 1286 of the Code will be treated as assets described in Section 7701 (a)(19)(C) of the
Code or as "real estate assets" under Section 856(c)(5)(B) of the Code. In addition, it is not clear whether the interest or OID derived from such an exchangeable security will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code. You should consult your tax advisors regarding the proper treatment of exchangeable securities under these provisions of the Code.

      Treatment of Exchanges. If a beneficial owner of one or more exchangeable securities exchanges them for the related exchangeable securities in the manner described under "Description of the Securities--Exchangeable Securities" in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related underlying REMIC regular interest that it owned immediately prior to the exchange.

Taxation of Certain Foreign Holders of Debt Instruments

      REMIC Regular Interests and other Debt Instruments. Interest, including
OID, paid on a Debt Instrument to a nonresident alien individual, foreign corporation, or other non-United States person (a "foreign person") generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (ii) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form
W-8BEN that the beneficial owner of the certificate is a foreign person
("foreign person certification") (iii) the foreign person is not a 10%
shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the
Code, and (iv) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business, and (v) the interest is not
"contingent" as provided in Section 861(h)(4). If the holder fails to meet the conditions listed above, interest, including OID, paid on the holders' Debt
Instruments may be subject to either a 30% withholding tax or backup withholding at a rate of 28%, increasing to 31% after 2010. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including OID, is effectively connected with your conduct of a trade or business in the United
States and if you certify this on Form W-8ECI. See "--Backup Withholding" below.

      The 30% withholding tax will apply if IRS determines that withholding is required in order to prevent tax evasion by United States persons.

      In the case of Debt Instruments other than REMIC regular interests (which generally cannot be issued with contingent interest) certain types of interest based on the profits, sales, or similar items of the issuer are not eligible for portfolio interest treatment, and accordingly would be subject to withholding.
Any such interest will be discussed in the applicable prospectus supplement.

      Effective for payments made after December 31, 2000, any foreign investor that invokes the protection of an income tax treaty with respect to United
States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty.
Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult their tax advisors with respect to these new withholding rules.

                                       97

Backup Withholding

      Under federal income tax law, a certificateholder may be subject to
"backup withholding" under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the trustee, (ii) furnishes the trustee an incorrect TIN, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the trustee or the certificateholder's certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder's certificates broker with a foreign person certification.
Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of REMIC regular interests or REMIC
Residual Certificates. The backup withholding rate is currently 28%, increasing to 31% after 2010. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

      REMIC Regular Interests. Reports will be made at least annually to holders of record of REMIC regular interests, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (i) interest paid or accrued on the certificates, (ii) OID, if any, accrued on the certificates, and
(iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

      Residual Certificates. For purposes of federal income tax reporting and administration, a REMIC of a series generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A REMIC of a series will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee or the Master Servicer. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC's income tax return for that year. As required by the Code, a REMIC of a series' taxable year will be the calendar year.

      Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC's income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual
Certificates have been paid in full.

      A Residual Certificateholder will be designated as the REMIC's tax matters person ("TMP"). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. We, the
Master Servicer or an affiliate of either will acquire a portion of the residual interest in each REMIC of a series in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC's TMP and will prepare and file the REMIC's federal and state income tax and information returns.

      Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC's return if a holder owns 100% of the Residual

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Certificates for the entire calendar year. Otherwise, each holder of a Residual
Certificate is required to treat items on its returns consistently with their treatment on the REMIC's return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The
IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the
REMIC level. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Tax Treatment of REMIC Residual Interests

      Overview. A REMIC is treated for federal income tax purposes as an entity separate from its owners, and the residual interest is treated as its equity. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the
Residual Certificateholders.

      A portion of the income of Residual Certificateholders in REMICs of a certain series, known as "excess inclusion income" will be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income
("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax that may otherwise available to a foreign Residual Certificateholder.

      Taxation of Residual Certificateholders. Each Residual Certificateholder
will report its pro rata share of REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Certificate on its own federal income tax return. Income realized by a Residual Certificateholder will be characterized as ordinary income or loss. Prospective investors should be aware that, because of the way in which REMIC taxable income is calculated, a
Residual Certificateholder may recognize "phantom" income - i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles - which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield (if any) to Residual Certificateholders due to the lower present value of such loss or reduction.

      A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC's gross income, including interest,
OID, and market discount income, if any, on the REMIC's assets, including temporary cash flow investments, premium amortization on the REMIC regular interests, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular interests, reduced by the REMIC's deductions, including deductions for interest and OID expense on the REMIC regular interests, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the
REMIC regular interests, any tax imposed on the REMIC's income from foreclosure property, and any bad debt deductions on the mortgage assets. However, the REMIC may not take into account any items allocable to a "prohibited transaction." See
"--REMIC-Level Taxes" below.

      The amount of the REMIC's net loss that may be deducted by a residual holder is limited to such holder's adjusted basis in the residual interest as of the end of the relevant taxable year, or the time of disposition of the residual interest, if earlier. A residual holder's basis in its Residual Certificate initially is equal to the purchase price, and thereafter is increased by the amount of taxable income recognized from the residual interest and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income from the same REMIC.

      The ability of Residual Certificateholders to deduct net losses may be subject to additional limitations under other provisions of the Code. A distribution on a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder's adjusted basis in his Residual

                                       99

Certificate. If a distribution exceeds the adjusted basis of the Residual
Certificate, the excess is treated as gain from the sale of such Residual
Certificate.

      Timing differences may arise between the REMIC's income and corresponding deductions, creating "phantom income." Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed
REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the REMIC of a particular series and (ii)
the rate of prepayment on the mortgage loans comprising or underlying the
REMIC's assets and, therefore, cannot be predicted without reference to a REMIC of a particular series.

      The assets of the REMICs of certain series may have tax bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in its Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC's basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

      Limitations on Offset or Exemption of REMIC Income. Generally, a Residual
Certificateholder's taxable income for any taxable year may not be less than such Certificateholder's excess inclusion income for that taxable year. Excess inclusion income generally equals the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (i) 120% of the long-term applicable federal rate that would have applied to the Residual
Certificates if they were debt instruments for federal income tax purposes on the closing date and (ii) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period; however, if the residual interest at the time of issue is a "noneconomic" residual interest, all of the income derived by the holder may be excess inclusion income. For this purpose, the adjusted issue price of a residual interest at the beginning of a quarter is the issue price of the Residual Certificate, increased by prior income accruals and decreased by losses realized and distributions on the residual interest. Excess inclusion income will be treated as UBTI in the case of a tax exempt organization subject to the tax on UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Certificate that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for its shareholders.
Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See "--Taxation of
Certain Foreign Holders of Debt Instruments" above.

      Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The
transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A similar limitation exists with respect to transfers of certain residual interests to foreign investors.

      A residual interest will be "noneconomic" for this purpose unless, at the time the interest is transferred, (i) the present value of the expected future distributions on the residual interest equals or exceeds the product of (a) the present value of the anticipated excess inclusion income and (b) the highest corporate tax rate for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of it and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, - i.e., the transferor has
"improper knowledge." A transferor is presumed not to have such improper knowledge if:

            (i) The transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that

                                       100

      the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due;

            (ii) The transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due;

            (iii) The transferee represents to the transferor that it will not cause the income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base of such transferee; and

            (iv) One of the following two following tests is satisfied: Either:

                  (a) The present value of the anticipated tax liabilities
            associated with holding the residual interest does not exceed the sum of the present value of

                        (1) any consideration given to the transferee to acquire
                  the interest,

                        (2) the expected future distributions on the interest,
                  and

                        (3) any anticipated tax savings associated with holding
                  the interest as the REMIC generates losses.

            For purposes of that calculation, the present value is calculated using a discount rate equal to the short-term federal rate and assumes that the transferee is subject to tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate; or

                  (b) The transfer is made to certain domestic taxable
            corporations with large amounts of gross and net assets if an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the safe harbor provisions. Eligibility for this safe harbor requires, among other things, that the transferor not know of any facts and circumstances that reasonably indicate that the taxes associated with the residual interest will not be paid. If the amount of consideration given to the transferee to acquire the residual interest is so low that under any set of reasonable assumptions a reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then the transferor will be deemed to know that the transferee cannot or will not pay those taxes.

      Ownership of Residual Certificates by Disqualified Organizations. The Code
contains sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization - other than a farmers' cooperative described in Section
521 of the Code - that is not subject to the tax on UBTI (and thus is would not owe any tax on the income from a residual interest that it owned), or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision of the United States if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit. The penalties are as follows:

      First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in REMICs of a series are not offered for sale to Disqualified Organizations.

      Second, the Code imposes a one-time tax on the transferor of a residual interest to a Disqualified Organization. The one-time tax equals the product of
(i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Where a transferee is acting as an agent for

                                       101

a Disqualified Organization, the transferee is subject to the one-time tax. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

      Third, the Code imposes an annual tax on any pass-through entity - i.e.,
RIC, REIT, common trust, partnership, trust, estate or cooperative described in
Code Section 1381 - that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in "street name" for a Disqualified
Organization is subject to the tax. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified
Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

      If an "electing large partnership" holds a residual interest, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

Special Considerations for Certain Types of Investors

      Dealers in Securities. Under Treasury regulations (the "Mark-to-Market
Regulations") relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any residual interest acquired on or after January 4, 1995.

      Tax-Exempt Entities. Any excess inclusion income with respect to a
Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as
UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See "Tax Treatment of
REMIC Residual Interests--Taxation of Residual Certificateholders" above.

      Individuals and Pass-Through Entities. A holder of a residual interest that is an individual, trust, or estate will be subject to the usual rules limiting certain miscellaneous itemized deductions, which may affect its ability to deduct its allocable share of the fees or expenses relating to servicing
REMIC assets, administering the REMIC, or paying guaranty fees (if any).

      That same limitation will apply to individuals, trusts, or estates that hold residual interests indirectly through a grantor trust, a partnership, an S corporation, a common trust, a REMIC, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i)
continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold residual interests through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a holder of a residual interest that is an individual, trust, or estate could be substantial.

      Employee Benefit Plans. See "--Tax-exempt Entities" above and "ERISA
Considerations."

                                       102

      REITs, RICs, and Others. If a holder of a residual interest is a REIT, and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their
REIT dividend income for purposes of (i) using current deductions or net operating loss carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders.
Moreover, because residual holders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a residual holder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See "--Foreign Residual
Certificateholders" below and "Tax Treatment of REMIC Residual
Interests--Taxation of Residual Certificateholders" above.

      A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes ("Qualifying REIT
Interest") to the same extent. If 95% or more of a REMIC's assets qualify as real estate assets for REIT purposes, 100% of that REMIC's regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT
Interest. Two or more REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a REMIC of a series will be real estate assets throughout the REMIC's life. The amount treated as a real estate asset in the case of a Residual
Certificate apparently is limited to the REIT's adjusted basis in the certificate.

      Significant uncertainty exists regarding the treatment of a Residual
Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a "security,"
but will not be considered a "government security" for purposes of Section
851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a "voting security" under that Code section. Finally, because the REMIC will be treated as the "issuer" of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

      Foreign Residual Certificateholders. Amounts paid to residual holders who are foreign persons are treated as interest for purposes of the 30% United
States withholding tax on payments to foreign persons. Under Treasury regulations, non-excess inclusion income received by a residual holders that is a foreign person generally qualifies as "portfolio interest" exempt from the 30%
withholding tax only to the extent that (i) the assets of the REMIC of a series are in, or considered to be in, registered form, (ii) the mortgage loans were originated after July 18, 1984 and (iii) the certificateholder meets the requirements listed under "--Taxation of Certain Foreign Holders of Debt
Instruments" above. Because mortgage loans generally are not themselves in
"registered form," amounts received by residual holders that are foreign persons may not qualify as "portfolio interest," although the issuance of the Residual
Certificates in registered form may be deemed to satisfy the registration requirement. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the residual interest is disposed of, under rules similar to those for withholding on debt instruments that have OID. However, the
Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax - i.e., where the Residual Certificates, as a class, do not have significant value. The portfolio interest exception is not available for excess inclusion income.

      A transfer of a residual interest that has "tax avoidance potential" will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate will be deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion income, the REMIC will distribute to the transferee an amount that will equal at least 30% of such amount, and that each such amount will be distributed no later than the close of the

                                       103

calendar year following the calendar year of accrual (the "30% Test"). A transferor of a residual interest to a foreign person will be presumed to have had a reasonable expectation that the 30% Test will be satisfied if that test would be satisfied for all mortgage asset prepayment rates between 50% and 200%
of the pricing prepayment assumption. See "--OID," above. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual
Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate.

      Thrift Institutions, Banks, and Certain Other Financial Institutions.
Generally, gain or loss arising from the sale or exchange of Residual
Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual
Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See "--Disposition of Residual
Certificates" below.

      Disposition of Residual Certificates. A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate.
Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

      Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests.
The regulations require inducement fees to be included in income over a period that reasonably reflects the after-tax costs and benefits of holding that non-economic residual interest. Under two safe harbor methods, inducement fees may be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or
(ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the
Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Inducement fees are treated as U.S. source income. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Treatment by the REMIC of OID, Market Discount and Amortizable Premium

      OID. Generally, the REMIC's deductions for OID expense on its REMIC regular interests will be determined in the same manner as for determining the
OID income of the holders of such certificates, as described in "--OID" above, without regard to the de minimis rule described in that section.

REMIC-Level Taxes

      Income from certain transactions by the REMIC called prohibited transactions, and the amount of any so-called prohibited contributions, will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. The applicable transaction documents will generally prohibit the
REMIC from entering into any prohibited transaction or prohibited contribution that would produce taxable income.

      To the extent that a REMIC derives certain types of income from foreclosure property - generally, income relating to dealer activities of the
REMIC, it will be taxed on such income at the highest corporate income tax rate.
It is not anticipated that any REMIC of a series will receive significant amounts of such

                                       104

income, although situations may occur in which it is more advantageous for the
Servicer to earn income subject to the tax on foreclosure property than to earn no income on such property.

      The burden of such taxes will generally be borne by any outstanding subordinated class of REMIC interests before it is borne by a more senior class of interests.

REMIC Qualification

      The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular interests and Residual Certificates will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the REMIC's assets and (ii) the nature of the securityholders' interests in the REMIC are met on a continuing basis.

      If a REMIC Pool fails to comply with one or more of the Code's ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests in that REMIC for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under subpart E, Part 1 of subchapter J of the
Code, or as a partnership, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, some or all of the REMIC regular interests may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in
"--Special Considerations for Certain Types of Investors--Disposition of
Residual Certificates" above. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for
REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. Disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied.

Grantor Trusts

      Treatment of the Trust for Federal Income Tax Purposes. With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the "Grantor Trust") will be classified as a fixed investment, or "grantor" trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

      The types of Grantor Trust Securities offered in a series may include:

      o     Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees ("IO
            Securities"),

      o     Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets ("PO
            Securities"),

      o     Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets ("Ratio Securities"), and

      o     Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets
            ("Pass-Through Securities").

The federal income tax treatment of Grantor Trust Securities other than
Pass-Through Securities (such securities, "Strip Securities") will be determined in part by Section 1286 of the Code. Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear,

                                       105

particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists regarding the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

      One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust
Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become
Realized Losses. Employee benefit plans subject to the Employee Retirement
Income Security Act of 1974, as amended ("ERISA") should consult their own tax advisors before purchasing any subordinated Grantor Trust Security. See "ERISA
Considerations" in this prospectus and in the accompanying prospectus supplement.

Treatment of Pass-Through Securities

      The holder of a Pass-Through Security generally will be treated as owning a pro rata undivided interest in each of the trust assets (excluding any assets identified as not being owned by such securityholders in a prospectus supplement). Accordingly, each holder of a Pass-Through Security will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a
Pass-Through Security directly or through a pass-through entity will be subject to the limitations on deduction of itemized deductions and other rules limiting deductions, as if it owned its share of the assets of the trust directly.

      The Code provisions concerning OID, market discount, and amortizable premium will apply to the trust assets. Although such rules in theory may be required to be applied on an asset-by-asset basis, for ease of administration the Tax Administrator will generally apply such rules on an aggregate pool basis. The rules regarding discount and premium, including the Prepayable
Obligation rules, that are applicable to loans held by a Grantor Trust generally are the same as those that apply to Debt Instruments. See "--OID," "--Market
Discount" and "--Amortizable Premium" above.

Treatment of Strip Securities

      Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Tax Counsel believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

      Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of "stripped coupons" with respect to the separated rights to interest payments and "stripped bonds" with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286 of the Code.
For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

      Each stripped bond or coupon generally will have OID equal to the excess of its stated redemption price at maturity - or, in the case of a stripped coupon, the amount payable on the due date of such

                                       106

coupon - over its issue price. Treasury regulations under Section 1286 of the
Code (the "Stripping Regulations"), however, provide that the OID on a stripped bond or stripped coupon is zero if the amount of the OID would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

      o     the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

      o     an approach which aggregates the payments to be made on the strip security may be applied, and

      o     unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated
            redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond's stated redemption price at maturity over its issue price is treated as market discount, rather than as OID. See
"--Determination of Income With Respect to Strip Securities" below.

      The application of Section 1286 of the Code to the Strip Securities is not
entirely clear under current law. That Section could be interpreted as causing any or all of the following:

      o     in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

      o     in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount - i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he or she had held an undivided interest in the trust assets - to be treated as a separate debt instrument, and

      o     in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

      In addition, Section 1286 of the Code requires the purchase price of a
Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip
Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security's purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

      For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under "--OID,"
"--Anti-Abuse Rule," "--Market Discount" and "--Amortizable Premium" above. PO
Securities, and certain classes of Ratio Securities, will be issued at

                                       107

a price that is less than their stated principal amount and thus generally will be issued with OID. A Strip Security that would meet the definition of an
Interest Weighted Certificate or a Weighted Average Certificate if it were a
REMIC regular interest is subject to the same tax accounting considerations applicable to the REMIC regular interest to which it corresponds. As described in "--OID--Interest Weighted Certificates and Non-VRDI Certificates" above, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular interest. See "--Interest
Weighted Certificates and Non-VRDI Certificates" above.

      If a PO Security or a Ratio Security that is not considered a Contingent
Payment Obligation (an "Ordinary Ratio Security") subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as OID. The holders of such securities generally will be required to include such OID in income as described in "--OID" above. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with OID if, after the most recent disposition of the related Grantor Trust Security, either (i) the amount of OID on the
Grantor Trust Security is considered to be de minimis under the Stripping
Regulations or (ii) the annual stated rate of interest payable on the Grantor
Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped.
The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in "--Market Discount"
above. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium
Securities in "--OID" above, holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in "--Amortizable Premium" above.

      In light of the application of Section 1286 of the Code, a beneficial owners of a Strip Security generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption.
The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Strip Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Strip Security generally will be different than that reported to holders and the IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

Purchase of Complementary Classes of Strip Securities

      Strip Securities of certain classes of the same series ("Complementary
Securities"), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets.
When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied.
Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations of Strip Securities

      The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the
IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the "Net Series Rate") is to be treated as being composed of two securities: (i) a

                                       108

Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (ii) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate.
Similarly, a Ratio Security whose interest rate is lower than the Net Series
Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS
could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for OID purposes. The IRS also might challenge the manner in which OID is calculated, contending that:

      o     the stated maturity should be used to calculate yield on the Grantor
            Trust Securities,

      o     the Contingent Payment Regulations should not apply to the IO
            Securities, or

      o     the Contingent Payment Regulations should apply to the Ordinary
            Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, your are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

      The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See
"--Tax Treatment of the Grantor Trust Security" above.

Sale of a Grantor Trust Security

      A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a
REMIC regular interest. See "--Gain or Loss on Disposition" above. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a "capital asset" within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the OID and market discount rules or if the securityholder is a financial institution described in Section 582 of the Code. See "--Gain or Loss on
Disposition" above.

Taxation of Certain Foreign Holders of Grantor Trust Securities

      Interest, including OID, paid on a Grantor Trust Security to a foreign person generally is treated as "portfolio interest" and, therefore, is not subject to any United States tax, provided that:

      o     such interest is not effectively connected with a trade or business in the United States of the securityholder,

      o     the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

      o     the foreign person is not a 10% shareholder within the meaning of
            Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

      o     the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

                                       109

      If the foregoing conditions are not met, interest - including OID - paid on a Grantor Trust Security may be subject to either a 30% withholding tax or
28% backup withholding (increasing to 31% after 2010).

      In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust
Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as "portfolio interest" and, therefore, is subject to United States withholding tax at a 30% rate - or lower treaty rate, if applicable. IO
Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a
Pass-Through Security is attributable to mortgage loans issued on or before July
18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18,
1984, interest generated by the security may be subject to the withholding tax.
See "--Grantor Trusts" above.

Backup Withholding of Grantor Trust Securities

      The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular interests. See "--Backup
Withholding" above.

Reporting and Tax Administration of Grantor Trust Securities

      For purposes of reporting and tax administration, the holders of Grantor
Trust Securities will be treated in the same fashion as the owners of the underlying trust assets.

      On January 24, 2006, the IRS published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust" under Treasury Regulations
Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.
The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to securityholders in accordance with these new regulations after December 31, 2007.

Taxation of Owners of Owner Trust Securities

      In the case of any Owner Trust Security offered pursuant to a prospectus supplement and issued by a non-REMIC trust that is not a fixed investment trust
(such trust or limited liability company an "Owner Trust," the Tax Counsel will render its opinion that (i) such security will be classified as debt for federal income tax purposes; (ii) such security will either classified as debt for federal income purposes or as an interest in a partnership not taxable as a corporation or (iii) such security will be taxable as an interest in a partnership not taxable as a corporation. Such opinion will be based on the assumption that the terms of the related documents will be complied with, and on counsel's conclusion that either the trust is not a publicly traded partnership or the nature of the income of the trust will be exempt it from the rule that certain publicly traded partnerships are taxable as corporations. Any such securities may be denominated either as debt or as equity under state law. The treatment of Owner Trust Securities classified as debt is set forth above. The following section summarizes federal income tax provisions that would generally apply to securities classified for tax purposes as partnership interests.

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Partnership Taxation

      A trust in which the related prospectus supplement specifies that an election will be made to treat the trust as a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, OID and bond premium) as described above under "--OID,"
"--Market Discount" and "--Amortizable Premium" above, and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest expense accruing on the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, unless otherwise specified in a prospectus supplement that the securityholders will be allocated taxable income of the Partnership Trust for each period of time specified in the related prospectus supplement ("Collection Period") equal to the sum of (i) the interest that accrues on the securities which represent interests in the Partnership
Trust ("Partnership Securities") in accordance with their terms for such
Collection Period, including interest accruing at the applicable pass-through rate for such Collection Period and interest on amounts previously due on the
Partnership Securities but not yet distributed; (ii) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to a securityholder for such Collection Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount.
All remaining taxable income of the Partnership Trust will be allocated to the holder of the residual Partnership Security. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership
Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

      Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity
(including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

      A share of expenses of the Partnership Trust (including fees of the Master
Servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "Federal Income Tax Consequences--Tax
Treatment of REMIC Regular Interests and Other Debt Instruments" above.
Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

Discount and Premium of Mortgage Loans

      Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with OID and, therefore, the Partnership Trust should not have OID income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--OID,"

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"--Market Discount" and "--Amortizable Premium" above. (As indicated above, the
Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

      If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated
above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

      Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the "old partnership") to a new
Partnership Trust (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

      Generally, capital gain or loss will be recognized on a sale of
Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust income
(includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership
Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the
Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such
Partnership Securities, and, upon sale or other disposition of some of the
Partnership Securities, allocate a portion of such aggregate tax basis to the
Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

      Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the
Partnership Trust will elect to include market discount in income as it accrues.

      If a securityholder is required to recognize an aggregate amount of income
(not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to the Partnership Securities, such excess will generally give rise to a capital loss upon the retirement of the Partnership
Securities.

Allocations Between Transferors and Transferees

      In general, the Partnership Trust's taxable income and losses will be determined each Collection Period and the tax items for a particular Collection
Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Collection Period. As a result, a holder purchasing Partnership
Securities may be allocated

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tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a Collection Period convention may not be permitted by existing regulations. If a Collection Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The holder of the residual Partnership Security will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

      In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder's interest in the security. To the extent that the amount of money distributed exceeds such securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

      In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust's assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section
754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

      The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the
Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

Administrative Matters

      The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership
Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership
Trust and will report each securityholder's allocable share of the items of
Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

      Under Section 6031 of the Code, any person that holds Partnership
Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a
United States Person, a tax-exempt entity or a foreign government, an

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international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership
Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

      The holder of the residual Partnership Security will be designated as the
TMP in the servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership
Trust. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership
Trust.

Tax Consequences to Foreign Securityholders of a Partnership Trust

      It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the
Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

      To the extent specified in the applicable prospectus supplement, (i) each foreign securityholder might be required to file an individual or corporate
United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust's income, (ii) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (iii) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered
"portfolio interest." As a result, a foreign securityholder may be subject to
United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

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Backup Withholding on Partnership Securities

      Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax not exceeding 31% if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                    STATE, FOREIGN AND LOCAL TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," you should consider the state, foreign and local income tax consequences of the acquisition, ownership, and disposition of the securities. State, foreign or local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, you are encouraged to consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

General

      A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act
of 1974, as amended ("ERISA"), should consider the fiduciary standards under
ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors:

      o     whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

      o     whether the investment satisfies the applicable diversification requirements;

      o     whether the investment is in accordance with the documents and instruments governing the plan; and

      o     whether the investment is prudent, considering the nature of the investment.

      In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and
"disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and Section 4975 of the Code imposes excise taxes upon such persons. We, Goldman, Sachs & Co., each Master Servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of our and their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the mortgage loans and not merely an interest in the securities, transactions occurring in the management of mortgage loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the trust fund, unless an administrative exemption applies.

ERISA Considerations Relating to Certificates

      Plan Assets. In DOL Regulation Section 2510.3-101 (the "Plan Asset
Regulations"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Plan Asset
Regulations provide that if a Plan makes an investment in an "equity interest"
in an entity, the assets of the entity will be considered the assets of such
Plan unless certain

                                       115

exceptions apply. We can give no assurance that the securities will qualify for any of the exceptions under the Plan Asset Regulation. As a result, the mortgage loans may be considered the assets of any Plan which acquires securities, unless some administrative exemption is available.

      Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor
has issued an administrative exemption, Prohibited Transaction Class Exemption
83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential or mixed use property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans.

      For the exemption to apply, PTCE 83-1 requires that:

      o     we and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1%
            of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

      o     the trustee may not be our affiliate; and

      o     the payments we make to and retain in connection with the trust fund, together with all funds inuring to our benefit for
            administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

      In addition, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which we, the special hazard insurer, the pool insurer, the
Master Servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE
83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

      In the case of any Plan with respect to which we are or the Master
Servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

      o     the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

      o     the Plan pays no more for the certificates than would be paid in an arm's length transaction;

      o     no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to us with regard to the sale, exchange or transfer of certificates to the Plan;

      o     the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

      o     at least 50% of the aggregate amount of certificates is acquired by persons independent of us, the trustee, the Master Servicer, and the special hazard insurer or pool insurer.

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      Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates", and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.
The Plan fiduciary also should consider its general fiduciary obligations under
ERISA in determining whether to purchase any certificates on behalf of a Plan.

Underwriter Exemption

      The DOL has granted to Goldman, Sachs & Co. an individual exemption,
Prohibited Transaction Exemption 89-88, which was amended pursuant to Prohibited
Transaction Exemption 2000-58 ("PTE 2000-58") and Prohibited Transaction
Exemption 2002-41 ("PTE 2002-41") (the "Exemption"), that is applicable to certificates that meet its requirements whenever Goldman, Sachs & Co. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent. The Exemption generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that the conditions set forth in the Exemption are satisfied. These transactions include the servicing, managing and operation of investment trusts holding fixed (generally non-revolving) pools of enumerated categories of assets which include: single and multifamily residential mortgage loans, home equity loans or receivables
(including cooperative housing loans) and guaranteed government mortgage pool certificates and the purchase, sale and holding of certificates which represent beneficial ownership interests in the assets of such trusts.

      General Conditions of Exemption. The Exemption sets forth general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the certificates to be eligible for exemptive relief thereunder:

      First, the acquisition of certificates by Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

      Second, the assets held by the trust fund must be fully secured (other than one- to four- family residential mortgage loans and home equity loans or receivables backing certain types of certificates, as described below).
(Mortgage loans, loans, obligations and receivables will be collectively referred to as "loans").

      Third, unless the certificates are issued in "designated transactions" (as described below) and are backed by fully-secured loans, they may not be subordinated.

      Fourth, the certificates at the time of acquisition by the Plan must generally be rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by Standard & Poor's
Ratings Services, a Division of The McGraw-Hill Companies, Inc., Moody's
Investors Services, Inc. or Fitch, Inc. (each, a "rating agency").

      Fifth, the trustee generally cannot be an affiliate of any other member, other than the underwriter, of the "Restricted Group," which consists of:

      o     any underwriter as defined in the Exemption;

      o     the trustee;

      o     us;

      o     the Master Servicer;

      o     each servicer;

      o     each insurer;

                                       117

      o     the counterparty of any "interest-rate swap" (as described below)
            held as an asset of the trust fund; and

      o     any obligor with respect to loans constituting more than 5% of the aggregate unamortized principal balance of the loans held in the trust fund as of the date of initial issuance of the certificates.

      Sixth, the sum of all payments made to, and retained by, such underwriters must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to, and retained by, us pursuant to the assignment of the loans to the related trust fund must represent not more than the fair market value of such loans; and the sum of all payments made to, and retained by, the Master Servicer and any other servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith.

      Seventh, the following seasoning requirements must be met:

      o     The investment pool must consist only of assets of the type enumerated in the Exemption and which have been included in other investment pools;

      o     Certificates evidencing interests in such other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest generic rating categories by one of the rating agencies for at least one year prior to a Plan's acquisition of certificates; and

      o     Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates.

      Finally, the investing Plan must be an accredited investor as defined in
Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. We assume that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the certificates. Any certificates representing a beneficial ownership interest in revolving credit line mortgage loans will not satisfy the general conditions of the Exemption.

      Recent Amendments to Exemption. PTE 2000-58 (the "Amendment") amended the
Exemption to make the acquisition of certificates by Plans in an initial offering or in a secondary market transaction, the holding or transfer of certificates and the servicing, management and operation of the trust fund and its assets eligible for exemptive relief to a broader range of certificates.
Prior to such amendment, the Exemption generally permitted Plans to purchase only unsubordinated certificates rated within the highest three generic rating categories backed by secured collateral. Such certificates had to be issued by a trust fund which was a grantor trust or a REMIC whose corpus could not include certain types of assets such as interest-rate swaps.

      Types of Trust Funds. The Amendment has expanded the types of permitted trust funds to include owner trusts, as well as grantor trusts and REMICs. Owner trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by our creditors in the event of bankruptcy or other insolvency and must provide certain legal opinions.

           Designated Transactions. In the case where the certificates are backed by trust fund assets which are residential, home equity or multifamily loans which are described and defined in the Exemption as designated transactions ("Designated Transactions"), the Amendment permits the certificates issued by the trust fund in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated. The assets will qualify for Designated Transaction treatment under the Exemption unless otherwise specified in the prospectus supplement. In addition, one subset of Designated Transactions, residential (one- to four- family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by certificates issued in such Designated Transactions are:

                                       118

      o     not subordinated to the rights and interests evidenced by securities of the same trust fund;

      o     such certificates acquired by the Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

      o     any loan included in the corpus or assets of the trust fund is secured by collateral whose fair market value on the closing date of the Designated Transactions is at least equal to 80% of the sum of:

                  (a) the outstanding principal balance due under the loan which is held by the trust fund and

                  (b) the outstanding principal balance(s) of any other loan(s)
            of higher priority (whether or not held by the trust fund) which are secured by the same collateral.

      Insurance Company General Accounts. In the event that certificates do not meet the requirements of the Exemption solely because they are subordinated certificates or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates pursuant to Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the
Exemption.

      Permitted Assets. The Amendment permits an interest-rate swap to be an asset of a trust fund which issues certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap (or if purchased by or on behalf of the trust fund) an interest-rate cap contract (collectively, a "Swap"
or "Swap Agreement") is a permitted trust fund asset if it:

      o     is an "eligible Swap";

      o     is with an "eligible counterparty;"

      o     is purchased by a "qualified plan investor;"

      o     meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent
            Swap;" and

      o     permits the trust fund to make termination payments to the Swap
            (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or us.

      The preamble to the Amendment specifies that it is not intended to limit transactions that were permissible before its publication. Consequently, certain other interest-rate cap contracts may be permissible under the Exemption.

      An "eligible Swap" is one that:

      o     is denominated in U.S. dollars;

      o     pursuant to which the trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index
            (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index
            (COFI)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate");

      o     has a notional amount that does not exceed either:

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                  (a) the principal balance of the class of certificates to
            which the Swap relates, or

                  (b) the portion of the principal balance of such class
            represented by obligations ("Allowable Notional Amount");

      o     is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between their products, calculated on a one-to-one ratio and not on a multiplier of such difference);

      o     does not incorporate any provision which could cause a unilateral alteration in any of the above four requirements; and

      o     has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of certificates are fully repaid.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the certificates, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the certificates; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

      A "qualified plan investor" is a Plan or Plans where the decision to buy such class of certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the certificates and such fiduciary is either:

      o     a "qualified professional asset manager" ("QPAM") under Prohibited
            Transaction Class Exemption 84-14 ("PTCE 84-14") (see below);

      o     an "in-house asset manager" under Prohibited Transaction Class
            Exemption 96-23 ("PTCE 96-23") (see below); or

      o     has total assets (both Plan and non-Plan) under management of at least $100 million at the time the certificates are acquired by the
            Plan.

      In "ratings dependent Swaps" (where the rating of a class of certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the related pooling and servicing agreement or other applicable Agreement:

      o     obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

      o     cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then-current rating by the rating agency of the particular class of certificates will not be withdrawn or reduced (and the terms of the
            Swap Agreement must specifically obligate the counterparty to perform these duties for any class of certificates with a term of more than one year).

      In the event that the servicer fails to meet these obligations, Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of certificates held by a Plan which involves such ratings dependent Swap.

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      "Non-ratings dependent Swaps" (those where the rating of the certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

      o     obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap
            Agreement (at which time the earlier Swap Agreement must terminate);

      o     cause the counterparty to post collateral with the trust fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

      o     terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or, if purchased by or on behalf of the trust fund, an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and
Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions:

      o     it is denominated in U.S. dollars;

      o     it pays an Allowable Interest Rate;

      o     it is not leveraged;

      o     it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

      o     it is entered into between the trust fund and an eligible
            counterparty; and

      o     it has an Allowable Notional Amount.

      Pre-Funding Accounts. The Exemption was amended by PTE 97-34 to extend exemptive relief to certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the certificates are transferred to the trust fund within a specified period following the closing date ("DOL
Pre-Funding Period") (see below) instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is effective provided that the following conditions are met:

      First, the ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered ("Pre-Funding Limit")
must not exceed twenty-five percent (25%).

      Second, all loans transferred after the closing date (referred to here as
"additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the trust fund, which terms and conditions have been approved by the rating agency.

      Third, the transfer of such additional loans to the trust fund during the
DOL Pre-Funding Period must not result in the certificates receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding
Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust fund.

      Fourth, solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the loans in the trust fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the loans which were transferred to the trust fund on the closing date.

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      Fifth, either:

      o     the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the us; or

      o     an independent accountant retained by us must provide us with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the prospectus, prospectus supplement, Private Placement Memorandum
            ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date.

      Sixth, the DOL Pre-Funding Period must end no later than three months or
90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

      Seventh, amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency and:

      o     are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States (provided that such obligations are backed by the full faith and credit of the
            United States); or

      o     have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency ("Acceptable
            Investments").

      Eighth, certain disclosure requirements must be met.

      Revolving Pool Features. The Exemption only covers certificates backed by
"fixed" pools of loans which require that all the loans must be transferred to the trust fund or identified at closing (or transferred within the DOL
Pre-Funding Period, if pre-funding meeting the conditions described above is used). Accordingly, certificates issued by trust funds which feature revolving pools of assets will not be eligible for a purchase by Plans. However, securities which are notes backed by revolving pools of assets may be eligible for purchase by Plans pursuant to certain other prohibited transaction exemptions. See discussion below in "--ERISA Considerations Relating to Notes."

      Limitations on Scope of the Exemption. If the general conditions of the
Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of the certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For those purposes, an
"Excluded Plan" is a Plan sponsored by any member of the Restricted Group.
Exemptive relief may also be provided for the acquisition, holding and disposition of certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the trust fund provided that:

      o     the Plan is not an Excluded Plan,

      o     each Plan's investment in each class of certificates does not exceed
            25% of the outstanding certificates in the class,

      o     after the Plan's acquisition of the certificates, no more than 25%
            of the assets over which the fiduciary has investment authority are invested in certificates of a trust containing assets which are sold or serviced by the same entity; and

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      o     in the case of initial issuance (but not secondary market
            transactions), at least 50% of each class of certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group.

ERISA Considerations Relating to Notes

      Under the Plan Asset Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the Plan Asset
Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

      The Amendment to the Exemption permits trust funds which are grantor trusts, owner trusts or REMICs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. However, the
Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded
Plans would also be applicable to the notes as described under "--Limitations on
Scope of the Exemption" above.

      In the event that the Exemption is not applicable to the notes, one or more other prohibited transaction exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to,
Prohibited Transaction Class Exemption 90-1 (regarding investments by insurance company pooled separate accounts), Prohibited Transaction Class Exemption 91-38
(regarding investments by bank collective investments funds), PTCE 84-14
(regarding transactions effected by "qualified professional asset managers"),
PTCE 95-60 (regarding investments by insurance company general accounts) and
PTCE 96-23 (regarding transactions effected by "in-house asset managers")
(collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

      EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED
SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE
EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF
A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD
BE SATISFIED.

      ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO
PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL

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WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE
CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

      A governmental plan as defined in ERISA is not subject to ERISA, or Code
Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of
ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                                LEGAL INVESTMENT

      The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered by it will constitute
"mortgage related securities" for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities that will qualify as "mortgage related securities" will be those that
(1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) represents ownership of, or is secured by, one or more promissory notes or certificate of interest or participation in such notes which notes: (a) are directly secured by first liens on real estate and (b) were originated by certain types of originators specified in SMMEA. Classes of securities that qualify as "mortgage related securities"
will be legal investments for those investors whose authorized investments are subject to state regulation, to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States constitute legal investments for them. Those investors are persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United
States or of any state (including the District of Columbia and Puerto Rico).
Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of those entities with respect to
"mortgage related securities," the securities will constitute legal investments for entities subject to the legislation only to the extent provided in it.
Approximately twenty-one states adopted limiting legislation before the October
4, 1991 deadline.

      Under SMMEA, a number of states enacted legislation, before October 4,
1991, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities"
secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community
Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, classes of securities satisfying the rating and qualified originator requirements for
"mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of securities.
Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the
Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part
1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain
"Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include

                                       124

certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors,"
no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities,"
other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex Credit Unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the
"OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

      All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any classes of securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                       125

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for them.

                             METHOD OF DISTRIBUTION

      We will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for such securities. If so specified in the related prospectus supplement, Goldman, Sachs
& Co., our affiliate, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to us. In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that we pay.

      Alternatively, the related prospectus supplement may specify that Goldman,
Sachs & Co. with other underwriters, if any, named in the prospectus supplement, each acting as agent (if so specified in the related prospectus supplement, on a best effort basis) or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If the underwriters act as agents in the sale of securities, the underwriters will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that the underwriters elect to purchase securities as principal, the underwriters may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between us and purchasers of securities of such series.

      The securities of any series may also be distributed by inclusion as underlying securities that back the securities of another issuing entity, whether such issuing entity is formed by us or otherwise.

      We will indemnify Goldman, Sachs & Co. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of
1933, or will contribute to payments Goldman, Sachs & Co. and any underwriters may be required to make in respect of such liabilities.

      In the ordinary course of business, we and Goldman, Sachs & Co. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of our mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.

      Goldman, Sachs & Co. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Goldman, Sachs & Co. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

      We anticipate that the securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                       126

                                  LEGAL MATTERS

      Cadwalader, Wickersham & Taft LLP, New York, New York, McKee Nelson LLP,
Washington D.C., Sidley Austin LLP, New York, New York, Thacher Proffitt & Wood
LLP, New York, New York or such other counsel to the depositor and the underwriters as may be identified in the related prospectus supplement, will pass upon the legality of the securities of each series, including certain federal income tax consequences with respect to such securities.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations before the issuance of the related series of securities.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATINGS

      It is a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that the nationally recognized statistical rating agency or agencies specified in the prospectus supplement shall have rated the securities in one of the four highest rating categories.

      Ratings on mortgage-backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of
Principal Prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped securities under certain scenarios might fail to recoup their underlying investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. You should evaluate each security rating independently of any other security rating.

                           REPORTS TO SECURITYHOLDERS

      The Master Servicer, the trustee or such other party that may be identified in the related prospectus supplement will prepare and forward to the securityholders of each series statements containing information with respect to principal and interest payments and the related issuing entity, as will be described in the related prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov"
under the name of the related issuing entity as an exhibit to such issuing entity's monthly distribution reports on Form 10-D for each series of securities for so long as the related issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each party to the servicing function for a series of securities will be required to furnish to the trustee, Master Servicer or us, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under
"Administration--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

                       WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus and the prospectus

                                       127

supplement relating to each series contain summaries of the material terms of the documents they refer to, but do not contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, we refer you to such registration statement. You can inspect and copy the registration statement and any other materials that we file with the
Securities and Exchange Commission, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments to these reports at the public reference facilities maintained by the Securities and Exchange Commission. The Securities and Exchange Commission's public reference facilities are located at its Public Reference Room, 100 F Street,
N.E., Washington, D.C. 20549. Information as to the operation of the public reference facility is available by calling the Securities and Exchange
Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, proxy and information statements and other information that we file electronically with the Securities and Exchange
Commission. The address of such Internet website is (http://www.sec.gov).

      This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates and notes referred to in this prospectus and any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer of securities to any person in any state or other jurisdiction in which such offer would be unlawful.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D,
10-K and 8-K will be made available on the applicable trustee's or other identified party's website.

                                       128

                                      INDEX

      Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

1996 Lender Liability Act...................................................83
1998 Policy Statement......................................................124
30% Test...................................................................103
Acceptable Investments.....................................................121
Accounts....................................................................34
accrual securities..........................................................36
additional loans...........................................................121
agency securities...........................................................14
Agreement...................................................................15
Allowable Interest Rate....................................................119
Allowable Notional Amount..................................................119
Amendment..................................................................117
Applicable Amount...........................................................86
Assessment of Compliance....................................................65
Assignment Program..........................................................48
Attestation Report..........................................................66
Available Funds.............................................................36
average interest rate......................................................121
Beneficial Owner............................................................41
capitalized interest accounts...............................................27
CERCLA......................................................................83
Clearstream.................................................................40
Code........................................................................85
Collection Period..........................................................110
combination.................................................................38
Commercial real estate loans................................................14
Complementary Securities...................................................108
Contingent Payment Obligations..............................................91
Contingent Payment Regulations..............................................91
Cooperative loans...........................................................14
current principal amount....................................................36
Current Recognition Election................................................91
Debt Instruments............................................................88
Debt Securities.............................................................86
Definitive Securities.......................................................42
Designated Transactions....................................................118
Direct Participants.........................................................40
Disqualified Organization..................................................101
disqualified persons.......................................................115
DOL Pre-Funding Period.....................................................121
DTC.........................................................................40
DTCC........................................................................41
eligible counterparty......................................................119
eligible Swap..............................................................119
eligible yield supplement agreement........................................120
ERISA.............................................................38, 105, 114
Euroclear...................................................................40
Euroclear Operator..........................................................43
excess inclusion income.....................................................98
exchangeable securities.....................................................38
Excluded Plan..............................................................122
Exemption..................................................................116
EYS Agreement..............................................................120
Fannie Mae..................................................................21
FHA.....................................................................15, 48
FHA Debenture Rate..........................................................49
FHA Loans...................................................................19
Financial Intermediary......................................................41
foreign person..............................................................96
foreign person certification................................................96
Freddie Mac.................................................................22
FTC.........................................................................80
Garn-St. Germain Act........................................................80
GNMA........................................................................19
GNMA I Certificate..........................................................20
GNMA II Certificate.........................................................20
Grantor Trust..............................................................104
Grantor Trust Securities....................................................86
Housing Act.................................................................19
HUD.........................................................................48
Indirect Participant........................................................41
Insurance Proceeds..........................................................59
Interest Weighted Certificate...............................................90
Investor-Based Exemptions..................................................123
IO Securities..............................................................105
IRS.........................................................................86
lenders.....................................................................15
Liquidation Expenses........................................................59
Liquidation Proceeds........................................................59
loans......................................................................116
Loan-to-Value Ratio.........................................................17
Loss Amount.................................................................51
manufactured home...........................................................18
Manufactured housing contracts..............................................14
Mark-to-Market Regulations.................................................101
Master Servicer.............................................................17
MERS........................................................................56
Mortgage....................................................................56
mortgage loans..............................................................14
mortgage pool.........................................................115, 116
mortgage pool pass-through certificate.....................................115 mortgage pool pass-through certificates....................................116 multifamily loans...........................................................14
Multiple Rate VRDI..........................................................90
National Housing Act........................................................48
NCUA.......................................................................124

                                      129

Net Series Rate............................................................108
new partnership............................................................111
nonqualified intermediary..................................................A-1
Non-ratings dependent Swaps................................................120
non-U.S. holder............................................................A-1
OCC........................................................................124
Offering Documents.........................................................121
OID.........................................................................85
OID Regulations.............................................................88
old partnership............................................................111
Ordinary Ratio Security....................................................107
OTS........................................................................124
outside reserve fund........................................................87
Owner Trust................................................................110
Owner Trust Securities......................................................86
parties in interest........................................................115
Partnership Securities.....................................................110
Pass-Through Securities....................................................105
Permitted Investments.......................................................53
Plan.......................................................................114
Plan Asset Regulations.....................................................115
PMBS........................................................................24
PMBS pooling and servicing agreement........................................24
PMBS servicer...............................................................24
PMBS trustee................................................................24
PO Securities..............................................................105
pre-funding accounts........................................................26
Pre-Funding Limit..........................................................121
Prepayable Obligations......................................................88
Prepayment Assumption.......................................................88
primary insurance policy....................................................15 primary insurer.............................................................63
Principal Prepayments.......................................................36
privately issued mortgage-backed securities.................................14
Protected Account...........................................................58
PTCE 83-1..................................................................115
PTCE 84-14.................................................................119
PTCE 95-60.................................................................118
PTCE 96-23.................................................................119
PTE 2000-58................................................................116
PTE 2002-41................................................................116
QPAM.......................................................................119
QSI.........................................................................88
qualified intermediary.....................................................A-1
qualified plan investor....................................................119
Qualifying REIT Interest...................................................102
rating agency..............................................................117
ratings dependent Swaps....................................................119
Ratio Securities...........................................................105
RCRA........................................................................84
Refinance Loan..............................................................17
REITs.......................................................................85
related.....................................................................38
Relief Act..................................................................82
REMIC Residual Certificates.................................................86
REMICs......................................................................35
Responsible Party...........................................................32
Restricted Group...........................................................117
Retained Interest...........................................................34
revolving credit line mortgage loans........................................14
RHS.....................................................................15, 51
RHS Loans...................................................................19
RICs........................................................................85
Rules.......................................................................42
Securities Account..........................................................59
Securityholder..............................................................41
single family loans.........................................................14
Single Rate VRDI............................................................90
single-class REMICs.........................................................87
SMMEA......................................................................123
Strip Securities...........................................................105
Stripping Regulations......................................................106
Swap.......................................................................118
Swap Agreement.............................................................118
Tax Administrator...........................................................87
Tax Counsel.................................................................86
TIN.........................................................................97
TMP.........................................................................98
U.S. Government Securities..................................................26
U.S. person................................................................A-1
U.S. withholding agent.....................................................A-1
UBTI........................................................................98
UCC.........................................................................73
United States Housing Act...................................................48
USDA........................................................................51
VA......................................................................15, 50
VA Entitlement Percentage...................................................50
VA Loans....................................................................19
VRDI........................................................................90
WAM.........................................................................88
Weighted Average Certificates...............................................91

                                      130

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus.  We have not authorized anyone to give you different information.  We do not claim the accuracy of the information in this prospectus supplement or the prospectus as of any date other than the date stated on the cover page.  We are not offering the securities in any state or other jurisdiction where it is not permitted.
______________

GSAA Home Equity Trust 2007-7
Issuing Entity

GS Mortgage Securities Corp.
Depositor

Goldman Sachs Mortgage Company
Sponsor

Wells Fargo Bank, National Association
Master Servicer and Securities Administrator

Wells Fargo Bank, National Association
GreenPoint Mortgage Funding, Inc.
Avelo Mortgage, L.L.C.
Servicers
______________

Dealer Prospectus Delivery Obligation. Until September [•], 2007 (90 days after the date of this prospectus supplement), all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriter and with respect to unsold allotments or subscriptions.

$480,217,300
(Approximate)(1)
GSAA Home Equity Trust 2007-7

$160,730,000 Class 1A1
Variable Rate Certificates

$63,151,000 Class 1A2
Variable Rate Certificates

$110,294,000 Class 2A1
Variable Rate Certificates

$72,031,000 Class A4
Variable Rate Certificates

$45,135,000 Class A5
Variable Rate Certificates

$8,978,000 Class M1
Variable Rate Certificates

$4,611,000 Class M2
Variable Rate Certificates

$3,154,000 Class M3
Variable Rate Certificates

$3,155,000 Class M4
Variable Rate Certificates

$1,941,000 Class M5
Variable Rate Certificates

$1,699,000 Class M6
Variable Rate Certificates

$2,426,000 Class B1
Variable Rate Certificates

$2,912,000 Class B2
Variable Rate Certificates

$100 Class R
Residual Certificates

$100 Class RC
Residual Certificates

$100 Class RX
Residual Certificates
______________
PROSPECTUS SUPPLEMENT
______________
Goldman, Sachs & Co.

__________________
1)	Subject to a variance of +/-5%.